                                                             [MASTR LOGO]

PROSPECTUS SUPPLEMENT DATED JUNE 29, 2004
(TO PROSPECTUS DATED MAY 26, 2004)

                                  $801,333,018
                                 (APPROXIMATE)

                    MASTR ASSET SECURITIZATION TRUST 2004-6
                                    (ISSUER)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                  (DEPOSITOR)

                        UBS REAL ESTATE SECURITIES INC.
                                  (TRANSFEROR)

                             WELLS FARGO BANK, N.A.
                   (MASTER SERVICER AND TRUST ADMINISTRATOR)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-6


    The MASTR Asset Securitization Trust 2004-6 is issuing seven groups of certificates consisting in the aggregate of forty-one classes, but is offering only thirty-one classes through this prospectus supplement.

    The trust will consist primarily of seven asset groups, six of which are pools of closed-end, fixed-rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties and the other of which consists partially of a pool of closed-end, fixed rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties and partially of a portion of a class of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of closed-end, fixed-rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties.

    Credit enhancement for the certificates will be provided by the subordination of certain classes of certificates in respect of the right to receive interest and principal.

--------------------------------------------------------------------------------

  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 IN THE PROSPECTUS.

  The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

  You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

--------------------------------------------------------------------------------

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    UBS Securities LLC will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. and expects to deliver the offered certificates (other than the Class A-LR and Class A-UR certificates) in book-entry form through the facilities of The Depository Trust Company to purchasers on or about June 29, 2004.

    The proceeds to depositor from the offered certificates are expected to be approximately $783,686,161, plus accrued interest and before deducting expenses, estimated at $773,232. See 'Underwriting' in this prospectus supplement. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

                         [UBS INVESTMENT BANK LOGO]

                                TABLE OF CONTENTS

SUMMARY .....................................................................S-7
   Relevant Parties .........................................................S-7
   Relevant Dates ...........................................................S-8
RISK FACTORS ...............................................................S-22
   Certificates May Not Be Appropriate for Individual Investors ............S-22
   Delays In Payments On The Underlying Certificates May Cause Delays
      In Payments To Holders of Group 2 Certificates .......................S-23
   Credit Enhancement May Not Be Adequate ..................................S-23
   Group B Subordinate Certificates Provide Subordination for all of the
      Senior Certificates other than the Group 1 Senior Certificates .......S-25
   Inadequacy of Value of Properties Could Affect Severity of Losses .......S-26
   There Are Risks Involving Unpredictability of Prepayments and the
      Effect of Prepayments on Yields ......................................S-26
   Bankruptcy of Borrowers May Adversely Affect Distributions on
      Certificates .........................................................S-28
   The Transferor May Not Be Able to Repurchase or Replace Defective
      Loans or Defective Underlying Loans ..................................S-28
   There Are Risks in Holding Subordinate Certificates .....................S-29
   Geographic Concentration Could Increase Losses on the Loans and
      Underlying Loans .....................................................S-30
   Failure of Master Servicer or Servicers to Perform May Adversely
      Affect Distributions on Certificates; Potential Conflict
      of Interest ..........................................................S-30
   Limited Liquidity May Adversely Affect Market Value of
      Certificates .........................................................S-30
   Rights of Beneficial Owners May Be Limited by Book-Entry System .........S-31
   Risks Related to the Residual Certificates ..............................S-31
   Recent Developments May Increase the Risk of Loss on the Loans and
      Underlying Loans .....................................................S-32
FORWARD-LOOKING STATEMENTS .................................................S-33
DEFINED TERMS ..............................................................S-33
DESCRIPTION OF THE MORTGAGE ASSETS .........................................S-34
   The Underlying Certificates .............................................S-34
   The Loans ...............................................................S-35
UNDERWRITING STANDARDS .....................................................S-37
   General .................................................................S-37
   ABN AMRO Mortgage Group, Inc. ...........................................S-39
   Washington Mutual Sellers ...............................................S-41
THE MASTER SERVICER AND THE SERVICERS ......................................S-42
   General .................................................................S-42
   The Master Servicer .....................................................S-43
   The Servicers ...........................................................S-43
DESCRIPTION OF THE OFFERED CERTIFICATES ....................................S-53
   General .................................................................S-53
   Book-Entry Certificates .................................................S-53
   Physical Certificates ...................................................S-56
   Allocation of Available Funds ...........................................S-57
   Interest ................................................................S-63
   Principal ...............................................................S-65
   Allocation of Losses ....................................................S-67
   Subordination ...........................................................S-70
   Restrictions on Transfer of the Residual Certificates ...................S-74
   Reports to Certificateholders ...........................................S-76
PREPAYMENT AND YIELD
   CONSIDERATIONS ..........................................................S-78
   General .................................................................S-78
   Prepayments and Defaults ................................................S-78
   The Lockout Certificates ................................................S-82
   The Offered Group B Subordinate Certificates ............................S-82
   Modeling Assumptions ....................................................S-84
ASSUMED ASSET GROUP LOAN CHARACTERISTICS ...................................S-85
ASSUMED UNDERLYING LOAN CHARACTERISTICS ....................................S-86
   Sensitivity of the Principal Only Certificates ..........................S-86

   Sensitivity of the Interest Only Certificates ...........................S-88
   Weighted Average Lives of the Offered Certificates ......................S-90
   Yield on the Residual Certificates ......................................S-99
THE POOLING AND SERVICING AGREEMENT ........................................S-99
   General .................................................................S-99
   Assignment of the Mortgage Assets ......................................S-100
   Collection and Other Servicing Procedures ..............................S-103
   Hazard Insurance .......................................................S-104
   Realization Upon Defaulted Loans .......................................S-105
   Servicing and Master Servicing Compensation and Payment of Expenses ....S-106
   Protected Accounts .....................................................S-106
   Collection Account and Distribution Account ............................S-106
   Certain Matters Regarding the Master Servicer ..........................S-108
   Events of Servicing Termination ........................................S-109
   Advances ...............................................................S-111
   Termination ............................................................S-111
   Voting Rights ..........................................................S-112
   Amendment ..............................................................S-113
   The Trustee ............................................................S-114
   The Trust Administrator ................................................S-114
FEDERAL INCOME TAX CONSEQUENCES ...........................................S-115
   General ................................................................S-115
   Regular Certificates ...................................................S-115
   Residual Certificates ..................................................S-116
   REMIC Taxes and Reporting ..............................................S-117
STATE TAXES ...............................................................S-118
ERISA CONSIDERATIONS ......................................................S-118
LEGAL INVESTMENT ..........................................................S-120
USE OF PROCEEDS ...........................................................S-121
UNDERWRITING ..............................................................S-121
RATINGS ...................................................................S-121
LEGAL MATTERS .............................................................S-122
GLOSSARY OF TERMS .........................................................S-123
ANNEX A: MORTGAGE LOAN STATISTICAL INFORMATION ..............................A-1
ANNEX B: UNDERLYING MORTGAGE LOAN STATISTICAL INFORMATION ...................B-1
ANNEX C: MASTR 2003-8 PROSPECTUS SUPPLEMENT .................................C-1

                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

     Information about the offered certificates is provided in two separate documents that progressively include more detail:

     o the accompanying prospectus, dated May 26, 2004, provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     This prospectus supplement supersedes the prospectus supplement dated June 28, 2004 relating to the offered certificates.

     Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

     If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

     Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the cut-off date except where otherwise noted. All statistical data with respect to the underlying certificates are approximate, and are based on the principal balance of the underlying certificates as of the reference date except where otherwise noted. All statistical data with respect to the underlying loans are approximate, and are based on the scheduled principal balances of those underlying loans as of the cut-off date, with respect to this prospectus supplement (other than Annex C), and as of the date specified in the underlying prospectus supplement, with respect to Annex C of this prospectus supplement.

                         THE SERIES 2004-6 CERTIFICATES

                                                                                                           Initial Rating
                         Initial Principal                                                                   of Offered
                             Balance or      Initial Pass                                                 Certificates (2)
                              Notional          Through                                     Interest      ----------------
         Class               Amount (1)          Rate             Principal Types             Types          Fitch   S&P
--------------------------------------------------------------------------------------------------------------------------
 Offered Certificates
Class 1-A-1 ..........     $ 71,672,000            (3)        Senior, Sequential Pay      Variable Rate       AAA    AAA
Class 2-A-1 ..........     $ 56,160,000         5.125%            Super Senior,            Fixed Rate         AAA    AAA
                                                                  Sequential Pay
Class 2-A-2 ..........     $  8,424,000            (4)        Senior, Sequential Pay      Variable Rate       AAA    AAA
Class 2-A-3 ..........               (5)           (6)       Senior, Notional Amount     Variable Rate,       AAA    AAA
                                                                                          Interest Only
Class 2-A-4 ..........     $ 25,000,000         5.500%        Senior, Sequential Pay       Fixed Rate         AAA    AAA
Class 2-A-5 ..........     $ 21,340,000         5.750%            Super Senior,            Fixed Rate         AAA    AAA
                                                                  Sequential Pay
Class 2-A-6 ..........     $ 35,000,000         5.500%        Senior, Sequential Pay       Fixed Rate         AAA    AAA
Class 2-A-7 ..........     $  4,755,000         6.000%        Senior, Sequential Pay       Fixed Rate         AAA    AAA
Class 2-A-8 ..........     $  3,042,074         6.000%        Senior, Sequential Pay       Fixed Rate         AAA    AAA
Class 2-A-9 ..........     $  5,195,000         5.250%      Senior, Accretion Directed     Fixed Rate         AAA    AAA
Class 2-A-10 .........     $  4,739,000         5.250%      Senior, Accretion Directed     Fixed Rate         AAA    AAA
Class 2-A-11 .........     $  5,660,149         5.250%             Super Senior,           Fixed Rate,        AAA    AAA
                                                                  Sequential Pay             Accrual
Class 2-A-12 .........     $ 17,146,000         5.500%         Super Senior, Lockout       Fixed Rate         AAA    AAA
Class 2-A-13 .........     $  1,000,000         5.500%        Senior Support, Lockout      Fixed Rate         AAA    AAA
Class 2-A-14 (7) .....     $  1,160,000         5.500%       Senior Support, Lockout,      Fixed Rate         AAA    AAA
                                                                     Component
Class 2-A-15 .........     $    970,000            (8)        Senior, Sequential Pay     Principal Only       AAA    AAA
Class 3-A-1 ..........     $ 70,000,000         5.250%         Senior, Pass-Through        Fixed Rate         AAA    AAA
Class 4-A-1 ..........     $103,098,000         5.000%         Senior, Pass-Through        Fixed Rate         AAA    AAA
Class 5-A-1 ..........     $145,350,000         5.000%         Senior, Pass-Through        Fixed Rate         AAA    AAA
Class 5-A-2 ..........     $  7,650,000            (8)         Senior, Pass-Through      Principal Only       AAA    AAA
Class 6-A-1 ..........     $ 56,000,000         4.500%         Senior, Pass-Through        Fixed Rate         AAA    AAA
Class 7-A-1 ..........     $140,000,000         5.250%         Senior, Pass-Through        Fixed Rate         AAA    AAA
Class 15-PO ..........     $  4,485,902            (8)          Senior, Ratio Strip      Principal Only       AAA    AAA
Class 30-PO ..........     $  4,244,792            (8)          Senior, Ratio Strip      Principal Only       AAA    AAA
Class 15-A-X .........               (9)        5.000%        Senior, Notional Amount      Fixed Rate,        AAA    AAA
                                                                                          Interest Only
Class 30-A-X .........              (10)        5.500%        Senior, Notional Amount      Fixed Rate,        AAA    AAA
                                                                                          Interest Only
Class A-LR ...........     $         50         5.250%           Senior, Residual          Fixed Rate         AAA    AAA
Class A-UR ...........     $         50         5.250%           Senior, Residual          Fixed Rate         AAA    AAA
Class B-1 ............     $  5,736,000           (11)              Subordinate           Variable Rate        AA     AA
Class B-2 ............     $  2,549,000           (11)              Subordinate           Variable Rate        NR     A
Class B-3 ............     $    956,000           (11)              Subordinate           Variable Rate       BBB    BBB
  Non-Offered
     Certificates
Class 1-A-2 ..........     $ 34,269,000            (3)        Senior, Sequential Pay      Variable Rate       AAA    AAA
Class 1-B-1 ..........     $  1,638,000            (3)              Subordinate           Variable Rate        NR     AA
Class 1-B-2 ..........     $    655,000            (3)              Subordinate           Variable Rate        NR     A
Class 1-B-3 ..........     $    328,000            (3)              Subordinate           Variable Rate       BBB    BBB
Class 1-B-4 ..........     $    327,000            (3)              Subordinate           Variable Rate        NR     BB
Class 1-B-5 ..........     $    164,000            (3)              Subordinate           Variable Rate        NR     B
Class 1-B-6 ..........     $    164,571            (3)              Subordinate           Variable Rate        NR     NR

Class B-4 ............     $    956,000           (11)              Subordinate           Variable Rate        NR     BB
Class B-5 ............     $    637,000           (11)              Subordinate           Variable Rate        NR     B
Class B-6 ............     $    637,752           (11)              Subordinate           Variable Rate        NR     NR
      Components
Component 2-A-14-1 ...     $    675,000         5.500%        Senior Support, Lockout      Fixed Rate         N/A    N/A
Component 2-A-14-2 ...     $    100,000         5.500%        Senior Support, Lockout      Fixed Rate         N/A    N/A
Component 2-A-14-3 ...     $    385,000         5.500%        Senior Support, Lockout      Fixed Rate         N/A    N/A

----------
     (1) Approximate, subject to adjustment as described in this prospectus supplement.

     (2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

     (3) Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 certificates at a per annum rate equal to the excess of (x) the weighted average of the mortgage rates on the loans in the first asset group as of the first day of the month immediately prior to the month in which the relevant distribution date occurs (after taking into account scheduled payments of principal on that date) over (y) the sum of the weighted average servicing fee rate and the master servicing fee rate, if applicable, as of such date on the loans in the first asset group, and 0.01% per annum, subject to adjustment for prepayments in full received and distributed prior to that distribution date. The per annum pass-through rate on the Class 1-A-1, Class 1-A-2, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 certificates for the first interest accrual period is expected to be approximately 5.260%.

     (4) Interest will accrue on the Class 2-A-2 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.400%, subject to a maximum rate of 8.000% per annum and a minimum rate of 0.400% per annum. The per annum pass-through rate on the Class 2-A-2 certificates for the first interest accrual period is expected to be approximately 1.680%.

     (5) The Class 2-A-3 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-3 notional amount (initially approximately $8,424,000) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

     (6) Interest will accrue on the Class 2-A-3 certificates at a per annum rate equal to (i) 7.600% minus (ii) LIBOR, subject to a maximum rate of 7.600% per annum and a minimum rate of 0.000% per annum. The per annum pass-through rate on the Class 2-A-3 certificates for the first interest accrual period is expected to be approximately 6.320%.

     (7) The Class 2-A-14 certificates will be deemed for purposes of the distribution of interest and principal to consist of three components as described in the table. The components are not severable.

     (8) The Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

     (9) The Class 15-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 15-A-X notional amount (initially approximately $1,655,023) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

     (10) The Class 30-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 30-A-X notional amount (initially approximately $1,547,257) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

     (11) Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates at a per annum rate equal to the weighted average of 5.500% for the second asset group, 5.250% for the third asset group, 5.000% for the fourth asset group, 4.750% for the fifth asset group, 4.500% for the sixth asset group and 5.250% for the seventh asset group, weighted on the basis of the portion of the aggregate principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates attributable to each such asset group. The per annum pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates for the first interest accrual period will be approximately 5.061%.

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

Issuer.............................   MASTR Asset Securitization Trust 2004-6.
                                      The trust will be established under a
                                      pooling and servicing agreement among
                                      Mortgage Asset Securitization
                                      Transactions, Inc., as depositor, UBS Real
                                      Estate Securities Inc., as transferor,
                                      Wells Fargo Bank, N.A., as master
                                      servicer, trust administrator and a
                                      custodian, U.S. Bank National Association,
                                      as a custodian, and Wachovia Bank,
                                      National Association, as trustee.

Depositor..........................   Mortgage Asset Securitization
                                      Transactions, Inc., a Delaware
                                      corporation. The depositor's address is
                                      1285 Avenue of the Americas, New York, New
                                      York 10019, telephone number (212)
                                      713-2000. See "The Depositor" in the
                                      accompanying prospectus.

Master Servicer....................   Wells Fargo Bank, N.A., a national banking
                                      association. The master servicer maintains
                                      an office at 9062 Old Annapolis Road,
                                      Columbia, Maryland 21045. See "The Master
                                      Servicer and the Servicers--The Master
                                      Servicer" in this prospectus supplement.

                                      Pursuant to the pooling and servicing
                                      agreement, the master servicer will be
                                      required to monitor the performance of the servicers. See "The Pooling and Servicing
                                      Agreement" in this prospectus supplement.

Servicers..........................   ABN AMRO Mortgage Group, Inc., Cendant
                                      Mortgage Corporation, Chase Manhattan
                                      Mortgage Corporation, CitiMortgage, Inc.,
                                      Countrywide Home Loans Servicing LP, CUNA
                                      Mutual Mortgage Corp., Downey Savings and
                                      Loan Association, F.A., Fifth Third
                                      Mortgage Company, GMAC Mortgage
                                      Corporation, Mid America Bank, National
                                      City Mortgage Co., Nexstar Financial
                                      Corporation, Provident Funding Associates,
                                      L.P., SunTrust Mortgage, Inc., Washington
                                      Mutual Mortgage Securities Corp.,
                                      Washington Mutual Bank, FA and Wells Fargo
                                      Bank, N.A. will initially be the primary
                                      servicers of the loans. See "The Master

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      Servicer and the Servicers--The Servicers" in this prospectus supplement.

                                      Pursuant to each of the underlying
                                      servicing agreements, each servicer will be required to:

                                           o    perform customary servicing
                                                functions with respect to the
                                                loans;

                                           o    provide certain reports to the
                                                master servicer; and

                                           o    make certain advances.

Transferor.........................   UBS Real Estate Securities Inc. The
                                      transferor's address is 1285 Avenue of the
                                      Americas, New York, New York 10019,
                                      telephone number (212) 713-2000.

Loan Sellers.......................   ABN AMRO Mortgage Group, Inc., Cendant
                                      Mortgage Corporation, Chase Manhattan
                                      Mortgage Corporation, National City
                                      Mortgage Co., Provident Funding
                                      Associates, L.P., Washington Mutual Bank,
                                      FA, and the UBS Conduit, and certain other
                                      loan sellers, each of which represents
                                      less than 5% of the cut-off date principal
                                      balance of the loans. See "Underwriting
                                      Standards" in this prospectus supplement.

Trust Administrator................   Wells Fargo Bank, N.A. See "The Pooling
                                      and Servicing Agreement--The Trust
                                      Administrator" in this prospectus
                                      supplement.

Trustee............................   Wachovia Bank, National Association, a
                                      national banking association. The
                                      trustee's address is 401 South Tryon
                                      Street, 12th Floor, NC 1179, Charlotte,
                                      North Carolina 28288-1179. See "The
                                      Pooling and Servicing Agreement--The
                                      Trustee" in this prospectus supplement.

Custodians.........................   Wells Fargo Bank, N.A. and U.S. Bank
                                      National Association, a national banking
                                      association. U.S. Bank National
                                      Association's address is 60 Livingston
                                      Avenue, St. Paul, Minnesota 55107.

Relevant Dates

Cut-off Date.......................   In the case of the loans and the
                                      underlying loans, June 1, 2004, except
                                      with respect to 2.60%, 0.89%, 0.37% and
                                      0.65% of the group 2 loans, group 3 loans,
                                      group 5 loans and group 7 loans,
                                      respectively, July 1, 2004.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reference Date.....................   In the case of the underlying
                                      certificates, June 25, 2004.

Closing Date.......................   On or about June 29, 2004.

Distribution Date..................   With respect to the group 2 certificates
                                      and any month, the business day
                                      immediately following the underlying
                                      distribution date in that month for the
                                      underlying certificates, beginning in July
                                      2004. The distribution date for the
                                      underlying certificates is the 25th day of
                                      each month or, if that day is not a
                                      business day, the next business day.

                                      With respect to the certificates (other
                                      than the group 2 certificates) and any
                                      month, the 25th day of that month or, if that day is not a business day, the next business day, beginning in July 2004.

Servicer Remittance Date...........   For each servicer the 18th day (or, in the
                                      case of Washington Mutual Mortgage
                                      Securities Corp., the 24th day) of each
                                      month (or, if that day is not a business
                                      day, either the immediately preceding
                                      business day, or the immediately following
                                      business day, as the case may be).

Interest Accrual Period............   For each class of certificates entitled to
                                      interest (other than the Class 2-A-2 and
                                      Class 2-A-3 certificates), the calendar
                                      month immediately prior to the month in
                                      which the relevant distribution date
                                      occurs. With respect to any distribution
                                      date and the Class 2-A-2 and Class 2-A-3
                                      certificates, the period from and
                                      including the 25th day of the month
                                      preceding the month in which the relevant
                                      distribution date occurs to and including
                                      the 24th day of the month in which that
                                      distribution date occurs.

Offered Certificates...............   We are offering the classes of
                                      certificates listed in the table beginning
                                      on page S-5 under the heading "Offered
                                      Certificates" in this prospectus
                                      supplement. The Class 1-A-2, Class 1-B-1,
                                      Class 1-B-2, Class 1-B-3, Class 1-B-4,
                                      Class 1-B-5, Class 1-B-6, Class B-4, Class
                                      B-5 and Class B-6 certificates are not
                                      being offered through this prospectus
                                      supplement and the accompanying
                                      prospectus.

Interest Distributions.............   The offered certificates, other than the
                                      Class 2-A-15, Class 5-A-2, Class 15-PO and
                                      Class 30-PO certificates, will bear
                                      interest at the rates per annum set forth
                                      in the table beginning on page S-5 of this
                                      prospectus supplement.

                                      The actual amount of interest you receive on your certificates on each distribution date will depend on:

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                                      S-9




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
                                           o    the amount of interest accrued
                                                on your certificates;

                                           o    the total amount of funds
                                                available for distribution; and

                                           o    the amount of any accrued
                                                interest not paid on your
                                                certificates on earlier
                                                distribution dates.

                                      Interest on the certificates accrues on
                                      the basis of a 360-day year consisting of twelve 30-day months.

                                      On any distribution date, the Class 2-A-11 certificates will not receive interest distributions unless either (a) the respective principal balances of the Class
                                      2-A-9 and Class 2-A-10 certificates have been reduced to zero or (b) the aggregate principal balance of the Class B-1, Class
                                      B-2, Class B-3, Class B-4, Class B-5 and
                                      Class B-6 certificates has been reduced to zero. On any distribution date, if neither of such events has occurred, the amount of interest that would otherwise be distributable on the Class 2-A-11 certificates will be added to the principal balance of the Class 2-A-11 certificates and will be distributed as principal as specified under "Description of the Offered Certificates--Principal" in this prospectus supplement.

                                      The Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

                                      See "Description of the Offered
                                      Certificates" in this prospectus
                                      supplement.

Principal Distributions............   On each distribution date, one or more
                                      classes of the offered certificates will
                                      be entitled to distributions of principal.
                                      The Class 2-A-3, Class 15-A-X and Class
                                      30-A-X certificates are interest only
                                      certificates and are not entitled to
                                      distributions of principal. See
                                      "Description of the Offered
                                      Certificates--Principal" in this
                                      prospectus supplement for a detailed
                                      discussion of the amount and timing of
                                      principal distributions.

Related Asset Groups...............   The certificates with a "1-A" prefix are
                                      designated as the group 1 senior
                                      certificates and the certificates with a
                                      "1-B" prefix are designated as the group 1
                                      subordinate certificates. The group 1
                                      senior certificates and the group 1
                                      subordinate certificates are collectively
                                      designated as the group 1 certificates and
                                      correspond to asset group 1. The
                                      certificates with a "2" prefix are
                                      designated as certificate group 2 and

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                                      S-10

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
                                      correspond to asset group 2. The
                                      certificates with a "3" prefix and the
                                      Class A-LR and Class A-UR certificates are designated as certificate group 3 and correspond to asset group 3. The certificates with a "4" prefix are designated as certificate group 4 and correspond to asset group 4. The certificates with a "5" prefix are designated as certificate group 5 and correspond to asset group 5. The certificates with a "6" prefix are designated as certificate group 6 and correspond to asset group 6. The certificates with a "7" prefix are designated as certificate group 7 and correspond to asset group 7. The Class
                                      15-A-X and Class 15-PO certificates
                                      correspond to asset group 3, asset group
                                      4, asset group 5 and asset group 6. The
                                      Class 30-A-X certificates correspond to
                                      asset group 1 and asset group 2. The Class
                                      30-PO Certificates correspond to asset
                                      group 2 and asset group 7. The
                                      certificates with a "B" prefix are
                                      designated as the group B subordinate
                                      certificates and correspond to asset group
                                      2, asset group 3, asset group 4, asset
                                      group 5, asset group 6 and asset group 7.
                                      The certificates generally receive
                                      principal and interest collected from the mortgage assets in the corresponding asset group or asset groups.

Assets of the Pool.................   The trust will be comprised of seven
                                      groups of mortgage assets. Asset group 2
                                      consists partially of a pool of fixed
                                      rate, closed-end loans secured by first
                                      priority mortgages or deeds of trust on
                                      residential one- to four-family properties
                                      and partially of a portion of a class of
                                      previously issued mortgage pass-through
                                      certificates representing a senior
                                      ownership interest in a pool of
                                      closed-end, fixed-rate loans secured by
                                      first mortgages or deeds of trust on
                                      residential one- to four-family
                                      properties. Asset group 1, asset group 3,
                                      asset group 4, asset group 5, asset group
                                      6 and asset group 7 each consists solely
                                      of a pool of fixed rate, closed-end loans
                                      secured by first priority mortgages or
                                      deeds of trust on residential one- to
                                      four-family properties.

Underlying Certificates............   The mortgage pass-through certificates
                                      partially constituting the assets of group
                                      2 are a portion of the MASTR Asset
                                      Securitization Trust 2003-8 (referred to
                                      herein as the underlying trust), Mortgage
                                      Pass-Through Certificates, Series 2003-8,
                                      Class 1-A-1 (referred to herein as the
                                      underlying certificates). The underlying
                                      certificates have the following
                                      characteristics:

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                                      S-11

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
                                                  Approximate
                                  Approximate     Portion of
                                   Portion of      Principal
                                   Principal      Balance as                            Pass-      Current
                      Issuance   Balance as of   of Reference   Principal   Interest   Through   Ratings of
Transaction   Class     Date     Issuance Date       Date*         Type      Type        Rate     S&P/Fitch
-----------   -----   --------   -------------   ------------   ---------   --------   -------   ----------
   MASTR      1-A-1    August     $113,500,000    $94,591,223    Senior,      Fixed     5.500%     AAA/AAA
   2003-8             28, 2003                                    Pass-       Rate
                                                                 Through

*    After giving effect to distributions made on such date.

                                      See "Description of the Mortgage Assets" in this prospectus supplement for more information about the underlying certificates.

Loans..............................   Substantially all of the loans partially
                                      constituting asset group 2 and wholly
                                      constituting asset group 1 and asset group
                                      7 have original terms to maturity of
                                      approximately 30 years. Substantially all
                                      of the loans constituting asset group 3,
                                      asset group 4, asset group 5 and asset
                                      group 6 have original terms to maturity of
                                      approximately 15 years.

                                      The loans are expected to have the
                                      following approximate characteristics
                                      based on the scheduled principal balances of the loans as of the cut-off date:

   GROUP 1 LOANS

Number of Loans:..................................                        211
Aggregate Scheduled Principal Balance:............               $109,217,572
Range of Scheduled Principal Balances:............     $349,214 to $1,408,345
Average Scheduled Principal Balance:..............                   $517,619
Range of Mortgage Interest Rates:.................            4.875% to 6.125%
Weighted Average Mortgage Interest Rate:..........                      5.520%
Range of Remaining Scheduled Terms to Maturity:...   354 months to 359 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                 358 months
Range of Original Loan-to-Value Ratios:...........            27.10% to 95.00%
Weighted Average Original Loan-to-Value Ratio:....                      70.50%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....         California   51.64%
                                                           Washington    6.70%
                                                           Texas         6.13%

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                                      S-12

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   GROUP 2 LOANS

Number of Loans:..................................                             193
Aggregate Scheduled Principal Balance:............                     $99,160,321
Range of Scheduled Principal Balances:............          $341,895 to $1,393,127
Average Scheduled Principal Balance:..............                        $513,784
Range of Mortgage Interest Rates:.................                 5.415% to 6.625%
Weighted Average Mortgage Interest Rate:..........                           5.747%
Range of Remaining Scheduled Terms to Maturity:...        297 months to 359 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                      357 months
Range of Original Loan-to-Value Ratios:...........                 34.38% to 95.00%
Weighted Average Original Loan-to-Value Ratio:....                           69.97%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....   Virginia                23.12%
                                                     Maryland                17.11%
                                                     Texas                    7.88%
                                                     District of Columbia     7.87%

   GROUP 3 LOANS

Number of Loans:..................................                        126
Aggregate Scheduled Principal Balance:............                $72,255,177
Range of Scheduled Principal Balances:............     $284,471 to $1,722,102
Average Scheduled Principal Balance:..............                   $573,454
Range of Mortgage Interest Rates:.................            5.375% to 6.250%
Weighted Average Mortgage Interest Rate:..........                      5.533%
Range of Remaining Scheduled Terms to Maturity:...   153 months to 180 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                 176 months
Range of Original Loan-to-Value Ratios:...........            20.18% to 90.00%
Weighted Average Original Loan-to-Value Ratio:....                      60.66%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....         California   48.36%
                                                           New York      6.70%
                                                           Florida       6.52%

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                                      S-13

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   GROUP 4 LOANS

Number of Loans:..................................                        185
Aggregate Scheduled Principal Balance:............               $105,188,740
Range of Scheduled Principal Balances:............     $301,129 to $1,689,693
Average Scheduled Principal Balance:..............                   $568,588
Range of Mortgage Interest Rates:.................            4.875% to 6.125%
Weighted Average Mortgage Interest Rate:..........                      5.211%
Range of Remaining Scheduled Terms to Maturity:...   159 months to 180 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                 177 months
Range of Original Loan-to-Value Ratios:...........            21.05% to 80.00%
Weighted Average Original Loan-to-Value Ratio:....                      58.97%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....         California   49.41%
                                                           New York     10.52%
                                                           Florida       9.04%

   GROUP 5 LOANS

Number of Loans:..................................                        296
Aggregate Scheduled Principal Balance:............               $158,118,762
Range of Scheduled Principal Balances:............     $301,971 to $1,945,259
Average Scheduled Principal Balance:..............                   $534,185
Range of Mortgage Interest Rates:.................            4.875% to 5.080%
Weighted Average Mortgage Interest Rate:..........                      4.938%
Range of Remaining Scheduled Terms to Maturity:...   167 months to 180 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                 178 months
Range of Original Loan-to-Value Ratios:...........            21.60% to 86.02%
Weighted Average Original Loan-to-Value Ratio:....                      56.27%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....         California   49.27%
                                                           Georgia       6.36%

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                                      S-14

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   GROUP 6 LOANS

Number of Loans:..................................                          107
Aggregate Scheduled Principal Balance:............                  $58,084,143
Range of Scheduled Principal Balances:............       $338,889 to $1,953,890
Average Scheduled Principal Balance:..............                     $542,842
Range of Mortgage Interest Rates:.................              4.250% to 4.830%
Weighted Average Mortgage Interest Rate:..........                        4.690%
Range of Remaining Scheduled Terms to Maturity:...     169 months to 180 months
Weighted Average Remaining Scheduled Term to
   Maturity.......................................                   178 months
Range of Original Loan-to-Value Ratios:...........              15.58% to 80.00%
Weighted Average Original Loan-to-Value Ratio:....                        58.67%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....           California   31.17%
                                                             Texas        10.12%
                                                             Georgia      10.08%
                                                             New York      7.54%
                                                             New Jersey    6.02%

   GROUP 7 LOANS

Number of Loans:..................................                          292
Aggregate Scheduled Principal Balance:............                 $144,493,403
Range of Scheduled Principal Balances:............         $339,935 to $998,879
Average Scheduled Principal Balance:..............                     $494,840
Range of Mortgage Interest Rates:.................              5.000% to 5.500%
Weighted Average Mortgage Interest Rate:..........                        5.412%
Range of Remaining Scheduled Terms to Maturity:...     250 months to 360 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                   358 months
Range of Original Loan-to-Value Ratios:...........              16.91% to 88.50%
Weighted Average Original Loan-to-Value Ratio:....                        65.16%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....          California    32.55%
                                                            Maryland      23.26%
                                                            Virginia      16.99%
                                                            District of
                                                               Columbia    5.93%

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                                      S-15

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   GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

Number of Loans:..................................                        1,199
Aggregate Scheduled Principal Balance:............                 $637,300,547
Range of Scheduled Principal Balances:............       $284,471 to $1,953,890
Average Scheduled Principal Balance:..............                     $531,527
Range of Mortgage Interest Rates:.................              4.250% to 6.625%
Weighted Average Mortgage Interest Rate:..........                        5.261%
Range of Remaining Scheduled Terms to Maturity:...     153 months to 360 months
Weighted Average Remaining Scheduled Term to
   Maturity:......................................                   246 months
Range of Original Loan-to-Value Ratios:...........              15.58% to 95.00%
Weighted Average Original Loan-to-Value Ratio:....                        61.58%
Geographic Concentration of Mortgaged
   Properties Securing Loans in Excess of 5% of
   the Aggregate Scheduled Principal Balance:.....           California   36.08%
                                                             Maryland      9.16%
                                                             Virginia      8.86%

                                      See "Description of the Mortgage Assets" in this prospectus supplement for more information about the loans.

Optional Termination...............   The master servicer may, at its option,
                                      purchase all but not less than all of the
                                      loans in each asset group on any
                                      distribution date on or after the first
                                      date on which the current aggregate
                                      scheduled principal balance of such loans,
                                      as of that date of determination, is less
                                      than 5% of the aggregate scheduled
                                      principal balance of such loans as of the
                                      cut-off date. See "The Pooling and
                                      Servicing Agreement--Termination" in this
                                      prospectus supplement.

                                      In addition, the underlying master
                                      servicer of the underlying trust may, at its option, purchase all but not less than all of the underlying loans in the underlying trust on any distribution date on or after the first date on which the current aggregate scheduled principal balance of the underlying loans, as of that date of determination, is less than 5% of the aggregate scheduled principal balance of the underlying loans as of the underlying cut-off date. See "The Pooling and Servicing Agreement--Termination" in the underlying prospectus supplement.

Credit Enhancement.................   Credit enhancements may reduce the harm
                                      caused to holders of certificates by
                                      shortfalls in payments collected on the
                                      loans. Credit enhancements can reduce the
                                      effect of

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                                      S-16

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
                                      shortfalls on all classes of offered
                                      certificates, or they can allocate
                                      shortfalls so they affect some classes
                                      before others.

Group 1, Group 2, Group 3,
   Group 4, Group 5, Group 6
   and Group 7 Certificates........   Subordination. The group 1 senior, group
                                      2, group 3, group 4, group 5, group 6,
                                      group 7, Class 15-A-X, Class 30-A-X, Class
                                      15-PO and Class 30-PO certificates will
                                      receive distributions of interest and
                                      principal, as applicable, before the
                                      related subordinate certificates are
                                      entitled to receive distributions of
                                      interest or principal. In addition, each
                                      class of subordinate certificates will
                                      receive distributions of interest and
                                      principal prior to any other class of
                                      related subordinate certificates with a
                                      higher alphanumerical class designation.
                                      The group 1 subordinate certificates and
                                      group B subordinate certificates, in
                                      reverse order of alphanumerical class
                                      designation, will absorb most losses on
                                      the related loans, other than certain
                                      excess losses, prior to the group 1
                                      senior, group 2, group 3, group 4, group
                                      5, group 6, group 7, Class 15-PO and Class
                                      30-PO certificates, as applicable.

                                      Shifting of Interests. The group 1 senior, group 2, group 3, group 4, group 5, group
                                      6 and group 7 certificates will receive
                                      100% of the principal prepayments received on the loans (not including the portion of principal prepayments payable to the Class
                                      15-PO and Class 30-PO certificates, if
                                      any, as described in this prospectus
                                      supplement) in the related asset group
                                      until the fifth anniversary of the first distribution date. During the next four years, these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of these senior certificates will be paid the full amount of principal to which they are entitled.

                                      Cross-Collateralization. In certain
                                      limited circumstances, principal and
                                      interest collected from loans in asset
                                      group 2, asset group 3, asset group 4,
                                      asset group 5, asset group 6 or asset
                                      group 7 may be used to pay principal or
                                      interest, or both, to the senior
                                      certificates related to one or more other asset groups.

                                      See "Description of the Offered
                                      Certificates" in this prospectus
                                      supplement.

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                                      S-17

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
Group 2 Certificates...............   Subordination of Underlying Subordinate
                                      Certificates. All distributions on the
                                      underlying certificates will be
                                      distributed to the Group 2 Certificates.
                                      As described in the underlying prospectus
                                      supplement, the underlying certificates
                                      will receive distributions of interest and
                                      principal before certain other classes of
                                      subordinate certificates issued by the
                                      underlying trust are entitled to receive
                                      distributions of interest and principal.
                                      The underlying subordinate certificates,
                                      in reverse order of alphanumerical class
                                      designation, will absorb most losses on
                                      the underlying mortgage loans, other than
                                      certain excess losses, prior to the
                                      underlying certificates.

                                      Class 2-A-13 Certificates. Certain losses allocated to the Class 2-A-12 certificates will be borne by the Class 2-A-13 certificates (in addition to other losses allocated to the Class 2-A-13 certificates) so long as the principal balance of the Class 2-A-13 certificates is greater than zero.

                                      Component 2-A-14-1. Certain losses
                                      allocated to the Class 2-A-1 certificates will be borne by Component 2-A-14-1 (in addition to other losses allocated to Component 2-A-14-1) so long as the component balance of Component 2-A-14-1 is greater than zero.

                                      Component 2-A-14-2. Certain losses
                                      allocated to the Class 2-A-11 certificates will be borne by Component 2-A-14-2 (in addition to other losses allocated to Component 2-A-14-2) so long as the component balance of Component 2-A-14-2 is greater than zero.

                                      Component 2-A-14-3. Certain losses
                                      allocated to the Class 2-A-5 certificates will be borne by Component 2-A-14-3 (in addition to other losses allocated to Component 2-A-14-3) so long as the component balance of Component 2-A-14-3 is greater than zero.

                                      See "Description of the Offered
                                      Certificates" in this prospectus
                                      supplement.

Registration and
   Denominations of
   the Certificates................   The offered certificates, other than the
                                      Class A-LR and Class A-UR certificates,
                                      initially will be issued in book-entry
                                      form. The offered certificates will be
                                      issued in the minimum denominations set
                                      forth in "Description of the Offered
                                      Certificates--General" in this prospectus
                                      supplement. The

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                                      S-18

--------------------------------------------------------------------------------
                                      Class A-LR and Class A-UR certificates are
                                      expected to be issued in fully registered,
                                      certificated form in denominations of $50.
                                      No person acquiring an interest in the
                                      book-entry certificates will be entitled
                                      to receive a definitive certificate
                                      representing that person's interest in the
                                      trust fund, except under limited
                                      circumstances as described in this
                                      prospectus supplement. Beneficial owners
                                      may elect to hold their interests through
                                      The Depository Trust Company. Transfers
                                      within DTC will be in accordance with the
                                      usual rules and operating procedures of
                                      DTC. See "Description of the Offered
                                      Certificates--General" in this prospectus
                                      supplement.

Last Scheduled
   Distribution Date...............   The distribution date in July 2019 will be
                                      the last scheduled distribution date for
                                      the group 3, group 4, group 5, group 6,
                                      Class 15-PO and Class 15-A-X certificates.
                                      This date represents the distribution date
                                      occurring in the month following the
                                      maturity date of the latest maturing loan
                                      in asset group 3, asset group 4, asset
                                      group 5 and asset group 6. It is possible
                                      that the Certificate Principal Balance or
                                      Notional Amount of the group 3, group 4,
                                      group 5, group 6, Class 15-PO and Class
                                      15-A-X certificates may be fully paid or
                                      reduced to zero, as applicable, prior to
                                      this date, or may not be fully paid or
                                      reduced to zero, as applicable, by this
                                      date.

                                      The distribution date in June 2034 will be the last scheduled distribution date for the group 1 senior, group 2 (other than the Class 2-A-9 and Class 2-A-10 certificates) Class 30-A-X and group 1
                                      subordinate certificates. This date
                                      represents the distribution date occurring in the month following the maturity date of the latest maturing loan in asset group
                                      1 and asset group 2. It is possible that the Certificate Principal Balance or
                                      Notional Amount of the group 1 senior,
                                      group 2 (other than the Class 2-A-9 and
                                      Class 2-A-10 certificates), Class 30-A-X or group 1 subordinate certificates may be fully paid or reduced to zero, as applicable, prior to this date, or may not be fully paid or reduced to zero, as applicable, by this date. Based on the modeling assumptions specified under
                                      "Prepayment and Yield
                                      Considerations--Modeling Assumptions" in this prospectus supplement, and the additional assumption that no principal prepayments are experienced on the group 2 loans and the underlying loans, the last scheduled distribution date for the Class
                                      2-A-9 certificates is the distribution
                                      date in November 2016 and for the Class
                                      2-A-10 certificates is the distribution
                                      date in July

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      2023; however, it is possible that the
                                      principal of these certificates may be
                                      fully paid prior to these dates or may not
                                      be fully paid by these dates.

                                      The distribution date in July 2034 will be the last scheduled distribution date for the group 7, Class 30-PO, Class A-LR,
                                      Class A-UR and group B subordinate
                                      certificates. This date represents the
                                      distribution date occurring in the month following the maturity date of the latest maturing loan in asset group 7. It is possible that the Certificate Principal
                                      Balance of the group 7, Class 30-PO, Class
                                      A-LR, Class A-UR and group B subordinate certificates may be fully paid prior to this date, or may not be fully paid by this date.

Tax Status.........................   Elections will be made to treat the assets
                                      of the trust as multiple separate real
                                      estate mortgage investment conduits or
                                      REMICs for federal income tax purposes.
                                      The offered certificates, other than the
                                      Class A-LR and Class A-UR certificates,
                                      will be treated as debt instruments of a
                                      REMIC for federal income tax purposes. The
                                      Class A-LR certificates will represent
                                      ownership of the residual interests in one
                                      or more lower-tier REMICs, which hold the
                                      mortgage loans and the underlying
                                      certificates, and the Class A-UR
                                      certificates will represent ownership of
                                      the residual interest in each remaining
                                      REMIC. See "Federal Income Tax
                                      Consequences" in this prospectus
                                      supplement and "Federal Income Tax
                                      Consequences" in the accompanying
                                      prospectus.

ERISA Considerations...............   The offered certificates, other than the
                                      Class A-LR and Class A-UR certificates,
                                      may be eligible for purchase by persons
                                      investing assets of employee benefit plans
                                      or other retirement arrangements that are
                                      subject to the Employee Retirement Income
                                      Security Act of 1974 or to Section 4975 of
                                      the Internal Revenue Code of 1986, subject
                                      to certain considerations described in
                                      this prospectus supplement. Sales of the
                                      Class A-LR and Class A-UR certificates to
                                      such plans or retirement accounts are
                                      prohibited, except as permitted under
                                      "ERISA Considerations" in this prospectus
                                      supplement. See "ERISA Considerations" in
                                      this prospectus supplement.

Legal Investment...................   The offered certificates (other than the
                                      Class B-2 and Class B-3 certificates) will
                                      constitute "mortgage related securities"
                                      for purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984, as
                                      amended, so long as they are rated in one
                                      of the two highest rating categories by
                                      S&P,

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                                      S-20




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
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
                                      Fitch Ratings or another nationally
                                      recognized statistical rating
                                      organization.

                                      The Class B-2 and Class B-3 certificates will not constitute "mortgage related securities." See "Legal Investment" in this prospectus supplement.

Certificate Ratings................   On the closing date, the offered
                                      certificates must have ratings not lower
                                      than those set forth in the table
                                      beginning on page S-5 by each of S&P and
                                      Fitch Ratings.

                                      A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.
                                      See "Ratings" in this prospectus
                                      supplement for a discussion of the primary factors on which the ratings are based.

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                                      S-21




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                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks that we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans and also, if you purchase group 2 certificates, on proceeds from the underlying certificates, which in turn will depend on payments received on, and other recoveries with respect to, the underlying loans.
Therefore, you should carefully consider the following risk factors.

Certificates May Not Be Appropriate for Individual Investors

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

     o The amounts you receive on your certificates will depend primarily on the amount of the payments borrowers make on the related loans and also, with respect to the group 2 certificates, distributions on the underlying certificates which will depend primarily on the amount of the payments borrowers make on the underlying loans. Because we cannot predict the rate at which borrowers will repay their loans or underlying loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

     o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments on the related loans, and also, in the case of the group 2 certificates, on the rate of principal distributions on the underlying certificates. The rate of principal distributions on the underlying certificates will be directly related to the rate of principal payments on the underlying loans in the underlying trust.

     o Rapid prepayment rates on the loans and the underlying loans are likely to coincide with periods of low prevailing interest rates.
          During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the loans and the underlying loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

     The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

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                                      S-22




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     You should carefully consider, among other things, the factors described below and under "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus before purchasing the certificates.

Delays In Payments On The Underlying Certificates May Cause Delays In Payments
     To Holders of Group 2 Certificates

     The group 2 certificates will receive all the distributions on the underlying certificates. Only funds and information actually received by the trust administrator, as the holder of the underlying certificates, no later than the underlying distribution date for the underlying certificates, will be passed through to the holders of the group 2 certificates on the succeeding distribution date. To the extent funds or information have not been received by such underlying distribution date for the underlying certificates, funds will not be passed through until the distribution date in the following month, and no additional interest will be paid thereon.

     The underlying certificates are held through the book-entry facilities of DTC. Some delay in receipt of payments on these book-entry underlying certificates may be expected since such payments first will be forwarded to Cede
& Co., as nominee for DTC. DTC will then forward such payments to its participants, including the trust administrator, which thereafter will credit them to holders of the group 2 certificates. Any delay in receipt of distributions by the holders of the group 2 certificates will have an adverse effect on the yields to such certificateholders.

Credit Enhancement May Not Be Adequate

     Loan Delinquencies, Defaults and Losses. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

     Group 2 Certificates. Losses on Underlying Loans. As described in
"Description of the Offered Certificates--Allocation of Losses" in the underlying prospectus supplement, certain losses on an underlying loan will be allocated first to the subordinate certificates issued by the underlying trust in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of such subordinate certificates to zero. If this occurs, the underlying certificates and other senior certificates issued by the underlying trust will bear the losses thereafter as described in the underlying prospectus supplement. See "Description of the Offered
Certificates--Allocation of Losses" in the underlying prospectus supplement.

     In addition, certain types of losses with respect to underlying loans of the underlying loan group related to the underlying certificates, referred to in the underlying prospectus supplement as "Excess Losses," will generally be borne by (i) the underlying certificates and other related senior certificates issued by the underlying trust and (ii) the subordinate certificates issued by the underlying trust, after a specified amount of these losses are borne solely by such subordinate certificates. The method of allocating these losses is described in the underlying prospectus supplement under "Description of the Offered Certificates--Allocation of Losses."

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                                      S-23




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     With respect to the group 2 certificates and any distribution date, the principal portion of realized losses (including Excess Losses) allocated to the underlying certificates on the related underlying distribution date will be allocated pro rata to the group 2 certificates even if group B subordinate certificates are outstanding. Investors in the Class 2-A-13 certificates must be aware that certain losses on the underlying loans allocated to the Class 2-A-12 certificates will be borne by the Class 2-A-13 certificates, in addition to other losses allocated to that class of certificates. Investors in the Class
2-A-14 certificates must be aware that certain losses on the underlying loans allocated to the Class 2-A-1, Class 2-A-11 and Class 2-A-5 certificates will be borne by Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3,
respectively, in addition to other losses allocated to the Class 2-A-14
Certificates. See "Description of the Offered Certificates--Allocation of
Losses" in this prospectus supplement.

     Losses on Group 2 Loans. As described in "Description of the Offered
Certificates--Allocation of Losses" in this prospectus supplement, losses on a group 2 loan will be allocated first to the group B subordinate certificates in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of the group B subordinate certificates to zero. If this occurs, the group 2 certificates and the Class 30-PO certificates will bear the losses on group 2 loans thereafter as described in this prospectus supplement. Investors in the Class 2-A-13 certificates must be aware that after the date on which the aggregate principal balance of the group B subordinate certificates has been reduced to zero, certain losses on the group 2 loans allocated to the Class 2-A-12 certificates will be borne by the Class 2-A-13 certificates, in addition to other losses allocated to that class of certificates. Investors in the Class 2-A-14 certificates must be aware that after the date on which the aggregate principal balance of the group B subordinate certificates has been reduced to zero, certain losses on the group 2 loans allocated to the Class 2-A-1, Class 2-A-11 and Class 2-A-5 certificates will be borne by Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3, respectively, in addition to other losses allocated to the Class 2-A-14
Certificates. See "Description of the Offered Certificates--Allocation of
Losses" in this prospectus supplement.

     In addition, certain types of losses with respect to the group 2 loans, referred to in this prospectus supplement as "Excess Losses," will generally be borne by (i) the group 2 certificates (other than the Class 2-A-3 certificates) and (ii) the group B subordinate certificates, after a specified amount of these losses are borne solely by the group B subordinate certificates. The method of allocating these losses is described in this prospectus supplement under "Description of the Offered Certificates--Allocation of Losses."

     If you purchase group 2 certificates and the protection afforded by the credit enhancement for the trust or for the underlying trust is insufficient, you could experience a loss on your investment.

     Group 1, Group 3, Group 4, Group 5, Group 6, Group 7, Class 15-PO and Class
30-PO Certificates. As described in "Description of the Offered
Certificates--Allocation of Losses" in this prospectus supplement, losses on a loan will be allocated first to the related subordinate certificates in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of the related subordinate certificates to zero. If this occurs, the related senior certificates will bear the losses thereafter as described in this prospectus

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                                      S-24





--------------------------------------------------------------------------------

supplement. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement.

     In addition, certain types of losses with respect to the loans, referred to in this prospectus supplement as "Excess Losses," will generally be borne by (i) the related senior certificates (other than the interest-only certificates) and
(ii) the related subordinate certificates, after a specified amount of these losses are borne solely by the related subordinate certificates. The method of allocating these losses is described in this prospectus supplement under "Description of the Offered Certificates--Allocation of Losses."

     If you purchase group 1, group 3, group 4, group 5, group 6 or group 7 certificates and the protection afforded by the credit enhancement is insufficient, you could experience a loss on your investment.

Group B Subordinate Certificates Provide Subordination for all of the Senior
     Certificates other than the Group 1 Senior Certificates

     Because the group B subordinate certificates provide credit support for all the senior certificates other than the group 1 senior certificates, the protection provided to any such group of senior certificates by the group B subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the loans in the asset group related to one or more of the other groups of senior certificates. Therefore, losses on the loans in one or more of the asset groups (other than asset group
1) will reduce the subordination provided by the group B subordinate certificates to the senior certificates related to the other asset groups (other than asset group 1) and increase the likelihood that losses may be allocated to these senior certificates. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement.

     Losses on the loans in each asset group, up to a limited amount, resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the related subordinate certificates. Since the group B subordinate certificates provide subordination for each certificate group other than the group 1 certificates, in the event loans in one or more of the asset groups (other than asset group 1) suffer a high level of these losses, the available coverage for these losses for the senior certificates related to each asset group (other than asset group 1) will be reduced. In the event loans in an asset group suffer these losses after the available coverage has been exhausted, those losses above the coverage will be allocated as described under "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement.

     Under certain circumstances mortgage loan payments derived from one or more of the asset groups (other than asset group 1) otherwise payable to the group B subordinate certificates will be paid to the senior certificates related to the other asset group or asset groups (other than asset group 1) as described under "Description of the Offered Certificates--Subordination-- Cross-Collateralization" in this prospectus supplement. In addition, the Class 15-PO certificates will be entitled to reimbursement for certain losses on the loans in asset group 3, asset group 4, asset group 5 and asset group 6, and the Class 30-PO certificates will be entitled to reimbursement for certain losses on the loans in asset group 2 and asset group 7, allocated to them from amounts

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                                      S-25




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otherwise distributable on the group B subordinate certificates regardless of the asset group from which such payments are derived.

Inadequacy of Value of Properties Could Affect Severity of Losses

     Assuming that the properties provide adequate security for the loans and underlying loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans or underlying loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans or underlying loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and underlying loans and thereby reduce the security for the loans and underlying loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan or underlying loan, you may experience a loss. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Loans" in this prospectus supplement and the underlying prospectus supplement and "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" in the prospectus.

There Are Risks Involving Unpredictability of Prepayments and the Effect of
     Prepayments on Yields

     Other than approximately 0.29% of the group 7 loans, the borrowers may generally prepay their loans and underlying loans, in whole or in part at any time without penalty. We cannot predict the rate at which borrowers will repay their loans or underlying loans. A prepayment of an underlying loan generally will result in more rapid payments on the group 2 certificates, and a prepayment of a loan generally will result in more rapid payments on the related certificates.

o If you purchase a Class 2-A-15 certificate or a group 2 certificate at a discount and principal distributions on the underlying certificates (which are directly related to the rate of principal payments on the underlying loans) occur more slowly than you anticipate or principal payments on the group 2 loans occur more slowly than you anticipate, or if you purchase a Class 5-A-2 certificate or a group 1, group 3, group 4, group 5, group 6 or group 7 certificate at a discount and principal payments on the related loans occur more slowly than you anticipate, or if you purchase a Class 15-PO certificate and principal payments on the group 3 loans, group 4 loans, group 5 loans or group 6 loans, having net mortgage rates below 5.25%, 5.00%, 4.75% and 4.50%, respectively, occur more slowly than you anticipate, or if you purchase a Class 30-PO certificate and principal payments on the group 2 loans or group 7 loans, having net mortgage rates below 5.50% and 5.25%, respectively, occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate. See "Prepayment and Yield Considerations--Sensitivity of the Principal Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

o If you purchase a group 2 certificate at a premium or if you purchase a Class 2-A-3 certificate and principal distributions on the underlying certificates (which are directly related

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                                      S-26




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     to the rate of principal payments on the underlying loans) occur faster than you anticipate or principal payments on the group 2 loans occur faster than you anticipate, or if you purchase a group 1, group 3, group 4, group 5, group 6 or group 7 certificate at a premium and principal payments on the loans in the related asset group occur faster than you anticipate, then, in each case, your yield may be lower than you anticipate.

o If you purchase a Class 15-A-X certificate at a premium and principal payments on the non-discount loans in asset group 3, asset group 4, asset group 5 or asset group 6 occur faster than you anticipate, or if you purchase a Class 30-A-X certificate at a premium and principal payments on the group 1 loans or the non-discount loans in asset group 2 occur faster than you anticipate, then, in each case, your yield may be lower than you anticipate.

o If you purchase a Class 15-A-X certificate, you should consider the risk that a rapid rate of principal payments on the non-discount loans in asset group 3, asset group 4, asset group 5 or asset group 6 could result in your failure to fully recover your initial investment. If you purchase a Class 30-A-X certificate, you should consider the risk that a rapid rate of principal payments on the group 1 loans or the non-discount loans in asset group 2 could result in your failure to fully recover your initial investment. See "Prepayment and Yield Considerations--Sensitivity of the Interest Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of such certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

o The Class 2-A-2 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.400% per annum and a maximum pass-through rate of 8.000% per annum. Accordingly, if you purchase Class 2-A-2 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

o The Class 2-A-3 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum pass-through rate of 0.0% per annum and maximum pass-through rate of 7.600% per annum. If you purchase Class 2-A-3 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the group 2 loans or underlying loans could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations--Sensitivity of the Interest Only Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 2-A-3 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

o The rate of prepayments on the loans and underlying loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the loans and underlying loans, the loans and underlying loans are more likely to prepay than if prevailing rates remain above the interest rates on the loans and underlying loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the loans and underlying loans are likely to decrease.

o The effective interest rate on your certificates may be less than the interest rate stated in this prospectus supplement. Your certificates will be allocated any interest shortfalls that are not

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                                      S-27




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     compensated for as described in this prospectus supplement. The circumstances under which interest shortfalls will occur are described in "Description of the Offered Certificates--Interest" and "--Allocation of Available Funds" in this prospectus supplement.

o UBS Real Estate Securities Inc. (in its capacity as transferor of the loans) may be required to purchase loans from the trust in the event certain breaches of representations and warranties have not been cured. These purchases will have the same effect on the holders of the related offered certificates as a prepayment of the loans.

o Each of the loan sellers and the servicers, and each of the loan sellers and servicers of the underlying loans, may make general and targeted solicitations for refinancings. Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

o If you purchase group 2 certificates and the rate of default and the amount of losses on the underlying loans or the group 2 loans is higher than you expect, then your yield may be lower than you expect. If you purchase group 1, group 3, group 4, group 5, group 6 or group 7 certificates and the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

     See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the loans. See "Prepayment and Yield Considerations" in the underlying prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the underlying loans.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans and underlying loans. As a consequence, borrowers who have defaulted on their loans or underlying loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans or underlying loans. As a result, these loans or underlying loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

The Transferor May Not Be Able to Repurchase or Replace Defective Loans or
     Defective Underlying Loans

     UBS Real Estate Securities Inc. will make various representations and warranties related to the loans and has made various representations and warranties related to the underlying loans. The representations with respect to the loans are summarized in "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement, and the representations with respect to the underlying loans are summarized in "The Pooling and Servicing Agreement--Assignment of the Loans" in the underlying prospectus supplement.

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                                      S-28




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     If the transferor fails to cure a material breach of its representations and warranties with respect to any loan or underlying loan in a timely manner, then it will be required to repurchase or replace the defective loan or underlying loan. With respect to the loans, see "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement and with respect to the underlying loans, see "The Pooling and Servicing Agreement--Assignment of the Loans" in the underlying prospectus supplement. It is possible that the transferor may not be capable of repurchasing or replacing any defective loans or underlying loans, for financial or other reasons. The inability of the transferor to repurchase or replace defective loans or underlying loans would likely cause the loans or underlying loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur. See "--Credit Enhancement May Not Be Adequate" above.

There Are Risks in Holding Subordinate Certificates

     The protections afforded the senior certificates create risks for the related subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

     o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o If any servicer determines not to advance a delinquent payment on a loan because such servicer determines the amount is not recoverable from a borrower or if the master servicer is required to make an advance and makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the senior certificates that will impact the related subordinate certificates.

     o The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the loans exceed stated levels, a portion of the principal distribution payable to classes of related subordinate certificates with higher alphanumerical class designations will be paid to the classes of related subordinate certificates with lower alphanumerical designations.

     o Losses resulting from the liquidation of defaulted loans will generally be allocated to the related subordinate certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

     See "Description of the Offered Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

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Geographic Concentration Could Increase Losses on the Loans and Underlying Loans

     The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans in the related asset group or groups and, with respect to the group 2 certificates, the underlying loans. Any concentration of the mortgaged properties securing the loans or the underlying loans in particular geographic regions might magnify the effect on the pool of loans or the pools of underlying loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans or underlying loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified. See "Description of the Mortgage Assets" in this prospectus supplement.

Failure of Master Servicer or Servicers to Perform May Adversely Affect
     Distributions on Certificates; Potential Conflict of Interest

     The amount and timing of distributions on the certificates generally will be dependent on the the servicers and, with respect to the group 2 certificates, the underlying servicers, performing their respective servicing obligations and the master servicer and, with respect to the group 2 certificates, the underlying master servicer, performing its master servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement--Collection Account and Distribution Account" in this prospectus supplement and the underlying prospectus supplement. A potential conflict of interest exists because Wells Fargo Bank, N.A., which acts as the master servicer, the trust administrator and the underlying master servicer, will also act as servicer of approximately 10.96% of the cut-off date principal balance of the loans. However, the master servicer and the underlying master servicer are required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement and underlying agreement, without regard to who is servicing the loans. If any servicer or underlying servicer fails to perform its servicing obligations, or if either of the master servicer or the underlying master servicer fails to perform its master servicing obligations, this failure may result in the termination of that entity. That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans or underlying loans, as applicable. As a result, shortfalls in the distributions due on your certificates could occur.

Limited Liquidity May Adversely Affect Market Value of Certificates

     A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect Market Value of Securities" in the accompanying prospectus.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience

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                                      S-30




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illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Rights of Beneficial Owners May Be Limited by Book-Entry System

     Unless you are the purchaser of a Class A-LR or Class A-UR certificate, your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

     o result in payment delays on your certificates because the trust administrator will be sending distributions on the certificates to DTC instead of directly to you;

     o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

     o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Offered Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Risks Related to the Residual Certificates

     The holders of the Class A-LR and Class A-UR certificates (which are also called, collectively, the "Residual Certificates") must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual certificateholders will receive distributions from the trust. Furthermore, prospective investors in the Residual Certificates should expect that all of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Certificates will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of Residual Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual Certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the Residual Certificates as such taxes become due, (iv) will not cause the income from the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and

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                                      S-31

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(v) will not transfer the Residual Certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual Certificates a formula specified minimum price or transferring the Residual Certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, Residual Certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI. See "Description of the Offered Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs-- Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income," "--Tax-Related Restrictions on Transfer of Residual Securities" and "--Treatment of Certain Items of REMIC Income and Expense" in the prospectus.

     An individual, trust or estate that holds Residual Certificates (whether the Residual Certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to the Residual Certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual Certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS--Limitations on Deduction of Certain Expenses" in the prospectus. In addition, some portion of a purchaser's basis, if any, in Residual Certificates may not be recovered until termination of the trust fund. Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual Certificates, some issues are not addressed by the regulations. Any transferee of Residual Certificates receiving such consideration should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments and could be negative.

Recent Developments May Increase the Risk of Loss on the Loans and Underlying
     Loans

     As a result of the terrorist attacks on September 11, 2001 and the current situation in Iraq, President Bush has authorized the placement of certain military reservists and members of the National Guard on active duty status. To the extent that any such person is a borrower under a loan or underlying loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, would apply to the loan or underlying loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. It is possible that the number of reservists and members of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans or underlying loans (including borrowers who are members of the National Guard at the time of the origination of their loans or underlying loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act, the California Military and Veterans Code or other comparable state laws. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act, the California Military and Veterans Code or other comparable state laws. We do not know how many of the loans or underlying loans have been or may be affected by the Servicemembers Civil Relief Act, the California Military and Veterans Code or other comparable state laws. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "may," "will," "should," "believes," "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

          (1)  economic conditions and industry competition;

          (2)  political and/or social conditions; and

          (3)  the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-123 in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" beginning on page 186 in the prospectus.

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                                      S-33

--------------------------------------------------------------------------------

                       DESCRIPTION OF THE MORTGAGE ASSETS

The Underlying Certificates

General

     The group 2 assets will partially consist of an approximately 26.6673558671% interest in MASTR Asset Securitization Trust 2003-8, Mortgage Pass-Through Certificates, Series 2003-8, Class 1-A-1 (the "Underlying Certificates"). The Underlying Certificates were issued pursuant to a pooling and servicing agreement dated as of August 1, 2003, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc. (n/k/a UBS Real Estate Securities Inc.), as transferor, Wells Fargo Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.), as master servicer and a custodian, U.S. Bank National Association, as a custodian, and Wachovia Bank, National Association, as trustee (the "Underlying Pooling and Servicing Agreement").

     The Underlying Certificates evidence a senior interest in a group of mortgage loans (the "Underlying Loans") included in a trust established pursuant to the Underlying Pooling and Servicing Agreement. The Underlying Loans consist primarily of closed-end, fixed-rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties. Distributions of interest and principal to the Underlying Certificates are based on payments received or advanced on the Underlying Loans. The Underlying Certificates have the following characteristics:

                                                  Approximate
                                  Approximate     Portion of
                                   Portion of      Principal
                                   Principal       Balance as                           Pass-      Current
                      Issuance   Balance as of   of Reference   Principal   Interest   Through   Ratings of
Transaction   Class     Date     Issuance Date       Date*         Type       Type       Rate     S&P/Fitch
-----------   -----   --------   -------------   ------------   ---------   --------   -------   ----------
   MASTR      1-A-1    August     $113,500,000    $94,591,223    Senior,      Fixed     5.500%     AAA/AAA
  2003-8              28, 2003                                    Pass-       Rate
                                                                 Through

*    After giving effect to distributions made on such date.

     The trust will be entitled to receive its portion of the distributions on the Underlying Certificates made after the June 2004 underlying distribution date.

     Distributions of principal and interest on the Underlying Certificates will be made on the 25th day of each month or, if that day is not a business day, on the first business day thereafter.

     For a description of the Underlying Certificates, including allocation of available funds with respect to, distributions of interest to, distributions of principal on and allocation of losses to, in each case, the Underlying Certificates, see "Description of the Offered Certificates" in the underlying prospectus supplement attached hereto as Annex C.

--------------------------------------------------------------------------------

Description of the Underlying Loans

     The tables in Annex B summarize certain characteristics of the Underlying Loans as of June 1, 2004.

Master Servicing and Servicing of the Underlying Loans

     Wells Fargo Bank, N.A., is the underlying master servicer (the "Underlying Master Servicer") with respect to the Underlying Certificates. The servicers of the Underlying Loans (the "Underlying Servicers") are described in the underlying prospectus supplement attached hereto as Annex C.

     Each Underlying Servicer is responsible for the servicing of the related Underlying Loans subject to the related Servicing Agreement, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each Underlying Servicer. In the event of a default by an Underlying Servicer under the related Servicing Agreement, the Underlying Master Servicer is required to enforce any remedies against that Underlying Servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Underlying Loans.

     For more information regarding the Underlying Master Servicer and Underlying Servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain Underlying Servicers, see "The Master Servicer and the Servicers" in the underlying prospectus supplement attached hereto as Annex C.

The Loans

General

     On or about June 29, 2004, Mortgage Asset Securitization Transactions, Inc., the depositor, will acquire seven groups of Loans (referred to in this prospectus supplement as the Group 1 Loans, the Group 2 Loans, the Group 3 Loans, the Group 4 Loans, the Group 5 Loans, the Group 6 Loans and the Group 7 Loans), having an aggregate scheduled principal balance as of the Cut-off Date of approximately $746,518,119 from UBS Real Estate Securities Inc., who will have previously acquired the Loans under certain purchase and sale agreements from the Loan Sellers. The depositor will then transfer the Loans to the trust pursuant to the Pooling and Servicing Agreement. The trust will be entitled to all scheduled payments of principal and interest in respect of the Loans due after the Cut-off Date, and all unscheduled payments of principal and interest received after the Cut-off Date. The Cut-off Date for the Loans is June 1, 2004, except with respect to 2.60%, 0.89%, 0.37% and 0.65% of the Cut-off Date Principal Balance of the Group 2 Loans, Group 3 Loans, Group 5 Loans and Group 7 Loans, respectively, the Cut-off Date is July 1, 2004. With respect to the Loans that have a Cut-off Date of July 1, 2004, the depositor will remit to the trust prior to the first distribution date 30 days of interest on the Scheduled Principal Balance of such Loans as of the Cut-off Date.

     Unless otherwise stated, the statistical information presented in this prospectus supplement relates to the Loans as of the Cut-off Date, and information as to percentages of Loans are based on the scheduled principal balances of Loans as of the Cut-off Date (after taking into account scheduled payments of principal on that date).

     Substantially all of the Group 1 Loans, Group 2 Loans and Group 7 Loans have original terms to maturity of approximately 30 years. Substantially all of the Group 3 Loans, Group 4 Loans, Group 5 Loans and Group 6 Loans have original terms to maturity of approximately 15 years. As of the close of business on the Cut-off Date, none of the Loans were 30 days or more past due in the payment of scheduled principal and interest.

     The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties. As of the Cut-off Date, all of the Loans were secured by first liens on Mortgaged Properties.

     The scheduled monthly payment on each Loan generally includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term. All of the Loans provide for payments due as of the first day of each month. The latest scheduled maturity date of any Group 1 or Group 2 Loan is May 2034. The latest scheduled maturity date of any Group 7 Loan is June 2034. The latest scheduled maturity date of any Group 3 Loan, Group 4 Loan, Group 5 Loan or Group 6 Loan is June 2019. However the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Other than approximately 0.29% of the Group 7 Loans, the borrowers may generally prepay their Loans at any time without penalty. Each of the Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus.

     Each Loan with an LTV Ratio at origination of more than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae. Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the Loan, the accrued interest on the Loan and the related foreclosure expenses.

     Approximately 0.72% of the Loans, by Aggregate Cut-off Date Pool Balance, had LTV Ratios at origination of greater than 80% and, with respect to each such Loan the related borrowers were required to obtain primary mortgage guaranty insurance. No primary mortgage guaranty insurance policy will be required on any
Loan:

     o after the date on which the LTV Ratio is 80% or less, or, based on a new appraisal, the principal balance of the Loan represents 80% or less of the new appraised value; or

     o    if maintaining the policy is prohibited by law.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values decline generally or in a particular geographic area decline, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

Statistical Information

     Statistical information regarding characteristics of the Group 2 through Group 7 Loans in the aggregate, as well as Group 1 through Group 7 Loans by Asset Group, as of the Cut-off Date is set forth in Annex A to this prospectus supplement.

     Before the closing date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans by Aggregate Cut-off Date Pool Balance. As a result, the statistical information presented in Annex A to this prospectus supplement regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the closing date. In addition, after the Cut-off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Loans after the Cut-off Date and the substitution or repurchase of Loans after the closing date.

                             UNDERWRITING STANDARDS

General

     The Loans have either been originated by a Loan Seller or purchased by a Loan Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Loan Seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section "--General," or one of the following sections pertaining to a particular Loan Seller and related Loans.

     All of the Loans are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veteran Affairs ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one- to four-family residential properties).

     The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

     Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV Ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

     Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, "lite" documentation, stated-income, low/limited or "Express" documentation, no-stated income, no ratio, "NIV" or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower's income and assets that have been previously documented are re-verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower's stated income or stated assets, but not both, is undertaken by the originator. Under a "lite" documentation, "stated income" or "NIV" program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower's assets. Under a low/limited or "Express" documentation program, the amount of documentation required to document a borrower's income and assets is limited. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower's income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the LTV Ratio at origination and the borrower's credit score and previous mortgage payment history.

     The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

     Approximately 15.36% of the Loans, by Aggregate Cut-off Date Pool Balance, were purchased from various originators pursuant to the transferor's conduit loan origination program. Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

ABN AMRO Mortgage Group, Inc.

     The information set forth in this section with regard to the underwriting standards of ABN AMRO Mortgage Group, Inc. ("ABN AMRO") has been provided to the depositor or compiled from information provided to the depositor by ABN AMRO. None of the depositor, the trustee, the trust administrator, the master servicer, the custodians, the underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

General

     Approximately 14.63% of the Loans (by Cut-off Date Pool Balance of the Loans) were originated or acquired in the ordinary course of business by ABN AMRO generally in accordance with the underwriting guidelines described in this prospectus supplement (referred to in this Prospectus Supplement as the "ABN AMRO underwriting standards").

Underwriting Standards

     ABN AMRO, a Delaware corporation, is a wholly owned operating subsidiary of Standard Federal Bank National Association, a subsidiary of LaSalle Bank Corporation. ABN AMRO is engaged primarily in the mortgage banking business, and as such, originates, purchases and sells, and services mortgage loans. ABN AMRO originates mortgage loans through the branch offices of its affiliated banks, through its e-commerce internet site, and through a nationwide network of mortgage loan brokers and correspondents. ABN AMRO's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. ABN AMRO's principal office is located at 2600 W. Big Beaver Road, Troy, Michigan 48084.

     ABN AMRO's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. ABN AMRO expects that each prospective mortgagor will be required to complete an application which will include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, ABN AMRO will, unless otherwise waived as described below, require evidence regarding the mortgagor's employment, income and assets, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. ABN AMRO may purchase mortgage loans which were originated under a limited mortgage documentation program. However, the mortgagors on these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value in a refinancing, than would otherwise be required by ABN AMRO. Currently, ABN AMRO's underwriting standards provide that under this type of program, only mortgage loans with specified loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, ABN AMRO may waive some of its documentation requirements including eliminating verification of assets, income and employment for the prospective mortgagor.

     ABN AMRO's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic data base, inspecting the exterior of the property or another method described in the underwriting guide. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. ABN AMRO expects that the underwriting standards will require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     Some states where the mortgaged properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. ABN AMRO expects that the underwriting standards applied to the mortgage loans will require that the underwriters be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one-to-four-unit residential first mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

Washington Mutual Sellers

     Washington Mutual Bank, FA, ("WMBFA") is a federally chartered savings bank. WMBFA's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, CA 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

     Washington Mutual Bank ("WMB") is a savings bank chartered under the laws of the State of Washington. WMB's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. WMB is subject to regulation and supervision by the Director of Financial Institutions of the State of Washington. As a state savings bank, WMB is also subject to examination and regulation by the FDIC.

     WMB and WMBFA are referred to herein as the Washington Mutual Sellers. A Washington Mutual Seller is either of WMB or WMBFA. In this section of the prospectus supplement, "mortgage loan" refers only to a mortgage loan for which the applicable Washington Mutual Seller is the seller.

     The mortgage loans have been originated generally in accordance with the following underwriting guidelines established by the applicable Washington Mutual Seller, subject to certain exceptions giving consideration to compensating underwriting factors, except that, some or all of the mortgage loans may have been originated outside the applicable minimum FICO score. The following is a general summary of the underwriting guidelines established and generally applied by the applicable Washington Mutual Seller. This summary does not purport to be a complete description of the underwriting standards of the applicable Washington Mutual Seller.

     All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the applicable Washington Mutual Seller. The underwriting guidelines are applied in accordance with applicable state and federal laws and regulations. The underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines generally conform to secondary market standards.

     Additional loan-to-value ratio guidelines are established with respect to individual programs and loan amount ranges.

     Three general sets of underwriting guidelines are applicable: Standard, which includes all the basic guidelines and is applied to both fixed rate and adjustable rate mortgage products; Portfolio Feature, which includes some specific enhanced guidelines such as slightly higher loan-to-value ratios and 40 year terms, and is available only on adjustable rate mortgage products; and Subprime, which allows for deviations from basic guidelines for credit, collateral and income stability in return for risk-based pricing premiums. Documentation guidelines are established and are generally classified as "Full Documentation," "Low Documentation" and "Streamline Refinance Documentation." Full Documentation loans may include two years of tax returns for self-employed applicants, the most recent paystub and two years of W-2 forms for salaried applicants, and the most recent bank statements for verification of liquidity. Low Documentation loans require certain loan-to-value ratios, loan amounts and credit scores to be met and utilize income and assets as stated by the mortgagor in the loan application. Verification of assets is required in Low Documentation transactions when compensating factors are used to support the mortgagor's claimed income. Streamline Refinance Documentation loans utilize the most recent tax return for self-employed applicants and the most recent mortgagor paystub for salaried applicants, and also require the mortgagor to have a one year history of timely mortgage payments.

     All applicants must complete a standard residential loan application that includes information on income, employment, assets, debts, payments and specific questions regarding credit history. Credit history is reviewed and independently confirmed using merged in-file credit reports. Calculations are made to establish the relationship between fixed expenses and gross monthly income, which should not exceed established guidelines but are reviewed with respect to the applicant's overall ability to repay the mortgage loan, including other income sources, commitment to the property as evidenced by loan-to-value ratio, credit history, other liquid resources, ability to accumulate assets and other compensating factors.

     The adequacy of the collateral is generally determined by an appraisal made in accordance with pre-established appraisal procedural guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are made on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the applicable Washington Mutual Seller or independent appraisers selected in accordance with the pre-established appraisal procedural guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in good condition and, if the property is new construction, whether it is substantially completed. The appraisal is usually based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. The Streamline Refinance Documentation program uses the original appraisal and requires, at a minimum, a current drive-by inspection.

     All mortgage loans are subject to a sampling by the applicable Washington Mutual Seller's internal quality assurance department, which reviews and verifies a statistical sampling of loans on a regular basis. Adequate title insurance and hazard insurance is generally required for all loans. From time to time, loan-to-value ratio exceptions may be made for creditworthy applicants who exhibit strong compensating factors and well supported collateral valuations.

                     THE MASTER SERVICER AND THE SERVICERS

General

     Wells Fargo Bank, N.A. ("Wells Fargo") will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions,

Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo, as master servicer, trust administrator and as a custodian, U.S. Bank National Association, as a custodian, and Wachovia Bank, National Association, as trustee.

     Primary servicing of the Loans will be provided for by ABN AMRO Mortgage Group, Inc., Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage, Inc., Countrywide Home Loans Servicing LP, CUNA Mutual Mortgage Corp., Downey Savings and Loan Association, F.A., Fifth Third Mortgage Company, GMAC Mortgage Corporation, Mid America Bank, National City Mortgage Co., Nexstar Financial Corporation, Provident Funding Associates, L.P., SunTrust Mortgage, Inc., Washington Mutual Mortgage Securities Corp., Washington Mutual Bank, FA and Wells Fargo Bank, N.A. in accordance with the applicable Servicing Agreements. Each servicer will be responsible for the servicing of those Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer; provided that WMMSC shall remit payments directly to the trust administrator; provided, further, that with respect to WMMSC, the master servicer's duties shall be limited as described in the Pooling and Servicing Agreement. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.

The Master Servicer

     Wells Fargo is a national banking association, with master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among other things, Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

     The Loans will initially be serviced by the entities listed in the following table. The table shows, for each servicer, the percentage of Loans serviced by it, by Cut-off Date Pool Balance for each Asset Group, and by Aggregate Cut-off Date Pool Balance for all of the Asset Groups.

                         Primary Servicing of the Loans
               (by Percentages of the Cut-off Date Pool Balance or
                    Aggregate Cut-off Date Principal Balance)

                                                                                                                      All Loan
                   Servicer                     Group 1   Group 2   Group 3   Group 4   Group 5   Group 6   Group 7    Groups
---------------------------------------------   -------   -------   -------   -------   -------   -------   -------   --------
ABN AMRO Mortgage Group, Inc.................   100.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     14.63%
Cendant Mortgage Corporation.................     0.00      8.37     11.11     14.83     12.45     18.91      1.69       8.71
Chase Manhattan Mortgage Corporation.........     0.00      3.29     14.80     15.64     17.05     11.12      0.00       8.55
CitiMortgage, Inc. ..........................     0.00      0.00      0.71      3.08      7.37      0.00      0.00       2.06
Countrywide Home Loans Servicing LP..........     0.00      0.00      0.00      0.00      0.00      0.00      3.51       0.68
CUNA Mutual Mortgage Corp....................     0.00      1.06      1.48      0.00      0.43      0.00      0.61       0.49
Downey Savings and Loan Association, F.A.....     0.00      0.39      3.24      4.36      2.14      0.69     22.71       5.88
Fifth Third Mortgage Company.................     0.00      0.00      5.15      2.46      1.23      0.00      0.00       1.11
GMAC Mortgage Corporation....................     0.00      0.61      0.59      1.48      4.45      9.21      4.12       2.80
Mid America Bank.............................     0.00      0.99      0.00      0.00      0.00      0.00      0.00       0.13
National City Mortgage Co....................     0.00     17.16      0.00      0.00      0.00      0.00     45.47      11.08
Nexstar Financial Corporation................     0.00      0.00      0.00      0.00      0.00      0.00      0.36       0.07
Provident Funding Associates, L.P............     0.00     20.88      0.00      1.74     11.43      3.32      1.19       5.93
Sun Trust Mortgage, Inc......................     0.00      0.00      9.68      7.55      6.58      9.15      0.00       4.11
Washington Mutual Bank, FA...................     0.00      0.00     48.40     46.24     33.10     47.62      0.00      21.92
Washington Mutual Mortgage Securities Corp...     0.00      2.60      1.38      0.00      0.37      0.00      1.72       0.89
Wells Fargo Bank, N.A........................     0.00     44.65      3.45      2.62      3.42      0.00     18.61      10.96
                                                ------    ------    ------    ------    ------    ------    ------     ------
Total........................................   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    100.00%
                                                ======    ======    ======    ======    ======    ======    ======     ======

     Information relating to the servicing activities of WMBFA, ABN AMRO, National City, WFB, Cendant and Chase and which in the aggregate will service approximately 75.85% of the Loans, by Aggregate Cut-off Date Pool Balance, is summarized below. The information set forth in this section has been provided by WMBFA, ABN AMRO, National City, WFB, Cendant and Chase, as applicable. None of the depositor, the master servicer, the trust administrator, the trustee, the custodians, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

          Washington Mutual Bank, FA's Single-Family Residential ("SFR") Nonperforming Asset Statistics

          The following table sets forth information concerning single-family residential ("SFR") loans, which WMBFA holds in its own portfolio and services, as well as SFR nonaccrual loans and foreclosed assets. Assets considered to be nonperforming include nonaccrual loans and foreclosed assets. Loans are generally placed on nonaccrual status when they are 90 days or more past due or when the timely collection of the principal of the loan, in whole or in part, is not expected. Management's classification of a loan as nonaccrual does not necessarily indicate that the principal of the loan is uncollectible in whole or in part.

                                                  March 31                  December 31,
                                                -----------   ----------------------------------------
                                                    2004          2003          2002           2001
                                                -----------   -----------   ------------   -----------

                                                (dollars in   (dollars in    (dollars in   (dollars in
                                                 thousands)    thousands)    thousands)     thousands)
Nonaccrual SFR loans (excluding loans
   serviced by others) (1)(2)                   $   487,843   $   556,615    $   834,070   $   759,750

Total SFR loans held in portfolio (excluding
   loans serviced by others)                    $92,048,115   $86,456,815    $71,709,181   $65,568,982
Nonaccrual SFR loans as a percentage of total
   SFR loans held in portfolio (excluding
   loans serviced by others)                           0.53%         0.64%          1.16%         1.16%

Foreclosed SFR assets (excluding loans
   serviced by others)                          $   121,559   $   111,429    $   112,803   $    65,269

     (1)  Nonaccrual SFR loans exclude nonaccrual SFR loans held for sale.

     (2) Nonaccrual SFR loans exclude foreclosed SFR assets. Foreclosed SFR assets are listed separately in the table above.

          The above information represents the nonaccrual and foreclosure statistics of WMBFA as a servicer of SFR loans held in its portfolio (the "Portfolio"). The nonaccrual and foreclosure statistics of the mortgage loans in the Portfolio is unlikely to be a meaningful predictor of the performance of the mortgage loans in the trust. The statistics shown above represent the nonaccrual and foreclosure statistics of WMBFA's portfolio only for the periods presented whereas the aggregate delinquency and loss experience of the mortgage loans in the trust will depend on the results obtained over the life of the trust. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the trust.

     The statistics shown above should not be considered as a basis of assessing the likelihood, amount or severity of losses of the mortgage loans in the trust. If the residential real estate market should experience an overall decline in property values, the actual rate of delinquencies, foreclosures and losses could be higher than those previously experienced by WMBFA in its Portfolio. In addition, adverse economic conditions (which may or may not affect property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the trust, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust. The likelihood that mortgagors will become delinquent in the payment of their mortgage loans may be affected by a number of factors related to a mortgagor's personal circumstances, including, for example, unemployment, fluctuations in income and a mortgagor's equity in the related mortgaged property. The actual delinquency and foreclosure experience of the mortgage loans in the trust may also be sensitive to the level of interest rates and influenced by servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on such mortgage loans in the trust to the extent that mortgaged properties are concentrated in certain geographic areas. Accordingly, the information regarding the nonaccrual and foreclosure statistics of the Portfolio is not likely to provide an accurate assessment of the delinquency, default and loss experience of the mortgage loans in the trust over time.

          ABN AMRO Mortgage Group, Inc.

     On June 30, 1999, Standard Federal Bank contributed all of its first lien residential one- to four-family mortgage loan origination and servicing assets to ABN AMRO, which was formed to consolidate all of the first-lien residential one- to four-family mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any first lien residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service first lien residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank National Association. At this time the first lien residential one- to four-family mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to ABN AMRO.

     At December 31, 2003, ABN AMRO provided servicing for approximately $201.8 billion aggregate principal amount of first lien residential one- to four-unit mortgage loans.

     The table below summarizes the following delinquency and foreclosure experience:

               o as of December 31, 1999 and 2000, on approximately $12.14 billion and $11.37 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans originated, directly or indirectly, owned and serviced by Standard Federal Bank; and

               o as of December 31, 2001, December 31, 2002 and December 31, 2003, on approximately $139.1 billion, $178.4 billion and $201.8 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans, serviced by ABN AMRO (including loans serviced for others), and originated in the following manner:

                    o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

                    o if originated on or after June 30, 1999, then originated directly or indirectly by ABN AMRO; or

                    o originated directly or indirectly by Standard Federal Bank National Association or predecessor entities.

    Standard Federal Bank National Association/ABN AMRO Mortgage Group, Inc.
                       One- to Four-Unit Residential Loans

                                                      As of December 31,
                                          -----------------------------------------
                                          1999   2000   2001(3)   2002(3)   2003(3)
                                          ----   ----   -------   -------   -------
Delinquent loans at Period End(1)
   30 to 59 days.......................   0.63%  0.69%   0.61%     0.97%     0.42%
   60 to 89 days.......................   0.20%  0.28%   0.24%     0.30%     0.17%
   90 days and over(2).................   0.85%  0.93%   1.02%     1.28%     1.48%
                                          ----   ----    ----      ----      ----

Total Delinquencies and Foreclosures...   1.68%  1.90%   1.87%     2.55%     2.07%
                                          ====   ====    ====      ====      ====

----------
     (1) As a percentage of the total dollar amount of loans held and serviced by Standard Federal Bank in its owned loan portfolio and loans held for sale portfolio at period end or loans held and serviced by ABN AMRO, as applicable.

     (2)  Includes foreclosures.

     (3) As a percentage of the aggregate dollar amount of loans originated by ABN AMRO and Standard Federal Bank National Association and serviced by ABN AMRO.

     The above delinquency and foreclosure statistics represent the total portfolio experience of Standard Federal Bank National Association or ABN AMRO, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the mortgage loans comprising the mortgage pool will correspond to the delinquency and foreclosure experience of Standard Federal Bank National Association's or ABN AMRO's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total first lien residential one- to four- unit mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans will depend on the results obtained over the life of the mortgage pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the loans.

          National City Mortgage Co.

     National City Mortgage Co. ("National City") will act as primary servicer with respect to all of the Loans originated by National City, which is approximately 11.08% of the Loans by Cut-off Date Pool Balance for all Asset Groups. National City, a wholly owned subsidiary of National City Bank of Indiana (a subsidiary of National City Corporation), is a mortgage banking company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. National City originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by National City and also through its correspondent lending division. National City's executive offices are located at 3232 Newmark Drive, Miamisburg, Ohio, 45342.

     National City is an approved Fannie Mae, Freddie Mac and Ginnie Mae servicer.

          National City Servicing Portfolio Information

     There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Loans in the trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans.

                                    As of December 31, 2002                       As of December 31, 2003
                          ------------------------------------------   --------------------------------------------
                           No. of                                       No. of
    TOTAL SERVICING        Loans    Percent   Balance(000)   Percent     Loans     Percent   Balance(000)   Percent
-----------------------   -------   -------   ------------   -------   ---------   -------   ------------   -------
Total Portfolio           964,741             $122,259,694             1,111,388             $155,274,844

Period of Delinquency
   30-59 Days              30,784    3.19%    $  3,332,311    2.73%       28,364    2.55%    $  3,149,088    2.03%
   60-89 Days               6,606    0.68%         679,075    0.56%        5,971    0.54%         657,961    0.42%
   90 Days or more          5,212    0.54%         524,836    0.43%        4,793    0.43%         520,683    0.34%

Bankruptcies Delinquent
   30 days or more          4,291    0.44%         406,116    0.33%        4,445    0.40%    $    432,086    0.28%
                           ------    ----     ------------    ----     ---------    ----     ------------    ----
Subtotal                   46,893    4.86%    $  4,942,338    4.04%       43,573    3.92%    $  4,759,817    3.07%
                           ======    ====     ============    ====     =========    ====     ============    ====
Foreclosures Pending        6,816    0.71%    $    666,127    0.54%        7,227    0.65%    $    768,913    0.50%
                           ------    ----     ------------    ----     ---------    ----     ------------    ----
Total Delinquencies        53,709    5.57%    $  5,608,464    4.59%       50,800    4.57%    $  5,528,731    3.56%
                           ======    ====     ============    ====     =========    ====     ============    ====
Percent FHA/VA                 25%                 21%                     23%                    19%

                                      As of March 31, 2004
                          --------------------------------------------
                           No. of
    TOTAL SERVICING         Loans     Percent   Balance(000)   Percent
-----------------------   ---------   -------   ------------   -------
Total Portfolio           1,108,271             $155,268,394

Period of Delinquency
   30-59 Days                19,422     1.75%   $  2,193,775    1.41%
   60-89 Days                 3,834     0.35%        438,299    0.28%
   90 Days or more            4,045     0.36%        455,641    0.29%

Bankruptcies Delinquent
   30 days or more            4,350     0.39%   $    430,174    0.28%
                          ---------     ----    ------------    ----
Subtotal                     31,651     2.86%   $  3,517,888    2.27%
                          =========     ====    ============    ====
Foreclosures Pending          6,929     0.63%   $    746,570    0.48%
                          ---------     ----    ------------    ----
Total Delinquencies          38,580     3.48%   $  4,264,458    2.75%
                          =========     ====    ============    ====
Percent FHA/VA                   23%                      18%

          Wells Fargo Bank, N.A.

     Wells Fargo Bank, N.A. ("WFB") is an indirect, wholly owned subsidiary of Wells Fargo & Company. WFB is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. WFB is an approved servicer of Fannie Mae and Freddie Mac. WFB's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001. WFB is also the master servicer.

          Wells Fargo Bank, N.A.'s Delinquency Experience

     The following table sets forth certain information, as reported by WFB, concerning recent delinquency and foreclosure experience on fixed-rate mortgage loans included in various mortgage pools underlying all series of Wells Fargo Asset Securities Corporation's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity, and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the Loans included in the trust.

                                           By Dollar                By Dollar                 By Dollar
      WFB Delinquency          By No.       Amount       By No.       Amount       By No.      Amount
        Experience            of Loans     of Loans     of Loans     of Loans     of Loans     of Loans
                              --------   ------------   --------   ------------   --------   -----------
    (Dollar Amounts in        As of December 31, 2002   As of December 31, 2003    As of March 31, 2004
         Thousands)           -----------------------   -----------------------   ----------------------
    Fixed-Rate Portfolio       57,527    $21,021,499     27,528     $12,684,974    28,171    $12,917,049
                               ======    ===========     ======     ===========    ======    ===========
 Period of Delinquency(1)

        30-59 Days                398    $   129,563         55     $    25,106        33    $    13,577
        60-89 Days                103    $    31,662         14     $     5,033        13    $     5,680
      90 days or more             100    $    32,817          9     $     3,523        15    $     6,242
                               ------    -----------     ------     -----------    ------    -----------

   Total Delinquent Loans         601    $   194,042         78     $    33,662        61    $    25,499
                               ======    ===========     ======     ===========    ======    ===========

Percent of Fixed-Rate Loans      1.04%          0.92%      0.28%           0.27%     0.22%          0.20%

      Foreclosures(2)                    $    48,928                $    11,328              $     6,972
   Foreclosure Ratio (3)                        0.23%                      0.09%                    0.05%

----------
     (1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

     (2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

     (3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

          Cendant Mortgage Corporation

     Cendant Mortgage Corporation's ("Cendant") executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is
(856) 917-6000.

As of March 31, 2004, Cendant has provided servicing for approximately $138.0 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     Recent Developments. Pursuant to a merger with HFS Incorporated ("HFS") in April 1997, PHH Corporation became a wholly-owned subsidiary of HFS. On December 17, 1997, pursuant to a merger between CUC International, Inc. ("CUC") and HFS, HFS was merged into CUC with CUC surviving and changing its name to Cendant Corporation.

     On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for Cendant Corporation's accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units.

     Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions and various individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant Corporation and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant Corporation between May 1995 and August 1998.

     On December 7, 1999, Cendant Corporation announced that it had reached an agreement to settle claims made by class members in the principal securities class action pending against it for approximately $2.85 billion in cash. The settlement has received all necessary court approvals and was fully funded by Cendant Corporation on May 24, 2002.

     The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including Cendant Mortgage Corporation.

     Delinquency and Foreclosure Statistics. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by Cendant as of the dates indicated. Cendant's portfolio of mortgage loans in the aggregate may differ significantly from the Loans serviced by it in the mortgage pool in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the Loans in the mortgage pool will depend, among other things, upon the value of the real estate securing those Loans and the ability of borrowers to make required payments.

          Delinquency and Foreclosure Experience in Cendant's Portfolio of One- to Four- Family Residential Mortgage Loans(1)

                                                      As of                   As of                   As of
                                                December 31, 2002       December 31, 2003         March 31, 2004
                                              ---------------------   ---------------------   ---------------------
                                              Number of   Principal   Number of   Principal   Number of   Principal
                                                Loans      Balance      Loans      Balance      Loans      Balance
                                              ---------   ---------   ---------   ---------   ---------   ---------
Total Portfolio ...........................    786,201    $114,079     888,860    $136,427     891,252    $138,024
                                               =======    ========    ========    ========     =======    ========
Period of Delinquency(2)(3)
   30-59 days .............................     19,075    $  2,260      20,075    $  2,383      14,998    $  1,791
     Percent Delinquent ...................        2.4%        2.0%        2.3%        1.7%        1.7%        1.3%
   60-89 days .............................      3,827    $    427       3,896    $    398       2,929    $    316
     Percent Delinquent ...................        0.5%        0.4%        0.4%        0.3%        0.3%        0.2%
   90 days or more ........................      4,932    $    467       5,736    $    536       4,318    $    403
     Percent Delinquent ...................        0.6%        0.4%        0.6%        0.4%        0.5%        0.3%
                                               -------    --------    --------    --------      ------    --------
Total Delinquencies(4) ....................     27,834    $  3,154    $ 29,707    $  3,317      22,245    $  2,510
                                               =======    ========    ========    ========      ======    ========
Total Delinquencies by Percent
   of Total Portfolio .....................        3.5%        2.8%        3.3%        2.4%        2.5%        1.8%
Foreclosures, Bankruptcies or Real Estate
   Owned ..................................      8,629    $    781      10,120    $    950       9,593    $    918
Percent of Total Portfolio in Foreclosures,
   Bankruptcies or Real Estate Owned(5) ...        1.1%        0.7%        1.1%        0.7%        1.1%        0.7%

----------
(1) This table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4)  Entries may not add up to total due to rounding.

(5)  Percentages stated are of the total servicing portfolio.

     While the above foreclosure and delinquency experience is typical of Cendant's recent experience, there can be no assurance that experience on the Loans will be similar. As a result of the rapid growth experienced by Cendant, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Loans. The statistical data in the table is based on all of the loans in Cendant's servicing portfolio. The Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in Cendant's servicing portfolio.

          Chase Manhattan Mortgage Corporation

     Chase Manhattan Mortgage Corporation ("CMMC") is a New Jersey corporation formed in 1920. It is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. On January 14, 2004, J.P. Morgan Chase & Co. and ---- Bank One Corporation entered into an Agreement and Plan of Merger. The agreement provides that Bank One Corporation will be merged with and into J.P. Morgan Chase & Co. with J.P. Morgan Chase & Co. as the surviving entity. The merger is expected to close July 1, 2004.

     CMMC is engaged in the mortgage origination and servicing businesses. CMMC is a HUD-approved mortgagee. CMMC is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of CMMC is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. CMMC makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first liens on such property. CMMC's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

          Chase Manhattan Mortgage Corporation's Delinquency, Loss and
               Foreclosure Experience

     The recent loan delinquency and loan foreclosure experience of CMMC as a servicer of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for CMMC (exclusive of any such mortgage loans as to which master servicing or subservicing arrangements exist) (expressed as percentages of the total portfolio of such loans as of such date) was as follows (the sum of the columns below may not equal the total indicated due to rounding):

                                                                             As of December 31,
                                      As of March 31,       ---------------------------------------------------
                                          2004                      2003                       2002
                                 ------------------------   ------------------------   ------------------------
                                 By Number   By Principal   By Number   By Principal   By Number   By Principal
Period of Delinquency             of Loans      Balance      of Loans      Balance      of Loans      Balance
                                 ---------   ------------   ---------   ------------   ---------   ------------
30 to 59 days ................     2.40%         1.87%        3.16%         2.48%         3.59%        3.17%
60 to 89 days ................     0.50%         0.38%        0.75%         0.57%         0.87         0.74
90 days or more ..............     0.33%         0.25%        0.46%         0.34%         0.53         0.46
                                   ----          ----         ----          ----          ----         ----
   Total .....................     3.23%         2.50%        4.37%         3.39%         4.99%        4.36%
                                   ====          ====         ====          ====          ====         ====
Foreclosure ..................     1.13%         0.87%        1.16%         0.90%         1.45%        1.25%

     The following table presents, for the portfolio of mortgage loans secured by one- to four-family residential properties which were originated by or for CMMC and which are owned by JPMorgan Chase Bank or Chase Mortgage Holdings, Inc. and serviced by CMMC, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                                Month Ended              Month Ended
                                               March 31, 2004         December 31, 2003
                                           ---------------------   ---------------------
                                           (Dollars in Millions)   (Dollars in Millions)
Average portfolio principal amount .....          $29,249                 $28,474

                                           Twelve Months Ended   Twelve Months Ended
                                            December 31, 2003     December 31, 2003
                                           -------------------   -------------------
Net gains (losses)(1)...................         (0.001%)              (0.02)%

     (1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosures and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

     There can be no assurance that delinquency, foreclosure and loss experience of the mortgage loans included in the trust will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

     The trust will issue twenty-nine classes of Senior Certificates and twelve classes of Subordinate Certificates. All of the Senior Certificates (other than the Class 1-A-2 certificates) are offered by this prospectus supplement. Of the Subordinate Certificates, only the Class B-1, Class B-2 and Class B-3 certificates are offered by this prospectus supplement.

     The offered certificates will have the respective initial Certificate Principal Balances or Notional Amounts specified in the table beginning on page S-5.

     The offered certificates, other than the Residual Certificates, will be issued in book-entry form as described below. The offered certificates will be issued in the minimum dollar denominations described in the table below.

                 Forms and Denominations of Offered Certificates

                                                                      Original          Minimum       Incremental
                            Class                                  Certificate Form   Denomination   Denomination
----------------------------------------------------------------   ----------------   ------------   ------------
Classes 1-A-1, 2-A-1, 2-A-2, 2-A-4, 2-A-5, 2-A-6, 2-A-9,
   2-A-10, 2-A-11, 2-A-12, 2-A-13, 2-A-14, 2-A-15, 3-A-1,
   4-A-1, 5-A-1, 5-A-2, 6-A-1, 7-A-1, 15-PO, 30-PO, B-1, B-2
   and B-3 .....................................................      Book-Entry        $ 25,000          $1
Classes 2-A-7 and 2-A-8 ........................................      Book-Entry        $  1,000          $1
Classes 2-A-3, 15-A-X, 30-A-X ..................................      Book-Entry        $100,000          $1
Classes A-LR and A-UR ..........................................        Physical        $     50          N/A

     Distributions on the offered certificates are required to be made by the trust administrator on the related Distribution Date, commencing in July 2004, to the persons in whose names such certificates are registered at the close of business on the related Record Date.

Book-Entry Certificates

     The offered certificates, other than the Residual Certificates, will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through DTC, or indirectly through organizations that are participants in that system. The book-entry certificates of each class will be issued in one or more certificates that equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

     Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors--Regular Securities" and "--REMICs--Backup Withholding" in the prospectus.

     Transfers between participants of DTC will occur in accordance with DTC rules.

     In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports relating to the trust will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trust administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor is unable to locate a qualified successor; or

          (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the trust administrator's receipt of notice of the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all participants of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration to the trust administrator, the trust administrator will issue Definitive Certificates. The trust administrator will then recognize the holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the depositor, the transferor, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Physical Certificates

     The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable at the office of the trust administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-MASTR 2004-6. Under the Pooling and Servicing Agreement, the trust administrator will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "--Restrictions on Transfer of the Residual Certificates" below.

     Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date. Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trust administrator, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trust administrator or by such other means of payment as such certificateholder and the trust administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trust administrator specified in the notice to the holders thereof of such final distribution.

Allocation of Available Funds

     Distributions to holders of each class of Senior Certificates in each Certificate Group will be made on each related Distribution Date from Available Funds related to such Certificate Group. Distributions to holders of the Class 15-A-X and Class 15-PO Certificates will be made on each related Distribution Date from Available Funds related to Certificate Group 3, Certificate Group 4, Certificate Group 5 and Certificate Group 6. Distributions to holders of the Class 30-A-X Certificates will be made on each related Distribution Date from Available Funds related to Certificate Group 1 and Certificate Group 2. Distributions to holders of the Class 30-PO certificates will be made on each related Distribution Date from Available Funds related to Certificate Group 2 and Certificate Group 7. Distributions to the Senior Certificates in each Group (other than Group 1) will also be made, to the extent of cross-collateralization payments described in this prospectus supplement, from Available Funds from the other Groups (other than Group 1) remaining after payment of the Senior Certificates in such Group. Distributions to holders of the Group 1 Subordinate Certificates will be made on each Distribution Date from Available Funds related to Asset Group 1 remaining after payment of amounts due to the Group 1 Senior Certificates. Distributions to holders of the Group B Subordinate Certificates will be made on each Distribution Date from Available Funds related to each Asset Group (other than Asset Group 1) remaining after payment of amounts due to the related Senior Certificates.

     On each related Distribution Date, the Available Funds will be distributed in the order of priority set forth below among the certificates to the extent available:

     first, concurrently,

     (A) from the Available Funds for Asset Group 1, to each class of Group 1 Senior Certificates and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (A), the Accrued Certificate Interest for the Class 30-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates calculated pursuant to clause (b)(ii) of the definition of "Notional Amount";

     (B) from the Available Funds for Asset Group 2, to each class of Group 2 Certificates (other than the Class 2-A-15 certificates) and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (B), the Accrued Certificate Interest for the Class 30-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates attributable to the Group 2 Loans; provided, further, that the Accrued Certificate Interest with respect to the Class 2-A-11 certificates prior to the Class 2-A-11 Accretion Termination Date will be added to the Certificate Principal Balance of the Class 2-A-11 certificates and distributed as principal, as described below under "--Principal--Principal Allocation of the Class 2-A-11 Accrual Amount";

     (C) from the Available Funds for Asset Group 3, to each class of Group 3 Certificates and the Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (C), the Accrued Certificate Interest for the Class 15-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 3 Loans;

     (D) from the Available Funds for Asset Group 4, to the Class 4-A-1 and Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (D), the Accrued Certificate Interest for the Class 15-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 4 Loans;

     (E) from the Available Funds for Asset Group 5, to the Class 5-A-1 and Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (E), the Accrued Certificate Interest for the Class 15-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 5 Loans;

     (F) from the Available Funds for Asset Group 6, to the Class 6-A-1 and Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided, that for purposes of distributions pursuant to this clause (F), the Accrued Certificate Interest for the Class 15-A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 6 Loans; and

     (G) from the Available Funds for Asset Group 7, to the Class 7-A-1 Certificates, the applicable Accrued Certificate Interest for that Distribution Date;

     second, concurrently,

     (A) from the Available Funds for Asset Group 1, to the Group 1 Senior Certificates, the Senior Optimal Principal Amount for Group 1 for that Distribution Date, as follows:

          (1) first, to the Class 1-A-1 certificates, until its Certificate Principal Balance is reduced to zero; and

          (2) second, to the Class 1-A-2 certificates, until its Certificate Principal Balance is reduced to zero.

provided, however, that notwithstanding the priorities in this clause (A), on each Distribution Date on or after the related Cross-Over Date, distributions of principal on the Group 1 Senior Certificates that are then outstanding (up to the Senior Optimal Principal Amount for Group 1 for that Distribution Date) will be made pro rata among all such certificates, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and

     (B) from the Available Funds for Asset Group 2, to the Group 2 Certificates (other than the Class 2-A-3 certificates) and Class 30-PO certificates, concurrently as follows:

          (1) to the Group 2 Certificates (other than the Class 2-A-3 certificates), the Senior Optimal Principal Amount for Group 2 for that Distribution Date, as follows:

               (a) first, to the Class 2-A-12 and Class 2-A-13 certificates and Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3, the Group 2 Priority Principal Distribution Amount, pro rata, based on Certificate Principal Balances and Component Balances, until their respective Certificate Principal Balances and Component Balances are reduced to zero;

               (b) second, concurrently, as follows:

                    (i) 23.8267049709%, to the Class 2-A-6 certificates, until its Certificate Principal Balance is reduced to zero;

                    (ii) 57.5517039498%, as follows:

                         (x) first, to the Class 2-A-1 and Class 2-A-2
                    certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and

                         (y) second, to the Class 2-A-5 and Class 2-A-15
                    certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

                    (iii) 18.6215910793%, as follows:

                         (x) first, to the Class 2-A-4 certificates, until its
                    Certificate Principal Balance is reduced to zero; and

                         (y) second, to the Class 2-A-5 and Class 2-A-15
                    certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

               (c) third, concurrently, as follows:

                    (i) 33.3333316518%, as follows:

                         (x) first, to the Class 2-A-7 certificates, until its
                    Certificate Principal Balance is reduced to zero; and

                         (y) second, to the Class 2-A-8 certificates, until its
                    Certificate Principal Balance is reduced to zero;

                    (ii) 66.6666683482%, as follows:

                         (x) first, to the Class 2-A-9 certificates, until its
                    Certificate Principal Balance is reduced to zero;

                         (y) second, to the Class 2-A-10 certificates, until its
                    Certificate Principal Balance is reduced to zero; and

                         (z) third, to the Class 2-A-11 certificates, until its
                    Certificate Principal Balance is reduced to zero;

               (d) fourth, to the Class 2-A-12 and Class 2-A-13 certificates and Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3, pro rata, based on Certificate Principal Balances and Component Balances, until their respective Certificate Principal Balances and Component Balances are reduced to zero;

provided, however, that notwithstanding the priorities in this clause (B)(1), on each Distribution Date on or after the related Cross-Over Date, distributions of principal on the Group 2 Certificates that are then outstanding (up to the Senior Optimal Principal Amount for Group 2 for that Distribution Date) will be made pro rata among all such certificates, based on Certificate Principal Balances and, with respect to the Class 2-A-14 certificates, Component Balances, until their respective Certificate Principal Balances and Component Balances are reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Asset Group 2 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     (C) from the Available Funds for Asset Group 3, to the Group 3 Certificates and Class 15-PO certificates, concurrently as follows:

          (1) to the Group 3 Certificates, the Senior Optimal Principal Amount for Group 3 for that Distribution Date, as follows:

               (a) first, to the Class A-LR and Class A-UR certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and

               (b) second, to the Class 3-A-1 certificates, until its Certificate Principal Balance is reduced to zero; and

          (2) to the Class 15-PO certificates, the Group PO Principal Distribution Amount for Asset Group 3 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     (D) from the Available Funds for Asset Group 4, to the Class 4-A-1 certificates and Class 15-PO certificates, concurrently, as follows:

          (1) to the Class 4-A-1 certificates, the Senior Optimal Principal Amount for Group 4 for that Distribution Date, until its Certificate Principal Balance is reduced to zero; and

          (2) to the Class 15-PO certificates, the Group PO Principal Distribution Amount for Asset Group 4 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     (E) from the Available Funds for Asset Group 5, to the Group 5 Certificates and Class 15-PO certificates, concurrently, as follows:

          (1) to the Class 5-A-1 and Class 5-A-2 certificates, pro rata, based on Certificate Principal Balances, the Senior Optimal Principal Amount for Group 5 for that Distribution Date, until their respective Certificate Principal Balances are reduced to zero; and

          (2) to the Class 15-PO certificates, the Group PO Principal Distribution Amount for Asset Group 5 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     (F) from the Available Funds for Asset Group 6, to the Class 6-A-1 certificates and Class 15-PO certificates, concurrently, as follows:

          (1) to the Class 6-A-1 certificates, the Senior Optimal Principal Amount for Group 6 for that Distribution Date, until its Certificate Principal Balance is reduced to zero; and

          (2) to the Class 15-PO certificates, the Group PO Principal Distribution Amount for Asset Group 6 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     (G) from the Available Funds for Asset Group 7, to the Class 7-A-1 certificates and Class 30-PO certificates, concurrently, as follows:

          (1) to the Class 7-A-1 certificates, the Senior Optimal Principal Amount for Group 7 for that Distribution Date, until its Certificate Principal Balance is reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Asset Group 7 for that Distribution Date, until its Certificate Principal Balance is reduced to zero;

     third, on any Distribution Date prior to the related Cross-Over Date, (A)
(i) first, from any PO Recoveries for that Distribution Date related to Asset Group 3, Asset Group 4, Asset Group 5 and Asset Group 6 in the aggregate, to the Class 15-PO certificates, up to the Group 3 PO Deferred Amount, Group 4 PO Deferred Amount, Group 5 PO Deferred Amount and Group 6 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Asset Group 3, Asset Group 4, Asset Group 5 and Asset Group 6, to the Class 15-PO certificates, up to the remaining Group 3 PO Deferred Amount, Group 4 PO Deferred Amount, Group 5 PO Deferred Amount and Group 6 PO Deferred Amount for that Distribution Date, and (B) (i) first, from any PO Recoveries for that Distribution Date related to Asset Group 2 and Asset Group 7 in the aggregate, to the Class 30-PO certificates, up to the Group 2 PO Deferred Amount and Group 7 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Asset Group 2 and Asset Group 7, to the Class 30-PO certificates, up to the remaining Group 2 PO Deferred Amount and Group 7 PO Deferred Amount for that Distribution Date; provided that, (1) on any Distribution Date, (a) the aggregate of the distributions pursuant to clauses
(A)(ii) and (B)(ii) of this priority third of the Group PO

Deferred Amounts will not exceed the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates for that Distribution Date, (2) such distributions will not reduce the Certificate Principal Balance of the Class 15-PO or Class 30-PO certificates and (3) no distribution will be made in respect of any such Group PO Deferred Amounts on or after the related Cross-Over Date;

     fourth, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-1 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-1 certificates for that Distribution Date and (2) the Class B-1 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-1 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-1 certificates for that Distribution Date and (2) the Class 1-B-1 certificates' Allocable Share for that Distribution Date;

     fifth, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-2 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-2 certificates for that Distribution Date and (2) the Class B-2 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-2 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-2 certificates for that Distribution Date and (2) the Class 1-B-2 certificates' Allocable Share for that Distribution Date;

     sixth, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-3 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-3 certificates for that Distribution Date and (2) the Class B-3 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-3 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-3 certificates for that Distribution Date and (2) the Class 1-B-3 certificates' Allocable Share for that Distribution Date;

     seventh, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-4 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-4 certificates for that Distribution Date and (2) the Class B-4 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-4 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-4 certificates for that Distribution Date and (2) the Class 1-B-4 certificates' Allocable Share for that Distribution Date;

     eighth, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-5 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-5 certificates for that Distribution Date and (2) the Class B-5 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-5 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-5 certificates for that Distribution Date and (2) the Class 1-B-5 certificates' Allocable Share for that Distribution Date;

     ninth, (A) from the remaining Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, to the Class B-6 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-6 certificates for that Distribution Date and (2) the Class B-6 certificates' Allocable Share for that Distribution Date and (B) from the remaining Available Funds for Asset Group 1, to the Class 1-B-6 certificates in the following order:
(1) the Accrued Certificate Interest on the Class 1-B-6 certificates for that Distribution Date and (2) the Class 1-B-6 certificates' Allocable Share for that Distribution Date; and

     tenth, to the Class A-LR or Class A-UR certificates, as applicable, any remaining portion (which is expected to be zero) of the Available Funds in each Lower-Tier REMIC or the Upper-Tier REMIC for that Distribution Date.

Interest

     Interest will accrue on the certificates (other than the Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates) on their respective Certificate Principal Balances or Notional Amounts, as applicable, at the respective interest rates set forth in the table beginning on page S-5 during each Interest Accrual Period; provided, however, that prior to the Class 2-A-11 Accretion Termination Date, interest that would have been distributed on the Class 2-A-11 certificates, will instead be added to the Certificate Principal Balance of the Class 2-A-11 certificates.

     The "Accrued Certificate Interest" for each class of certificates (other than the Principal Only Certificates) for each Distribution Date will be an amount equal to (1) the interest accrued at such class's pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such class of certificates, minus each class's pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

     The Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates are principal-only certificates and will not accrue interest.

          For any Distribution Date, the "Net Interest Shortfall"

     (A) for Asset Group 2 will equal the sum of:

               (1) the aggregate Net Interest Shortfall allocated to the Underlying Certificates for such Distribution Date;

               (2) the aggregate amount of interest that would otherwise have been received for each Group 2 Loan that was the subject of a Relief Act Reduction (such amount, the "Interest Shortfall"); and

               (3) any Net Prepayment Interest Shortfall for Asset Group 2; and

     (B) for any Asset Group (other than Asset Group 2) will equal the sum of:

               (1) the aggregate amount of interest that would otherwise have been received for each Loan in that Asset Group that was the subject of a Relief Act Reduction (such amount, the "Interest Shortfall"); and

               (2) any related Net Prepayment Interest Shortfall.

     With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" for any Asset Group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that Asset Group. See "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each Asset Group, any Net Interest Shortfall (except as provided below with respect to Asset Group 2) and the interest portion of any Excess Losses through the related Cross-Over Date and, after the related Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the related outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses. The amount of Accrued Certificate Interest that would have been allocated to the Class 15-A-X Certificates in respect of any Asset Group shall be based on the amount of interest accruing on the portion of the Class 15-A-X Notional Amount derived from such Asset Group. The amount of Accrued Certificate Interest that would have been allocated to the Class 30-A-X Certificates in respect of any Asset Group shall be based on the amount of interest accruing on the portion of the Class 30-A-X Notional Amount derived from such Asset Group. The amount of Accrued Certificate Interest that would have been allocated to each Class of Group B Subordinate Certificates in respect of any Asset Group shall be based upon the amount of interest accruing at the Required Coupon for such Asset Group on such Class' proportionate share, based on Certificate Principal Balance of the related Group Subordinate Amount for that Distribution Date. See "--Allocation of Losses" below and "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement. With respect to Asset Group 2, the portion of the Net Interest Shortfall constituting the Net Interest Shortfall allocated to the Underlying Certificates for a Distribution Date, will only be allocated among the Group 2 Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated to these certificates in the absence of such shortfall.

     With respect to any Asset Group, the interest portion of any Realized Losses (other than Excess Losses) occurring prior to the related Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related Group on the related Distribution Date. As a result of the subordination of the Subordinate Certificates, such losses will be borne first by the outstanding related Subordinate Certificates in inverse order of priority (e.g., with respect to any Asset Group (other than Asset Group 1), first to Class B-6, then to Class B-5, and so forth, and with respect to Asset Group 1, first to Class 1-B-6, then to Class 1-B-5, and so forth).

     If Available Funds and available credit enhancement for any Group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of Senior Certificates (other than the Principal Only Certificates) related to such Group, any shortfall in available amounts will be allocated among those classes in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes (or, with respect to the Class 15-A-X and Class 30-A-X certificates, the portion of its Accrued Certificate Interest derived from that Asset Group). The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definitions of Accrued Certificate Interest in this prospectus supplement. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Principal

     Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date. The Interest Only Certificates do not have a Certificate Principal Balance and will not be entitled to distributions of principal.

     Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under "--Allocation of Available Funds" above in accordance with priority second. The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group (other than the Interest Only Certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such Group and the Group PO Principal Distribution Amount for such Group, if any, for the respective Distribution Date. If the applicable Available Funds are insufficient to make the full distribution as described in the second paragraph under "--Allocation of Available Funds" above in accordance with priority second (B), (C), (D), (E), (F) and (G), such Available Funds will be distributed to the Senior Certificates of such Group and the Class 15-PO or Class 30-PO certificates, as applicable, pro rata, based on the applicable Senior Optimal Principal Amount and the Group PO Principal Distribution Amount, if any, respectively.

     Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made on each Distribution Date as described in the second paragraph under "Description of the Offered Certificates--Allocation of Available Funds" above in accordance with priorities fourth through ninth, as adjusted for cross-collateralization as described under "--Subordination--Cross-Collateralization" below.

     If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the related Subordinate Certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding related Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis. On any Distribution Date, any reduction in funds available for distribution to the classes of Subordinate Certificates resulting from a distribution of any Group PO Deferred Amounts to the Class 15-PO or Class 30-PO certificates, or to cover any shortfalls in distributions to the Senior Certificates of any Group due to a shortfall in Available Funds for such Group, will be allocated to the classes of related Subordinate Certificates, in inverse order of priority.

     Prior to the related Cross-Over Date, Non-PO Recoveries received during the calendar month prior to a Distribution Date with respect to a loss on a Loan will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of certificates on the related Distribution Date. It is possible that such payment will not be made to the class that originally bore the loss. Further, even though a class may have previously had its Certificate Principal Balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction. Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Pool Balance of the Loans, the Certificate Principal Balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

               (a) first, up to the amount of the Non-PO Recoveries with respect to any Asset Group, the Certificate Principal Balance of each class of Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the Interest Only Certificates) of the Certificate Group corresponding to that Asset Group will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

               (b) second, up to the amount of the Non-PO Recoveries remaining after allocation pursuant to clause (a), the Certificate Principal Balance of each class of related Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses previously allocated to such class, if any.

     Any increase in the Certificate Principal Balance of the Class 2-A-14 certificates due to Non-PO Recoveries will result in an increase in the Component Balance of each of Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3, pro rata based on Component Balance.

     Commencing on the related Cross-Over Date, the amount of any Recovery on a Loan received during the calendar month prior to a Distribution Date will be distributed to the Senior Certificates, without a corresponding reduction in their Certificate Principal Balances, as follows: (i) the PO Percentage of the Recovery will be distributable to the Class 15-PO certificates (with respect to a Group 3, Group 4, Group 5 or Group 6 Loan) or the Class 30-PO certificates (with respect to a Group 2 or Group 7 Loan), and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and Interest-Only Certificates) of the Certificate Group corresponding to that Asset Group, pro rata.

          Principal Allocation of the Class 2-A-11 Accrual Amount

          On each Distribution Date prior to the Class 2-A-11 Accretion Termination Date, the Class 2-A-11 Accrual Amount will be added to the Certificate Principal Balance of the Class 2-A-11 certificates (and thereafter accrue interest at the applicable pass-through rate).

          On each Distribution Date prior to the Class 2-A-11 Accretion Termination Date, the Class 2-A-11 Accrual Amount, if any, will be distributed as principal, sequentially, as follows:

               (1) first, to the Class 2-A-9 certificates, until its Certificate Principal Balance is reduced to zero;

               (2) second, to the Class 2-A-10 certificates, until its Certificate Principal Balance is reduced to zero; and

               (3) third, to the Class 2-A-11 certificates, until its Certificate Principal Balance is reduced to zero.

Allocation of Losses

          On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount Loan in Asset Group 3, Asset Group 4, Asset Group 5 or Asset Group 6 will be allocated to the Class 15-PO certificates until the Certificate Principal Balance of the Class 15-PO certificates is reduced to zero and the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess
Loss) on a Discount Loan in Asset Group 2 or Asset Group 7 will be allocated to the Class 30-PO certificates until the Certificate Principal Balance of the Class 30-PO certificates is reduced to zero.

          On each Distribution Date prior to the related Cross-Over Date, distributions in respect of each Group PO Deferred Amount will be made on the Class 15-PO and Class 30-PO certificates, in each case, in accordance with priority third of the second paragraph under "--Allocation of Available Funds" above to the extent of any PO Recoveries and certain other Available Funds remaining after distributions in accordance with priority second of that paragraph. Any distribution of such PO Recoveries and any other Available Funds in respect of a Group PO Deferred Amount will not reduce the Certificate Principal Balance of the Class 15-PO or Class 30-PO certificates. No interest will accrue on any Group PO Deferred Amount. On each Distribution Date prior to the related Cross-Over Date, the Certificate Principal Balance of the most subordinate class of the Group B Subordinate Certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class 15-PO and Class 30-PO certificates in respect of any Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 4 PO Deferred Amount, Group 5 PO Deferred Amount, Group 6 PO Deferred Amount or Group 7 PO Deferred Amount. After the related Cross-Over Date no distributions will be made in respect of any related Group PO Deferred Amount and Realized Losses will be allocated to the Class 15-PO or Class 30-PO certificates without a right of reimbursement from any other class of certificates.

          Prior to the applicable Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of (a) Group B Subordinate Certificates, with respect to such losses on any Loans (other than Group 1 Loans), and (b) Group 1 Subordinate Certificates, with respect to such losses on the Group 1 Loans, in each case, in inverse order of priority of payment, until the Certificate Principal Balance of each class has been reduced to zero.

          Commencing on the related Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss on a Loan will be allocated among the outstanding classes of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the Interest Only Certificates), pro rata, based on Certificate Principal Balance of the Certificate Group related to the Loan that incurred the Realized Loss; provided, however, that (i) the Class 2-A-13 certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A-12 certificates, other than Excess Losses, for so long as the Class 2-A-13 certificates are outstanding,
(ii) Component 2-A-14-1 will bear the principal portion of all Realized Losses allocable to the Class 2-A-1 certificates, other than Excess Losses, for so long as Component 2-A-14-1 is outstanding, (iii) Component 2-A-14-2 will bear the principal portion of all Realized Losses allocable to the Class 2-A-11 certificates, other than Excess Losses, for so long as Component 2-A-14-2 is outstanding and (iv) Component 2-A-14-3 will bear the principal portion of all Realized Losses allocable to the Class 2-A-5 certificates, other than Excess Losses, for so long as Component 2-A-14-3 is outstanding.

          With respect to Asset Group 2 and any Distribution Date, the principal portion of any Excess Losses and Realized Losses on an Underlying Loan allocated to the Underlying Certificates for that Distribution Date will be allocated pro rata to the Group 2 Certificates, based on their Certificate Principal Balances (notwithstanding the existence of Group B Subordinate Certificates at that time); provided, however, that (i) the Class 2-A-13 certificates will bear the principal portion of all Realized Losses on the Underlying Loans allocable to the Class 2-A-12 certificates, other than Excess Losses, for so long as the Class 2-A-12 certificates are outstanding, (ii) Component 2-A-14-1 will bear the principal portion of all Realized Losses on the Underlying Loans allocable to the Class 2-A-1 certificates, other than Excess Losses, for so long as Component 2-A-14-1 is outstanding, (iii) Component 2-A-14-2 will bear the principal portion of all Realized Losses on the Underlying Loans allocable to the Class 2-A-11 certificates, other than Excess Losses, for so long as Component 2-A-14-2 is outstanding and (iv) Component 2-A-14-3 will bear the principal portion of all Realized Losses on the Underlying Loans allocable to the Class 2-A-5 certificates, other than Excess Losses, for so long as Component 2-A-14-3 is outstanding.

          Any Realized Loss allocated to the Class 2-A-14 certificates will be allocated between Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3, pro rata, based on their outstanding Component Balances.

          With respect to Asset Group 1, the applicable Non-PO Percentage of the principal portion of any Excess Loss in Asset Group 1 for any Distribution Date will be allocated pro rata among all outstanding classes of Group 1 Senior Certificates and all the outstanding Group 1 Subordinate Certificates, in each case, based on their then-outstanding Certificate Principal Balances.

          With respect to any Asset Group (other than Asset Group 1), the applicable Non-PO Percentage of the principal portion of any Excess Loss on Loans in such Asset Group for any Distribution Date will be allocated pro rata among all outstanding classes of Senior Certificates entitled to principal distributions of the related Certificate Group (other than the Class 15-PO and Class 30-PO certificates) and all the outstanding Group B Subordinate Certificates, in each case, based on their then-outstanding Certificate Principal Balances (except, (i) with respect to the

Group B Subordinate Certificates, based on its pro rata share of the related Group Subordinate Amount and (ii) with respect to the Group 2 Certificates, based on their then-outstanding Certificate Principal Balances minus the Certificate Principal Balance of the Underlying Certificates after giving effect to any distributions thereon on the related Underlying Distribution Date).

          On each Distribution Date, each Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of related Subordinate Certificates then outstanding.

          A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

          All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and/or interest on the certificates, commencing on the following Distribution Date.

          The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates entitled to distributions of interest as described under "--Interest" above.

          No reduction of the Certificate Principal Balance of any class of Group 1 Senior Certificates will be made on any Distribution Date on account of any Realized Loss on a Loan to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group 1 Certificates as of that Distribution Date to an amount less than the Pool Balance for Asset Group 1 as of the following Distribution Date minus any Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero.

          No reduction of the Certificate Principal Balance of any class of Senior Certificates of any Group (other than Group 1) will be made on any Distribution Date on account of any Realized Loss on a Loan to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates (other than the Group 1 Certificates) as of that Distribution Date to an amount less than the aggregate of the Pool Balance for each Asset Group (other than Asset Group 1) as of the following Distribution Date minus any Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero.

          Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable Group PO Principal Distribution Amount and the Subordinate Optimal Principal Amount relating to that Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions related to that Group. Regardless of when they occur, Debt Service Reductions related to a Group may reduce the amount of Available Funds of that Group otherwise available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates, the reduction in Available Funds of a Group resulting from any Debt Service Reductions will be borne by the related Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Subordination

          Group 2 Certificates

     In addition to the subordination available to the Group 2 Certificates described below, the Underlying Certificates benefit from the subordination of certain other underlying subordinate certificates issued by the underlying trust. See "Description of the Offered Certificates--Subordination" in the underlying prospectus supplement attached hereto as Annex C.

          Priority of Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Group 1 Subordinate Certificates will equal approximately 3.00% of the initial Pool Balance for Asset Group 1. As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Group B Subordinate Certificates will equal approximately 1.80% of the initial aggregate Pool Balance for all Asset Groups (other than Asset Group 1). The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the related Senior Certificates, to the extent described above. The subordination of the Subordinate Certificates is intended:

               (1) to enhance the likelihood of timely receipt by the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related Senior Certificates; and

               (2) to afford the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) protection against Realized Losses, to the extent described above.

     If Realized Losses in any Asset Group exceed the credit support provided to the related Senior Certificates, or if Excess Losses in any Asset Group occur, all or a portion of such losses will be borne by those Senior Certificates. In addition, if any losses are allocated to the Underlying Certificates at any time, those losses will be allocated to the Group 2 Certificates.

     The protection afforded to the holders of the Senior Certificates by means of the subordination feature will be accomplished by:

               (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the related Subordinate Certificates, in accordance with the paydown rules specified under "--Allocation of Available Funds" above, the amounts due to the holders of the Senior Certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the related Subordinate Certificates;

               (2) the allocation to the related Subordinate Certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss on any Loan to the extent set forth in this prospectus supplement; and

               (3) the allocation to the related Subordinate Certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a Discount Loan to the extent set forth in this prospectus supplement through the operation of any Class PO Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses described in this prospectus supplement to the Group B Subordinate Certificates or the Group 1 Subordinate Certificates, as applicable, on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those Subordinate Certificates then outstanding.

     In addition, in order to extend the period during which the Group B Subordinate Certificates or Group 1 Subordinate Certificates remain available as credit enhancement for the related Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be distributed to the Senior Certificates of the related Certificate Group then entitled to principal distributions (other than the Class 15-PO and Class 30-PO certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this prospectus supplement. This allocation has the effect of accelerating the amortization of the related Senior Certificates as a group (other than the Class 15-PO and Class 30-PO certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the related Subordinate Certificates.

     After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the related Subordinate Certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds related to Asset Group 1 (in the case of the Group 1 Subordinate Certificates), and each Asset Group, other than Asset Group 1 (in the case of the Group B Subordinate Certificates), in an amount equal to the Accrued Certificate Interest on the related Subordinate Certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of the classes of related Subordinate Certificates. These amounts distributed to the holders of the Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.


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

          Priority Among Subordinate Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class 1-B-4, Class 1-B-5 and Class 1-B-6 certificates, all of which are subordinate in right of distribution to the Class 1-B-1, Class 1-B-2 and Class 1-B-3 certificates, will equal approximately 0.60% of the initial Pool Balance of Asset Group 1 and approximately 20.01% of the initial aggregate Certificate Principal Balance of all of the Group 1 Subordinate Certificates. On each Distribution Date, the holders of any particular class of Group 1 Subordinate Certificates, will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for Asset Group 1, prior to any distribution being made on such date on each class of Group 1 Subordinate Certificates ranking junior to such class.

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B-4, Class B-5 and Class B-6 certificates, all of which are subordinate in right of distribution to the Class B-1, Class B-2 and Class B-3 certificates offered under this prospectus supplement, will equal approximately 0.35% of the initial aggregate Pool Balance of each Asset Group (other than Asset Group 1) and approximately 19.45% of the initial aggregate Certificate Principal Balance of all of the Group B Subordinate Certificates. On each Distribution Date, the holders of any particular class of Group B Subordinate Certificates, will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for each Asset Group (other than Asset Group 1) in the aggregate, prior to any distribution being made on such date on each class of Group B Subordinate Certificates ranking junior to such class.

     In addition, with respect to any Asset Group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the Certificate Principal Balances of the related Subordinate Certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of related Subordinate Certificates and the Senior Certificates of the related Group.

     In order to maintain the relative levels of subordination among the Group B Subordinate Certificates and Group 1 Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the related Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied. See "--Principal" above. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of related Subordinate Certificates (other than the Class B-1 and Class 1-B-1 certificates), the amortization of more senior ranking classes of related Subordinate Certificates may occur more rapidly than would otherwise have been the case.


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

     As a result of the subordination of the Subordinate Certificates, these certificates in increasing order of priority of payment will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

          Cross-Collateralization

     On each related Distribution Date, funds otherwise payable to the Group B Subordinate Certificates are required to be applied to payment of the Senior Certificates (other than the Group 1 Senior Certificates) as follows: (i) first, to cover any Accrued Certificate Interest on such Senior Certificates (other than the Principal Only Certificates) remaining unpaid, (ii) second, prior to the related Cross-Over Date, in respect of Group PO Deferred Amounts for the Class 15-PO and Class 30-PO certificates then payable but not paid from Available Funds for the related Asset Groups, (iii) third, to pay principal of the Senior Certificates of an Undercollateralized Group, and (iv) fourth, to maintain subordination levels under limited circumstances where the Senior Certificates (other than the related Principal Only Certificates and Interest Only Certificates) of one or more Certificate Groups (other than the Certificate Group 1) have been paid in full as described below.

     To the extent any Accrued Certificate Interest with respect to any class of Senior Certificates (other than the Group 1 Senior Certificates and the Principal Only Certificates) remains unpaid, Available Funds remaining from the other Groups (other than Asset Group 1) after payments on Senior Certificates in such Group will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one class within a Certificate Group, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

     Prior to the applicable Cross-Over Date, to the extent any Group PO Deferred Amount for any Asset Group then payable has not been paid from PO Recoveries and any other Available Funds for the related Asset Groups, then, following any payments to the related Senior Certificates pursuant to the preceding paragraph, amounts that would otherwise constitute the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates will be applied to pay any such unpaid Group PO Deferred Amount.

     If on any Distribution Date one or more of the Certificate Groups (other than Certificate Group 1) is an Undercollateralized Group, then all amounts otherwise distributable as principal on the Group B Subordinate Certificates as the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates (other than amounts needed to pay any Group PO Deferred Amounts as described above) will be paid to the Senior Certificates (other than the related Interest Only Certificates and Class 15-PO and Class 30-PO certificates) related to each Undercollateralized Group as principal in accordance with the priorities set forth above under "--Allocation of Available Funds" until the aggregate Certificate Principal Balance of the Senior Certificates (other than the related Interest Only Certificates and Class PO certificates) related to each Undercollateralized Group less, with respect to the Group 2 Certificates, the Certificate Principal Balance of the Underlying Certificates after giving effect to any distributions thereon on the related Underlying Distribution Date, equals the Pool Balance of the related Asset Group (net of the PO Percentage of the Discount Loans in such Asset Group). Amounts allocated to a

Certificate Group pursuant to this provision will be paid to the Senior Certificates of that Group (other than the related Interest Only Certificates and Class 15-PO and Class 30-PO certificates) in accordance with the priority of payment set forth above under "--Allocation of Available Funds."

     On or after the date on which the Certificate Principal Balances of all of the Classes of the Senior Certificates in any Certificate Group (other than Certificate Group 1) have been reduced to zero, amounts otherwise distributable as principal on the Group B Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates attributable to Loans in the Asset Group with respect to which the related Senior Certificates have been paid in full), will be allocated pro rata among the other Certificate Groups, based on the aggregate Certificate Principal Balance of the remaining Senior Certificates, if applicable, of such Groups, and paid to such Senior Certificates in accordance with the priorities set forth above for the applicable Group under "--Allocation of Available Funds," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any Asset Group (other than Asset Group 1) delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

     Any application of the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates pursuant to the preceding four paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in "--Allocation of Available Funds."

Restrictions on Transfer of the Residual Certificates

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trust administrator in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Noneconomic Residual Interests" in the prospectus.

     Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

     The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.


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

     The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

     The Residual Certificates will contain a legend describing the foregoing restrictions.

Reports to Certificateholders

     On the earlier of the two Distribution Dates to occur each month, the trust administrator will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement and any other interested parties, a single Distribution Date statement combining the information for both Distribution Dates in that month, based in part on information provided by each servicer as well as information included in the Underlying Distribution Date Statement, which Distribution Date statement generally will set forth, among other things:

               (1) the amount of the distribution on the related Distribution Date made to the holders of each class of certificates allocable to principal;

               (2) the amount of the distribution on the related Distribution Date made to the holders of each class of certificates allocable to interest;

               (3) any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

               (4) any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

               (5) the Certificate Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

               (6) the Pool Balance for each Asset Group for the related Distribution Date;

               (7) the Senior Percentage and the Subordinate Percentage for each Group for the following Distribution Date;

               (8) the aggregate amount of Servicing Fees with respect to the related Distribution Date;

               (9) the pass-through rate of interest on each class of certificates for that Distribution Date;

               (10) the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

               (11) (a) the number and aggregate unpaid principal balance of Loans (exclusive of Loans in foreclosure) delinquent:


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

                         (i) 1 to 30 days;

                         (ii) 31 to 60 days;

                         (iii) 61 to 90 days; and

                         (iv) 91 or more days.

                    (b) the number and aggregate unpaid principal balance of
               Loans in foreclosure and delinquent;

               (12) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

               (13) the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date set forth in the related Servicing Agreement;

               (14) the Senior Prepayment Percentage for each Group for the Distribution Date;

               (15) the aggregate Realized Losses, for each Asset Group, on Loans incurred during the prior calendar month; and also, with respect to Asset Group 2, Realized Losses on the Underlying Loans allocable to the Underlying Certificates;

               (16) each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the determination date as set forth in the related Servicing Agreement;

               (17) the amount of principal and interest, if any, distributed in respect of the Underlying Certificates on the related Underlying Distribution Date;

               (18) the principal balance of the Underlying Certificates (a) immediately prior to the related Distribution Date and (b) as of such Distribution Date after giving effect to the distribution of principal made thereon on the related Underlying Distribution Date; and

               (19) for the Underlying Trust, in tabular form, the following information as of the immediately preceding Underlying Distribution Date:
     (1) the aggregate principal balance of the Underlying Loans, (2) the fractions expressed as percentages, the numerators of which are the aggregate principal balance of Underlying Loans that are (a) 31-60 days,
     (b) 61-90 days, and (c) 91 days or more delinquent, (d) in foreclosure, and
     (e) related to REO properties, respectively, and the denominators of which are, in each case, the aggregate principal balance of the Underlying Loans,
     (3) the cumulative and current dollar amount of realized losses on the Underlying Loans, and (4) the dollar amount of any Realized Losses allocated to the Underlying Certificates.


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

     The trust administrator will make the Distribution Date statement available each month via its internet website. The trust administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the trust administrator's website can be obtained by calling the trust administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator's customer service desk and indicating such. The trust administrator shall have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the trust administrator shall provide timely and adequate notification to the certificateholders and the parties to the Pooling and Servicing Agreement regarding any such changes.

     The trust administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

     As a condition to access the trust administrator's internet website, the trust administrator may require registration and the acceptance of a disclaimer. The trust administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

     Generally, distributions to the Group 2 Certificates relate to payments on the Underlying Certificates and the Group 2 Loans, and distributions on the Group 1, Group 3, Group 4, Group 5, Group 6 and Group 7 Certificates relate to payments on the related Loans. The effective yield on the Senior Certificates of any Certificate Group will depend upon, among other things, (i) the price at which the certificates are purchased and (ii) the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the related Loans and with respect to Certificate Group 2, the Underlying Loans. If significant principal distributions are made on your certificates, you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of the Interest Only Certificates, you may not fully recover your initial investment. No prediction can be made as to the rate of prepayments on the Loans or Underlying Loans in either stable or changing interest rate environments. The final distribution of principal on your certificates could occur significantly earlier than you anticipated. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the related Loans and with respect to the Group 2 Certificates, the Underlying Loans.

Prepayments and Defaults

     The rate of principal distributions on each class of certificates, the aggregate amount of each interest distribution on each class of such certificates and the yield to maturity on each class of such certificates will be directly related to:


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

          (A) with respect to the Group 2 Certificates, the timing and amount of distributions of principal on the Underlying Certificates, which will be directly related to and affected by:

               (1)  the amortization schedules of the Underlying Loans;

               (2)  the prepayment experience of the Underlying Loans; and

               (3) under some circumstances, the rates of delinquencies, defaults or losses experienced on the Underlying Loans;

          (B) the amortization schedules of the related Loans;

          (C) the prepayment experience of the related Loans; and

          (D) under some circumstances, the rates of delinquencies, defaults or losses experienced on the related Loans.

     Other than approximately 0.29% of the Group 7 Loans, the borrowers may generally prepay their Underlying Loans or Loans, as applicable, at any time without penalty. Each of the Underlying Loans and Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus. Additionally, (i) repurchases by UBS Real Estate Securities Inc. of any Underlying Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) or any optional repurchase of the Underlying Loans in connection with a termination of the Underlying Trust will have the same effect as a prepayment and result in distributions on the Underlying Certificates which would otherwise be distributed over the remaining terms of the Underlying Loans and (ii) repurchases by UBS Real Estate Securities Inc. of any Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) or any optional repurchase of the Loans in connection with a termination of the trust will have the same effect as a prepayment and result in distributions on the offered certificates which would otherwise be distributed over the remaining terms of the Loans.

     The rate of principal prepayments on the Loans and Underlying Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among the Loans and Underlying Loans at any time because of specific factors relating to the Loans and Underlying Loans. These factors include:

          (1)  the age of the Loans or Underlying Loans;

          (2) the geographic location of the related properties and the extent of the related borrowers' equity in those properties; and

          (3) changes in the borrowers' housing needs and employment and job transfers.


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

     Furthermore, because the characteristics of the Underlying Loans differ, the Underlying Loans as whole may be expected to prepay at different rates, and because the characteristics of the Loans differ, the Loans as a whole may be expected to prepay at different rates.

     In general, if prevailing interest rates for loans similar to the Loans or the Underlying Loans fall significantly below the interest rates at the time of origination, the Loans or the Underlying Loans may be subject to higher prepayment rates than if prevailing interest rates for loans similar to the Loans or the Underlying Loans remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates for loans similar to the Loans or the Underlying Loans rise appreciably above the interest rates at the time of origination, the Loans or the Underlying Loans may experience a lower prepayment rate than if prevailing interest rates for loans similar to the Loans or the Underlying Loans remained at or below those existing at the time those Loans or Underlying Loans were originated. We cannot make assurances as to the prepayment rate of the Loans or the Underlying Loans. In addition, we cannot make assurances that the Loans or the Underlying Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

     In general, if a Group 2 Certificate is purchased at a premium over its face amount and principal distributions on the Underlying Certificates (which are directly related to the rate of principal payments on the Underlying Loans) or payments of principal on the Group 2 Loans occur at a rate faster than that assumed at the time of purchase, or if a Senior Certificate (other than a Group 2 Certificate) is purchased at a premium over its face amount and payments of principal on the Loans, or in the case of the Class 15-A-X or Class 30-A-X certificates, the Non-Discount Loans, in the related Asset Groups occur at a rate faster than that assumed at the time of purchase, in each case, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase and, in the case of the Interest Only Certificates, the investor may not recover its initial investment. Conversely, if a Group 2 Certificate is purchased at a discount from its face amount and principal distributions on the Underlying Certificates (which are directly related to the rate of principal payments on the Underlying Loans) or payments of principal on the Group 2 Loans occur at a rate that is slower than that assumed at the time purchase, or if a Senior Certificate (other than a Group 2 Certificate) is purchased at a discount from its face amount and payments of principal on the Loans in the related Asset Group occur at a rate that is slower than that assumed at the time of purchase, or if a Class 15-PO certificate is purchased and payments of principal on the Discount Loans in Asset Group 3, Asset Group 4, Asset Group 5 or Asset Group 6 occur at a rate that is slower than that assumed at the time of purchase, or if a Class 30-PO certificate is purchased and payments of principal on the Discount Loans in Asset Group 2 or Asset Group 7 occur at a rate that is slower than that assumed at the time of purchase, in each case, the purchaser's actual yield to maturity will be lower than originally anticipated.

     As described under "Description of the Offered Certificates--Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments related to a Loan will be initially distributed to the classes of Senior Certificates of the related Certificate Group (other than the Class 15-PO and Class 30-PO certificates and Interest Only Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the such classes of Senior Certificates (other than the Class 15-PO and

Class 30-PO certificates and Interest Only Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class 2-A-2 certificates should understand that if LIBOR is greater than or equal to 7.600% per annum, the pass-through rate of such class will remain at its maximum rate of 8.000% per annum. Investors in the Class 2-A-2 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

     Conversely, investors in the Class 2-A-3 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields. Investors in the Class 2-A-3 certificates should understand that if LIBOR is greater than or equal to approximately 7.600% per annum, such class will accrue interest at its minimum rate of 0.000% per annum. Further, based on the modeling assumptions set forth under "--Modeling Assumptions" below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Group 2 Loans and Underlying Loans are expected to produce a negative yield to investors in the Class 2-A-3 certificates. See "--Sensitivity of the Interest Only Certificates" below.

     Investors in the Class 2-A-2 or Class 2-A-3 certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class 2-A-2 or Class 2-A-3 certificate.

     The rate and timing of defaults on the Loans and Underlying Loans will also affect the rate and timing of principal payments on the Loans and Underlying Loans, respectively, and thus the yield on the offered certificates. We cannot make assurances as to the rate of losses or delinquencies on any of the Loans or Underlying Loans. To the extent that any losses are incurred on any of the Loans or Underlying Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The weighted average life of the Group 2 Certificates will be influenced by, among other factors, the timing and amount of principal distributions on the Underlying Certificates (which are directly related to the rate of principal payments on the Underlying Loans) and the rate of principal payments on the Group 2 Loans, and the weighted average life of the Certificates (other than the Group 2 Certificates) will be influenced by, among other factors, the rate of principal payments on the related Loans.

     The last scheduled Distribution Date for the Group 3, Group 4, Group 5, Group 6, Class 15-PO and Class 15-A-X Certificates is the distribution date in July 2019. This date represents the Distribution Date occurring in the month following the maturity date of the latest maturing loan in Asset Group 3, Asset Group 4, Asset Group 5 and Asset Group 6. It is possible that the Certificate Principal Balance or Notional Amount of these certificates may be fully paid or reduced to zero, as applicable, prior to this date, or may not be fully paid or reduced to zero, as applicable, by this date.

     The last scheduled Distribution Date for the Group 1 Senior, Group 2 (other than the Class 2-A-9 and Class 2-A-10 certificates), Class 30-A-X and Group 1 Subordinate Certificates is the distribution date in June 2034. This date represents the Distribution Date occurring in the month following the maturity date of the latest maturing loan in Asset Group 1 and Asset Group 2. It is possible that the Certificate Principal Balance or Notional Amount of these certificates may be fully paid or reduced to zero, as applicable, prior to this date, or may not be fully paid or reduced to zero, as applicable, by this date. Based on the modeling assumptions specified under "Prepayment and Yield Considerations--Modeling Assumptions" in this prospectus supplement, and the additional assumption that no principal prepayments are experienced on the Group 2 Loans or Underlying Loans, the last scheduled Distribution Date for the Class 2-A-9 certificates is the distribution date in November 2016 and for the Class 2-A-10 certificates is the distribution date in July 2023; however, it is possible that the principal of these certificates may be fully paid prior to these dates or may not be fully paid by these dates.

     The last scheduled Distribution Date for the Group 7, Class 30-PO, Class A-LR, Class A-UR and Group B Subordinate Certificates is the distribution date in July 2034. This date represents the Distribution Date occurring in the month following the maturity date of the latest maturing loan in Asset Group 7. It is possible that the Certificate Principal Balance of these certificates may be fully paid prior to this date, or may not be fully paid by this date.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under "Description of the Offered Certificates--Reports to Certificateholders" in this prospectus supplement. These statements will include information as to the outstanding Certificate Principal Balance or Notional Amount of the certificates. We cannot assure that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The Lockout Certificates

     Investors in the Class 2-A-12, Class 2-A-13 or Class 2-A-14 certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in July 2009, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other classes of Certificates that are entitled to earlier distributions of principal.

The Offered Group B Subordinate Certificates

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Group B Subordinate Certificates will be affected by the rate of prepayments on the related Loans, as well as the rate of borrower defaults on the Loans (other than the Group 1 Loans) resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Group B Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Loans (other than the Group 1 Loans) that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Group B Subordinate Certificates with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted related Loans than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Group B Subordinate Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Group B Subordinate Certificates will be more sensitive to losses due to liquidations of defaulted related Loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount and the related Subordinate Certificate Writedown Amount. To the extent not covered by a servicer's or the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the related Loans may also have a relatively greater effect:

          (1) on the yields to investors in the Group B Subordinate Certificates with higher alphanumerical designations than on the yields to investors in those Group B Subordinate Certificates with lower alphanumerical designations; and

          (2) on the yields to investors in the Group B Subordinate Certificates than on the yields to investors in the other classes of certificates.

     As described under "Description of the Offered Certificates--Interest," "--Principal," "--Allocation of Losses" and "--Subordination" in this prospectus supplement, amounts otherwise distributable to holders of any class of Group B Subordinate Certificates will be made available to protect the holders of the Senior Certificates (other than the Group 1 Senior Certificates) against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Group B Subordinate Certificates.

     To the extent that a Group B Subordinate Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Modeling Assumptions

     For purposes of preparing the tables below, the following modeling assumptions have been made:

          (1) no delinquencies or losses occur on the Assumed Loans (as defined below) and all scheduled principal payments on the Assumed Loans are timely received on the due date of each month commencing in July 2004;

          (2) the scheduled payments on the Assumed Loans have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the mortgage interest rate, and the remaining amortization term to stated maturity such that the Assumed Loans will fully amortize by their remaining amortization term;

          (3) all Assumed Loans prepay monthly at the specified percentages of the Prepayment Assumption;

               (a) no optional or other early termination of the offered certificates occurs; and

               (b) no substitutions or repurchases of the Assumed Loans occur;

          (4) all prepayments in respect of the Assumed Loans include 30 days' accrued interest and are received on the last day of each month commencing in June 2004;

          (5) the closing date for the offered certificates is June 29, 2004;

          (6) each year will consist of twelve 30-day months;

          (7) cash distributions are received by the holders of the offered certificates on the 25th day of each month, with respect to the certificates (other than the Group 2 Certificates), and the 26th day of each month, with respect to the Group 2 Certificates, in each case, commencing in July 2004; and

          (8) The Underlying Loans consist of the following loans ("Assumed Underlying Loans") and each Asset Group consists of the following loans ("Assumed Asset Group Loans," and together with the Assumed Underlying Loans, the "Assumed Loans") with the following characteristics:

                    ASSUMED ASSET GROUP LOAN CHARACTERISTICS

                                  ASSET GROUP 1

                                                    Remaining Term to
   Cut-off Date        Mortgage          Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
 $109,217,571.67    5.5200970086%   5.2700970086%          358              2

                                  ASSET GROUP 2

                                                    Remaining Term to
   Cut-off Date       Mortgage           Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $60,376,533.38    5.6146976833%   5.3488644668%          357              3
  $38,783,788.05    5.9541809914%   5.6912587946%          357              2

                                  ASSET GROUP 3

                                                    Remaining Term to
   Cut-off Date       Mortgage           Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $29,757,316.62    5.3770776153%   5.1306988670%          177              3
  $42,497,860.37    5.6430258436%   5.3943260196%          175              5

                                  ASSET GROUP 4

                                                    Remaining Term to
  Cut-off Date         Mortgage          Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $37,837,324.44    5.1176753028%   4.8716208496%          177              3
  $67,351,415.83    5.2637223124%   5.0165841154%          177              3

                                  ASSET GROUP 5

                                                    Remaining Term to
   Cut-off Date        Mortgage           Net        Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $82,522,201.22    4.8797052447%   4.6306018199%          178              2
  $75,596,560.81    5.0009024065%   4.7578155993%          178              2

                                  ASSET GROUP 6

                                                    Remaining Term to
   Cut-off Date        Mortgage          Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $16,791,020.90    4.5440827402%   4.2952810724%          178              2
  $41,293,122.25    4.7486798948%   4.5105047851%          178              2

                                  ASSET GROUP 7

                                                    Remaining Term to
   Cut-off Date        Mortgage          Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
  $89,466,565.59    5.3586772292%   5.0982684840%          358              2
  $55,026,837.75    5.5000000000%   5.2500000000%          357              1

                     ASSUMED UNDERLYING LOAN CHARACTERISTICS

                              MASTR 2003-8 GROUP 1

                                                    Remaining Term to
  Cut-off Date         Mortgage          Net         Stated Maturity    Seasoning
Principal Balance   Interest Rate   Mortgage Rate       (Months)         (Months)
-----------------   -------------   -------------   -----------------   ---------
 $130,952,415.51    5.5559546651%   5.3059546651%          349             11
 $238,623,333.34    5.8641204832%   5.6141204832%          348             11

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this prospectus supplement with respect to the Loans (other than the Group 1 Loans) and the Underlying Loans (the "Standard Prepayment Assumption" or "SPA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Loans or Underlying Loans.

     With respect to the Loans (other than the Group 1 Loans) or Underlying Loans, a 100% Standard Prepayment Assumption assumes (i) a per annum constant prepayment rate of 0.20% of the then outstanding principal balance of the related Loans or Underlying Loans, as applicable, in the first month of the life of those Loans or Underlying Loans, as applicable, (ii) an additional 0.20% per annum in each month thereafter until the 30th month and (iii) a constant prepayment rate of 6% per annum each month thereafter.

     With respect to the Group 1 Loans, the Prepayment Assumption is a constant prepayment rate ("CPR") of 15% per annum.

     Neither of the Prepayment Assumptions purports to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans or Underlying Loans. None of the master servicer, the depositor, the trust administrator, the trustee or the underwriter makes any representations about the appropriateness of the Prepayment Assumptions.

Sensitivity of the Principal Only Certificates

     The Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates will be "principal-only" certificates and will not bear interest. As indicated in the tables below, a lower than anticipated rate of principal payments (including prepayments) on the Underlying Loans or the Group 2 Loans will have an adverse effect on the yield to investors in the Class 2-A-15 certificates, a lower than anticipated rate of principal payments (including prepayments) on the Group 5 Loans will have an adverse effect on the yield to investors in the Class 5-A-2 certificates, a lower than anticipated rate of principal payments on the Discount Loans in Asset Group 3, Asset Group 4, Asset Group 5 or Asset Group 6 will have an adverse effect on the yield to investors in the Class 15-PO certificates, and a lower than anticipated rate of principal payments on the Discount Loans in Asset Group 2 or Asset Group 7 will have an adverse effect on the yield to investors in the Class 30-PO certificates.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Principal Only Certificates to various constant percentages of the applicable

Prepayment Assumption. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Principal Only Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Principal Only Certificates, and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     As described under "Description of the Offered Certificates--Principal" in this prospectus supplement, each Group PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Loans in the related Asset Group. The Discount Loans will have lower Net Mortgage Rates (and lower Mortgage Interest Rates) than the other Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class 15-PO or Class 30-PO certificates.

     The information set forth in the following tables has been prepared on the basis of the modeling assumptions set forth under "--Modeling Assumptions" above and on the assumption that the aggregate purchase prices of the Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates (expressed as a percentage of the initial Certificate Principal Balance of such class) are 45.00%, 75.00%, 74.50% and 64.00%:

     Sensitivity of Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO
            Certificates to Prepayments (Pre-Tax Yields to Maturity)

                             Percentages of the Applicable Prepayment Assumption
                             ---------------------------------------------------
           Class                    0%     100%    300%     400%     500%
--------------------------        -----   -----   ------   ------   ------
Class 2-A-15 .............        3.137%  5.009%  13.378%  17.810%  21.947%
Class 5-A-2 ..............        3.620%  4.727%   7.257%   8.582%   9.902%
Class 15-PO ..............        3.716%  4.839%   7.387%   8.716%  10.036%
Class 30-PO ..............        2.501%  4.606%   9.566%  11.963%  14.250%

     It is unlikely that the Loans and Underlying Loans will have the precise characteristics described in this prospectus supplement or that the Loans and Underlying Loans will all prepay at the same rate until maturity or that all of the Loans and Underlying Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the tables above, even if all of the Loans and Underlying Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Loans and Underlying Loans for any period or over the life of the Principal Only Certificates or as to the yield on Principal Only Certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Principal Only Certificates.

Sensitivity of the Interest Only Certificates

     The Interest Only Certificates will not be entitled to distributions of principal. As indicated in the table below, a higher than anticipated rate of principal payments (including prepayments) on the Underlying Loans or the Group 2 Loans (with respect to the Class 2-A-3 certificates) or the related Loans (with respect to the Class 15-A-X and Class 30-A-X certificates) could result in the failure of investors in the Interest Only Certificates to fully recover their initial investment.

     The tables below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 15-A-X and Class 30-A-X certificates to various constant percentages of the applicable Prepayment Assumption. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     The Notional Amount of the Class 15-A-X certificates is based on the Scheduled Principal Balances of the Group 3 Non-Discount Loans, Group 4 Non-Discount Loans, Group 5 Non-Discount Loans and Group 6 Non-Discount Loans and the Notional Amount of the Class 30-A-X certificates is based on the Scheduled Principal Balances of the Group 2 Non-Discount Loans and the Group 1 Loans. See "Description of the Offered Certificates--Interest" in this prospectus supplement. The related Non-Discount Loans will have higher Net Mortgage Rates (and higher Mortgage Interest Rates) than the other related Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Loans may prepay at higher rates, thereby reducing the resulting yield of the Class 15-A-X and Class 30-A-X certificates than would be the case if the Non-Discount Loans prepaid at the same rate as the other related Loans. An investor in the Class 15-A-X or Class 30-A-X certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) on the related Non-Discount Loans, and in the case of the Class 30-A-X certificates, the Group 1 Loans, could result in the failure of such investor to fully recover its initial investment.

     The information set forth in the following tables has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase prices of the Class 15-A-X and Class 30-A-X certificates (expressed as a percentage of the initial Notional Amount of each such class) are 15.50% and 20.00%, respectively, plus accrued interest:

    Sensitivity of Class 15-A-X and Class 30-A-X Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                            Percentages of the Applicable Prepayment Assumption*
                            ----------------------------------------------------
           Class                   0%      100%     300%     400%    500%
-------------------------        ------   ------   ------   -----   ------
Class 15-A-X ............        25.970%  20.942%  10.546%  5.167%  (0.343)%
Class 30-A-X ............        26.648%  21.516%  10.961%  5.533%   0.003%

     * For the purposes of this table, the applicable Prepayment Assumption for the Class 30-A-X certificates with respect to the Group 1 Loans is SPA.

     It is unlikely that the Group 1 Loans and the Non-Discount Loans will have the precise characteristics described in this prospectus supplement or that the Group 1 Loans and the Non-Discount Loans will all prepay at the same rate until maturity or that all of the Group 1 Loans and the Non-Discount Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 15-A-X and Class 30-A-X certificates are likely to differ from those shown in the tables above, even if all of the Group 1 Loans, with respect to the Class 30-A-X certificates, and the related Non-Discount Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Group 1 Loans and the Non-Discount Loans for any period or over the life of such certificates or as to the yield on such certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 15-A-X or Class 30-A-X certificates.

     The Class 2-A-3 certificates will be "interest only" certificates and will not be entitled to distributions of principal. In addition, the yield to investors in the Class 2-A-3 certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have an adverse effect on yield to such investors. As indicated in the table below, a higher than anticipated rate of principal payments (including prepayments) on the Group 2 Loans or the Underlying Loans could result in the failure of investors in the Class 2-A-3 certificates to fully recover their initial investment.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 2-A-3 certificates at various constant percentages of the applicable Prepayment Assumption and rates of LIBOR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 2-A-3 certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of the Class 2-A-3 certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "--Modeling Assumptions" above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be 1.28% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 2-A-3 certificates (expressed as a percentage of the initial Notional Amount of such class) is 8.50%, plus accrued interest:

 Sensitivity of the Class 2-A-3 Certificates to Prepayments and Changes in LIBOR
                          (Pre-Tax Yields to Maturity)

                                Percentages of Applicable Prepayment Assumption
                               -------------------------------------------------
            LIBOR                0%      100%      300%       400%       500%
----------------------------   ------   ------   -------    -------    -------
1.28% ......................   83.499%  73.450%   48.843%    35.631%    22.640%
2.28% ......................   68.741%  58.419%   32.397%    18.672%     5.386%
3.28% ......................   54.367%  43.604%   15.618%     1.257%   (12.383)%
5.28% ......................   26.541%  13.750%  (20.970)%  (37.107)%  (51.653)%
7.600% and above ...........       **       **       **          **         **

----------
**   Less than (99.99)%.

     It is unlikely that the Group 2 Loans and Underlying Loans will have the precise characteristics described in this prospectus supplement or that the Group 2 Loans and Underlying Loans will all prepay at the same rate until maturity or that all of the Group 2 Loans and Underlying Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class 2-A-3 certificates is likely to differ from those shown in the tables above, even if all of the Group 2 Loans and Underlying Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Group 2 Loans and Underlying Loans or the actual rates of LIBOR for any period or over the life of the Class 2-A-3 certificates or as to the yield on these certificates. You must make your own decision as to the appropriate prepayment assumptions and rates of LIBOR to be used in deciding whether to purchase the Class 2-A-3 certificates.

Weighted Average Lives of the Offered Certificates

     The following tables indicate at the specified percentages of the applicable Prepayment Assumption, the percentages of the original Certificate Principal Balances or Notional Amounts of the classes of offered certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of each class of certificates. The tables were prepared based on the modeling assumptions and all percentages are rounded to the nearest 1% (other than the ones indicated with an asterisk). As used in the following tables, the weighted average life of a class is determined by:

     (a) multiplying the amount of each distribution of principal or reduction of the Notional Amount, as the case may be, for that class by the number of years from the date of issuance to the related Distribution Date;

     (b) summing the results; and

     (c) dividing the sum by the aggregate distributions of principal or reductions of the Notional Amount referred to in clause (a) and rounding to two decimal places.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                   Class A-LR and Class A-UR                                Class 1-A-1
                        -----------------------------------------------   -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption   Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------   -----------------------------------------------
Distribution Date                0%    100%   250%   300%   400%                   0%     10%    15%    20%    30%
---------------------           ----   ----   ----   ----   ----                 -----   ----   ----   ----   ----
Initial .............            100    100    100    100    100                   100    100    100    100    100
June 25, 2005 .......              0      0      0      0      0                    98     83     75     68     53
June 25, 2006 .......              0      0      0      0      0                    96     68     55     43     20
June 25, 2007 .......              0      0      0      0      0                    94     54     37     22      0
June 25, 2008 .......              0      0      0      0      0                    91     42     23      7      0
June 25, 2009 .......              0      0      0      0      0                    89     31     10      0      0
June 25, 2010 .......              0      0      0      0      0                    86     22      *      0      0
June 25, 2011 .......              0      0      0      0      0                    83     13      0      0      0
June 25, 2012 .......              0      0      0      0      0                    80      6      0      0      0
June 25, 2013 .......              0      0      0      0      0                    77      0      0      0      0
June 25, 2014 .......              0      0      0      0      0                    74      0      0      0      0
June 25, 2015 .......              0      0      0      0      0                    70      0      0      0      0
June 25, 2016 .......              0      0      0      0      0                    67      0      0      0      0
June 25, 2017 .......              0      0      0      0      0                    63      0      0      0      0
June 25, 2018 .......              0      0      0      0      0                    59      0      0      0      0
June 25, 2019 .......              0      0      0      0      0                    54      0      0      0      0
June 25, 2020 .......              0      0      0      0      0                    50      0      0      0      0
June 25, 2021 .......              0      0      0      0      0                    45      0      0      0      0
June 25, 2022 .......              0      0      0      0      0                    40      0      0      0      0
June 25, 2023 .......              0      0      0      0      0                    35      0      0      0      0
June 25, 2024 .......              0      0      0      0      0                    29      0      0      0      0
June 25, 2025 .......              0      0      0      0      0                    23      0      0      0      0
June 25, 2026 .......              0      0      0      0      0                    16      0      0      0      0
June 25, 2027 .......              0      0      0      0      0                    10      0      0      0      0
June 25, 2028 .......              0      0      0      0      0                     3      0      0      0      0
June 25, 2029 .......              0      0      0      0      0                     0      0      0      0      0
June 25, 2030 .......              0      0      0      0      0                     0      0      0      0      0
June 25, 2031 .......              0      0      0      0      0                     0      0      0      0      0
June 25, 2032 .......              0      0      0      0      0                     0      0      0      0      0
June 25, 2033 .......              0      0      0      0      0                     0      0      0      0      0
June 25, 2034 .......              0      0      0      0      0                     0      0      0      0      0
Weighted Average Life
   (in years) .......           0.07   0.07   0.07   0.07   0.07                 14.84   3.70   2.53   1.89   1.22

                                  Class 2-A-1 and Class 2-A-2
                        -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------
Distribution Date                0%    100%   300%   400%   500%
---------------------          -----   ----   ----   ----   ----
Initial .............            100    100    100    100    100
June 25, 2005 .......             98     93     84     79     75
June 25, 2006 .......             95     83     59     48     37
June 25, 2007 .......             93     71     34     17      3
June 25, 2008 .......             90     60     13      0      0
June 25, 2009 .......             87     50      0      0      0
June 25, 2010 .......             84     41      0      0      0
June 25, 2011 .......             81     33      0      0      0
June 25, 2012 .......             78     25      0      0      0
June 25, 2013 .......             75     19      0      0      0
June 25, 2014 .......             71     13      0      0      0
June 25, 2015 .......             68      7      0      0      0
June 25, 2016 .......             64      2      0      0      0
June 25, 2017 .......             60      0      0      0      0
June 25, 2018 .......             56      0      0      0      0
June 25, 2019 .......             51      0      0      0      0
June 25, 2020 .......             47      0      0      0      0
June 25, 2021 .......             42      0      0      0      0
June 25, 2022 .......             36      0      0      0      0
June 25, 2023 .......             31      0      0      0      0
June 25, 2024 .......             25      0      0      0      0
June 25, 2025 .......             18      0      0      0      0
June 25, 2026 .......             12      0      0      0      0
June 25, 2027 .......              5      0      0      0      0
June 25, 2028 .......              0      0      0      0      0
June 25, 2029 .......              0      0      0      0      0
June 25, 2030 .......              0      0      0      0      0
June 25, 2031 .......              0      0      0      0      0
June 25, 2032 .......              0      0      0      0      0
June 25, 2033 .......              0      0      0      0      0
June 25, 2034 .......              0      0      0      0      0
Weighted Average Life
   (in years) .......          14.20   5.50   2.42   1.96   1.68

----------
* Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                           Class 2-A-4                              Class 2-A-5 and Class 2-A-15
                        -----------------------------------------------   -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption   Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------   -----------------------------------------------
Distribution Date                0%    100%   300%   400%   500%                   0%    100%    300%   400%   500%
---------------------          -----   ----   ----   ----   ----                 -----   -----   ----   ----   ----
Initial .............            100    100    100    100    100                   100     100    100    100    100
June 25, 2005 .......             98     94     87     83     79                   100     100    100    100    100
June 25, 2006 .......             96     86     66     56     47                   100     100    100    100    100
June 25, 2007 .......             94     76     45     31     19                   100     100    100    100    100
June 25, 2008 .......             92     67     27     12      0                   100     100    100     84     39
June 25, 2009 .......             89     58     13      0      0                   100     100     89     32      0
June 25, 2010 .......             87     51      3      0      0                   100     100     54      0      0
June 25, 2011 .......             84     44      0      0      0                   100     100     23      0      0
June 25, 2012 .......             82     38      0      0      0                   100     100      0      0      0
June 25, 2013 .......             79     32      0      0      0                   100     100      0      0      0
June 25, 2014 .......             76     27      0      0      0                   100     100      0      0      0
June 25, 2015 .......             73     22      0      0      0                   100     100      0      0      0
June 25, 2016 .......             70     18      0      0      0                   100     100      0      0      0
June 25, 2017 .......             67     14      0      0      0                   100      91      0      0      0
June 25, 2018 .......             63     10      0      0      0                   100      78      0      0      0
June 25, 2019 .......             59      6      0      0      0                   100      65      0      0      0
June 25, 2020 .......             55      3      0      0      0                   100      53      0      0      0
June 25, 2021 .......             51      0      0      0      0                   100      42      0      0      0
June 25, 2022 .......             47      0      0      0      0                   100      28      0      0      0
June 25, 2023 .......             42      0      0      0      0                   100      15      0      0      0
June 25, 2024 .......             37      0      0      0      0                   100       3      0      0      0
June 25, 2025 .......             32      0      0      0      0                   100       0      0      0      0
June 25, 2026 .......             26      0      0      0      0                   100       0      0      0      0
June 25, 2027 .......             20      0      0      0      0                   100       0      0      0      0
June 25, 2028 .......             14      0      0      0      0                    91       0      0      0      0
June 25, 2029 .......              7      0      0      0      0                    68       0      0      0      0
June 25, 2030 .......              *      0      0      0      0                    44       0      0      0      0
June 25, 2031 .......              0      0      0      0      0                    10       0      0      0      0
June 25, 2032 .......              0      0      0      0      0                     0       0      0      0      0
June 25, 2033 .......              0      0      0      0      0                     0       0      0      0      0
June 25, 2034 .......              0      0      0      0      0                     0       0      0      0      0
Weighted Average Life
   (in years) .......          15.96   6.99   2.93   2.34   1.98                 25.67   16.27   6.22   4.71   3.85

                                          Class 2-A-6
                        -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------
Distribution Date                0%    100%   300%   400%   500%
---------------------          -----   ----   ----   ----   ----
Initial .............            100    100    100    100    100
June 25, 2005 .......             98     95     88     84     81
June 25, 2006 .......             96     87     69     60     52
June 25, 2007 .......             94     78     49     37     26
June 25, 2008 .......             92     70     34     19      8
June 25, 2009 .......             90     62     21      6      0
June 25, 2010 .......             88     55     12      0      0
June 25, 2011 .......             86     49      5      0      0
June 25, 2012 .......             83     43      0      0      0
June 25, 2013 .......             81     38      0      0      0
June 25, 2014 .......             78     33      0      0      0
June 25, 2015 .......             75     29      0      0      0
June 25, 2016 .......             73     25      0      0      0
June 25, 2017 .......             70     21      0      0      0
June 25, 2018 .......             66     18      0      0      0
June 25, 2019 .......             63     14      0      0      0
June 25, 2020 .......             59     11      0      0      0
June 25, 2021 .......             55      8      0      0      0
June 25, 2022 .......             51      6      0      0      0
June 25, 2023 .......             47      3      0      0      0
June 25, 2024 .......             42      1      0      0      0
June 25, 2025 .......             38      0      0      0      0
June 25, 2026 .......             33      0      0      0      0
June 25, 2027 .......             27      0      0      0      0
June 25, 2028 .......             21      0      0      0      0
June 25, 2029 .......             15      0      0      0      0
June 25, 2030 .......              9      0      0      0      0
June 25, 2031 .......              2      0      0      0      0
June 25, 2032 .......              0      0      0      0      0
June 25, 2033 .......              0      0      0      0      0
June 25, 2034 .......              0      0      0      0      0
Weighted Average Life
   (in years) .......          16.88   7.98   3.29   2.60   2.18

----------
* Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                          Class 2-A-7                                         Class 2-A-8
                        -----------------------------------------------   -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption   Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------   -----------------------------------------------
Distribution Date                0%     100%   300%   400%   500%                 0%     100%    300%    400%   500%
---------------------          -----   -----   ----   ----   ----               -----   -----   -----   -----   ----
Initial .............            100     100    100    100    100                 100     100     100     100    100
June 25, 2005 .......            100     100    100    100    100                 100     100     100     100    100
June 25, 2006 .......            100     100    100    100    100                 100     100     100     100    100
June 25, 2007 .......            100     100    100    100    100                 100     100     100     100    100
June 25, 2008 .......            100     100    100    100    100                 100     100     100     100    100
June 25, 2009 .......            100     100    100    100     52                 100     100     100     100    100
June 25, 2010 .......            100     100    100     80      0                 100     100     100     100     73
June 25, 2011 .......            100     100    100     23      0                 100     100     100     100     13
June 25, 2012 .......            100     100     95      0      0                 100     100     100      83      0
June 25, 2013 .......            100     100     59      0      0                 100     100     100      55      0
June 25, 2014 .......            100     100     34      0      0                 100     100     100      41      0
June 25, 2015 .......            100     100     14      0      0                 100     100     100      30      0
June 25, 2016 .......            100     100      0      0      0                 100     100      97      22      0
June 25, 2017 .......            100     100      0      0      0                 100     100      77      16      0
June 25, 2018 .......            100     100      0      0      0                 100     100      61      12      0
June 25, 2019 .......            100     100      0      0      0                 100     100      48       9      0
June 25, 2020 .......            100     100      0      0      0                 100     100      37       6      0
June 25, 2021 .......            100     100      0      0      0                 100     100      29       4      0
June 25, 2022 .......            100     100      0      0      0                 100     100      22       3      0
June 25, 2023 .......            100     100      0      0      0                 100     100      17       2      0
June 25, 2024 .......            100     100      0      0      0                 100     100      13       2      0
June 25, 2025 .......            100      82      0      0      0                 100     100      10       1      0
June 25, 2026 .......            100      60      0      0      0                 100     100       7       1      0
June 25, 2027 .......            100      40      0      0      0                 100     100       5       1      0
June 25, 2028 .......            100      21      0      0      0                 100     100       4       *      0
June 25, 2029 .......            100       3      0      0      0                 100     100       3       *      0
June 25, 2030 .......            100       0      0      0      0                 100      78       2       *      0
June 25, 2031 .......            100       0      0      0      0                 100      53       1       *      0
June 25, 2032 .......             46       0      0      0      0                 100      30       *       *      0
June 25, 2033 .......              0       0      0      0      0                  49       8       *       *      0
June 25, 2034 .......                                                               0       0       0       0      0
Weighted Average Life
   (in years) .......          27.98   22.59   9.56   6.58   5.10               29.11   27.22   15.87   10.44   6.43

                                      Class 2-A-9
                        -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------
Distribution Date                 0%   100%   300%   400%   500%
---------------------           ----   ----   ----   ----   ----
Initial .............            100    100    100    100    100
June 25, 2005 .......             94     94     94     94     94
June 25, 2006 .......             88     88     88     88     88
June 25, 2007 .......             81     81     81     81     81
June 25, 2008 .......             75     75     75     75     75
June 25, 2009 .......             67     67     67     67      0
June 25, 2010 .......             60     60     60     24      0
June 25, 2011 .......             52     52     52      0      0
June 25, 2012 .......             43     43     34      0      0
June 25, 2013 .......             34     34      0      0      0
June 25, 2014 .......             25     25      0      0      0
June 25, 2015 .......             15     15      0      0      0
June 25, 2016 .......              5      5      0      0      0
June 25, 2017 .......              0      0      0      0      0
June 25, 2018 .......              0      0      0      0      0
June 25, 2019 .......              0      0      0      0      0
June 25, 2020 .......              0      0      0      0      0
June 25, 2021 .......              0      0      0      0      0
June 25, 2022 .......              0      0      0      0      0
June 25, 2023 .......              0      0      0      0      0
June 25, 2024 .......              0      0      0      0      0
June 25, 2025 .......              0      0      0      0      0
June 25, 2026 .......              0      0      0      0      0
June 25, 2027 .......              0      0      0      0      0
June 25, 2028 .......              0      0      0      0      0
June 25, 2029 .......              0      0      0      0      0
June 25, 2030 .......              0      0      0      0      0
June 25, 2031 .......              0      0      0      0      0
June 25, 2032 .......              0      0      0      0      0
June 25, 2033 .......              0      0      0      0      0
June 25, 2034 .......              0      0      0      0      0
Weighted Average Life
   (in years) .......           6.92   6.92   5.99   4.87   4.07

----------
*   Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                       Class 2-A-10                                         Class 2-A-11
                        -----------------------------------------------   -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption   Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------   -----------------------------------------------
Distribution Date                0%     100%   300%   400%   500%                  0%    100%    300%   400%   500%
---------------------          -----   -----   ----   ----   ----               -----   -----   -----   ----   ----
Initial .............            100     100    100    100    100                 100     100     100    100    100
June 25, 2005 .......            100     100    100    100    100                 105     105     105    105    105
June 25, 2006 .......            100     100    100    100    100                 111     111     111    111    111
June 25, 2007 .......            100     100    100    100    100                 117     117     117    117    117
June 25, 2008 .......            100     100    100    100    100                 123     123     123    123    123
June 25, 2009 .......            100     100    100    100     78                 130     130     130    130    130
June 25, 2010 .......            100     100    100    100      0                 137     137     137    137     79
June 25, 2011 .......            100     100    100      2      0                 144     144     144    144     14
June 25, 2012 .......            100     100    100      0      0                 152     152     152     89      0
June 25, 2013 .......            100     100     56      0      0                 160     160     160     59      0
June 25, 2014 .......            100     100      0      0      0                 169     169     165     44      0
June 25, 2015 .......            100     100      0      0      0                 178     178     132     32      0
June 25, 2016 .......            100     100      0      0      0                 188     188     104     24      0
June 25, 2017 .......             93      93      0      0      0                 198     198      83     17      0
June 25, 2018 .......             80      80      0      0      0                 208     208      65     13      0
June 25, 2019 .......             67      67      0      0      0                 219     219      51      9      0
June 25, 2020 .......             53      53      0      0      0                 231     231      40      7      0
June 25, 2021 .......             38      38      0      0      0                 244     244      31      5      0
June 25, 2022 .......             22      22      0      0      0                 257     257      24      3      0
June 25, 2023 .......              6       6      0      0      0                 271     271      19      2      0
June 25, 2024 .......              0       0      0      0      0                 276     276      14      2      0
June 25, 2025 .......              0       0      0      0      0                 276     246      11      1      0
June 25, 2026 .......              0       0      0      0      0                 276     209       8      1      0
June 25, 2027 .......              0       0      0      0      0                 276     174       6      1      0
June 25, 2028 .......              0       0      0      0      0                 276     142       4      *      0
June 25, 2029 .......              0       0      0      0      0                 276     112       3      *      0
June 25, 2030 .......              0       0      0      0      0                 276      83       2      *      0
June 25, 2031 .......              0       0      0      0      0                 276      57       1      *      0
June 25, 2032 .......              0       0      0      0      0                 185      32       1      *      0
June 25, 2033 .......              0       0      0      0      0                  53       9       *      *      0
June 25, 2034 .......              0       0      0      0      0                   0       0       0      0      0
Weighted Average Life
   (in years) .......          16.13   16.13   9.16   6.62   5.20               28.42   24.40   14.06   9.66   6.28

                          Class 2-A-12, Class 2-A-13 and Class 2-A-14
                        -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------
Distribution Date                0%     100%    300%   400%   500%
---------------------          -----   -----   -----   ----   ----
Initial .............            100     100     100    100    100
June 25, 2005 .......            100     100     100    100    100
June 25, 2006 .......            100     100     100    100    100
June 25, 2007 .......            100     100     100    100    100
June 25, 2008 .......            100     100     100    100    100
June 25, 2009 .......            100     100     100    100    100
June 25, 2010 .......             99      98      93     91     89
June 25, 2011 .......             99      94      85     81     75
June 25, 2012 .......             97      90      75     67     54
June 25, 2013 .......             95      84      62     53     37
June 25, 2014 .......             93      76      50     39     25
June 25, 2015 .......             90      70      40     29     17
June 25, 2016 .......             87      64      31     21     12
June 25, 2017 .......             84      58      25     15      8
June 25, 2018 .......             81      52      20     11      5
June 25, 2019 .......             78      47      15      8      4
June 25, 2020 .......             74      42      12      6      2
June 25, 2021 .......             70      38       9      4      2
June 25, 2022 .......             66      33       7      3      1
June 25, 2023 .......             62      29       6      2      1
June 25, 2024 .......             58      26       4      2      *
June 25, 2025 .......             53      22       3      1      *
June 25, 2026 .......             48      19       2      1      *
June 25, 2027 .......             42      16       2      1      *
June 25, 2028 .......             37      13       1      *      *
June 25, 2029 .......             31      10       1      *      *
June 25, 2030 .......             24       7       1      *      *
June 25, 2031 .......             18       5       *      *      *
June 25, 2032 .......             11       3       *      *      *
June 25, 2033 .......              3       1       *      *      *
June 25, 2034 .......              0       0       0      0      0
Weighted Average Life
   (in years) .......          20.54   15.48   10.97   9.86   8.84

----------
*    Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                             Class 3-A-1                                        Class 4-A-1
                            ------------------------------------------------   -----------------------------------------------
                            Percentages of Applicable Prepayment Assumption    Percentages of Applicable Prepayment Assumption
                            ------------------------------------------------   -----------------------------------------------
Distribution Date                     0%   100%   250%   300%   400%                     0%   100%   250%   300%   400%
-------------------------           ----   ----   ----   ----   ----                   ----   ----   ----   ----   ----
Initial .................            100    100    100    100    100                    100    100    100    100    100
June 25, 2005 ...........             95     93     90     89     87                     95     94     91     90     88
June 25, 2006 ...........             91     85     76     73     67                     90     85     77     74     69
June 25, 2007 ...........             86     75     60     56     48                     85     75     61     57     49
June 25, 2008 ...........             80     66     48     43     34                     80     66     49     44     35
June 25, 2009 ...........             74     57     38     32     23                     74     58     38     33     24
June 25, 2010 ...........             68     50     29     24     16                     68     50     30     25     17
June 25, 2011 ...........             62     42     22     18     11                     62     43     23     19     12
June 25, 2012 ...........             55     35     17     13      7                     55     36     17     14      8
June 25, 2013 ...........             48     29     13      9      5                     48     29     13     10      5
June 25, 2014 ...........             41     23      9      6      3                     41     23      9      7      3
June 25, 2015 ...........             33     17      6      4      2                     33     18      6      4      2
June 25, 2016 ...........             25     12      4      3      1                     25     13      4      3      1
June 25, 2017 ...........             16      7      2      1      1                     16      8      2      1      1
June 25, 2018 ...........              6      3      1      *      *                      7      3      1      1      *
June 25, 2019 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2020 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2021 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2022 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2023 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2024 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2025 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2026 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2027 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2028 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2029 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2030 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2031 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2032 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2033 ...........              0      0      0      0      0                      0      0      0      0      0
June 25, 2034 ...........              0      0      0      0      0                      0      0      0      0      0
Weighted Average Life
   (in years) ...........           8.33   6.48   4.67   4.25   3.57                   8.34   6.52   4.75   4.33   3.67


                                      Class 5-A-1 and Class 5-A-2
                            -----------------------------------------------
                            Percentages of Applicable Prepayment Assumption
                            -----------------------------------------------
Distribution Date                     0%   100%   250%   300%   400%
-------------------------           ----   ----   ----   ----   ----
Initial .................            100    100    100    100    100
June 25, 2005 ...........             95     94     91     90     89
June 25, 2006 ...........             90     85     77     75     70
June 25, 2007 ...........             85     75     62     58     50
June 25, 2008 ...........             80     66     49     44     35
June 25, 2009 ...........             74     58     38     33     24
June 25, 2010 ...........             68     50     30     25     17
June 25, 2011 ...........             62     42     23     18     11
June 25, 2012 ...........             55     36     17     13      8
June 25, 2013 ...........             48     29     13     10      5
June 25, 2014 ...........             41     23      9      7      3
June 25, 2015 ...........             33     18      6      4      2
June 25, 2016 ...........             25     13      4      3      1
June 25, 2017 ...........             17      8      2      1      1
June 25, 2018 ...........              8      3      1      1      *
June 25, 2019 ...........              0      0      0      0      0
June 25, 2020 ...........              0      0      0      0      0
June 25, 2021 ...........              0      0      0      0      0
June 25, 2022 ...........              0      0      0      0      0
June 25, 2023 ...........              0      0      0      0      0
June 25, 2024 ...........              0      0      0      0      0
June 25, 2025 ...........              0      0      0      0      0
June 25, 2026 ...........              0      0      0      0      0
June 25, 2027 ...........              0      0      0      0      0
June 25, 2028 ...........              0      0      0      0      0
June 25, 2029 ...........              0      0      0      0      0
June 25, 2030 ...........              0      0      0      0      0
June 25, 2031 ...........              0      0      0      0      0
June 25, 2032 ...........              0      0      0      0      0
June 25, 2033 ...........              0      0      0      0      0
June 25, 2034 ...........              0      0      0      0      0
Weighted Average Life
   (in years) ...........           8.34   6.53   4.77   4.35   3.69

----------
*    Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                              Class 6-A-1                                        Class 7-A-1
                            ------------------------------------------------   -----------------------------------------------
                            Percentages of Applicable Prepayment Assumption    Percentages of Applicable Prepayment Assumption
                            ------------------------------------------------   -----------------------------------------------
Distribution Date                    0%    100%   250%   300%   400%                   0%    100%     250%   300%   400%
-------------------------           ----   ----   ----   ----   ----                 -----   -----    ----   ----   ----
Initial .................            100    100    100    100    100                   100     100     100    100    100
June 25, 2005 ...........             95     94     91     90     89                    99      97      95     94     92
June 25, 2006 ...........             90     85     77     75     70                    97      92      84     81     76
June 25, 2007 ...........             85     75     62     58     50                    96      85      70     65     57
June 25, 2008 ...........             79     66     49     44     35                    94      78      58     53     42
June 25, 2009 ...........             74     57     38     33     24                    92      72      48     42     31
June 25, 2010 ...........             68     49     30     25     17                    90      66      40     34     23
June 25, 2011 ...........             61     42     23     18     11                    89      61      33     27     17
June 25, 2012 ...........             55     35     17     13      8                    86      56      28     21     13
June 25, 2013 ...........             48     29     13      9      5                    84      51      23     17      9
June 25, 2014 ...........             40     23      9      7      3                    82      47      19     14      7
June 25, 2015 ...........             33     18      6      4      2                    80      43      16     11      5
June 25, 2016 ...........             25     12      4      3      1                    77      39      13      9      4
June 25, 2017 ...........             16      8      2      1      1                    75      35      11      7      3
June 25, 2018 ...........              8      3      1      1      *                    72      32       9      5      2
June 25, 2019 ...........              0      0      0      0      0                    69      29       7      4      1
June 25, 2020 ...........              0      0      0      0      0                    66      26       6      3      1
June 25, 2021 ...........              0      0      0      0      0                    62      23       5      3      1
June 25, 2022 ...........              0      0      0      0      0                    59      21       4      2      1
June 25, 2023 ...........              0      0      0      0      0                    55      18       3      2      *
June 25, 2024 ...........              0      0      0      0      0                    51      16       2      1      *
June 25, 2025 ...........              0      0      0      0      0                    47      14       2      1      *
June 25, 2026 ...........              0      0      0      0      0                    43      12       1      1      *
June 25, 2027 ...........              0      0      0      0      0                    38      10       1      *      *
June 25, 2028 ...........              0      0      0      0      0                    34       8       1      *      *
June 25, 2029 ...........              0      0      0      0      0                    29       6       1      *      *
June 25, 2030 ...........              0      0      0      0      0                    23       5       *      *      *
June 25, 2031 ...........              0      0      0      0      0                    18       4       *      *      *
June 25, 2032 ...........              0      0      0      0      0                    12       2       *      *      *
June 25, 2033 ...........              0      0      0      0      0                     5       1       *      *      *
June 25, 2034 ...........              0      0      0      0      0                     0       0       0      0      0
Weighted Average Life
   (in years) ...........           8.30   6.50   4.74   4.33   3.67                 18.77   11.03    6.32   5.50   4.38

                                             Class 15-A-X
                            -----------------------------------------------
                            Percentages of Applicable Prepayment Assumption
                            -----------------------------------------------
Distribution Date                    0%    100%   250%   300%   400%
-------------------------           ----   ----   ----   ----   ----
Initial .................            100    100    100    100    100
June 25, 2005 ...........             95     93     90     89     87
June 25, 2006 ...........             91     85     76     73     68
June 25, 2007 ...........             85     75     61     57     48
June 25, 2008 ...........             80     66     48     43     35
June 25, 2009 ...........             74     58     38     33     24
June 25, 2010 ...........             68     50     30     25     17
June 25, 2011 ...........             62     42     23     19     12
June 25, 2012 ...........             55     36     17     14      8
June 25, 2013 ...........             48     29     13     10      5
June 25, 2014 ...........             41     23      9      7      3
June 25, 2015 ...........             33     18      6      4      2
June 25, 2016 ...........             24     12      4      3      1
June 25, 2017 ...........             16      7      2      1      1
June 25, 2018 ...........              6      3      1      *      *
June 25, 2019 ...........              0      0      0      0      0
June 25, 2020 ...........              0      0      0      0      0
June 25, 2021 ...........              0      0      0      0      0
June 25, 2022 ...........              0      0      0      0      0
June 25, 2023 ...........              0      0      0      0      0
June 25, 2024 ...........              0      0      0      0      0
June 25, 2025 ...........              0      0      0      0      0
June 25, 2026 ...........              0      0      0      0      0
June 25, 2027 ...........              0      0      0      0      0
June 25, 2028 ...........              0      0      0      0      0
June 25, 2029 ...........              0      0      0      0      0
June 25, 2030 ...........              0      0      0      0      0
June 25, 2031 ...........              0      0      0      0      0
June 25, 2032 ...........              0      0      0      0      0
June 25, 2033 ...........              0      0      0      0      0
June 25, 2034 ...........              0      0      0      0      0
Weighted Average Life
   (in years) ...........           8.32   6.49   4.72   4.30   3.64

----------

*    Less than 0.5%, but greater than zero.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                           Class 30-A-X                                         Class 15-PO
                        -------------------------------------------------   ------------------------------------------------
                        Percentages of Applicable Prepayment Assumption**   Percentages of Applicable  Prepayment Assumption
                        -------------------------------------------------   ------------------------------------------------
  Distribution Date               0%     100%   250%   300%   400%                     0%   100%   250%   300%   400%
---------------------           -----   -----   ----   ----   ----                    ---   ----   ----   ----   ----
Initial..............             100     100    100    100    100                    100    100    100    100    100
June 25, 2005........              99      97     95     94     92                     95     94     91     90     89
June 25, 2006........              97      92     84     81     76                     90     85     77     75     70
June 25, 2007........              96      85     70     66     57                     85     75     62     58     50
June 25, 2008........              94      79     59     53     43                     80     66     49     45     36
June 25, 2009........              93      73     49     43     32                     74     58     39     34     25
June 25, 2010........              91      67     41     34     24                     68     50     30     26     18
June 25, 2011........              89      62     34     28     18                     62     43     23     19     12
June 25, 2012........              87      57     28     22     13                     55     36     18     14      8
June 25, 2013........              85      52     24     18     10                     48     29     13     10      5
June 25, 2014........              83      48     20     14      7                     41     23     10      7      4
June 25, 2015........              81      44     16     11      5                     33     18      7      5      2
June 25, 2016........              78      40     13      9      4                     25     13      4      3      1
June 25, 2017........              76      36     11      7      3                     16      8      2      2      1
June 25, 2018........              73      33      9      6      2                      7      3      1      1      *
June 25, 2019........              70      30      7      4      2                      0      0      0      0      0
June 25, 2020........              67      27      6      3      1                      0      0      0      0      0
June 25, 2021........              64      24      5      3      1                      0      0      0      0      0
June 25, 2022........              60      21      4      2      1                      0      0      0      0      0
June 25, 2023........              57      19      3      2      *                      0      0      0      0      0
June 25, 2024........              53      16      2      1      *                      0      0      0      0      0
June 25, 2025........              49      14      2      1      *                      0      0      0      0      0
June 25, 2026........              44      12      1      1      *                      0      0      0      0      0
June 25, 2027........              40      10      1      1      *                      0      0      0      0      0
June 25, 2028........              35       8      1      *      *                      0      0      0      0      0
June 25, 2029........              30       7      1      *      *                      0      0      0      0      0
June 25, 2030........              24       5      *      *      *                      0      0      0      0      0
June 25, 2031........              18       4      *      *      *                      0      0      0      0      0
June 25, 2032........              12       2      *      *      *                      0      0      0      0      0
June 25, 2033........               5       1      *      *      *                      0      0      0      0      0
June 25, 2034........               0       0      0      0      0                      0      0      0      0      0
Weighted Average Life
(in years)...........           19.05   11.17   6.39   5.57   4.44                   8.33   6.54   4.80   4.39   3.73

                                           Class 30-PO
                        ------------------------------------------------
                        Percentages of Applicable  Prepayment Assumption
                        ------------------------------------------------
  Distribution Date             0%     100%   250%   300%   400%
---------------------          ----   -----   ----   ----   ----
Initial..............           100     100    100    100    100
June 25, 2005........            99      97     94     93     92
June 25, 2006........            97      91     83     80     75
June 25, 2007........            96      85     70     65     56
June 25, 2008........            94      78     58     52     42
June 25, 2009........            92      72     49     42     31
June 25, 2010........            90      67     41     34     23
June 25, 2011........            89      61     34     27     17
June 25, 2012........            87      56     28     22     13
June 25, 2013........            84      52     23     17     10
June 25, 2014........            82      47     19     14      7
June 25, 2015........            80      43     16     11      5
June 25, 2016........            77      39     13      9      4
June 25, 2017........            75      36     11      7      3
June 25, 2018........            72      32      9      6      2
June 25, 2019........            69      29      7      4      2
June 25, 2020........            66      26      6      3      1
June 25, 2021........            63      23      5      3      1
June 25, 2022........            59      21      4      2      1
June 25, 2023........            55      18      3      2      *
June 25, 2024........            52      16      2      1      *
June 25, 2025........            47      14      2      1      *
June 25, 2026........            43      12      1      1      *
June 25, 2027........            39      10      1      *      *
June 25, 2028........            34       8      1      *      *
June 25, 2029........            29       7      1      *      *
June 25, 2030........            23       5      *      *      *
June 25, 2031........            18       4      *      *      *
June 25, 2032........            12       2      *      *      *
June 25, 2033........             5       1      *      *      *
June 25, 2034........             0       0      0      0      0
Weighted Average Life
(in years)...........         18.79   11.04   6.33   5.51   4.39

----------
*    Less than 0.5%, but greater than zero.

** For the purpose of this table, the applicable Prepayment Assumption with respect to the Group 1 Loans is SPA.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
      AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                Class B-1, Class B-2 and Class B-3
                        -----------------------------------------------
                        Percentages of Applicable Prepayment Assumption
                        -----------------------------------------------
  Distribution Date              0%    100%   250%   300%   400%
---------------------         -----   -----   ----   ----   ----
Initial..............           100     100    100    100    100
June 25, 2005........            97      97     97     97     97
June 25, 2006........            93      93     93     93     93
June 25, 2007........            89      89     89     89     89
June 25, 2008........            85      85     85     85     85
June 25, 2009........            81      81     81     81     81
June 25, 2010........            77      75     73     72     71
June 25, 2011........            72      69     64     63     60
June 25, 2012........            67      62     55     52     47
June 25, 2013........            62      55     44     41     35
June 25, 2014........            57      47     34     31     24
June 25, 2015........            51      40     26     23     17
June 25, 2016........            45      33     20     16     11
June 25, 2017........            39      27     14     12      7
June 25, 2018........            32      21     10      8      5
June 25, 2019........            27      16      7      5      3
June 25, 2020........            25      14      6      4      2
June 25, 2021........            24      13      5      3      2
June 25, 2022........            23      12      4      3      1
June 25, 2023........            21      10      3      2      1
June 25, 2024........            20       9      2      1      1
June 25, 2025........            18       8      2      1      *
June 25, 2026........            17       7      1      1      *
June 25, 2027........            15       6      1      1      *
June 25, 2028........            13       5      1      *      *
June 25, 2029........            11       4      1      *      *
June 25, 2030........             9       3      *      *      *
June 25, 2031........             7       2      *      *      *
June 25, 2032........             4       1      *      *      *
June 25, 2033........             2       1      *      *      *
June 25, 2034........             0       0      0      0      0
Weighted Average Life
(in years)...........         12.38   10.35   8.72   8.37   7.84

----------
*    Less than 0.5%, but greater than zero.

Yield on the Residual Certificates

     The after-tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates. If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Loans. If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

General

     The certificates will be issued pursuant to the Pooling and Servicing Agreement, among the depositor, the transferor, the master servicer, the trust administrator, the custodians and the trustee. The Pooling and Servicing Agreement requires the master servicer to enforce the servicers' obligations to service the Loans pursuant to the related Servicing Agreements. The trust created under the Pooling and Servicing Agreement will consist generally of:

               (1) all of the depositor's right, title and interest in the Loans, the related Mortgage Notes, mortgages and other related documents;

               (2) all of the depositor's right, title and interest in the Underlying Certificates, including any payments thereon due after the Reference Date;

               (3) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof; and

               (4) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from those properties.

     The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Mortgage Assets

     On the closing date the depositor will transfer to the trust all of its right, title and interest in and to the Underlying Certificates (including all distributions on the Underlying Certificates after June 25, 2004), each Loan, the related Mortgage Notes, mortgages and other related documents, including all scheduled payments with respect to each Loan due after the Cut-off Date and all unscheduled payments with respect to each Loan received after the Cut-off Date. The trust administrator, concurrently with this transfer, will deliver the certificates to the depositor. Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

     The Pooling and Servicing Agreement will require that, on or prior to the closing date, the depositor will deliver or cause to be delivered to the trust administrator, on behalf of the trustee, the Underlying Certificates, and to the applicable custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank (or in the case of permanently lost or destroyed Mortgage Notes, lost note affidavits), the mortgages and other related documents.

     Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee's interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under "Ratings" in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

     (A) the information set forth in the mortgage loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the mortgage loan schedule;

     (B) immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

     (C) the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

     (D) the Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

     (E) the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor's knowledge, all parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the mortgage and each Mortgage Note and mortgage has been duly and properly executed by the mortgagor;

     (F) each Loan was originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

     (G) no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (H) each mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure; and

     (I) the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

     Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible Loan or Loans for such defective Loan. The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises. The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

     In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

     Pursuant to the Pooling and Servicing Agreement, the depositor will make, the following representations and warranties with respect to the Underlying Certificates as of the Closing Date:

     (A) The Pooling and Servicing Agreement creates a valid and continuing ownership interest in the Account Property in favor of the Trust Administrator. If the transfer and assignment of the Underlying Certificates contemplated by the Pooling and Servicing Agreement is deemed to be other than a sale notwithstanding the intent of the parties hereto, Pooling and Servicing Agreement creates a valid and continuing security interest (as defined in the Relevant UCC) in the Account Property in favor of the trust administrator, which security interest is prior to all other security interests, and is enforceable as such as against creditors of and purchasers from the depositor;

     (B) All of the Account Property has been and will have been credited to one of the Securities Accounts. The securities intermediary for each Securities Account has agreed to retain all assets credited to the Securities Accounts as "financial assets" within the meaning of the Relevant UCC;

     (C) It is the intention of the parties that the trust administrator owns and has good and marketable title to the Account Property free and clear of any lien, claim or encumbrance of any person. If the transfer and assignment of the Underlying Certificates contemplated by the Pooling and Servicing Agreement is deemed to be other than a sale, notwithstanding the intent of the parties thereto, the depositor would own and have good and marketable title to the Account Property free and clear of any lien, claim or encumbrance of any person (other than a security interest in favor of the trust administrator);

     (D) The depositor has received all consents and approvals required by the terms of the Account Property to the transfer to the trust administrator of its interest and rights in the Account Property thereunder;

     (E) The depositor has taken all steps necessary to cause the securities intermediary to identify in its records the trust administrator as the person having a Security Entitlement (as specified in Section 8-102(a)(17) of the Relevant UCC) against the securities intermediary in the Securities Account;

     (F) Other than the interest granted to the trust administrator pursuant to the Pooling and Servicing Agreement, the depositor has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Account Property. The depositor has not authorized the filing of and is not aware of any financing statements against the depositor that include a description of collateral covering the Account Property other than any financing statement relating to the interest granted to the trust administrator hereunder or that has been terminated. The depositor is not aware of any judgment or tax lien filings against the depositor; and

     (G) The Securities Account is not in the name of any person other than the depositor or the trust administrator. The depositor has not consented to the securities intermediary to comply with Entitlement Orders (as defined in Section 8-102(a)(8) of the Relevant UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset)) of any person other than the trust administrator.

     There is no requirement on the part of the depositor or any other party to repurchase the Underlying Certificates from the trust upon a breach of any of the representations and warranties listed above in clauses (A) through (G).

Collection and Other Servicing Procedures

     Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy. Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

     If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon. Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the prospectus.

     As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a "Servicing Account") into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements. Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies. Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer, or the trust administrator, in the case of WMMSC, on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at or at any time after the termination of the applicable Servicing Agreements.

     The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

     Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below). Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause typically provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices. Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account. The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Loans

     Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

     Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

     The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account and the Distribution Account and, with respect to 10.96% of the Loans (by Aggregate Cut-off Date Pool Balance), an additional fee (the "Master Servicing Fee") equal to 0.03% per annum (the "Master Servicing Fee Rate" for such Loans), in each case multiplied by the Scheduled Principal Balance of those Loans as of the due date in the month preceding the month in which the related Distribution Date occurs. Each of the servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs. The "Servicing Fee Rate" for each Loan will be between 0.200% and 0.300% and the weighted average servicing fee rate will be approximately 0.248%. However, Prepayment Interest Shortfalls on the Loans for any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

     In addition to the primary compensation described above, the applicable servicer will generally retain all prepayment charges and penalties, if any (and to the extent not retained by the applicable servicer, prepayment charges and penalties will be retained by the transferor), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

     The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

Protected Accounts

     Each servicer will be required to establish and maintain one or more accounts (the "Protected Accounts") into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer's own funds (less the applicable Servicing Fee). All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies. The Protected Account established and maintained by WMMSC may be commingled with similar investment accounts maintained by such servicer.

Collection Account and Distribution Account

     The master servicer will be required to establish and maintain an account (the "Collection Account") into which it will deposit amounts received from each servicer (other than WMMSC) and advances (to the extent required to make advances) made from the master servicer's own funds. The Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the

Rating Agencies. The master servicer will be required to deposit in the Collection Account, as received, the following amounts:

     (A) With respect to the Loans, all amounts received from the servicers (other than WMMSC) as of the close of business on the related Servicer Remittance Date including:

               (1) all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

               (2) all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

               (3) all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer's normal servicing procedures;

               (4) any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

               (5) any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

               (6) all proceeds of a primary mortgage guaranty insurance policy;

               (7) the net monthly rental income from the REO Properties; plus

     (B) Advance amounts;

     (C) Any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

     (D) Compensating Interest payments.

     On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date (except the portion of Available Funds for such Distribution Date that WMMSC will be required to remit directly to the trust administrator for deposit in the Distribution Account).

     The trust administrator will be required to establish and maintain in the name of the trust administrator, for the benefit of the certificateholders, an account (the "Distribution Account"), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account and amounts remitted to the trust administrator by WMMSC, for distribution to certificateholders on a Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement, all distributions received on the Underlying Certificates by the trust administrator in its capacity as holder of the Underlying Certificates, and any other amounts required to be deposited under the Pooling and Servicing Agreement. The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement, and may be a sub-account of the Collection Account. Amounts on deposit in the Distribution Account may be invested for the benefit and in accordance with the written direction of the master servicer (or, with respect to amounts remitted by WMMSC, at the written direction of WMMSC) in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

Certain Matters Regarding the Master Servicer

     The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement. The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

     The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or by reason of reckless disregard of the master servicer's obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

     The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

     The Pooling and Servicing Agreement will provide that the master servicer, the depositor, the transferor, the custodians and any director, officer, employee or agent of the master servicer, the depositor, either custodian or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense that is an "unanticipated expense" within the meaning of the REMIC provisions of the Code, incurred by the master servicer, the depositor or the transferor in connection with the performance of their respective duties and obligations and exercise of rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement. The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

     An "Event of Servicing Termination" with respect to the master servicer under the Pooling and Servicing Agreement will consist of (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day,
(ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

     In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, and (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under "--Voting Rights" or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof. Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

     Upon the receipt by the master servicer of a notice of termination or an opinion of counsel delivered to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer. As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (and which meets certain other requirements listed in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

     Under each Servicing Agreement, an event of default by a servicer will generally occur if: (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or
(d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

     In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

     If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer (or to the trust administrator in the case of WMMSC) on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the days specified in the Servicing Agreement, would constitute an event of default under the related Servicing Agreement. Such event of default will then obligate the master servicer to advance, subject to a recoverability determination, such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under "--Events of Servicing Termination" above. The trustee, as successor master servicer, will be required to make an advance which the master servicer was required to make but failed to so make.

Termination

     The obligations created by the Pooling and Servicing Agreement will terminate upon the later to occur of:

     (A) the distribution of all amounts required to be distributed to holders of the Group 2 certificates under the Pooling and Servicing Agreement; and

     (B) the earlier to occur of:

               (1) the later of (a) the final payment or other liquidation of the last Loan included in the trust and (b) the distribution of all amounts required to be distributed to holders of the certificates under the Pooling and Servicing Agreement; and

               (2) the exercise by the master servicer of its right to purchase the Loans in each Asset Group as described below.

     Written notice of termination will be given to holders of certificates, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the trust administrator designated in the notice.

     The master servicer will have the right to purchase all of the Loans and REO Properties in the trust and thereby effect the early retirement of the related certificates, on any Distribution Date on which the aggregate scheduled principal balance of the Loans and REO Properties is less than 5% of the aggregate scheduled principal balance of the Loans as of the Cut-off Date. In the event that the option is exercised, the purchase will be made at a price equal to the sum of (i) the greater of (x) 100% of the unpaid principal balance of each Loan (other than Loans for which the related Mortgaged Property is an REO Property) plus accrued and unpaid interest for that Loan at the applicable Net Mortgage Rate and (y) the fair market value of each Loan (to be determined pursuant to a bid procedure as provided in the Pooling and Servicing Agreement) plus accrued and unpaid interest for that Loan at the applicable Net Mortgage Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the master servicer at the expense of the master servicer and (y) the unpaid principal balance of each Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate. Proceeds from the purchase (other than, with respect to any Loan, an amount equal to the excess, if any, of the amount in clause (i)(y), over the amount in clause (i)(x), in each case set forth in the immediately preceding sentence (such excess, the "Fair Market Value Excess")) will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement. Any Fair Market Value Excess received in connection with the purchase will not be included in Available Funds and will be distributed to the holders of the Class A-LR certificates.

Voting Rights

     With respect to any date of determination, the percentage of all the voting rights allocated among holders of the offered certificates (other than the Interest Only Certificates) will be 99% and will be allocated among the classes of those offered certificates in the proportion that the aggregate Certificate Principal Balance of a class then outstanding bears to the aggregate Certificate Principal Balance of all certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding certificate balances, or percentage interest, of those certificates.

Amendment

     The Pooling and Servicing Agreement may be amended by all of the parties to it without the consent of the holders of the certificates, for any of the following purposes:

               (1) to cure any ambiguity or mistake;

               (2) to correct or supplement any provisions which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement;

               (3) to add to the duties of the depositor, the transferor, the trust administrator, the trustee, the custodians or the master servicer;

               (4) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

               (5) to modify, alter, amend or add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement.

     However, any of the actions listed in clauses (4) and (5) above may not adversely affect in any material respect the interests of any certificateholder, as evidenced by:

               (1) notice from the Rating Agencies that the action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates; or

               (2) an opinion of counsel delivered to the trustee.

     In addition, the Pooling and Servicing Agreement may be amended by all of the parties to it with the consent of the holders of a majority in interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates. However, no amendment of this type may:

               (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of those certificates;

               (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

               (3) reduce the percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to an amendment, without the consent of the holders of all certificates then outstanding.

The Trustee

     Wachovia Bank, National Association, a national banking association, will act as trustee for the certificates pursuant to the Pooling and Servicing Agreement. The trustee's offices for notices under the Pooling and Servicing Agreement are located at 401 South Tryon Street, 12th Floor, NC 1179, Charlotte, North Carolina 28288-1179, and its telephone number is (704) 715-3827. The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense: (i) that is an "unanticipated expense" within the meaning of the REMIC provisions of the Code,
(ii) that is incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the Pooling and Servicing Agreement, (iii) that is incurred by reason of any action of the trustee taken at the direction of the holders of the certificates or (iv) that results from any error in any tax or information return prepared by the master servicer. The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

The Trust Administrator

     Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement. The trust administrator's offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services--MASTR 2004-6, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services--MASTR 2004-6. The principal compensation to be paid to the trust administrator in respect of its obligations under the Pooling and Servicing Agreement will be an amount separately agreed upon with the master servicer and paid by the master servicer solely from its own funds and not from the assets of the trust. The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense: (i) that is an "unanticipated expense" within the meaning of the REMIC provisions of the Code, (ii) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator's duties under the Pooling and Servicing Agreement or (iii) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates. The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, special counsel to the depositor.

     Elections will be made to treat the trust as multiple separate REMICs (the "Upper-Tier REMIC" and one or more "Lower-Tier REMICs") for federal income tax purposes. The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans, Loans and the Underlying Certificates, or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement. The Regular Certificates will be designated as "regular interests" in the Upper-Tier REMIC. The Class A-LR certificates will represent ownership of the sole class of "residual interest" issued by one or more Lower-Tier REMICs that hold Loans or Loans and the Underlying Certificates. The Class A-UR certificates will represent ownership of the sole class of "residual interest" issued by each other REMIC, including the Upper-Tier REMIC and any Lower-Tier REMICs that hold REMIC regular interests.

     The underlying prospectus supplement for the Underlying Certificates states that, taking into account certain assumptions described therein, the Underlying Certificates constitute a "regular interest" in a REMIC within the meaning of
Section 860G of the Code. Treatment of a security as a REMIC regular interest requires initial and on-going compliance with certain provisions of the Code. The remainder of this discussion and the opinion of tax counsel discussed herein assume that all requirements for qualification of the Underlying Certificates as a REMIC regular interest have been, and will continue to be, met while such certificates are held by the trust.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. The Principal Only Certificates will be issued with original issue discount in an amount equal to the excess of their initial Certificate Principal Balance over their issue price. The Class 2-A-11 certificates will, and although the tax treatment is not entirely certain with respect to each class of Interest Only Certificates, each class of Interest Only Certificates will be treated as having original issue discount equal to the excess of all expected payments of principal and interest on such class over the issue price of such class. A holder of a class of Interest Only Certificates may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the holders of such class would be entitled if there were no further prepayments of the Loans, but such treatment is unclear. Certain other classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the closing date) depending on their issue price. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 15% CPR with respect to the Group 1 Loans, 250% SPA with respect to the Group 2 Loans and 300% SPA with respect to the Group 3, Group 4, Group 5, Group 6 and Group 7 Loans and the Underlying Loans. No representation is made as to the actual rate at which the Loans and the Underlying Loans will prepay. See "Federal Income Tax Consequences--REMICs--General--Characterization of Investments in REMIC Securities" in the accompanying prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Subordinate Certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of related Senior Certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of Subordinate Certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities" in the accompanying prospectus.

Residual Certificates

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, prospective investors in the Residual Certificates should expect that all of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described in this prospectus supplement under "Description of the Offered Certificates-Restrictions on Transfer of the

Residual Certificates." See "Federal Income Tax Consequences-REMICs-Taxation of Owners of Residual Securities-Limitations on Offset or Exemption of REMIC Income," and "-Tax-Related Restrictions on Transfer of Residual Securities" and "-Noneconomic Residual Interests" in the accompanying prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether the certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class A-LR certificates in respect of the residual interest in each Lower-Tier REMIC that holds the Loans. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in this prospectus supplement under "Description of the Offered Certificates-Restrictions on Transfer of the Residual Certificates" and under "Federal Income Tax Consequences-REMICs-Taxation of Owners of Residual Securities-Noneconomic Residual Interests" in the prospectus, are unclear. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

     Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities" in the prospectus.

REMIC Taxes and Reporting

     It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the trust, such tax will be borne:

               (1) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

               (2) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

               (3) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

               (4) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the master servicer. See "Federal Income Tax Consequences--REMICs--Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

     Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

     The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations, including interests such as the underlying certificates issued by other securitization trusts, that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans and certificates like the mortgage loans and underlying certificates in the trust, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans and certificates like the mortgage loans and underlying certificates in the trust.

     For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     The rating of a security may change. If a class of certificates is no longer rated at least BBB or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the trust administrator unless the trust administrator receives the following:

     o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that that transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

     o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

     o an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by S&P, Fitch, or another nationally recognized statistical rating organization.

     The Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and standards of these agencies before purchasing any of the offered certificates:

               (1) the Office of the Comptroller of the Currency;

               (2) the Board of Governors of the Federal Reserve System;

               (3) the Federal Deposit Insurance Corporation;

               (4) the Office of Thrift Supervision;

               (5) the National Credit Union Administration; or

               (6) state banking, insurance or other regulatory authorities.

     The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and standards and certain restrictions may apply to those investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Mortgage Assets and to pay other expenses associated with the pooling of the Mortgage Assets and the issuance of the certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates.

     The depositor has been advised by the underwriter that it proposes to offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     There is currently no secondary market for the offered certificates. We cannot assure you that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc.

     Each of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

                                     RATINGS

     It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth on the table beginning on page S-5 of this prospectus supplement.

     The ratings will be the views only of the rating agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

     A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on mortgage loans by certificateholders under the agreements pursuant to which the certificates are issued. The ratings of the rating agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by the rating agencies to the Interest Only Certificates do not address whether investors will recoup their initial investment. The ratings assigned by the rating agencies to the principal only certificates only addresses the return of their class certificate balance. The rating assigned by S&P and Fitch to the Residual Certificates only addresses the return of the related Certificate Principal Balance and interest on that balance at its pass-through rate.

     The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Fitch. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by S&P and Fitch.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

                                GLOSSARY OF TERMS

     "ABN AMRO" means ABN AMRO Mortgage Group, Inc.

     "Account Property" means all amounts and investments held from time to time in a Securities Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise), and all proceeds of the foregoing.

     "Accrued Certificate Interest" means, for each class of certificates (other than the Principal Only Certificates) for each Distribution Date, the "Accrued Certificate Interest" as defined in "Description of the Offered
Certificates--Interest" in this prospectus supplement.

     "Adjustment Amount" means, for each Special Hazard Loss Coverage Amount and, with respect to each anniversary of June 1, 2004, the amount, if any, by which such Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of
(x) the product of 1% and the outstanding principal balance of all the related Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the related Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the related Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     "Advance" means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee and the Master Servicing Fee, if applicable, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

     "Aggregate Cut-off Date Pool Balance" means, the aggregate Scheduled Principal Balance of the Loans as of the Cut-off Date.

     "Aggregate Subordinate Percentage" means, with respect to the Group B Subordinate Certificates and any Distribution Date, the sum of the Certificate Principal Balances of the Group B Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balances of the Loans (other than the Group 1 Loans) (net of the PO Percentage of the Scheduled Principal Balance of each Discount Loan).

     "Allocable Share" means, (a) with respect to any Distribution Date and any class of Group B Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each Asset Group (other than Asset Group 1) in the aggregate on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Group B Subordinate Certificates; provided that no class of Group B Subordinate Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (5) and (6) of the definition of Subordinate Optimal Principal Amount with respect to Group 2, Group 3, Group 4, Group 5,

Group 6 or Group 7 unless the related Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the related Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Group B Subordinate Certificates, those amounts will be distributable to the remaining classes of Group B Subordinate Certificates for which the related Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance, and (b) with respect to any Distribution Date and any class of Group 1 Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for Asset Group 1 on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates; provided that no class of Group 1 Subordinate Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (5) and (6) of the definition of Subordinate Optimal Principal Amount with respect to Group 1 unless the related Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the related Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Group 1 Subordinate Certificates, those amounts will be distributable to the remaining classes of Group 1 Subordinate Certificates for which the related Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

     "Apportioned Subordinate Principal Distribution Amount" means, with respect to the Group B Subordinate Certificates and any Distribution Date, the product of (i) the aggregate Subordinate Principal Distribution Amount for the Group B Subordinate Certificates net of amounts applied from the Subordinate Principal Distribution Amount for the Group B Subordinate Certificates to pay any Group PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

     "Apportionment Fraction" means, with respect to the Group B Subordinate Certificates, and in the event that the Certificate Principal Balances of the Senior Certificates of a Certificate Group (other than Certificate Group 1) have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for the Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the sum of the Subordinate Optimal Principal Amounts with respect to each of such Groups.

     "Asset Group" means any of Asset Group 1, Asset Group 2, Asset Group 3, Asset Group 4, Asset Group 5, Asset Group 6 or Asset Group 7, as applicable.

     "Asset Group 1" means the Group 1 Loans.

     "Asset Group 2" means the Group 2 Loans and the Underlying Certificates held by the trust on behalf of Certificateholders.

     "Asset Group 3" means the Group 3 Loans.

     "Asset Group 4" means the Group 4 Loans.

     "Asset Group 5" means the Group 5 Loans.

     "Asset Group 6" means the Group 6 Loans.

     "Asset Group 7" means the Group 7 Loans.

     "Available Funds" means, with respect to any Asset Group and any related Distribution Date, an amount equal to the amounts on deposit in the Collection Account on the business day immediately preceding that Distribution Date with respect to that Asset Group (plus, with respect to Asset Group 2, the Underlying Certificate Amount for that Distribution Date) less:

          (a) amounts withdrawn from the Collection Account on or prior to the business day immediately preceding that Distribution Date with respect to that Asset Group, including (without duplication) all amounts reimbursed or paid to the master servicer, each servicer, the trust administrator, the trustee, the transferor or the depositor on or prior to that date;

          (b) all unscheduled principal prepayments, all net insurance proceeds and all net liquidation proceeds from the liquidation of the Loans in that Asset Group, including related condemnation proceeds, in each case received after the related Prepayment Period;

          (c) all scheduled principal payments on the Loans in that Asset Group due after the related due date;

          (d) any amount deposited in the Collection Account on account of the Loans in that Asset Group and not required to be deposited therein;

          (e) Recoveries received on or following the related Cross-Over Date and any PO Recoveries, which, in each case, will be distributed to certain classes of Senior Certificates, as described under "Description of the Offered Certificates--Principal" in this prospectus supplement; and

          (f) any amounts representing Fair Market Value Excess received in connection with the Master Servicer's exercise of its optional termination.

     "Bankruptcy Loss Coverage Amount" means, (a) with respect to each Asset Group (other than Asset Group 1), an amount equal to approximately $100,000 (approximately 0.01% of the aggregate Cut-off Date Pool Balance of each Asset Group (other than Asset Group 1)), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions, and (b) with respect to Asset Group 1, an amount equal to approximately $100,000 (approximately 0.09% of the Cut-off Date Pool Balance of Asset Group 1, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the related Cross-Over Date, each Bankruptcy Loss Coverage Amount will be zero. Each Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the related Senior Certificates by the Rating Agencies. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

     "Cendant" means Cendant Mortgage Corporation.

     "Certificate Group" means any of the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates, Group 6 Certificates or Group 7 Certificates, as applicable.

     "Certificate Principal Balance" means, (a) with respect to any class of certificates, other than the Class 2-A-14 certificates, and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

               (1) all amounts distributed on previous Distribution Dates on that class on account of principal;

               (2) the principal portion of all Realized Losses allocated to that class on previous Distribution Dates; and

               (3) in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount and, with respect to the Group B Subordinate Certificates, any Class PO Deferred Payment Writedown Amount allocated to that class for previous Distribution Dates;

as increased, in the case of the Class 2-A-11 certificates, by any Class 2-A-11 Accrual Amount for such Distribution Date prior to the Class 2-A-11 Accretion Termination Date; provided, however, that the Certificate Principal Balance of a class of certificates may be increased up to the amount of related Realized Losses previously allocated to such class, in the event that there is a Recovery on a related Loan, as described under "Description of the Certificates--Principal" in this prospectus supplement,

     (b) with respect to the Underlying Certificates, as defined under "Glossary of Terms" in the underlying prospectus supplement attached hereto as Annex C, and

     (c) with respect to the Class 2-A-14 Certificates, the sum of the Component Balances of Component 2-A-14-1, Component 2-A-14-2 and Component 2-A-14-3.

     "Chase" means Chase Manhattan Mortgage Corporation.

     "Class 2-A-11 Accretion Termination Date" means the earlier to occur of:

          (1) the Distribution Date following the Distribution Date on which the respective Certificate Principal Balances of the Class 2-A-9 and Class 2-A-10 certificates are reduced to zero; and

          (2) the Distribution Date following the related Cross-Over Date.

     "Class 2-A-11 Accrual Amount" means for any Distribution Date prior to the Class 2-A-11 Accretion Termination Date, the amount of interest that would otherwise have been distributable as Accrued Certificate Interest to the Class 2-A-11 certificates if such amount had not been added to the Certificate Principal Balance of the Class 2-A-11 certificates, as described under "Description of the Offered Certificates--Principal Allocation of Class 2-A-11 Accrual Amount" in this prospectus supplement.

     "Class PO Deferred Payment Writedown Amount" means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any Group PO Deferred Amounts pursuant to priority third of the second paragraph under "Description of the Offered Certificates--Allocation of Available Funds" in this prospectus supplement.

     "Class Prepayment Distribution Trigger" is satisfied, (a) with respect to a class of Group B Subordinate Certificates and any Distribution Date, if either
(i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Group B Subordinate Certificates is the only class of Group B Subordinate Certificates then outstanding and (b) with respect to a class of Group 1 Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Group 1 Subordinate Certificates is the only class of Group 1 Subordinate Certificates then outstanding.

     "Closing Date" means June 29, 2004.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Account" means the account established and maintained by the master servicer for the benefit of the certificateholders.

     "Compensating Interest" for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date. The amount of such Compensating Interest Payments is generally limited to the aggregate Servicing Fees due to the applicable servicer for such Distribution Date. If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

     "Component Balance" means, with respect to any Component and any date, the principal balance of that Component on the date of the initial issuance of the certificates as reduced, but not below zero, by:

          (1) all amounts distributed on previous Distribution Dates on that Component on account of principal; and

          (2) the principal portion of all Realized Losses allocated to that Component on previous Distribution Dates;

provided, however, that the Component Balance of a Component may be increased due to Recoveries as described under "Description of the Certificates--Principal" in this prospectus supplement.

     "Cross-Over Date" means (a) with respect to Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7, the Distribution Date on which the Certificate Principal Balances of the Group B Subordinate Certificates have been reduced to zero; and (b) with respect to Group 1, the

Distribution Date on which the Certificate Principal Balances of the Group 1 Subordinate Certificates have been reduced to zero.

     "Cut-off Date" means, with respect to the Loans and the Underlying Loans, June 1, 2004, except with respect to 2.60%, 0.89%, 0.37% and 0.65% of the Cut-off Date Pool Balance of the Group 2 Loans, Group 3 Loans, Group 5 Loans and Group 7 Loans, respectively, July 1, 2004.

     "Cut-off Date Pool Balance" means, (a) with respect to any Asset Group, the aggregate Scheduled Principal Balance of the Loans in such Asset Group as of the Cut-off Date and (b) with respect to the Underlying Loans, the aggregate Scheduled Principal Balance of the Underlying Loans as of the Cut-off Date.

     "Debt Service Reduction" means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower, other than a Deficient Valuation.

     "Deficient Valuation" means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related borrower.

     "Definitive Certificate" means any certificate represented by a physical certificate and not a book-entry certificate.

     "Discount Loan" means any of the Group 2 Discount Loans, Group 3 Discount Loans, Group 4 Discount Loans, Group 5 Discount Loans, Group 6 Discount Loans or Group 7 Discount Loans. There are no Discount Loans in Asset Group 1.

     "Distribution Account" means the account established and maintained by the trust administrator for benefit of the certificateholders.

     "Distribution Date" means, (i) with respect to the Group 2 certificates, the next business day following the Underlying Distribution Date for the Underlying Certificates, commencing in July 2004 and (ii) with respect to the certificates (other than the Group 2 certificates), the 25th day of each month, or if that day is not a business day, the first business day after that 25th day, commencing in July 2004.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Servicing Termination" means "Event of Servicing Termination" as defined in "The Pooling and Servicing Agreement--Events of Servicing Termination" in this prospectus supplement.

     "Excess Interest Amount" means, for any Distribution Date, an amount equal to the product of the Excess Interest Rate and the Scheduled Principal Balance of the Group 1 Loans with respect to that Distribution Date (subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date).

     "Excess Interest Rate" means a per annum rate equal to 0.01%.

     "Excess Loss" means, (a) as to any Loan, a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the related Bankruptcy Loss Coverage Amount, related Fraud Loss Coverage Amount or related Special Hazard Loss Coverage Amount, respectively, has been reduced to zero and
(b) as to the Underlying Loans, as defined under "Glossary of Terms" in the underlying prospectus supplement attached hereto as Annex C.

     "Fair Market Value Excess" means, with respect to any Loan, "Fair Market Value Excess" as defined in "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

     "Fitch" means Fitch Ratings.

     "Fractional Interest" means, (a) with respect to any Distribution Date and each class of Group B Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Certificate Principal Balance of such class and each class of Group B Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans (other than the Group 1 Loans) and (b) with respect to any Distribution Date and each class of Group 1 Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Certificate Principal Balance of such class and each class of Group 1 Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Loans.

     "Fraud Loss" means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

     "Fraud Loss Coverage Amount" (a) with respect to Group 1, the approximate amount set forth in the following table for the indicated period:

                  Period                                          Fraud Loss Coverage Amount
------------------------------------------   --------------------------------------------------------------------
June 29, 2004 through May 31,                $1,092,176 (1) minus the aggregate amount of Fraud Losses that
   2007...................................   would have been allocated to the Group 1 Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date

June 1, 2007 through May 31,                 $546,088 (2) minus the aggregate amount of Fraud Losses that would
   2009...................................   have been allocated to the Group 1 Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date

After the earlier to occur of June 1,        $0
   2009 and the related Cross-Over Date...

----------
(1) Represents approximately 1.00% of the Cut-off Date Pool Balance of the Group 1 Loans.

(2) Represents approximately 0.50% of the Cut-off Date Pool Balance of the Group 1 Loans.

     and (b), with respect to Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7, the approximate amount set forth in the following table for the indicated period:

                  Period                                            Fraud Loss Coverage Amount
------------------------------------------   -----------------------------------------------------------------------
June 29, 2004 through May 31,                $6,373,005 (1) minus the aggregate amount of Fraud Losses that
   2007...................................   would have been allocated to the Group B Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date

June 1, 2007 through May 31,                 $3,186,503 (2) minus the aggregate amount of Fraud Losses that
   2009...................................   would have been allocated to the Group B Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date

After the earlier to occur of June 1,        $0
   2009 and the related Cross-Over Date...

----------
(1) Represents approximately 1.00% of the aggregate Cut-off Date Pool Balance of the Loans (other than the Group 1 Loans).

(2) Represents approximately 0.50% of the aggregate Cut-off Date Pool Balance of the Loans (other than the Group 1 Loans).

     "Group" means either a Certificate Group or Asset Group as the context requires.

     "Group B Subordinate Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

     "Group 1 Certificates" means the Group 1 Senior and Group 1 Subordinate Certificates.

     "Group 1 Senior Certificates" means the Class 1-A-1 and Class 1-A-2 certificates.

     "Group 1 Subordinate Certificates" means the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 certificates.

     "Group 2 Certificates" means the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates.

     "Group 2 Discount Loan" means any Group 2 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 2.

     "Group 2 Loans" means those Loans designated as "Group 2 Loans."

     "Group 2 Non-Discount Loan" means any Group 2 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 2.

     "Group 2 PO Deferred Amount" means, with respect to Asset Group 2 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 2 Discount Loan allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "Group 2 Priority Percentage" means, with respect to any Distribution Date, the percentage (not to exceed 100%) obtained by dividing:

               (1) the sum of the Certificate Principal Balances of the Class 2-A-12, Class 2-A-13 and Class 2-A-14 certificates, in each case, immediately preceding such Distribution Date by

               (2) the aggregate Certificate Principal Balance of the Group 2 Certificates (other than the Class 2-A-3 certificates) immediately preceding such Distribution Date.

     "Group 2 Priority Distribution Percentage" means, with respect to any Distribution Date, the Group 2 Priority Percentage multiplied by the Stepdown Percentage for such Distribution Date.

     "Group 2 Priority Principal Distribution Amount" means for any Distribution Date, the aggregate of the Group 2 Priority Distribution Percentage multiplied by each of the amounts referred to in clauses (1) through (8) of the definition "Senior Optimal Principal Amount" related to the Group 2 Certificates; provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a Group 2 Loan that is not a Liquidated Loan, the Group 2 Priority Principal Distribution Amount will be reduced on the related Distribution Date by the Group 2 Priority Distribution Percentage multiplied by the Senior Percentage relating to the Group 2 Certificates multiplied by the applicable Non-PO Percentage relating to the Group 2 Loans of the principal portion of the Deficient Valuation or Debt Service Reduction.

     "Group 3 Certificates" means the Class 3-A-1, Class A-LR and Class A-UR certificates.

     "Group 3 Discount Loan" means any Group 3 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 3.

     "Group 3 Loans" means those Loans designated as "Group 3 Loans."

     "Group 3 Non-Discount Loan" means any Group 3 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 3.

     "Group 3 PO Deferred Amount" means, with respect to Asset Group 3 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 3 Discount Loan allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

     "Group 4 Certificates" means the Class 4-A-1 certificates.

     "Group 4 Discount Loan" means any Group 4 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 4.

     "Group 4 Loans" means those Loans designated as "Group 4 Loans."

     "Group 4 Non-Discount Loan" means any Group 4 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 4.

     "Group 4 PO Deferred Amount" means, with respect to Asset Group 4 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 4 Discount Loan allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

     "Group 5 Certificates" means the Class 5-A-1 and Class 5-A-2 certificates.

     "Group 5 Discount Loan" means any Group 5 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 5.

     "Group 5 Loans" means those Loans designated as "Group 5 Loans."

     "Group 5 Non-Discount Loan" means any Group 5 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 5.

     "Group 5 PO Deferred Amount" means, with respect to Asset Group 5 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 5 Discount Loan allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

     "Group 6 Certificates" means the Class 6-A-1 certificates.

     "Group 6 Discount Loan" means any Group 6 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 6.

     "Group 6 Loans" means those Loans designated as "Group 6 Loans."

     "Group 6 Non-Discount Loan" means any Group 6 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 6.

     "Group 6 PO Deferred Amount" means, with respect to Asset Group 6 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 6 Discount Loan allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

     "Group 7 Certificates" means the Class 7-A-1 certificates.

     "Group 7 Discount Loan" means any Group 7 Loan having a Net Mortgage Rate as of the Cut-off Date less than the Required Coupon for Asset Group 7.

     "Group 7 Loans" means those Loans designated as "Group 7 Loans."

     "Group 7 Non-Discount Loan" means any Group 7 Loan having a Net Mortgage Rate as of the Cut-off Date equal to or in excess of the Required Coupon for Asset Group 7.

     "Group 7 PO Deferred Amount" means, with respect to Asset Group 7 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Group 7 Discount Loan allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "Group PO Principal Distribution Amount" means, for Asset Group 1 and any Distribution Date, zero, and for any Asset Group (other than Asset Group 1) and any Distribution Date, the sum of:

               (1) the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan in that Asset Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

               (2) the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan in that Asset Group that was repurchased by the transferor or another person with respect to that Distribution Date;

               (3) the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans in that Asset Group and with respect to that Distribution Date;

               (4) the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans in that Asset Group in the prior calendar month with respect to a Loan that is not a Liquidated Loan;

               (5) with respect to each Loan in that Asset Group that became a Liquidated Loan during the prior calendar month, the lesser of:

                    (a) the applicable PO Percentage of the Scheduled Principal
               Balance of that Loan; and

                    (b) the applicable PO Percentage of the amount of the net
               insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

               (6) the applicable PO Percentage of:

                    (a) principal prepayments in full received in respect of
               Loans in that Asset Group during the related Prepayment Period;

                    (b) partial principal prepayments in respect of Loans in
               that Asset Group applied during the related Prepayment Period;
               and

                    (c) Recoveries received in respect of Loans in that Asset
               Group during the calendar month prior to such Distribution Date, but in no event to exceed the related Group PO Deferred Amount for such Distribution Date;

provided, however, that, with respect to any Asset Group, if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in that Asset Group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the Group PO Principal Distribution Amount for that Asset Group will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in that Asset Group.

     "Group Subordinate Amount" means, as to any Distribution Date, with respect to any Asset Group, the amount equal to the excess of the aggregate Scheduled Principal Balance of the Loans in that Asset Group (net of the PO Percentage of each Loan in that Asset Group) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the related Interest Only Certificates) of the related Certificate Group (less, with respect to Asset Group 2, the Certificate Principal Balance of the Underlying Certificates after giving effect to any distributions thereon on the related Underlying Distribution Date).

     "Interest Accrual Period" means, for any Distribution Date and each class of offered certificates (other than the Class 2-A-2 and Class 2-A-3 Certificates), the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs, commencing June 1, 2004, to and including the last day of that month, on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Distribution Date and the Class 2-A-2 and Class 2-A-3 Certificates, the period from and including the 25th day of the month preceding the month in which such Distribution Date occurs to and including the 24th day of the month in which such Distribution Date occurs, on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Only Certificates" means the Class 2-A-3, Class 15-A-X and Class 30-A-X certificates.

     "Interest Shortfall" means, with respect to a Loan and any Distribution Date, "Interest Shortfall" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "LIBOR" means on each LIBOR Determination Date, the interest rate determined by the trust administrator for the succeeding Interest Accrual Period on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 British Bankers' Association designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

     If on any LIBOR Determination Date the trust administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. "The Reserve Interest Rate" will be the rate per annum which the trust administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rate that New York City banks selected by the trust administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the trust administrator can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the trust administrator are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the trust administrator is required, but is unable, to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, 1.28%.

     The establishment of LIBOR on each LIBOR Determination Date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the Class 2-A-2 and Class 2-A-3 certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the trust administrator at (301) 815-6600.

     "LIBOR Determination Date" means for each Interest Accrual Period the second London business day prior to the day on which such Interest Accrual Period commences.

     "Liquidated Loan" means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

     "Loan" means any of the mortgage loans included in the trust.

     "Loan Seller" means each of ABN AMRO Mortgage Group, Inc., Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, National City Mortgage Co., Provident Funding Associates, L.P., Washington Mutual Bank, FA, and the UBS Conduit, and certain other loan sellers, each of which represents less than 5% of the Aggregate Cut-off Date Pool Balance.

     "Loan-to-Value or LTV Ratio" means, with respect to a Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property or its appraised value at the time of sale, or
(b) in
the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance.

     "Loss Allocation Limitation" means (a) with respect to Group 1, the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss on a Loan to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group 1 Certificates as of that Distribution Date to an amount less than the Pool Balances for Asset Group 1 as of the following Distribution Date, less any Deficient Valuations applicable to each such Asset Group occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero and (b) with respect to each Group (other than Group
1), the limitation on reductions of the Certificate Principal Balance of any such class on any Distribution Date on account of any Realized Loss on a Loan to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates (other than the Group 1 Certificates, the Interest Only Certificates and Class 15-PO and Class 30-PO certificates) as of that Distribution Date to an amount less than the aggregate of the Pool Balances for each Asset Group (other than Asset Group 1) as of the following Distribution Date, less any Deficient Valuations applicable to each such Asset Group occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of the Scheduled Principal Balance of any Discount Loans.

     "Master Servicing Fee Rate" means, with respect to certain Loans, 0.030% per annum.

     "Mortgage Interest Rate" means, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

     "Mortgage Note" is a document that evidences an interest in a mortgage loan secured by a mortgage or deed of trust.

     "Mortgaged Property" means, with respect to any Loan, the property securing the Loan.

     "National City" means National City Mortgage Co.

     "Net Interest Shortfall" means, (a) as to any Asset Group with respect to any Distribution Date, "Net Interest Shortfall" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement and (b) as to the Underlying Loans, as defined under "Glossary of Terms" in the underlying prospectus supplement attached hereto as Annex C.

     "Net Mortgage Rate" for each Loan is the applicable Mortgage Interest Rate less (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate, if applicable.

     "Net Prepayment Interest Shortfall" means, with respect to any Distribution Date, "Net Prepayment Interest Shortfall" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "Non-Discount Loan" means any of the Group 2 Non-Discount Loans, Group 3 Non-Discount Loans, Group 4 Non-Discount Loans, Group 5 Non-Discount Loans, Group 6 Non-Discount Loans or Group 7 Non-Discount Loans, as applicable.

     "Non-Excess Realized Loss" means any Realized Loss other than an Excess
Loss.

     "Non-PO Percentage" means, with respect to any Loan in Asset Group 1, 100%, and with respect to any Asset Group (other than Asset Group 1):

               (1) any Discount Loan in that Asset Group, the fraction, expressed as a percentage, equal to Net Mortgage Rate divided by the Required Coupon for such Asset Group; and

               (2) any Non-Discount Loan in that Asset Group, 100%.

     "Non-PO Recoveries" means, with respect to Recoveries and any Distribution Date, an amount equal to the excess, if any, of (i) the amount of Recoveries over (ii) the amount of the aggregate of the PO Recoveries for that Distribution Date.

     "Notional Amount" means:

          (a) with respect to any Distribution Date and the Class 15-A-X certificates, an amount equal to the product of (i) the aggregate Scheduled Principal Balance of the outstanding Group 3 Non-Discount Loans, Group 4 Non-Discount Loans, Group 5 Non-Discount Loans and Group 6 Non-Discount Loans and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Group 3 Non-Discount Loans, Group 4 Non-Discount Loans, Group 5 Non-Discount Loans and Group 6 Non-Discount Loans and (b) the denominator of which is equal to 5.00%. The Notional Amount of the Class 15-A-X certificates for the first Interest Accrual Period is expected to be approximately $1,655,023;

          (b) with respect to any Distribution Date and the Class 30-A-X certificates, the sum of (i) an amount equal to the product of (A) the aggregate Scheduled Principal Balance of the outstanding Group 2 Non-Discount Loans and (B) a fraction, (x) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Group 2 Non-Discount Loans and (y) the denominator of which is equal to 5.50% and
     (ii) an amount equal to the Excess Interest Amount for that Distribution Date divided by 5.500%. The Notional Amount of the Class 30-A-X certificates for the first Interest Accrual Period is expected to be approximately $1,547,257; and

          (c) with respect to any Distribution Date and the Class 2-A-3 certificates, an amount equal to the Certificate Principal Balance of the Class 2-A-2 certificates immediately prior to such Distribution Date. The Notional Amount of the Class 2-A-3 certificates with respect to the first Distribution Date is expected to be approximately $8,424,000.

     "Original Subordinate Principal Balance" means, (a) with respect to the Group 1 Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Group 1 Subordinate Certificates as of the date of issuance of the certificates and (b) with respect to the Group B Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Group B Subordinate Certificates as of the date of issuance of the certificates.

     "Plan" is any:

               (1) employee benefit plan as defined in Section 3(3) of ERISA;

               (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; or

               (3) entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above.

     "PO Percentage" means, with respect to:

               (1) any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan; and

               (2) any Non-Discount Loan, 0%.

     "PO Recovery" means, with respect to Recoveries on Discount Loans, any Distribution Date and the Class 15-PO and Class 30-PO certificates, an amount equal to

               (1) with respect to the Class 15-PO certificates, the lesser of
     (a) the PO Percentage of each Recovery on a Discount Loan in Asset Group 3, Asset Group 4, Asset Group 5 and Asset Group 6 and (b) the aggregate of the Group 3 PO Deferred Amount, Group 4 PO Deferred Amount, Group 5 PO Deferred Amount and Group 6 PO Deferred Amount for that Distribution Date; and

               (2) with respect to the Class 30-PO certificates, the lesser of
     (a) the PO Percentage of each Recovery on a Discount Loan in Asset Group 2 and Asset Group 7 and (b) the aggregate of the Group 2 PO Deferred Amount and Group 7 PO Deferred Amount for that Distribution Date.

     "Pool Balance" means, with respect to any Distribution Date and Asset Group, the aggregate Scheduled Principal Balance of the Loans in that Asset Group.

     "Pooling and Servicing Agreement" is the pooling and servicing agreement dated as of June 1, 2004 among the depositor, the transferor, the master servicer, the trust administrator, the custodians and the trustee.

     "Prepayment Assumption" means "Prepayment Assumption" as defined in "Prepayment and Yield Considerations--Modeling Assumptions" in this prospectus supplement.

     "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date (except with respect to any Loan serviced by WMMSC for which a prepayment in full is received by WMMSC on or after the 1st day and prior to the 15th day of the month preceding the month in which such Distribution Date occurs), the difference between (a) one month's interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan or partial payment, as applicable, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to the Loan and principal prepayment.

     "Prepayment Period" means, (a) with respect to any prepayment of a Loan serviced by any servicer, other than WMMSC, and any partial prepayment of a Loan serviced by WMMSC, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, and (b) with respect to any prepayment of a Loan in full serviced by WMMSC and any Distribution Date, the period beginning on the 15th day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the 14th day of the calendar month in which such Distribution Date occurs.

     "Principal Only Certificates" means the Class 2-A-15, Class 5-A-2, Class 15-PO and Class 30-PO certificates.

     "Purchase Price" means, with respect to each Loan required to be purchased by the transferor, an amount equal to the sum of (a) 100% of the unpaid principal balance of that Loan on the date of purchase, (b) accrued and unpaid interest on that Loan at the applicable Mortgage Interest Rate from the date through which interest was last paid by the related borrower, or the date on which the applicable servicer or the master servicer, as the case may be, made an advance in respect of such interest (which was not reimbursed), to the due date in the month in which the purchase price is to be distributed to certificateholders and (c) in the event that such Loan is repurchased by the transferor due to a breach of the transferor's representations and warranties in the Pooling and Servicing Agreement relating to applicable predatory and abusive lending laws, any costs and damages incurred by the trust in connection with a violation of a predatory or abusive lending law with respect to such Loan, less
(d) any amounts received in respect of such Loan which are being held for future distribution.

     "Rating Agency" means either of S&P or Fitch.

     "Realized Loss" means (a) with respect to any Loan:

               (1) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Loan and the related Mortgaged Property; and

               (2) as to any Loan, a Deficient Valuation, and

               (b) with respect to the Underlying Loans, as defined in "Glossary of Terms" of the underlying prospectus supplement attached hereto as Annex C.

     "Record Date" means, with respect to any Distribution Date and the offered certificates (other than the Class 2-A-2 and Class 2-A-3 certificates), the last business day of the month immediately preceding the month in which the related Distribution Date occurs, and with respect to the Class 2-A-2 and Class 2-A-3 certificates, the business day immediately preceding the related Distribution Date.

     "Recovery" means an amount received in respect of principal which has previously been allocated as a Realized Loss to a class of certificates.

     "Reference Date" means June 25, 2004.

     "Regular Certificates" means the certificates, other than the Residual Certificates.

     "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "Relief Act" means the Servicemembers Civil Relief Act or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

     "Relief Act Reduction" means any reduction in the interest rate on a Loan due to the application of the Relief Act. See "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act the California Military and Veterans Code" in the prospectus.

     "REO Property" is a property acquired on behalf of the certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

     "Required Coupon" means, for Asset Group 2, 5.500% per annum; for Asset Group 3, 5.250% per annum; for Asset Group 4, 5.000% per annum; for Asset Group 5, 4.750% per annum; for Asset Group 6, 4.500% per annum; and for Asset Group 7, 5.250% per annum.

     "Residual Certificates" means the Class A-LR and Class A-UR certificates.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Principal Balance" means, as to any Loan and any Distribution Date, the unpaid principal balance of such Loan as of that due date in the month preceding the month in which that Distribution Date occurs, as specified in the amortization schedule at the time relating to that Loan (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial principal prepayments, liquidation proceeds and insurance proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date and (ii) the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

     "Securities Account" means a segregated, non-interest bearing trust account maintained with the trust administrator and established for the purpose of holding the Underlying Certificates.

     "Senior Certificates" means any of the Group 1 Senior, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Class 15-A-X, Class 30-A-X, Class 15-PO and Class 30-PO certificates, as applicable.

     "Senior Final Distribution Date" means (a) as to Certificate Group 2, Certificate Group 3, Certificate Group 4, Certificate Group 5, Certificate Group 6 and Certificate Group 7, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class 15-PO, Class 30-PO certificates and Interest Only Certificates) of each of such Certificate Groups have each been reduced to zero and (b) as to Certificate Group 1, the Distribution Date on which the respective Certificate Principal Balances of the Group 1 Senior Certificates have each been reduced to zero.

     "Senior Optimal Principal Amount" means, for any Asset Group and any Distribution Date, the sum of:

               (1) the Senior Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

               (2) the Senior Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Group that was repurchased by the transferor or another person with respect to that Distribution Date;

               (3) the Senior Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Group received with respect to that Distribution Date;

               (4) the Senior Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Group that is not a Liquidated Loan;

               (5) with respect to each Loan in that Group that became a Liquidated Loan during the prior calendar month, the lesser of:

                         (a) the Senior Percentage related to such Group of the
               applicable Non-PO Percentage of the Scheduled Principal Balance of that Loan; and

                         (b) either (A) the Senior Prepayment Percentage related
               to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such Group, of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month;

               (6) the Senior Prepayment Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of:

                         (a) principal prepayments in full in respect of a Loan
               in that Group received during the related Prepayment Period; and

                         (b) partial principal prepayments in respect of a Loan
               in that Group applied during the related Prepayment Period; and

               (7) with respect to any Distribution Date prior to the related Cross-Over Date only, the Senior Prepayment Percentage related to such Group of the Non-PO Recoveries for that Group received during the related Prepayment Period; and

               (8) only with respect to Asset Group 2, the principal portion of all distributions received by the trust administrator with respect to the Underlying Certificates with respect to the related Underlying Distribution Date;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that Asset Group will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "Senior Percentage" means, with respect to any Certificate Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the Interest Only Certificates) of such Certificate Group immediately preceding that Distribution Date (less, with respect to Certificate Group 2, the Certificate Principal Balance of the Underlying Certificates prior to giving effect to any distributions thereon on the related Underlying Distribution Date) by the Non-PO Percentage multiplied by the Scheduled Principal Balance of the Loans in that Group for that Distribution Date.

     "Senior Prepayment Percentage" means, with respect to any Certificate Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:

Distribution Date Occurring              Senior Prepayment Percentage
---------------------------   --------------------------------------------------
July 2004 through June 2009   100%

July 2009 through June 2010   Senior Percentage of that Certificate Group plus
                              70% of the Subordinate Percentage

July 2010 through June 2011   Senior Percentage of that Certificate Group plus
                              60% of the Subordinate Percentage

July 2011 through June 2012   Senior Percentage of that Certificate Group plus
                              40% of the Subordinate Percentage

July 2012 through June 2013   Senior Percentage of that Certificate Group plus
                              20% of the Subordinate Percentage

After June 2013               Senior Percentage of that Certificate Group

     provided, however, that on any of the foregoing Distribution Dates (a) if the Senior Percentage for any Certificate Group (other than Certificate Group 1) exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for each of such Certificate Groups will once again equal 100% and (b) if the Senior Percentage for Certificate Group 1 exceeds the initial Senior Percentage for Certificate Group 1, the Senior Prepayment Percentage for Certificate Group 1 will once again equal 100%. The reductions in the Senior Prepayment Percentages for each Certificate Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date:

     (a) with respect to each Certificate Group (other than Certificate Group
1), both:

               (1) the aggregate Scheduled Principal Balance of Loans (other than Group 1 Loans) delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Group B Subordinate Certificates as of that date; and

               (2) cumulative Realized Losses with respect to the Loans (other than the Group 1 Loans) do not exceed:

                              (a) 30% of the Original Subordinate Principal
               Balance of the Group B Subordinate Certificates if such Distribution Date occurs between and including July 2009 and June 2010;

                              (b) 35% of the Original Subordinate Principal
               Balance of the Group B Subordinate Certificates if such Distribution Date occurs between and including July 2010 and June 2011;

                              (c) 40% of the Original Subordinate Principal
               Balance of the Group B Subordinate Certificates if such Distribution Date occurs between and including July 2011 and June 2012;

                              (d) 45% of the Original Subordinate Principal
               Balance of the Group B Subordinate Certificates if such Distribution Date occurs between and including July 2012 and June 2013; and

                              (e) 50% of the Original Subordinate Principal
               Balance of the Group B Subordinate Certificates if such Distribution Date occurs after June 2013;

     and (b), with respect to Certificate Group 1, both:

               (1) the aggregate Scheduled Principal Balance of Group 1 Loans delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Group 1 Subordinate Certificates as of that date; and

               (2) cumulative Realized Losses with respect to the Group 1 Loans do not exceed:

                              (a) 30% of the Original Subordinate Principal
               Balance of the Group 1 Subordinate Certificates if such Distribution Date occurs between and including July 2009 and June 2010;

                              (b) 35% of the Original Subordinate Principal
               Balance of the Group 1 Subordinate Certificates if such Distribution Date occurs between and including July 2010 and June 2011;

                              (c) 40% of the Original Subordinate Principal
               Balance of the Group 1 Subordinate Certificates if such Distribution Date occurs between and including July 2011 and June 2012;

                              (d) 45% of the Original Subordinate Principal
               Balance of the Group 1 Subordinate Certificates if such Distribution Date occurs between and including July 2012 and June 2013; and

                              (e) 50% of the Original Subordinate Principal
               Balance of the Group 1 Subordinate Certificates if such Distribution Date occurs after June 2013;

     Upon the reduction of a Senior Prepayment Percentage during one of the periods described above, such reduction will remain in effect for the remainder of that period.

     "Servicer Remittance Date" means the day of each month that a servicer is required to remit funds to the master servicer (or the trust administrator in the case of WMMSC) pursuant to the related Servicing Agreement. For each servicer the Servicer Remittance Date is the 18th day (or, in the case of WMMSC, the 24th day) of each month (or, if such day is not a business day, either the immediately preceding business day, or the immediately following business day, as the case may be).

     "Servicing Agreements" means those certain servicing agreements relating to the servicing of the Loans by the Servicers or the Underlying Loans by the Underlying Servicers, as applicable.

     "Servicing Fee" for any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

     "Servicing Fee Rate" means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Special Hazard Loss" means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged

Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

     "Special Hazard Loss Coverage Amount" means (a) with respect to each Group (other than Group 1), approximately $5,869,838 (approximately 0.92% of the aggregate Cut-off Date Pool Balance of each Asset Group (other than Asset Group
1)) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group B Subordinate Certificates in the absence of the Loss Allocation Limitation and
(2) the related Adjustment Amount and (b) with respect to Group 1, approximately $2,816,689 (approximately 2.58% of the Cut-off Date Pool Balance of Asset Group 1 less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group 1 Subordinate Certificates in the absence of the Loss Allocation Limitation and
(2) the related Adjustment Amount. As of any Distribution Date on or after the related Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

     "Standard Prepayment Assumption" or "SPA" means "Standard Prepayment Assumption" or "SPA" as defined in "Prepayment and Yield
Considerations--Modeling Assumptions" in this prospectus supplement.

     "Stepdown Percentage" means, with respect to any Distribution Date, the percentage indicated below:

Distribution Date Occurring       %
------------------------------   ---
July 2004 through June 2009...     0%
July 2009 through June 2010...    30%
July 2010 through June 2011...    40%
July 2011 through June 2012...    60%
July 2012 through June 2013...    80%
After June 2013...............   100%

     "Stripped Interest Rate" means, for each Non-Discount Loan in any Asset Group (other than Asset Group 1 and Asset Group 7), the excess of the Net Mortgage Rate for that Loan over the Required Coupon for that Asset Group.

     "Subordinate Certificate Writedown Amount" means, (a) as of any Distribution Date with respect to the Group B Subordinate Certificates, the amount by which:

               (1) the sum of the Certificate Principal Balances of the Certificates (other than Group 1 Certificates, the related Interest Only Certificates and Class PO certificates), after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of those Certificates on that Distribution Date, less the Certificate Principal Balance of the Underlying Certificates prior to giving effect to any distributions thereon on the related Underlying Distribution Date, exceeds

               (2) the aggregate Pool Balance of the Loans (other than the Group 1 Loans) as of the following Distribution Date, less any Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any Discount Loan;

          and, (b) as of any Distribution Date, with respect to the Group 1 Subordinate Certificates, the amount by which:

               (1) the sum of the Certificate Principal Balances of the Group 1 Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of those Certificates on that Distribution Date, exceeds

               (2) the Pool Balance of the Group 1 Loans as of the following Distribution Date, less any Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero.

     "Subordinate Certificates" means the Group 1 Subordinate Certificates and the Group B Subordinate Certificates.

     "Subordinate Optimal Principal Amount" means, for each Group and any Distribution Date in the aggregate, the sum of:

               (1) the Subordinate Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

               (2) the Subordinate Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Group that was repurchased by the transferor or another person with respect to that Distribution Date;

               (3) the Subordinate Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Group received with respect to that Distribution Date;

               (4) the Subordinate Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Group that is not a Liquidated Loan;

               (5) with respect to each Loan in that Group that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (B)(5) of the definition of "Senior Optional Principal Amount" for such Distribution Date; and

               (6) the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in that Group of the applicable Non-PO Percentage of:

                    (a) principal prepayments in full in respect of a Loan in that Group received during the related Prepayment Period; and

                    (b) partial principal prepayments in respect of a Loan in that Group applied during the related Prepayment Period; and

                    (7) with respect to any Distribution Date prior to the related Cross-Over Date only, the Subordinate Prepayment Percentage related to such Group of the Non-PO Recoveries for that Group received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that Group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "Subordinate Percentage" means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Percentage for that Certificate Group.

     "Subordinate Prepayment Percentage" means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Prepayment Percentage for that Certificate Group, except that, on any Distribution Date after the Senior Final Distribution Date, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

     "Subordinate Principal Distribution Amount" means (a) with respect to the Group B Subordinate Certificates, the aggregate amount payable as principal on the Group B Subordinate Certificates from Available Funds for each Asset Group (other than Asset Group 1) in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds," after application of Available Funds for each such Asset Group to make payments on the Senior Certificates (other than the Group 1 Senior Certificates) as described under "Description of the Offered Certificates--Allocation of Available Funds" (including amounts required to be paid as described under "Subordination--Cross-Collateralization") and giving effect to distributions of Accrued Certificate Interest to the Group B Subordinate Certificates in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds" and (b) with respect to the Group 1 Subordinate Certificates, the aggregate amount payable as principal on the Group 1 Subordinate Certificates from Available Funds for Asset Group 1 in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds," after application of Available Funds for Asset Group 1 to make payments on the Group 1 Senior Certificates as described under "Description of the Offered Certificates--Allocation of Available Funds" and giving effect to distributions of Accrued Certificate Interest to the Group 1

Subordinate Certificates in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds."

     "Substitution Adjustment Amount" means in connection with a substitution of a defective Loan for a substitute mortgage loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute mortgage loans.

     "Undercollateralized Group" means, with respect to any Certificate Group (other than Certificate Group 1) and any Distribution Date, each of such Certificate Groups for which the Certificate Principal Balances of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates) of such Group (after giving effect to distributions to be made on such Distribution
Date) less, with respect to the Group 2 Certificates, the Certificate Principal Balance of the Underlying Certificates after giving effect to any distributions thereon on the related Underlying Distribution Date, is greater than the Pool Balance of the related Asset Group (net of the PO Percentage of any Discount Loans in such Group).

     "Underlying Certificate Amount" means, for any Distribution Date, an amount equal to the amounts on deposit in the Distribution Account on the business day immediately preceding that Distribution Date representing distributions on the Underlying Certificates, provided the related Underlying Distribution Date Statement has been received by the trust administrator for the immediately prior Underlying Distribution Date, less (without duplication) any amounts reimbursed to the trust administrator.

     "Underlying Certificates" means an approximately 26.6673558671% interest of MASTR Asset Securitization Trust 2003-8, Mortgage Pass-Through Certificates, Series 2003-8, Class 1-A-1.

     "Underlying Distribution Date" means, for any Underlying Certificate, the 25th day of each month, or if that day is not a business day, the first business day after that 25th day.

     "Underlying Distribution Date Statements" means the distribution date statements relating to the Underlying Certificates remitted by the Underlying Trustee to the trust administrator on behalf of the trust as holder of the Underlying Certificates.

     "Underlying Loans" means the mortgage loans held by the Underlying Trustee of the Underlying Trust.

     "Underlying Master Servicer" means Wells Fargo Bank, N.A.

     "Underlying Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of August 1, 2003, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc. (n/k/a UBS Real Estate Securities Inc.), as transferor, Wells Fargo Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.), as master servicer and a custodian, U.S. Bank National Association, as a custodian, and Wachovia Bank, National Association, as trustee.

     "Underlying Prospectus" means the prospectus supplement dated August 26, 2003 to the prospectus dated August 5, 2003 of Mortgage Asset Securitization Transactions, Inc.

     "Underlying Servicer" means, with respect to any Underlying Loan, the servicer of such Underlying Loan.

     "Underlying Trust" means the trust established by the Underlying Pooling and Servicing Agreement which issued the Underlying Certificates.

     "Underlying Trustee" means the trustee of the Underlying Trust.

     "WMB" means Washington Mutual Bank.

     "WMBFA" means Washington Mutual Bank, FA.

     "Wells Fargo" means Wells Fargo Bank, N.A.

     "WMMSC" means Washington Mutual Mortgage Securities Corp.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                 ANNEX A - MORTGAGE LOAN STATISTICAL INFORMATION

     The information set forth in this Annex A has been based on information provided by each of the loan sellers and tabulated by the depositor. None of the depositor, the master servicer, the trust administrator, the underwriter or the trustee make any representation as to the accuracy or completeness of that information. Due to rounding, the totals in the tables below may not reflect the sum of the line items.

                                  GROUP 1 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Range of Original Principal Balances   Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000..................           2            $    698,481                  0.64%
$350,001 - $400,000..................          37              13,803,326                 12.64
$400,001 - $450,000..................          39              16,760,714                 15.35
$450,001 - $500,000..................          48              22,853,227                 20.92
$500,001 - $550,000..................          28              14,536,510                 13.31
$550,001 - $600,000..................          13               7,591,008                  6.95
$600,001 - $650,000..................          20              12,658,558                 11.59
$650,001 - $700,000..................           3               2,041,099                  1.87
$700,001 - $750,000..................           4               2,907,867                  2.66
$750,001 - $800,000..................           4               3,058,706                  2.80
$800,001 - $850,000..................           2               1,636,188                  1.50
$850,001 - $900,000..................           5               4,418,069                  4.05
$900,001 - $950,000..................           2               1,851,956                  1.70
$950,001 - $1,000,000................           3               2,993,520                  2.74
$1,000,001 or more...................           1               1,408,345                  1.29
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

     The average original principal balance of the Group 1 Loans was approximately $518,567.

                                  GROUP 1 LOANS

                               Loan Interest Rates

                                                           Aggregate Unpaid       % of Cut-Off Date Pool
    Range of Loan Interest Rates        Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
4.751% - 4.875%......................           1            $    424,477                  0.39%
4.876% - 5.000%......................           3               1,390,615                  1.27
5.001% - 5.125%......................           7               5,283,891                  4.84
5.126% - 5.250%......................          28              13,832,832                 12.67
5.251% - 5.375%......................          34              17,528,352                 16.05
5.376% - 5.500%......................          43              22,807,918                 20.88
5.501% - 5.625%......................          41              22,307,119                 20.42
5.626% - 5.750%......................          33              15,771,420                 14.44
5.751% - 5.875%......................          15               7,491,413                  6.86
5.876% - 6.000%......................           5               1,931,758                  1.77
6.001% - 6.125%......................           1                 447,776                  0.41
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 5.520% annum.

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Original LTV Ratios       Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less.......................          12            $  7,895,848                  7.23%
50.01% - 55.00%......................           7               5,209,502                  4.77
55.01% - 60.00%......................           6               2,831,486                  2.59
60.01% - 65.00%......................          10               4,965,167                  4.55
65.01% - 70.00%......................          36              21,465,931                 19.65
70.01% - 75.00%......................          59              28,150,816                 25.77
75.01% - 80.00%......................          75              36,314,338                 33.25
85.01% - 90.00%......................           4               1,629,832                  1.49
90.01% - 95.00%......................           2                 754,651                  0.69
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

     The weighted average original LTV Ratio of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 70.50%.

                                  GROUP 1 LOANS

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................         156            $ 80,596,161                 73.79%
Planned Unit Development.............          45              23,682,665                 21.68
Condominium..........................           9               4,579,576                  4.19
Townhouse............................           1                 359,169                  0.33
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................         101            $ 54,985,755                 50.35%
Purchase.............................          60              29,812,651                 27.30
Cash Out Refinance...................          50              24,419,166                 22.36
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................         197            $102,183,880                 93.56%
Secondary............................          14               7,033,691                  6.44
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

                           Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
301 - 360............................         211            $109,217,572                100.00%
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 358 months.

                                  GROUP 1 LOANS

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Geographic Distribution          Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California...........................         114            $ 56,395,253                 51.64%
Washington...........................          13               7,315,476                  6.70
Texas................................          11               6,698,282                  6.13
Illinois.............................           9               5,291,459                  4.84
Georgia..............................           9               4,380,643                  4.01
Florida..............................           6               3,496,191                  3.20
Pennsylvania.........................           4               2,344,100                  2.15
Massachusetts........................           5               2,314,762                  2.12
North Carolina.......................           4               2,138,149                  1.96
Colorado.............................           4               2,112,646                  1.93
Connecticut..........................           3               1,887,926                  1.73
New Mexico...........................           3               1,850,416                  1.69
Virginia.............................           3               1,692,321                  1.55
Tennessee............................           3               1,645,497                  1.51
Arizona..............................           3               1,354,892                  1.24
Michigan.............................           3               1,267,499                  1.16
Minnesota............................           2               1,087,550                  1.00
Utah.................................           2               1,061,213                  0.97
New York.............................           2                 832,585                  0.76
Oregon...............................           2                 818,659                  0.75
Kansas...............................           1                 789,305                  0.72
Alabama..............................           1                 638,660                  0.58
Maryland.............................           1                 526,088                  0.48
Wisconsin............................           1                 448,989                  0.41
Louisiana............................           1                 447,861                  0.41
Indiana..............................           1                 381,150                  0.35
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

     No more than approximately 1.82% of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, will be secured by properties located in any one zip code.

                                 GROUP 1 LOANS

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
          Documentation Type            Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full.................................         211            $109,217,572                100.00%
                                              ---            ------------                ------
   Total:............................         211            $109,217,572                100.00%
                                              ===            ============                ======

                                  Credit Scores

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Credit Scores               Number of Loans   Principal Balance   Balance of the Group 1 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 - 650............................           4            $  2,187,549                  2.00%
651 - 700............................          45              25,140,382                 23.02
701 - 750............................          67              34,283,594                 31.39
751 - 800............................          90              45,370,779                 41.54
801 - 850............................           5               2,235,268                  2.05
                                              ---            ------------                ------
   Total:..............................       211            $109,217,572                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 737.

                                  GROUP 2 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Range of Original Principal Balances   Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000 .................          10            $ 3,455,063                   3.48%
$350,001 - $400,000 .................          40             15,265,568                  15.39
$400,001 - $450,000 .................          35             14,922,010                  15.05
$450,001 - $500,000 .................          27             12,868,714                  12.98
$500,001 - $550,000 .................          24             12,681,279                  12.79
$550,001 - $600,000 .................          18             10,319,711                  10.41
$600,001 - $650,000 .................          18             11,347,979                  11.44
$650,001 - $700,000 .................           3              2,014,871                   2.03
$700,001 - $750,000 .................           2              1,466,040                   1.48
$750,001 - $800,000 .................           4              3,053,542                   3.08
$800,001 - $850,000 .................           2              1,680,430                   1.69
$850,001 - $900,000 .................           4              3,488,913                   3.52
$900,001 - $950,000 .................           1                919,040                   0.93
$950,001 - $1,000,000 ...............           2              1,963,873                   1.98
$1,000,001 or more ..................           3              3,713,288                   3.74
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     The average original principal balance of the Group 2 Loans was approximately $515,350.

                               Loan Interest Rates

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Loan Interest Rates       Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
5.376% - 5.500% .....................          36            $18,038,508                  18.19%
5.501% - 5.625% .....................          54             27,589,358                  27.82
5.626% - 5.750% .....................          47             24,638,999                  24.85
5.751% - 5.875% .....................          27             12,987,392                  13.10
5.876% - 6.000% .....................          14              7,034,716                   7.09
6.001% - 6.125% .....................           4              2,906,056                   2.93
6.126% - 6.250% .....................           6              3,639,831                   3.67
6.251% - 6.375% .....................           2                872,132                   0.88
6.376% - 6.500% .....................           2              1,038,436                   1.05
6.501% - 6.625% .....................           1                414,893                   0.42
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 5.747% annum.

                                  GROUP 2 LOANS

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Original LTV Ratios       Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less ......................          12            $ 5,785,590                   5.83%
50.01% - 55.00% .....................           9              4,647,456                   4.69
55.01% - 60.00% .....................          16              8,855,249                   8.93
60.01% - 65.00% .....................          20             10,955,362                  11.05
65.01% - 70.00% .....................          26             15,363,835                  15.49
70.01% - 75.00% .....................          17              8,762,945                   8.84
75.01% - 80.00% .....................          91             44,044,242                  44.42
85.01% - 90.00% .....................           1                388,743                   0.39
90.01% - 95.00% .....................           1                356,899                   0.36
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     The weighted average original LTV Ratio of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 69.97%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family .......................         151            $78,494,506                  79.16%
Planned Unit Development ............          36             17,231,597                  17.38
Condominium .........................           5              3,019,326                   3.04
Coop ................................           1                414,893                   0.42
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Purchase ............................          81            $41,248,911                  41.60%
Rate & Term Refinance ...............          79             40,911,756                  41.26
Cash Out Refinance ..................          33             16,999,655                  17.14
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

                                  GROUP 2 LOANS

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary .............................         190            $97,833,749                  98.66%
Secondary ...........................           3              1,326,572                   1.34
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

                           Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
241 - 300 ...........................           1            $   350,498                   0.35%
301 - 360 ...........................         192             98,809,824                  99.65
                                              ---            -----------                 ------
   Total: ...........................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 357 month.

                                  GROUP 2 LOANS

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Geographic Distribution          Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Virginia.............................          46            $22,922,425                  23.12%
Maryland.............................          32             16,962,244                  17.11
Texas................................          15              7,817,312                   7.88
District Of Columbia.................          13              7,807,145                   7.87
Massachusetts........................          10              4,503,443                   4.54
New York.............................           8              4,134,360                   4.17
New Jersey...........................           6              3,516,595                   3.55
Illinois.............................           6              3,343,806                   3.37
Arizona..............................           7              3,061,092                   3.09
Washington...........................           6              3,049,725                   3.08
Connecticut..........................           5              2,325,954                   2.35
Florida..............................           4              2,226,164                   2.25
Ohio.................................           4              2,137,898                   2.16
Colorado.............................           4              1,644,802                   1.66
Utah.................................           3              1,616,740                   1.63
Georgia..............................           3              1,580,628                   1.59
North Carolina.......................           3              1,295,526                   1.31
Pennsylvania.........................           2              1,104,404                   1.11
Minnesota............................           2                945,483                   0.95
Oregon...............................           2                914,507                   0.92
Louisiana............................           1                874,107                   0.88
Missouri.............................           1                869,390                   0.88
Kentucky.............................           1                647,906                   0.65
Alabama..............................           1                530,886                   0.54
Tennessee............................           1                498,953                   0.50
West Virginia........................           1                470,203                   0.47
Delaware.............................           1                453,471                   0.46
Michigan.............................           1                448,062                   0.45
South Carolina.......................           1                388,743                   0.39
South Dakota.........................           1                358,784                   0.36
New Mexico...........................           1                355,535                   0.36
Kansas...............................           1                354,028                   0.36
                                              ---            -----------                 ------
   Total:............................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     No more than approximately 3.91% of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, will be secured by properties located in any one zip code.

                                  GROUP 2 LOANS

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Documentation Type               Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full.................................         154            $79,802,383                  80.48%
Reduced..............................          17              8,598,468                   8.67
Limited..............................          11              5,363,225                   5.41
Alternate............................           5              2,299,334                   2.32
Stated Doc...........................           3              1,852,013                   1.87
Streamline...........................           3              1,244,899                   1.26
                                              ---            -----------                 ------
   Total:............................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

                                  Credit Scores

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Credit Scores                    Number of Loans   Principal Balance   Balance of the Group 2 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 - 650............................           8            $ 4,426,978                   4.46%
651 - 700............................          25             12,833,067                  12.94
701 - 750............................          66             35,919,383                  36.22
751 - 800............................          87             42,782,895                  43.15
801 - 850............................           7              3,197,998                   3.23
                                              ---            -----------                 ------
   Total:............................         193            $99,160,321                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 740.

                                  GROUP 3 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Range of Original Principal Balances   Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000..................           4            $ 1,319,936                   1.83%
$350,001 - $400,000..................          16              6,028,037                   8.34
$400,001 - $450,000..................          27             10,924,501                  15.12
$450,001 - $500,000..................          18              8,557,224                  11.84
$500,001 - $550,000..................          13              6,779,757                   9.38
$550,001 - $600,000..................          10              5,679,800                   7.86
$600,001 - $650,000..................          10              6,348,864                   8.79
$650,001 - $700,000..................           1                685,739                   0.95
$700,001 - $750,000..................           4              2,846,512                   3.94
$750,001 - $800,000..................           8              6,183,932                   8.56
$800,001 - $850,000..................           2              1,626,745                   2.25
$850,001 - $900,000..................           1                822,845                   1.14
$900,001 - $950,000..................           4              3,719,522                   5.15
$950,001 - $1,000,000................           2              1,968,003                   2.72
$1,000,001 or more...................           6              8,763,759                  12.13
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     The average original principal balance of the Group 3 Loans was approximately $585,333.

                               Loan Interest Rates

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Loan Interest Rates       Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
5.251% - 5.375%......................          52            $29,262,723                  40.50%
5.376% - 5.500%......................          38             21,877,928                  30.28
5.501% - 5.625%......................          11              6,145,376                   8.51
5.626% - 5.750%......................          14              7,292,801                  10.09
5.751% - 5.875%......................           6              4,581,416                   6.34
5.876% - 6.000%......................           1              1,458,008                   2.02
6.001% - 6.125%......................           3              1,311,145                   1.81
6.126% - 6.250%......................           1                325,780                   0.45
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 5.533% annum.

                                  GROUP 3 LOANS

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Original LTV Ratios       Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less.......................          30            $19,008,499                  26.31%
50.01% - 55.00%......................           7              3,376,161                   4.67
55.01% - 60.00%......................           9              7,394,459                  10.23
60.01% - 65.00%......................          15              9,702,527                  13.43
65.01% - 70.00%......................          20             11,080,306                  15.33
70.01% - 75.00%......................          18              9,401,407                  13.01
75.01% - 80.00%......................          25             11,674,968                  16.16
85.01% - 90.00%......................           2                616,849                   0.85
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     The weighted average original LTV Ratio of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 60.66%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................         109            $62,432,724                  86.41%
Condominium..........................          11              6,774,947                   9.38
Planned Unit Development.............           5              2,625,991                   3.63
Coop.................................           1                421,514                   0.58
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................          62            $34,831,114                  48.21%
Cash Out Refinance...................          38             22,634,554                  31.33
Purchase.............................          26             14,789,509                  20.47
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
          Occupancy Status              Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................         116            $66,142,933                  91.54%
Secondary............................          10              6,112,244                   8.46
                                              ---            -----------                 ------
   Total:............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

                                  GROUP 3 LOANS

                          Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
121 - 180............................         126            $72,255,177                 100.00%
                                              ---            -----------                 ------
   Total.............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 176 months.

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
      Geographic Distribution           Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California...........................          56            $34,943,912                  48.36%
New York.............................           8              4,844,465                   6.70
Florida..............................          10              4,711,894                   6.52
Georgia..............................           7              3,397,985                   4.70
Massachusetts........................           6              3,339,221                   4.62
Michigan.............................           4              2,214,522                   3.06
Alabama..............................           4              2,006,820                   2.78
Virginia.............................           3              2,005,281                   2.78
Indiana..............................           4              1,857,348                   2.57
Connecticut..........................           1              1,409,338                   1.95
Pennsylvania.........................           3              1,389,156                   1.92
Illinois.............................           3              1,338,426                   1.85
New Jersey...........................           2              1,144,900                   1.58
Nebraska.............................           2              1,059,034                   1.47
Washington...........................           2              1,047,668                   1.45
Nevada...............................           1                927,893                   1.28
Maryland.............................           2                891,393                   1.23
Ohio.................................           2                734,052                   1.02
Texas................................           1                727,117                   1.01
Tennessee............................           2                711,018                   0.98
South Carolina.......................           1                704,956                   0.98
Kentucky.............................           1                462,153                   0.64
Utah.................................           1                386,623                   0.54
                                              ---            -----------                 ------
Total:...............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     No more than approximately 2.63% of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, will be secured by properties located in any one zip code.

                                  GROUP 3 LOANS

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
         Documentation Type             Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full.................................          62            $36,775,993                  50.90%
Reduced..............................          32             17,970,351                  24.87
Alternate............................          14              6,632,020                   9.18
Limited..............................           9              5,081,170                   7.03
Streamline...........................           5              2,837,110                   3.93
No Doc...............................           1              1,484,655                   2.05
Stated Doc...........................           2                830,760                   1.15
No Ratio.............................           1                643,118                   0.89
                                              ---            -----------                 ------
Total:...............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

                                 Credit Scores

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Credit Scores               Number of Loans   Principal Balance   Balance of the Group 3 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 -  650...........................          13            $ 7,720,251                  10.68%
651 - 700............................          22             11,436,668                  15.83
701 - 750............................          40             24,681,001                  34.16
751 - 800............................          47             26,370,918                  36.50
801 - 850............................           4              2,046,339                   2.83
                                              ---            -----------                 ------
Total:...............................         126            $72,255,177                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 727.

                                  GROUP 4 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Range of Original Principal Balances   Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000..................           4            $  1,364,977                  1.30%
$350,001 - $400,000..................          26               9,879,648                  9.39
$400,001 - $450,000..................          30              12,468,660                 11.85
$450,001 - $500,000..................          26              12,252,523                 11.65
$500,001 - $550,000..................          25              12,977,755                 12.34
$550,001 - $600,000..................          20              11,475,734                 10.91
$600,001 - $650,000..................          20              12,553,616                 11.93
$650,001 - $700,000..................           4               2,685,302                  2.55
$700,001 - $750,000..................           5               3,629,620                  3.45
$750,001 - $800,000..................           3               2,319,636                  2.21
$800,001 - $850,000..................           3               2,439,177                  2.32
$900,001 - $950,000..................           2               1,859,690                  1.77
$950,001 - $1,000,000................           9               8,469,437                  8.05
$1,000,001 or more...................           8              10,812,966                 10.28
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

     The average original principal balance of the Group 4 Loans was approximately $577,923.

                               Loan Interest Rates

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Loan Interest Rates       Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
4.751% - 4.875%......................           3            $  1,464,618                  1.39%
4.876% - 5.000%......................           1                 496,159                  0.47
5.001% - 5.125%......................          59              33,911,814                 32.24
5.126% - 5.250%......................         114              64,849,775                 61.65
5.251% - 5.375%......................           5               2,989,856                  2.84
5.376% - 5.500%......................           1                 642,972                  0.61
5.626% - 5.750%......................           1                 514,494                  0.49
6.001% - 6.125%......................           1                 319,052                  0.30
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 5.211% annum.

                                  GROUP 4 LOANS

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Original LTV Ratios       Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less.......................          57            $ 34,088,038                 32.41%
50.01% - 55.00%......................          11               5,738,394                  5.46
55.01% - 60.00%......................          17              11,310,163                 10.75
60.01% - 65.00%......................          16              10,032,388                  9.54
65.01% - 70.00%......................          27              14,848,388                 14.12
70.01% - 75.00%......................          28              14,202,913                 13.50
75.01% - 80.00%......................          29              14,968,457                 14.23
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

     The weighted average original LTV Ratio of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 58.97%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................         145            $ 82,332,152                 78.27%
Condominium..........................          18              10,916,091                 10.38
Planned Unit Development.............          11               6,269,342                  5.96
Coop.................................           8               4,130,299                  3.93
Two- to Four Family..................           2               1,107,568                  1.05
Townhouse............................           1                 433,289                  0.41
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................         109            $ 62,184,927                 59.12%
Cash Out Refinance...................          45              25,493,028                 24.24
Purchase.............................          31              17,510,786                 16.65
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................         170            $ 97,038,276                 92.25%
Secondary............................          14               7,648,713                  7.27
Investor.............................           1                 501,751                  0.48
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

                                  GROUP 4 LOANS

                           Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
121 - 180............................         185            $105,188,740                100.00%
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 177 months.

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Geographic Distribution          Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California...........................          90            $ 51,978,055                 49.41%
New York.............................          18              11,068,544                 10.52
Florida..............................          19               9,506,795                  9.04
Michigan.............................           3               2,633,000                  2.50
Pennsylvania.........................           3               2,538,566                  2.41
Virginia.............................           5               2,286,289                  2.17
Connecticut..........................           4               2,277,177                  2.16
Georgia..............................           5               2,265,306                  2.15
Illinois.............................           3               1,982,912                  1.89
Massachusetts........................           4               1,963,737                  1.87
Arizona..............................           2               1,962,144                  1.87
Maryland.............................           4               1,884,110                  1.79
Washington...........................           3               1,848,351                  1.76
Texas................................           3               1,544,041                  1.47
South Carolina.......................           2                 968,068                  0.92
Tennessee............................           2                 941,917                  0.90
Alabama..............................           2                 940,032                  0.89
New Jersey...........................           2                 844,871                  0.80
Ohio.................................           1                 781,128                  0.74
Hawaii...............................           1                 634,941                  0.60
Montana..............................           1                 627,668                  0.60
Colorado.............................           1                 593,989                  0.56
Nevada...............................           1                 547,985                  0.52
District Of Columbia.................           1                 514,200                  0.49
Wisconsin............................           1                 498,168                  0.47
North Carolina.......................           1                 457,835                  0.44
Utah.................................           1                 450,352                  0.43
Minnesota............................           1                 347,430                  0.33
Kentucky.............................           1                 301,129                  0.29
                                              ---            ------------                ------
   Total:............................         185            $105,188,740                100.00%
                                              ===            ============                ======

     No more than approximately 2.35% of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, will be secured by properties located in any one zip code.

                                  GROUP 4 LOANS

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
          Documentation Type            Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full ................................          97            $ 57,052,249                  54.24%
Streamline ..........................          23              13,374,614                  12.71
Limited .............................          16              10,211,317                   9.71
Reduced .............................          20               9,803,522                   9.32
Alternate ...........................          19               8,819,032                   8.38
No Doc ..............................           5               2,936,084                   2.79
Stated Doc ..........................           4               2,394,121                   2.28
No Ratio ............................           1                 597,802                   0.57
                                              ---            ------------                 ------
   Total: ...........................         185            $105,188,740                 100.00%
                                              ===            ============                 ======

                                  Credit Scores

                                                           Aggregate Unpaid       % of Cut-Off Date Pool
            Credit Scores               Number of Loans   Principal Balance   Balance of the Group 4 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 - 650 ...........................          14            $  6,218,872                   5.91%
651 - 700 ...........................          38              20,521,688                  19.51
701 - 750 ...........................          65              41,787,048                  39.73
751 - 800 ...........................          65              35,221,743                  33.48
801 - 850 ...........................           3               1,439,390                   1.37
                                              ---            ------------                 ------
   Total: ...........................         185            $105,188,740                 100.00%
                                              ===            ============                 ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 729.

                                  GROUP 5 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid       % of Cut-Off Date Pool
Range of Original Principal Balances    Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000 .................          11            $  3,712,604                   2.35%
$350,001 - $400,000 .................          60              22,812,762                  14.43
$400,001 - $450,000 .................          51              21,642,585                  13.69
$450,001 - $500,000 .................          44              20,857,940                  13.19
$500,001 - $550,000 .................          25              13,152,446                   8.32
$550,001 - $600,000 .................          36              20,586,428                  13.02
$600,001 - $650,000 .................          29              18,063,648                  11.42
$650,001 - $700,000 .................           2               1,369,494                   0.87
$700,001 - $750,000 .................           6               4,376,587                   2.77
$750,001 - $800,000 .................           5               3,887,366                   2.46
$800,001 - $850,000 .................           4               3,336,839                   2.11
$850,001 - $900,000 .................           6               5,194,355                   3.29
$900,001 - $950,000 .................           5               4,577,692                   2.90
$950,001 - $1,000,000 ...............           6               5,815,559                   3.68
$1,000,001 or more ..................           6               8,732,457                   5.52
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

     The average original principal balance of the Group 5 Loans was approximately $538,737.

                               Loan Interest Rates

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Loan Interest Rates       Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
4.751% - 4.875% .....................         149            $ 78,807,578                  49.84%
4.876% - 5.000% .....................         143              77,433,158                  48.97
5.001% - 5.125% .....................           4               1,878,026                   1.19
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 4.938% annum.

                                  GROUP 5 LOANS

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
    Range of Original LTV Ratios        Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less ......................         105            $ 58,425,079                  36.95%
50.01% - 55.00% .....................          26              13,899,402                   8.79
55.01% - 60.00% .....................          26              14,716,913                   9.31
60.01% - 65.00% .....................          31              16,893,058                  10.68
65.01% - 70.00% .....................          39              20,678,498                  13.08
70.01% - 75.00% .....................          35              17,361,655                  10.98
75.01% - 80.00% .....................          32              15,343,765                   9.70
85.01% - 90.00% .....................           2                 800,392                   0.51
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

     The weighted average original LTV Ratio of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 56.27%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family .......................         241            $129,464,848                  81.88%
Condominium .........................          25              14,441,766                   9.13
Planned Unit Development ............          28              13,116,287                   8.30
Coop ................................           2               1,095,861                   0.69
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance ...............         225            $120,418,570                  76.16%
Cash Out Refinance ..................          48              24,757,682                  15.66
Purchase ............................          23              12,942,509                   8.19
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 5 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary .............................         284            $151,945,546                  96.10%
Secondary ...........................          11               5,774,713                   3.65
Investor ............................           1                 398,504                   0.25
                                              ---            ------------                 ------
   Total: ...........................         296            $158,118,762                 100.00%
                                              ===            ============                 ======

                                  GROUP 5 LOANS

                           Remaining Terms to Maturity

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
   Remaining Term to Maturity (Months)     Number of Loans   Principal Balance   Balance of the Group 5 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
121 - 180...............................         296            $158,118,762                100.00%
                                                 ---            ------------                ------
   Total:...............................         296            $158,118,762                100.00%
                                                 ===            ============                ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 178 months.

                        Geographic Distribution of Loans

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
         Geographic Distribution           Number of Loans   Principal Balance   Balance of the Group 5 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
California..............................         147            $ 77,905,635                 49.27%
Georgia.................................          18              10,056,755                  6.36
Massachusetts...........................          12               7,341,899                  4.64
Florida.................................          11               7,108,212                  4.50
New York................................          13               7,076,317                  4.48
Illinois................................          12               5,781,560                  3.66
Connecticut.............................           9               5,661,447                  3.58
Virginia................................           7               4,289,092                  2.71
New Jersey..............................           6               3,184,767                  2.01
Michigan................................           6               3,126,873                  1.98
Maryland................................           6               2,689,575                  1.70
Arizona.................................           5               2,281,930                  1.44
Texas...................................           5               2,214,916                  1.40
Colorado................................           4               2,064,518                  1.31
Washington..............................           4               1,785,761                  1.13
Pennsylvania............................           3               1,760,184                  1.11
Tennessee...............................           4               1,758,322                  1.11
District Of Columbia....................           3               1,409,536                  0.89
Nevada..................................           2               1,381,043                  0.87
South Carolina..........................           2               1,031,291                  0.65
Minnesota...............................           2                 998,087                  0.63
Wisconsin...............................           2                 971,185                  0.61
Missouri................................           2                 938,873                  0.59
North Carolina..........................           2                 929,691                  0.59
Indiana.................................           2                 917,139                  0.58
Hawaii..................................           1                 625,000                  0.40
West Virginia...........................           1                 558,080                  0.35
New Hampshire...........................           1                 538,976                  0.34
Oregon..................................           1                 483,185                  0.31
Maine...................................           1                 435,000                  0.28
Ohio....................................           1                 415,424                  0.26
Rhode Island............................           1                 398,488                  0.25
                                                 ---            ------------                ------
   Total:...............................         296            $158,118,762                100.00%
                                                 ===            ============                ======

     No more than approximately 1.42% of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, will be secured by properties located in any one zip code.

                                  GROUP 5 LOANS

                               Documentation Type

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
           Documentation Type              Number of Loans   Principal Balance   Balance of the Group 5 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
Full....................................         189            $103,153,382                 65.24%
Streamline..............................          43              21,966,599                 13.89
Alternate...............................          26              12,635,775                  7.99
Reduced.................................          23              11,386,594                  7.20
Limited.................................          11               6,190,901                  3.92
Stated Doc..............................           3               1,804,236                  1.14
No Doc..................................           1                 981,276                  0.62
                                                 ---            ------------                ------
   Total:...............................         296            $158,118,762                100.00%
                                                 ===            ============                ======

                                  Credit Scores

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
              Credit Scores                Number of Loans   Principal Balance   Balance of the Group 5 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
601 - 650...............................           8            $  4,128,469                  2.61%
651 - 700...............................          37              20,969,440                 13.26
701 - 750...............................          93              49,288,027                 31.17
751 - 800...............................         153              80,933,328                 51.19
801 - 850...............................           5               2,799,498                  1.77
                                                 ---            ------------                ------
   Total:...............................         296            $158,118,762                100.00%
                                                 ===            ============                ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 744.

                                  GROUP 6 LOANS

                           Original Principal Balances

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
  Range of Original Principal Balances     Number of Loans   Principal Balance   Balance of the Group 6 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000.....................           5            $ 1,726,335                   2.97%
$350,001 - $400,000.....................          20              7,609,735                  13.10
$400,001 - $450,000.....................          18              7,643,956                  13.16
$450,001 - $500,000.....................          12              5,703,972                   9.82
$500,001 - $550,000.....................           6              3,111,634                   5.36
$550,001 - $600,000.....................          16              9,298,389                  16.01
$600,001 - $650,000.....................          16             10,040,901                  17.29
$650,001 - $700,000.....................           3              2,078,972                   3.58
$700,001 - $750,000.....................           2              1,213,418                   2.09
$800,001 - $850,000.....................           2              1,635,758                   2.82
$900,001 - $950,000.....................           2              1,844,925                   3.18
$950,001 - $1,000,000...................           3              2,965,628                   5.11
$1,000,001 or more......................           2              3,210,519                   5.53
                                                 ---            -----------                 ------
   Total:...............................         107            $58,084,143                 100.00%
                                                 ===            ===========                 ======

     The average original principal balance of the Group 6 Loans was approximately $549,536.

                               Loan Interest Rates

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
       Range of Loan Interest Rates        Number of Loans   Principal Balance   Balance of the Group 6 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
4.126% - 4.250%.........................           3            $ 1,285,107                   2.21%
4.251% - 4.375%.........................           1                435,079                   0.75
4.376% - 4.500%.........................          11              6,143,989                  10.58
4.501% - 4.625%.........................          15              8,926,846                  15.37
4.626% - 4.750%.........................          74             40,135,415                  69.10
4.751% - 4.875%.........................           3              1,157,707                   1.99
                                                 ---            -----------                 ------
   Total:...............................         107            $58,084,143                 100.00%
                                                 ===            ===========                 ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 4.690% annum.

                               Original LTV Ratios

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
       Range of Original LTV Ratios        Number of Loans   Principal Balance   Balance of the Group 6 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less..........................          28            $16,104,666                  27.73%
50.01% - 55.00%.........................           9              4,079,031                   7.02
55.01% - 60.00%.........................          10              7,170,285                  12.34
60.01% - 65.00%.........................          13              7,513,423                  12.94
65.01% - 70.00%.........................          19              8,598,806                  14.80
70.01% - 75.00%.........................          16              8,516,031                  14.66
75.01% - 80.00%.........................          12              6,101,901                  10.51
                                                 ---            -----------                 ------
   Total:...............................         107            $58,084,143                 100.00%
                                                 ===            ===========                 ======

                                  GROUP 6 LOANS

     The weighted average original LTV Ratio of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 58.67%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Property Type              Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................          89            $50,074,464                  86.21%
Planned Unit Development.............          10              4,798,793                   8.26
Condominium..........................           7              2,753,035                   4.74
Two- to Four Family..................           1                457,851                   0.79
                                              ---            -----------                 ------
   Total:............................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................          72            $39,388,238                  67.81%
Purchase.............................          17              9,530,374                  16.41
Cash Out Refinance...................          18              9,165,531                  15.78
                                              ---            -----------                 ------
   Total:............................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................         103            $56,126,323                  96.63%
Secondary............................           4              1,957,821                   3.37
                                              ---            -----------                 ------
   Total:............................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

                           Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
121 - 180............................         107            $58,084,143                 100.00%
                                              ---            -----------                 ------
   Total:............................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 178 months.

                                  GROUP 6 LOANS

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Geographic Distribution          Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California ..........................          32            $18,104,237                  31.17%
Texas ...............................           7              5,877,814                  10.12
Georgia .............................          10              5,857,780                  10.08
New York ............................           9              4,380,311                   7.54
New Jersey ..........................           7              3,494,087                   6.02
Tennessee ...........................           5              2,494,090                   4.29
Maryland ............................           5              2,313,120                   3.98
Massachusetts .......................           4              1,981,803                   3.41
Illinois ............................           3              1,523,093                   2.62
Washington ..........................           3              1,376,699                   2.37
Florida .............................           2              1,143,947                   1.97
Colorado ............................           2              1,099,962                   1.89
Pennsylvania ........................           3              1,095,635                   1.89
Alabama .............................           2              1,050,015                   1.81
Connecticut .........................           2                917,482                   1.58
Minnesota ...........................           1                629,586                   1.08
Wisconsin ...........................           1                606,176                   1.04
Indiana .............................           1                555,868                   0.96
Ohio ................................           1                540,665                   0.93
Iowa ................................           1                508,523                   0.88
Oregon ..............................           1                462,439                   0.80
Arizona .............................           1                460,229                   0.79
North Carolina ......................           1                438,284                   0.75
Virginia ............................           1                422,889                   0.73
District Of Columbia ................           1                409,225                   0.70
Arkansas ............................           1                340,182                   0.59
                                              ---            -----------                 ------
   Total: ...........................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

     No more than approximately 5.31% of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, will be secured by properties located in any one zip code.

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
          Documentation Type            Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full ................................          62            $33,587,547                  57.83%
Limited .............................          11              7,429,149                  12.79
Reduced .............................          12              6,063,951                  10.44
Streamline ..........................          11              5,453,378                   9.39
Alternate ...........................          10              4,713,461                   8.11
Stated Doc ..........................           1                836,658                   1.44
                                              ---            -----------                 ------
   Total: ...........................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

                                  GROUP 6 LOANS

                                  Credit Scores

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Credit Scores               Number of Loans   Principal Balance   Balance of the Group 6 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 - 650 ...........................           8            $ 4,494,940                   7.74%
651 - 700 ...........................          14              7,137,060                  12.29
701 - 750 ...........................          27             16,027,320                  27.59
751 - 800 ...........................          57             29,815,659                  51.33
801 - 850 ...........................           1                609,164                   1.05
                                              ---            -----------                 ------
   Total: ...........................         107            $58,084,143                 100.00%
                                              ===            ===========                 ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 739.

                                  GROUP 7 LOANS

                           Original Principal Balances

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
 Range of Original Principal Balances   Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
$300,001 - $350,000..................           5            $  1,711,006                  1.18%
$350,001 - $400,000..................          69              26,293,916                 18.20
$400,001 - $450,000..................          70              29,944,184                 20.72
$450,001 - $500,000..................          43              20,510,108                 14.19
$500,001 - $550,000..................          27              14,203,773                  9.83
$550,001 - $600,000..................          34              19,561,341                 13.54
$600,001 - $650,000..................          25              15,690,986                 10.86
$650,001 - $700,000..................           1                 672,146                  0.47
$700,001 - $750,000..................           4               2,949,702                  2.04
$750,001 - $800,000..................           3               2,330,498                  1.61
$800,001 - $850,000..................           1                 842,148                  0.58
$900,001 - $950,000..................           1                 908,956                  0.63
$950,001 - $1,000,000................           9               8,874,640                  6.14
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

     The average original principal balance of the Group 7 Loans was approximately $495,823.

                               Loan Interest Rates

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Loan Interest Rates       Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
4.876% - 5.000%......................           1            $    438,940                  0.30%
5.001% - 5.125%......................           5               2,333,242                  1.61
5.126% - 5.250%......................          34              16,750,220                 11.59
5.251% - 5.375%......................         114              58,154,673                 40.25
5.376% - 5.500%......................         138              66,816,328                 46.24
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 5.412% annum.

                               Original LTV Ratios

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Range of Original LTV Ratios       Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
50.00% or less.......................          40            $ 23,127,101                 16.01%
50.01% - 55.00%......................          18               9,692,093                  6.71
55.01% - 60.00%......................          22              10,520,936                  7.28
60.01% - 65.00%......................          36              17,020,282                 11.78
65.01% - 70.00%......................          46              22,826,070                 15.80
70.01% - 75.00%......................          33              15,081,157                 10.44
75.01% - 80.00%......................          95              45,391,216                 31.41
80.01% - 85.00%......................           1                 392,532                  0.27
85.01% - 90.00%......................           1                 442,016                  0.31
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

                                  GROUP 7 LOANS

     The weighted average original LTV Ratio of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 65.16%.

                                 Property Types

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
            Property Type               Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................         233            $116,477,423                 80.61%
Planned Unit Development.............          53              25,170,618                 17.42
Condominium..........................           6               2,845,363                  1.97
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

                                  Loan Purpose

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
             Loan Purpose               Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................         163            $ 80,541,055                 55.74%
Purchase.............................          73              37,000,285                 25.61
Cash Out Refinance...................          56              26,952,064                 18.65
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

                                Occupancy Status

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
           Occupancy Status             Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................         288            $142,613,434                 98.70%
Secondary............................           4               1,879,970                  1.30
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

                           Remaining Terms to Maturity

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
     Remaining Terms to Maturity        Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
241 - 300............................           1            $    417,054                  0.29%
301 - 360............................         291             144,076,350                 99.71
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

        As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 358 months.

                                  GROUP 7 LOANS

                        Geographic Distribution of Loans

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
       Geographic Distribution          Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California...........................          93            $ 47,029,966                 32.55%
Maryland.............................          70              33,616,283                 23.26
Virginia.............................          49              24,556,649                 16.99
District Of Columbia.................          16               8,570,504                  5.93
Illinois.............................          12               5,841,483                  4.04
Georgia..............................          11               5,209,313                  3.61
Texas................................           7               3,696,416                  2.56
Minnesota............................           4               1,993,875                  1.38
Washington...........................           4               1,824,828                  1.26
Arizona..............................           4               1,706,195                  1.18
Florida..............................           3               1,668,654                  1.15
New Jersey...........................           3               1,487,477                  1.03
Colorado.............................           2                 974,837                  0.67
North Carolina.......................           2                 812,408                  0.56
South Carolina.......................           2                 774,311                  0.54
Pennsylvania.........................           2                 722,978                  0.50
Kansas...............................           1                 605,337                  0.42
Hawaii...............................           1                 570,965                  0.40
Delaware.............................           1                 525,411                  0.36
Louisiana............................           1                 521,064                  0.36
Michigan.............................           1                 514,411                  0.36
Wisconsin............................           1                 499,453                  0.35
Kentucky.............................           1                 404,535                  0.28
Connecticut..........................           1                 366,051                  0.25
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

     No more than approximately 2.71% of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, will be secured by properties located in any one zip code.

                               Documentation Type

                                                           Aggregate Unpaid      % of Cut-Off Date Pool
         Documentation Type             Number of Loans   Principal Balance   Balance of the Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full.................................         147            $ 75,200,177                 52.04%
Streamline...........................          50              22,736,042                 15.74
Reduced..............................          37              18,817,569                 13.02
Alternate............................          36              17,521,791                 12.13
Limited..............................          20               9,435,129                  6.53
Stated Doc...........................           2                 782,696                  0.54
                                              ---            ------------                ------
   Total:............................         292            $144,493,403                100.00%
                                              ===            ============                ======

                                  GROUP 7 LOANS

                                  Credit Scores

                                                              Aggregate Unpaid      % of Cut-Off Date Pool
               Credit Scores               Number of Loans   Principal Balance   Balance of the Group 7 Loans
----------------------------------------   ---------------   -----------------   ----------------------------
601 - 650..................................        3            $  1,396,642                  0.97%
651 - 700..................................       22              10,698,086                  7.40
701 - 750..................................      103              49,383,751                 34.18
751 - 800..................................      152              77,036,666                 53.32
801 - 850..................................       12               5,978,259                  4.14
                                                 ---            ------------                ------
   Total:..................................      292            $144,493,403                100.00%
                                                 ===            ============                ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 752.

                 GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

                           Original Principal Balances

                                                                                 % of Aggregate Cut-Off Date
                                                              Aggregate Unpaid   Pool Balance of the Group 2
  Range of Original Principal Balances     Number of Loans   Principal Balance      through Group 7 Loans
----------------------------------------   ---------------   -----------------   ---------------------------
$300,001 - $350,000.....................            39          $ 13,289,920                  2.09%
$350,001 - $400,000.....................           231            87,889,667                 13.79
$400,001 - $450,000.....................           231            97,545,897                 15.31
$450,001 - $500,000.....................           170            80,750,481                 12.67
$500,001 - $550,000.....................           120            62,906,644                  9.87
$550,001 - $600,000.....................           134            76,921,404                 12.07
$600,001 - $650,000.....................           118            74,045,993                 11.62
$650,001 - $700,000.....................            14             9,506,523                  1.49
$700,001 - $750,000.....................            23            16,481,879                  2.59
$750,001 - $800,000.....................            23            17,774,974                  2.79
$800,001 - $850,000.....................            14            11,561,098                  1.81
$850,001 - $900,000.....................            11             9,506,114                  1.49
$900,001 - $950,000.....................            15            13,829,825                  2.17
$950,001 - $1,000,000...................            31            30,057,140                  4.72
$1,000,001 or more......................            25            35,232,989                  5.53
                                                 -----          ------------                ------
Total:..................................         1,199          $637,300,547                100.00%
                                                 =====          ============                ======

     The average original principal balance of the Group 2 through Group 7 Loans was approximately $536,428.

                 GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

                               Loan Interest Rates

                                                                                 % of Aggregate Cut-Off Date
                                                              Aggregate Unpaid   Pool Balance of the Group 2
       Range of Loan Interest Rates        Number of Loans   Principal Balance      through Group 7 Loans
----------------------------------------   ---------------   -----------------   ---------------------------
4.126% - 4.250%.........................             3          $  1,285,107                  0.20%
4.251% - 4.375%.........................             1               435,079                  0.07
4.376% - 4.500%.........................            11             6,143,989                  0.96
4.501% - 4.625%.........................            15             8,926,846                  1.40
4.626% - 4.750%.........................            74            40,135,415                  6.30
4.751% - 4.875%.........................           155            81,429,903                 12.78
4.876% - 5.000%.........................           145            78,368,258                 12.30
5.001% - 5.125%.........................            68            38,123,082                  5.98
5.126% - 5.250%.........................           148            81,599,994                 12.80
5.251% - 5.375%.........................           171            90,407,252                 14.19
5.376% - 5.500%.........................           213           107,375,737                 16.85
5.501% - 5.625%.........................            65            33,734,734                  5.29
5.626% - 5.750%.........................            62            32,446,295                  5.09
5.751% - 5.875%.........................            33            17,568,808                  2.76
5.876% - 6.000%.........................            15             8,492,723                  1.33
6.001% - 6.125%.........................             8             4,536,253                  0.71
6.126% - 6.250%.........................             7             3,965,611                  0.62
6.251% - 6.375%.........................             2               872,132                  0.14
6.376% - 6.500%.........................             2             1,038,436                  0.16
6.501% - 6.625%.........................             1               414,893                  0.07
                                                 -----          ------------                ------
Total:..................................         1,199          $637,300,547                100.00%
                                                 =====          ============                ======

     As of the Cut-Off Date, the weighted average interest rate of the Group 2 through Group 7 Loans, by Aggregate Cut-Off Date Pool Balance of the Group 2 through Group 7 Loans, was approximately 5.261% per annum.

                               Original LTV Ratios

                                                                                 % of Aggregate Cut-Off Date
                                                             Aggregate Unpaid    Pool Balance of the Group 2
       Range of Original LTV Ratios        Number of Loans   Principal Balance      through Group 7 Loans
----------------------------------------   ---------------   -----------------   ---------------------------
50.00% or less..........................           272          $156,538,974                 24.56%
50.01% - 55.00%.........................            80            41,432,537                  6.50
55.01% - 60.00%.........................           100            59,968,005                  9.41
60.01% - 65.00%.........................           131            72,117,040                 11.32
65.01% - 70.00%.........................           177            93,395,902                 14.65
70.01% - 75.00%.........................           147            73,326,108                 11.51
75.01% - 80.00%.........................           284           137,524,549                 21.58
80.01% - 85.00%.........................             1               392,532                  0.06
85.01% - 90.00%.........................             6             2,248,001                  0.35
90.01% - 95.00%.........................             1               356,899                  0.06
                                                 -----          ------------                ------
Total:..................................         1,199          $637,300,547                100.00%
                                                 =====          ============                ======

     The weighted average original LTV Ratio of the Group 2 through Group 7 Loans, by Aggregate Cut-Off Date Pool Balance of the Group 2 through Group 7 Loans, was approximately 61.58%.

                 GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

                                 Property Types

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
            Property Type               Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Single Family........................          968           $519,276,116                 81.48%
Planned Unit Development.............          143             69,212,628                 10.86
Condominium..........................           72             40,750,528                  6.39
Coop.................................           12              6,062,567                  0.95
Two- to Four Family..................            3              1,565,419                  0.25
Townhouse............................            1                433,289                  0.07
                                             -----           ------------                ------
Total:...............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

                                  Loan Purpose

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
             Loan Purpose               Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Rate & Term Refinance................          710           $378,275,659                 59.36%
Purchase.............................          251            133,022,374                 20.87
Cash Out Refinance...................          238            126,002,514                 19.77
                                             -----           ------------                ------
Total:...............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

                                Occupancy Status

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
           Occupancy Status             Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Primary..............................        1,151           $611,700,260                 95.98%
Secondary............................           46             24,700,033                  3.88
Investor.............................            2                900,255                  0.14
                                             -----           ------------                ------
Total:...............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

                          Remaining Terms to Maturity

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
 Remaining Term to Maturity (Months)    Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
121 - 180............................          714           $393,646,822                 61.77%
241 - 300............................            2                767,551                  0.12
301 - 360............................          483            242,886,174                 38.11
                                             -----           ------------                ------
Total:...............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 2 through Group 7 Loans, by Aggregate Cut-Off Date Pool Balance of the Group 2 through Group 7 Loans, was approximately 246 months.

                 GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

                        Geographic Distribution of Loans

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
       Geographic Distribution          Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
California...........................          418           $229,961,804                 36.08%
Maryland.............................          119             58,356,726                  9.16
Virginia.............................          111             56,482,625                  8.86
New York.............................           56             31,503,997                  4.94
Georgia..............................           54             28,367,767                  4.45
Florida..............................           49             26,365,667                  4.14
Texas................................           38             21,877,617                  3.43
Illinois.............................           39             19,811,280                  3.11
Massachusetts........................           36             19,130,103                  3.00
District Of Columbia.................           34             18,710,610                  2.94
New Jersey...........................           26             13,672,697                  2.15
Connecticut..........................           22             12,957,448                  2.03
Washington...........................           22             10,933,033                  1.72
Arizona..............................           19              9,471,591                  1.49
Michigan.............................           15              8,936,868                  1.40
Pennsylvania.........................           16              8,610,924                  1.35
Tennessee............................           14              6,404,300                  1.00
Colorado.............................           13              6,378,109                  1.00
Minnesota............................           10              4,914,461                  0.77
Ohio.................................            9              4,609,167                  0.72
Alabama..............................            9              4,527,754                  0.71
North Carolina.......................            9              3,933,745                  0.62
South Carolina.......................            8              3,867,369                  0.61
Indiana..............................            7              3,330,356                  0.52
Nevada...............................            4              2,856,921                  0.45
Wisconsin............................            5              2,574,981                  0.40
Utah.................................            5              2,453,715                  0.39
Oregon...............................            4              1,860,132                  0.29
Hawaii...............................            3              1,830,906                  0.29
Kentucky.............................            4              1,815,723                  0.28
Missouri.............................            3              1,808,262                  0.28
Louisiana............................            2              1,395,171                  0.22
Nebraska.............................            2              1,059,034                  0.17
West Virginia........................            2              1,028,283                  0.16
Delaware.............................            2                978,882                  0.15
Kansas...............................            2                959,365                  0.15
Montana..............................            1                627,668                  0.10
New Hampshire........................            1                538,976                  0.08
Iowa.................................            1                508,523                  0.08
Maine................................            1                435,000                  0.07
Rhode Island.........................            1                398,488                  0.06
South Dakota.........................            1                358,784                  0.06
New Mexico...........................            1                355,535                  0.06
Arkansas.............................            1                340,182                  0.05
                                             -----           ------------                ------
   Total:............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

     No more than approximately 1.29% of the Loans, by Aggregate Cut-Off Date Pool Balance of the Group 2 through Group 7 Loans, will be secured by properties located in any one zip code.

                 GROUP 2 THROUGH GROUP 7 LOANS IN THE AGGREGATE

                               Documentation Type

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
          Documentation Type            Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
Full.................................          711           $385,571,730                 60.50%
Reduced..............................          141             72,640,453                 11.40
Streamline...........................          135             67,612,642                 10.61
Alternate............................          110             52,621,413                  8.26
Limited..............................           78             43,710,890                  6.86
Stated Doc...........................           15              8,500,485                  1.33
No Doc...............................            7              5,402,015                  0.85
No Ratio.............................            2              1,240,920                  0.19
                                             -----           ------------                ------
   Total:............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

                                 Credit Scores

                                                                               % of Aggregate Cut-off Date
                                                           Aggregate Unpaid   Pool Balance  of the Group 2
            Credit Scores               Number of Loans   Principal Balance       through Group 7 Loans
-------------------------------------   ---------------   -----------------   ----------------------------
601 - 650............................           54           $ 28,386,152                  4.45%
651 - 700............................          158             83,596,007                 13.12
701 - 750............................          394            217,086,531                 34.06
751 - 800............................          561            292,161,209                 45.84
801 - 850............................           32             16,070,648                  2.52
                                             -----           ------------                ------
   Total:............................        1,199           $637,300,547                100.00%
                                             =====           ============                ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 2 through Group 7 Loans, by Aggregate Cut-Off Date Pool Balance of the Group 2 through Group 7 Loans, was approximately 740.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                 ANNEX B - MORTGAGE LOAN STATISTICAL INFORMATION

     The information set forth in this Annex B has been based on information provided by each of the loan sellers with respect to the underlying trust and tabulated by the depositor. None of the depositor, the master servicer, the trust administrator, the underwriter or the trustee make any representation as to the accuracy or completeness of that information. Due to rounding, the totals in the tables below may not reflect the sum of the line items.

                      MASTR 2003-8 GROUP 1 UNDERLYING LOANS

                           Original Principal Balances

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
 Range of Original Principal Balances   Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
$300,001 - $350,000 .................           42            $ 14,104,356                 3.82%
$350,001 - $400,000 .................          172              64,032,211                17.33
$400,001 - $450,000 .................          143              60,075,997                16.26
$450,001 - $500,000 .................          118              55,502,810                15.02
$500,001 - $550,000 .................           65              33,532,238                 9.07
$550,001 - $600,000 .................           60              34,224,307                 9.26
$600,001 - $650,000 .................           46              28,477,988                 7.71
$650,001 - $700,000 .................           20              13,251,640                 3.59
$700,001 - $750,000 .................           39              28,278,759                 7.65
$750,001 - $800,000 .................            8               6,180,093                 1.67
$800,001 - $850,000 .................            5               4,089,816                 1.11
$850,001 - $900,000 .................            6               5,257,136                 1.42
$900,001 - $950,000 .................            8               7,347,620                 1.99
$950,001 - $1,000,000 ...............           12              11,713,501                 3.17
$1,000,001 or more ..................            3               3,507,277                 0.95
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

     The average original principal balance of the MASTR 2003-8 Group 1 Underlying Loans was approximately $502,272.

                      MASTR 2003-8 GROUP 1 UNDERLYING LOANS

                               Loan Interest Rates

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
     Range of Loan Interest Rates       Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
5.126% - 5.250% .....................            5            $  2,932,833                 0.79%
5.251% - 5.375% .....................           18               8,489,586                 2.30
5.376% - 5.500% .....................           90              46,555,555                12.60
5.501% - 5.625% .....................          147              72,974,441                19.75
5.626% - 5.750% .....................          192              96,133,825                26.01
5.751% - 5.875% .....................          187              91,900,370                24.87
5.876% - 6.000% .....................           70              33,020,621                 8.93
6.001% - 6.125% .....................           28              12,319,815                 3.33
6.126% - 6.250% .....................            7               3,290,091                 0.89
6.251% - 6.375% .....................            3               1,958,612                 0.53
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

     As of the Cut-Off Date, the weighted average interest rate of the MASTR 2003-8 Group 1 Underlying Loans, by Cut-Off Date Pool Balance of the MASTR 2003-8 Group 1 Underlying Loans, was approximately 5.755% per annum.

                               Original LTV Ratios

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
     Range of Original LTV Ratios       Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
50.00% or less ......................          115            $ 62,568,404                16.93%
50.01% - 55.00% .....................           38              20,450,893                 5.53
55.01% - 60.00% .....................           57              28,008,636                 7.58
60.01% - 65.00% .....................           80              40,601,186                10.99
65.01% - 70.00% .....................          113              53,678,174                14.52
70.01% - 75.00% .....................           97              48,497,963                13.12
75.01% - 80.00% .....................          243             114,214,562                30.90
85.01% - 90.00% .....................            2                 868,730                 0.24
90.01% - 95.00% .....................            2                 687,200                 0.19
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

     The weighted average original LTV Ratio of the MASTR 2003-8 Group 1 Underlying Loans, by Cut-Off Date Pool Balance of the MASTR 2003-8 Group 1 Underlying Loans, was approximately 65.03%.

                      MASTR 2003-8 GROUP 1 UNDERLYING LOANS

                                 Property Types

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
             Property Type              Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
Single Family .......................          537            $266,586,985                72.13%
Planned Unit Development ............          161              79,305,844                21.46
Condominium .........................           30              12,616,859                 3.41
Two- to Four-Family .................           19              11,066,062                 2.99
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

                                  Loan Purpose

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
             Loan Purpose               Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
Rate & Term Refinance ...............          482            $243,266,882                65.82%
Purchase ............................          143              68,804,150                18.62
Cash Out Refinance ..................          122              57,504,717                15.56
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

                                Occupancy Status

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
           Occupancy Status             Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
Primary .............................          715            $353,309,022                95.60%
Secondary ...........................           27              14,342,197                 3.88
Investor ............................            5               1,924,530                 0.52
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

                           Remaining Terms to Maturity

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
 Remaining Term to Maturity (Months)    Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
241 - 300 ...........................            4            $  1,946,717                 0.53%
301 - 360 ...........................          743             367,629,032                99.47
                                               ---            ------------               ------
   Total: ...........................          747            $369,575,749               100.00%
                                               ===            ============               ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the MASTR 2003-8 Group 1 Underlying Loans, by Cut-Off Date Pool Balance of the MASTR 2003-8 Group 1 Underlying Loans, was approximately 348 months.

                      MASTR 2003-8 GROUP 1 UNDERLYING LOANS

        Geographic Distribution of MASTR 2003-8 Group 1 Underlying Loans

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
       Geographic Distribution          Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
California ..........................          747            $369,575,749                100.00%
                                               ---            ------------                ------
   Total: ...........................          747            $369,575,749                100.00%
                                               ===            ============                ======

     No more than approximately 1.38% of the MASTR 2003-8 Group 1 Underlying Loans, by Cut-Off Date Pool Balance of the MASTR 2003-8 Group 1 Underlying Loans, will be secured by properties located in any one zip code.

                               Documentation Type

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
            Document Type               Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
Reduced .............................          584            $288,990,918                 78.20%
Full ................................          151              74,414,305                 20.14
Streamline ..........................           12               6,170,526                  1.67
                                               ---            ------------                ------
   Total: ...........................          747            $369,575,749                100.00%
                                               ===            ============                ======

                                  Credit Scores

                                         Number of MASTR                          % of Cut-Off Date Pool
                                         2003-8 Group 1     Aggregate Unpaid   Balance of the MASTR 2003-8
            Credit Scores               Underlying Loans   Principal Balance     Group 1 Underlying Loans
-------------------------------------   ----------------   -----------------   ---------------------------
601 - 650 ...........................           11            $  5,720,712                  1.55%
651 - 700 ...........................           99              48,430,473                 13.10
701 - 750 ...........................          237             117,022,665                 31.66
751 - 800 ...........................          382             189,865,169                 51.37
801 - 850 ...........................           18               8,536,731                  2.31
                                               ---            ------------                ------
   Total: ...........................          747            $369,575,749                100.00%
                                               ===            ============                ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the MASTR 2003-8 Group 1 Underlying Loans, by Cut-Off Date Pool Balance of the MASTR 2003-8 Group 1 Underlying Loans, was approximately 745.

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

                           Original Principal Balances

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
Range of Original Principal Balances        Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
$200,000 or less ....................            62            $    7,301,035               0.61%
$200,001 - $250,000 .................            17                 3,763,380               0.31
$250,001 - $300,000 .................            16                 4,387,626               0.37
$300,001 - $350,000 .................           172                57,076,518               4.75
$350,001 - $400,000 .................           603               222,877,773              18.54
$400,001 - $450,000 .................           482               200,486,250              16.68
$450,001 - $500,000 .................           387               180,372,422              15.01
$500,001 - $550,000 .................           208               106,599,691               8.87
$550,001 - $600,000 .................           175                98,777,972               8.22
$600,001 - $650,000 .................           175               107,899,420               8.98
$650,001 - $700,000 .................            48                31,573,681               2.63
$700,001 - $750,000 .................            65                46,674,360               3.88
$750,001 - $800,000 .................            25                19,236,199               1.60
$800,001 - $850,000 .................            25                20,126,040               1.67
$850,001 - $900,000 .................            17                14,629,829               1.22
$900,001 - $950,000 .................            12                10,966,274               0.91
$950,001 - $1,000,000 ...............            54                51,774,674               4.31
$1,000,001 or more ..................            15                17,513,756               1.46
                                              -----            --------------             ------
   Total: ...........................         2,558            $1,202,036,902             100.00%
                                              =====            ==============             ======

     The average original principal balance of the MASTR 2003-8 Underlying Loans in the Aggregate was approximately $481,855.

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

                               Loan Interest Rates

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
     Range of Loan Interest Rates           Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
4.376% - 4.500% .....................             2            $      859,702               0.07%
4.501% - 4.625% .....................             1                    98,542               0.01
4.626% - 4.750% .....................            12                 5,519,405               0.46
4.751% - 4.875% .....................            43                18,933,233               1.58
4.876% - 5.000% .....................            60                27,867,322               2.32
5.001% - 5.125% .....................           105                52,602,844               4.38
5.126% - 5.250% .....................           197                89,578,398               7.45
5.251% - 5.375% .....................           215               104,053,435               8.66
5.376% - 5.500% .....................           347               162,568,076              13.52
5.501% - 5.625% .....................           422               205,443,683              17.09
5.626% - 5.750% .....................           525               248,246,822              20.65
5.751% - 5.875% .....................           390               181,163,457              15.07
5.876% - 6.000% .....................           123                55,331,235               4.60
6.001% - 6.125% .....................            60                25,054,897               2.08
6.126% - 6.250% .....................            31                12,663,602               1.05
6.251% - 6.375% .....................            14                 7,270,328               0.60
6.376% - 6.500% .....................             8                 3,382,802               0.28
6.501% - 6.625% .....................             1                   397,274               0.03
6.751% - 6.875% .....................             2                 1,001,846               0.08
                                              -----            --------------             ------
   Total: ...........................         2,558            $1,202,036,902             100.00%
                                              =====            ==============             ======

     As of the Cut-Off Date, the weighted average interest rate of the MASTR 2003-8 Underlying Loans in the Aggregate, by Cut-Off Date Pool Balance of the MASTR 2003-8 Underlying Loans in the Aggregate, was approximately 5.611% per annum.

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

                               Original LTV Ratios

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
     Range of Original LTV Ratios           Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
50.00% or less ......................           474           $  233,549,887               19.43%
50.01% - 55.00% .....................           161               80,129,358                6.67
55.01% - 60.00% .....................           225              109,445,083                9.10
60.01% - 65.00% .....................           253              119,207,770                9.92
65.01% - 70.00% .....................           344              159,902,933               13.30
70.01% - 75.00% .....................           325              151,863,305               12.63
75.01% - 80.00% .....................           726              328,851,168               27.36
80.01% - 85.00% .....................            11                3,902,920                0.32
85.01% - 90.00% .....................            28               11,268,759                0.94
90.01% - 95.00% .....................            11                3,915,718                0.33
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

     The weighted average original LTV Ratio of the MASTR 2003-8 Underlying Loans in the Aggregate, by Cut-Off Date Pool Balance of the MASTR 2003-8 Underlying Loans in the Aggregate, was approximately 63.89%.

                                 Property Types

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
            Property Type                   Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
Single Family .......................         1,927           $  909,808,858               75.69%
Planned Unit Development ............           506              236,386,651               19.67
Condominium .........................            82               34,090,267                2.84
Two- to Four-Family .................            34               17,910,356                1.49
Townhouse ...........................             7                3,094,884                0.26
Coop ................................             2                  745,886                0.06
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

                                  Loan Purpose

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
             Loan Purpose                   Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
Rate & Term Refinance ...............         1,598           $  768,140,327               63.90%
Purchase ............................           479              223,760,937               18.62
Cash Out Refinance ..................           480              209,631,820               17.44
Construction to Perm ................             1                  503,818                0.04
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

                                Occupancy Status

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
           Occupancy Status                 Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
Primary .............................         2,485           $1,168,881,750               97.24%
Secondary ...........................            54               26,272,018                2.19
Investor ............................            19                6,883,133                0.57
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

                           Remaining Terms to Maturity

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
 Remaining Term to Maturity (Months)        Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
61 - 120 ............................            49           $   20,503,014                1.71%
121 - 180 ...........................           561              261,431,289               21.75
181 - 240 ...........................            90               39,811,662                3.31
241 - 300 ...........................             7                3,140,498                0.26
301 - 360 ...........................         1,851              877,150,438               72.97
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

     As of the Cut-Off Date, the weighted average remaining term to maturity of the MASTR 2003-8 Underlying Loans in the Aggregate, by Cut-Off Date Pool Balance of the MASTR 2003-8 Underlying Loans in the Aggregate, was approximately 301 months.

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

    Geographic Distribution of MASTR 2003-8 Underlying Loans in the Aggregate

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the      Aggregate Unpaid     Underlying Loans in the
        Geographic Distribution             Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
California ..........................         1,578           $  765,975,935               63.72%
Virginia ............................            95               40,457,909                3.37
New York ............................            93               39,862,456                3.32
Illinois ............................            80               37,014,563                3.08
Maryland ............................            71               33,309,787                2.77
Massachusetts .......................            62               29,553,575                2.46
New Jersey ..........................            63               27,608,556                2.30
Washington ..........................            45               20,413,719                1.70
Texas ...............................            47               20,145,516                1.68
Connecticut .........................            37               17,732,025                1.48
Florida .............................            40               17,005,585                1.41
Michigan ............................            33               15,713,572                1.31
Colorado ............................            37               15,296,560                1.27
Pennsylvania ........................            32               12,192,121                1.01
Georgia .............................            26               11,032,400                0.92
Arizona .............................            25               10,030,472                0.83
North Carolina ......................            17                7,818,333                0.65
Indiana .............................            17                7,540,232                0.63
Ohio ................................            15                7,119,892                0.59
District Of Columbia ................            13                6,305,049                0.52
Oregon ..............................            13                6,292,306                0.52
Wisconsin ...........................            12                5,566,769                0.46
Minnesota ...........................            11                5,052,760                0.42
Nevada ..............................             9                4,387,730                0.37
Kentucky ............................             9                4,281,319                0.36
Missouri ............................             8                3,787,242                0.32
Utah ................................             8                3,489,032                0.29
Nebraska ............................             6                3,023,577                0.25
Tennessee ...........................             8                2,989,143                0.25
Louisiana ...........................             7                2,795,784                0.23
Kansas ..............................             5                2,539,060                0.21
Montana .............................             5                2,202,597                0.18
Idaho ...............................             3                2,123,933                0.18
Iowa ................................             4                1,721,215                0.14
Delaware ............................             3                1,261,081                0.10
South Carolina ......................             3                1,105,112                0.09
Alabama .............................             2                1,035,056                0.09
Mississippi .........................             1                  945,025                0.08
West Virginia .......................             2                  862,198                0.07
Arkansas ............................             2                  729,592                0.06
New Mexico ..........................             2                  722,071                0.06
Oklahoma ............................             2                  707,966                0.06
Wyoming .............................             2                  699,585                0.06
New Hampshire .......................             2                  582,871                0.05
Rhode Island ........................             2                  531,401                0.04
Maine ...............................             1                  474,221                0.04
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

                 MASTR 2003-8 UNDERLYING LOANS IN THE AGGREGATE

     No more than approximately 0.91% of the MASTR 2003-8 Underlying Loans in the Aggregate, by Cut-Off Date Pool Balance of the MASTR 2003-8 Underlying Loans in the Aggregate, will be secured by properties located in any one zip code.

                               Documentation Type

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the     Aggregate Unpaid      Underlying Loans in the
            Document Type                   Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
Full.................................         1,253           $  593,555,249               49.38%
Reduced..............................           944              444,961,392               37.02
Streamline...........................           241              111,308,935                9.26
Alternate............................            73               33,234,692                2.76
Stated Doc...........................            24               10,491,163                0.87
Limited..............................            17                6,430,072                0.53
No Doc...............................             5                1,662,120                0.14
No Ratio.............................             1                  393,278                0.03
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

                                  Credit Scores

                                         Number of MASTR                           % of Cut-Off Date Pool
                                        2003-8 Underlying                       Balance of the MASTR 2003-8
                                           Loans in the     Aggregate Unpaid      Underlying Loans in the
            Credit Scores                   Aggregate       Principal Balance            Aggregate
-------------------------------------   -----------------   -----------------   ---------------------------
601 - 650............................            50           $   25,511,869                2.12%
651 - 700............................           416              191,027,989               15.89
701 - 750............................           834              389,380,084               32.39
751 - 800............................         1,211              574,991,455               47.83
801 - 850............................            47               21,125,505                1.76
                                              -----           --------------              ------
   Total:............................         2,558           $1,202,036,902              100.00%
                                              =====           ==============              ======

     As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the MASTR 2003-8 Underlying Loans in the Aggregate, by Cut-Off Date Pool Balance of the MASTR 2003-8 Underlying Loans in the Aggregate, was approximately 741.

               ANNEX C--PROSPECTUS SUPPLEMENT FOR MASTR 2003-8

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                    [MASTR LOGO]

PROSPECTUS SUPPLEMENT DATED AUGUST 26, 2003
(TO PROSPECTUS DATED AUGUST 5, 2003)

                                 $1,420,392,036
                                 (APPROXIMATE)

                     MASTR ASSET SECURITIZATION TRUST 2003-8
                                   (ISSUER)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                  (DEPOSITOR)

                    UBS WARBURG REAL ESTATE SECURITIES INC.
                                 (TRANSFEROR)

                        WELLS FARGO BANK MINNESOTA, N.A.
                               (MASTER SERVICER)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-8

         The MASTR Asset Securitization Trust 2003-8 is issuing eight groups of certificates consisting in the aggregate of thirty-four classes, but is offering only thirty-one classes through this prospectus supplement.

o The trust's main source of funds for making distributions on the certificates will be collections on eight pools of closed-end, fixed-rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties.

o Credit enhancement will be provided by the subordination of certain classes of certificates in respect of the right to receive interest and principal.

o Additional credit enhancement for the Class 3-A-5 certificates will be provided in the form of a reserve fund and an irrevocable financial guaranty insurance policy issued by MBIA Insurance Corporation. No other class of certificates will be entitled to payments from the reserve fund or under the policy.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 IN THE PROSPECTUS.

The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Warburg Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

         The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. and expects to deliver the offered certificates (other than the Class A-R certificates) in book-entry form through the facilities of The Depository Trust Company to purchasers on or about August 28, 2003.

         The proceeds to depositor are expected to be approximately $1,427,421,263, plus accrued interest and before deducting expenses, estimated at $891,250. See "Underwriting" in this prospectus supplement. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale. Edward
D. Jones & Co., L.P., as dealer, will assist the underwriter in offering the Class 3-A-5 certificates to purchasers.


[UBS INVESTMENT BANK LOGO]                           EDWARD D. JONES & CO., L.P.

                                TABLE OF CONTENTS



SUMMARY..................................................................................................S-7
RISK FACTORS............................................................................................S-21
         Certificates May Not Be Appropriate for Individual Investors...................................S-21
         Credit Enhancement May Not Be Adequate.........................................................S-21
         Subordinate Certificates Provide Subordination for all the Senior Certificates.................S-22
         Inadequacy of Value of Properties Could Affect Severity of Losses..............................S-23
         Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates.....................S-23
         There Are Risks Involving Unpredictability of Prepayments and LIBOR Rates and the Effect of
              Prepayments and LIBOR Rates on Yields.....................................................S-23
         The Transferor May Not Be Able to Repurchase or Replace Defective Loans........................S-25
         There Are Risks in Holding Subordinate Certificates............................................S-26
         Distributions of Principal to the Class 3-A-5 Certificates.....................................S-26
         Geographic Concentration Could Increase Losses on the Loans....................................S-27
         Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on
              Certificates..............................................................................S-27
         Limited Liquidity May Adversely Affect Market Value of Certificates............................S-27
         Rights of Beneficial Owners May Be Limited by Book-Entry System................................S-28
         Risks Related to the Residual Certificates.....................................................S-28
         Recent Developments May Increase the Risk of Loss on the Loans.................................S-29
FORWARD-LOOKING STATEMENTS..............................................................................S-30
DEFINED TERMS...........................................................................................S-30
DESCRIPTION OF THE LOANS................................................................................S-31
         General........................................................................................S-31
         Statistical Information........................................................................S-32
UNDERWRITING STANDARDS..................................................................................S-32
         General........................................................................................S-32
         Bank of America, N.A...........................................................................S-34
         Countrywide Home Loans, Inc....................................................................S-36
         National City Mortgage Co......................................................................S-39
THE MASTER SERVICER AND THE SERVICERS...................................................................S-42
         General........................................................................................S-42
         The Master Servicer............................................................................S-42
         The Servicers..................................................................................S-42
DESCRIPTION OF THE OFFERED CERTIFICATES.................................................................S-51
         General........................................................................................S-51
         Book-Entry Certificates........................................................................S-51
         Physical Certificates..........................................................................S-54
         Allocation of Available Funds..................................................................S-55
         Interest.......................................................................................S-60
         Principal......................................................................................S-62
         Distributions in Reduction of the Special Retail Certificates..................................S-64
         Allocation of Losses...........................................................................S-69
         Subordination..................................................................................S-71
         Restrictions on Transfer of the Residual Certificates..........................................S-74
         Reports to Certificateholders..................................................................S-76
         The Financial Guaranty Insurance Policy........................................................S-77
         MBIA Insurance Corporation.....................................................................S-80
PREPAYMENT AND YIELD CONSIDERATIONS.....................................................................S-82
         General........................................................................................S-82
         Prepayments, Defaults and LIBOR................................................................S-83
         The Lockout Certificates.......................................................................S-86
         The Offered Subordinate Certificates...........................................................S-86
         Modeling Assumptions...........................................................................S-87
         Sensitivity of the Principal Only Certificates.................................................S-89
         Sensitivity of the Interest Only Certificates..................................................S-91
         Weighted Average Lives of the Offered Certificates.............................................S-94
         Yield on the Residual Certificates............................................................S-102
THE POOLING AND SERVICING AGREEMENT....................................................................S-102
         General.......................................................................................S-102
         Assignment of the Loans.......................................................................S-102
         Collection and Other Servicing Procedures.....................................................S-104
         Hazard Insurance..............................................................................S-105
         Realization Upon Defaulted Loans..............................................................S-107
         Servicing and Master Servicing Compensation and Payment of Expenses...........................S-107
         Protected Accounts............................................................................S-107
         Collection Account and Distribution Account...................................................S-108
         Certain Matters Regarding the Master Servicer.................................................S-109
         Events of Servicing Termination...............................................................S-110
         Advances......................................................................................S-112
         Termination...................................................................................S-112
         Voting Rights.................................................................................S-113
         Amendment.....................................................................................S-113
         The Trustee...................................................................................S-114


                                       S-2




FEDERAL INCOME TAX CONSEQUENCES........................................................................S-115
         General.......................................................................................S-115
         Regular Certificates..........................................................................S-115
         Residual Certificates.........................................................................S-116
         REMIC Taxes and Reporting.....................................................................S-117
STATE TAXES............................................................................................S-117
ERISA CONSIDERATIONS...................................................................................S-118
LEGAL INVESTMENT.......................................................................................S-120
USE OF PROCEEDS........................................................................................S-120
UNDERWRITING...........................................................................................S-120
RATINGS................................................................................................S-121
LEGAL MATTERS..........................................................................................S-122
EXPERTS................................................................................................S-122
GLOSSARY OF TERMS......................................................................................S-123
ANNEX A: MORTGAGE LOAN STATISTICAL INFORMATION...........................................................A-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively include more detail:

     o the accompanying prospectus, dated August 5, 2003, provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

     IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the Cut-off Date except where otherwise noted.

                         THE SERIES 2003-8 CERTIFICATES

                                                                                                                  INITIAL RATING
                                                                                                                    OF OFFERED
                                                                                                                  CERTIFICATES(2)
                               INITIAL PRINCIPAL                                                               -------------------
                              BALANCE OR NOTIONAL    INITIAL PASS                                               FITCH
           CLASS                   AMOUNT(1)         THROUGH RATE       PRINCIPAL TYPES       INTEREST TYPES    RATINGS      S&P
-------------------------     -------------------    ------------  ------------------------  ----------------  ---------   -------
    OFFERED CERTIFICATES
Class 1-A-1..............          $425,614,000         5.500%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 2-A-1..............          $282,017,000         4.500%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 3-A-1..............          $166,492,334         5.000%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-2..............          $ 15,135,666          (3)         Senior, Sequential Pay    Variable Rate      AAA        AAA
Class 3-A-3..............                   (4)          (5)        Senior, Notional Amount   Variable Rate,      AAA        AAA
                                                                                               Interest Only
Class 3-A-4..............           $41,202,334         5.250%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-5(6)...........           $20,000,000         5.250%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-6..............              $266,666          (7)         Senior, Sequential Pay   Principal Only      AAA        AAA
Class 3-A-7..............           $26,900,000         5.250%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-8...............          $23,000,000         5.250%           Super Senior,          Fixed Rate        AAA        AAA
                                                                         Sequential Pay
Class 3-A-9...............           $1,000,000         5.250%          Senior Support,         Fixed Rate        AAA        AAA
                                                                         Sequential Pay
Class 3-A-10.............           $36,000,000         5.250%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-11.............           $19,252,000         5.250%       Senior, Sequential Pay     Fixed Rate        AAA        AAA
Class 3-A-12..............          $36,000,000         5.250%       Super Senior, Lockout      Fixed Rate        AAA        AAA
Class 3-A-13.............            $4,000,000         5.250%      Senior Support, Lockout     Fixed Rate        AAA        AAA
Class 4-A-1..............           $24,625,000         4.500%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 4-A-2..............           $24,625,000         4.750%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 5-A-1..............           $40,233,000         5.250%           Super Senior,          Fixed Rate        AAA        AAA
                                                                          Pass-Through
Class 5-A-2..............            $2,012,000         5.250%          Senior Support,         Fixed Rate        AAA        AAA
                                                                          Pass-Through
Class 6-A-1..............           $16,058,000         5.500%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 7-A-1..............           $25,020,000         4.750%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 8-A-1..............          $153,219,000         5.500%        Senior, Pass-Through      Fixed Rate        AAA        AAA
Class 15-PO..............               $78,139          (7)          Senior, Ratio Strip     Principal Only      AAA        AAA
Class 30-PO..............            $9,832,796          (7)          Senior, Ratio Strip     Principal Only      AAA        AAA
Class PP-A-X..............                   (8)        5.500%      Senior, Notional Amount     Fixed Rate,       AAA        AAA
                                                                                               Interest Only
Class 15-A-X..............                   (9)        4.750%      Senior, Notional Amount     Fixed Rate,       AAA        AAA
                                                                                               Interest Only

                                                                                                                  INITIAL RATING
                                                                                                                    OF OFFERED
                                                                                                                  CERTIFICATES(2)
                               INITIAL PRINCIPAL                                                               -------------------
                              BALANCE OR NOTIONAL    INITIAL PASS                                               FITCH
           CLASS                   AMOUNT(1)         THROUGH RATE       PRINCIPAL TYPES       INTEREST TYPES    RATINGS      S&P
-------------------------     -------------------    ------------  ------------------------  ----------------  ---------   -------
Class 30-A-X..............                  (10)        5.250%      Senior, Notional Amount     Fixed Rate,       AAA        AAA
                                                                                               Interest Only
Class A-R.................                 $100         5.500%          Senior, Residual        Fixed Rate        AAA        AAA
Class B-1.................          $18,540,000          (11)             Subordinate          Variable Rate      NR          AA
Class B-2.................           $5,704,000          (11)             Subordinate          Variable Rate      NR          A
Class B-3.................           $3,565,000          (11)             Subordinate          Variable Rate      NR         BBB

  NON-OFFERED CERTIFICATES
Class B-4.................           $2,139,000          (11)             Subordinate          Variable Rate      NR          BB
Class B-5.................           $1,426,000          (11)             Subordinate          Variable Rate       B          B
Class B-6.................           $2,140,083          (11)             Subordinate          Variable Rate      NR          NR

------------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3) Interest will accrue on the Class 3-A-2 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.400%, subject to a maximum rate of approximately 8.000% per annum and a minimum rate of approximately 0.400% per annum. The per annum pass through rate on the Class 3-A-2 certificates for the first interest accrual period is expected to be approximately 1.430%.

(4) The Class 3-A-3 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 3-A-3 notional amount (initially approximately $15,135,666) as described in this prospectus supplement under "Description of the Offered Certificates--Interest."

(5) Interest will accrue on the Class 3-A-3 certificates at a per annum rate equal to (i) 7.600% minus (ii) LIBOR, subject to a maximum rate of approximately 7.600% per annum and a minimum rate of approximately 0.000% per annum. The per annum pass through rate on the Class 3-A-3 certificates for the first interest accrual period is expected to be approximately 6.570%.

(6) The ratings on the Class 3-A-5 certificates are without regard to the financial guaranty insurance policy issued by MBIA Insurance Corporation.

(7) The Class 3-A-6, Class 15-PO and Class 30-PO certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

(8) The Class PP-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class PP-A-X notional amount (initially approximately $839,878) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

(9) The Class 15-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 15-A-X notional amount (initially approximately $37,112,997) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

(10) The Class 30-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 30-A-X notional amount (initially approximately $26,191,234) as described under "Description of the Offered Certificates--Interest" in this prospectus supplement.

(11) Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates at a per annum rate equal to the weighted average of 5.500% for the first loan group, 4.500% for the second loan group, 5.250% for the third loan group, 4.625% for the fourth loan group, 5.250% for the fifth loan group, 5.500% for the sixth loan group, 4.750% for the seventh loan group and 5.500% for the eighth loan group, weighted on the basis of the portion of the aggregate principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates attributable to each such loan group. The per annum pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates for the first interest accrual period will be approximately 5.162%.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

Issuer....................................  MASTR Asset Securitization Trust
                                            2003-8. The trust will be
                                            established under a pooling and
                                            servicing agreement among Mortgage
                                            Asset Securitization Transactions,
                                            Inc., as depositor, UBS Warburg Real
                                            Estate Securities Inc., as
                                            transferor, Wells Fargo Bank
                                            Minnesota, N.A., as master servicer
                                            and a custodian, U.S. Bank National
                                            Association, as a custodian, and
                                            Wachovia Bank, National Association,
                                            as trustee.

Depositor.................................  Mortgage Asset Securitization
                                            Transactions, Inc., a Delaware
                                            corporation. The depositor's address
                                            is 1285 Avenue of the Americas, New
                                            York, New York 10019, telephone
                                            number (212) 713-2000. See "The
                                            Depositor" in the accompanying
                                            prospectus.

Master Servicer...........................  Wells Fargo Bank Minnesota, N.A., a
                                            national banking association. The
                                            master servicer's principal office
                                            is located at 9062 Old Annapolis
                                            Road, Columbia, Maryland 21045. See
                                            "The Master Servicer and the
                                            Servicers--The Master Servicer" in
                                            this prospectus supplement.

                                            Pursuant to the pooling and
                                            servicing agreement, the master
                                            servicer will be required to monitor
                                            the performance of the servicers.
                                            See "The Pooling and Servicing
                                            Agreement" in this prospectus
                                            supplement.

Servicers.................................  Alliance Mortgage Company, Bank One,
                                            N.A., Bank of America, N.A., Cendant
                                            Mortgage Corporation, Chase
                                            Manhattan Mortgage Corporation,
                                            CitiMortgage, Inc., Countrywide Home
                                            Loans, Inc., Downey Savings and Loan
                                            Association, F.A., GMAC Mortgage
                                            Corporation, GreenPoint Mortgage
                                            Funding, Inc., HSBC Mortgage
                                            Corporation (USA), National City
                                            Mortgage Co., Nexstar Financial
                                            Corporation, Provident Funding
                                            Associates, SunTrust Mortgage, Inc.,
                                            Washington Mutual Bank, FA and
                                            Washington Mutual Mortgage
                                            Securities Corp. and Wells Fargo
                                            Home Mortgage, Inc. will initially
                                            be the primary servicers of the
                                            loans. See "The Master Servicer
                                            and the Servicers--The Servicers" in
                                            this prospectus supplement.

                                            Pursuant to each of the underlying
                                            servicing agreements, each servicer
                                            will be required to:

                                            o perform customary servicing
                                              functions with respect to the
                                              loans;

                                            o provide certain reports to the
                                              master servicer; and

                                            o make certain advances.

Transferor................................  UBS Warburg Real Estate Securities
                                            Inc. The transferor's address is
                                            1285 Avenue of the Americas, New
                                            York, New York 10019, telephone
                                            number (212) 713-2000.

Loan Sellers..............................  Alliance Mortgage Company, American
                                            Home Mortgage Corp., Bank One, N.A.,
                                            Bank of America, N.A., Cendant
                                            Mortgage Corporation, Chase
                                            Manhattan Mortgage Corporation,
                                            Chevy Chase Bank, F.S.B.,
                                            CitiMortgage, Inc., Countrywide Home
                                            Loans, Inc., Downey Savings and Loan
                                            Association, F.A., E*Trade Bank,
                                            First Financial Equities, Inc.,
                                            First Magnus Financial Corp., GMAC
                                            Mortgage Corporation, GreenPoint
                                            Mortgage Funding, Inc., HSBC
                                            Mortgage Corporation (USA),
                                            MortgageIT, Inc., National City
                                            Mortgage Co., Nexstar Financial
                                            Corporation, Provident Funding
                                            Associates, Wachovia Mortgage
                                            Corporation, National Association,
                                            Washington Mutual Bank, Washington
                                            Mutual Bank, FA, Washington Mutual
                                            Mortgage Securities Corp. and
                                            Mortgage Access Corp d/b/a Weichert
                                            Financial Services. See
                                            "Underwriting Standards" in this
                                            prospectus supplement.

Trustee...................................  Wachovia Bank, National Association,
                                            a national banking association. The
                                            trustee's principal office is 401
                                            South Tryon Street, 12th Floor, NC
                                            1179, Charlotte, North Carolina
                                            28288-1179. See "The Pooling and
                                            Servicing Agreement--The Trustee" in
                                            this prospectus supplement.

Custodians................................  Wells Fargo Bank Minnesota, N.A. and
                                            U.S. Bank National Association, a
                                            national banking association. U.S.
                                            Bank National Association's address
                                            is 180 East 5th Street, St. Paul, MN
                                            55101.

Class 3-A-5 Certificate Insurer...........  MBIA Insurance Corporation. See
                                            "Description of the Offered
                                            Certificates--MBIA Insurance
                                            Corporation" and "Description of the
                                            Offered Certificates--The Financial
                                            Guaranty Insurance Policy" in this
                                            prospectus supplement.

RELEVANT DATES

Cut-Off Date..............................  August 1, 2003, or with respect to
                                            12.34% of the cut-off date pool
                                            balance of the group 3 loans,
                                            September 1, 2003.

Closing Date..............................  On or about August 28, 2003.

Distribution Date.........................  The 25th day of each month or, if that day is not a business day, the
                                            next business day, beginning in
                                            September 2003.

Servicer Remittance Date..................  For each servicer the 18th day (or, in the case of Washington Mutual
                                            Mortgage Securities Corp., the 24th
                                            day) of each month (or, if that day
                                            is not a business day, for
                                            Washington Mutual Mortgage
                                            Securities Corp., the immediately
                                            preceding business day, or for any
                                            other servicer, the immediately
                                            following business day).

Interest Accrual Period...................  For each class of certificates
                                            (other than the Class 3-A-2 and
                                            Class 3-A-3 certificates) the
                                            calendar month immediately prior to
                                            the month in which the relevant
                                            distribution date occurs. For the
                                            Class 3-A-2 and Class 3-A-3
                                            certificates, the period from and
                                            including the 25th day of the month
                                            preceding the month in which the
                                            relevant distribution date occurs to
                                            and including the 24th day of the
                                            month in which that distribution
                                            date occurs.

OFFERED CERTIFICATES......................  We are offering the 31 classes of certificates listed in the table
                                            beginning on page S-5 under the
                                            heading "Offered Certificates." The
                                            Class B-4, Class B-5 and Class B-6
                                            certificates are not being offered
                                            through this prospectus supplement
                                            and the accompanying prospectus.

Interest Distributions....................  The offered certificates, other than the Class 3-A-6, Class 15-PO and
                                            Class 30-PO certificates, will bear
                                            interest at the rates per annum set
                                            forth in the table beginning on page
                                            S-5 of this prospectus supplement.

                                            The actual amount of interest you
                                            receive on your certificates on each
                                            distribution date will depend on:

                                            o the amount of interest accrued on
                                              your certificates;

                                            o the total amount of funds
                                              available for distribution; and

                                            o the amount of any accrued interest
                                              not paid on your certificates on
                                              earlier distribution dates.

                                            Interest on the certificates accrues
                                            on the basis of a 360-day year
                                            consisting of twelve 30-day months.

                                            The Class 3-A-6, Class 15-PO and
                                            Class 30-PO certificates are
                                            principal-only certificates and will
                                            not be entitled to distributions in
                                            respect of interest.

                                            See "Description of the Offered
                                            Certificates" in this prospectus
                                            supplement.

Principal Distributions...................  On each distribution date, one or more classes of the offered
                                            certificates will be entitled to
                                            distributions of principal. The
                                            Class 3-A-3, Class PP-A-X, Class
                                            15-A-X and Class 30-A-X certificates
                                            are interest only certificates and
                                            are not entitled to distributions of
                                            principal. See "Description of the
                                            Offered Certificates--Principal" in
                                            this prospectus supplement for a
                                            detailed discussion of the amount
                                            and timing of principal
                                            distributions.

Related Loan Groups.......................  The certificates with a "1" prefix and the Class A-R certificates are
                                            designated as certificate group 1
                                            and correspond to loan group 1. The
                                            certificates with a "2" prefix and
                                            the Class 15-PO certificates are
                                            designated as certificate group 2
                                            and correspond to loan group 2. The
                                            certificates with a "3" prefix are
                                            designated as certificate group 3
                                            and correspond to loan group 3. The
                                            certificates with a "4" prefix are
                                            designated as certificate group 4
                                            and correspond to loan group 4. The
                                            certificates with a "5" prefix are
                                            designated as certificate group 5
                                            and correspond to loan group 5. The
                                            certificates with a "6" prefix and
                                            the Class PP-A-X certificates are
                                            designated as certificate group 6
                                            and correspond to loan group 6. The
                                            certificates with a "7" prefix are
                                            designated as certificate group 7
                                            and correspond to loan group 7. The
                                            certificates with an "8" prefix are
                                            designated as certificate group 8
                                            and correspond to loan group 8. The
                                            Class 15-A-X certificates correspond
                                            to loan group 2, loan group 4 and
                                            loan group 7. The Class 30-A-X
                                            certificates correspond to loan
                                            group 1, loan group 3, loan group 5
                                            and loan group 8. The Class 30-PO
                                            certificates correspond to loan
                                            group 1, loan group 3, loan group 5,
                                            loan group 6 and loan group 8. The
                                            certificates with a "B" prefix are
                                            designated as the subordinate
                                            certificates and correspond to loan
                                            group 1, loan group 2, loan group 3,
                                            loan group 4, loan group 5, loan
                                            group 6, loan group 7 and loan group
                                            8. The certificates generally
                                            receive principal and interest
                                            collected from the mortgage loans in
                                            the corresponding loan group or loan
                                            groups.

ASSETS OF THE POOL........................  The trust will be comprised of fixed rate, closed-end loans secured by
                                            first priority mortgages or deeds of
                                            trust on residential one- to
                                            four-family properties.

                                            The loans will be divided into eight
                                            loan groups. Substantially all of
                                            the loans in the seventh loan group
                                            have original terms to maturity of
                                            approximately 10 years.
                                            Substantially all of the loans in
                                            the second and fourth loan groups
                                            have original terms to maturity of
                                            approximately 15 years.
                                            Substantially all of the loans in
                                            the fifth loan group have original
                                            terms to maturity of approximately
                                            20 years. Substantially all of the
                                            loans in the first, third, sixth and
                                            eighth loan groups have original
                                            terms to maturity of approximately
                                            30 years.

                                            The loans are expected to have the
                                            following approximate
                                            characteristics based on the
                                            scheduled principal balances of the
                                            loans as of the Cut-off Date:

o GROUP 1 MORTGAGE LOANS

Number of Loans:.................................................................                        868
Aggregate Scheduled Principal Balance:...........................................               $440,825,528
Range of Scheduled Principal Balances:...........................................     $236,564 to $1,247,678
Average Scheduled Principal Balance:.............................................                   $507,864
Range of Mortgage Interest Rates:................................................           5.250% to 6.625%
Weighted Average Mortgage Interest Rate:.........................................                     5.778%
Range of Remaining Scheduled Terms to Maturity:..................................   298 months to 360 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 358 months
Range of Original Loan-to-Value Ratios:..........................................           18.18% to 95.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     64.80%
Geographic Concentration of Mortgaged Properties Securing Loans in
   Excess of 5% of the Aggregate Scheduled Principal Balance:....................   California          100%

o GROUP 2 MORTGAGE LOANS

Number of Loans:.................................................................                        595
Aggregate Scheduled Principal Balance:...........................................               $288,623,347
Range of Scheduled Principal Balances:...........................................      $63,168 to $1,320,094
Average Scheduled Principal Balance:.............................................                   $485,081
Range of Mortgage Interest Rates:................................................           4.500% to 6.500%
Weighted Average Mortgage Interest Rate:.........................................                     5.265%
Range of Remaining Scheduled Terms to Maturity:..................................   131 months to 180 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 178 months
Range of Original Loan-to-Value Ratios:..........................................           18.10% to 95.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     57.35%
Geographic Concentration of Mortgaged Properties Securing Loans in
   Excess of 5% of the Aggregate Scheduled Principal Balance:....................   California        44.77%
                                                                                    Illinois           6.44%

o GROUP 3 MORTGAGE LOANS

Number of Loans:.................................................................                        865
Aggregate Scheduled Principal Balance:...........................................               $400,736,239
Range of Scheduled Principal Balances:...........................................      $56,845 to $1,483,450
Average Scheduled Principal Balance:.............................................                   $463,279
Range of Mortgage Interest Rates:................................................           4.750% to 7.000%
Weighted Average Mortgage Interest Rate:.........................................                     5.698%
Range of Remaining Scheduled Terms to Maturity:..................................   299 months to 360 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 358 months
Range of Original Loan-to-Value Ratios:..........................................           13.63% to 95.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     67.97%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California        49.95%
                                                                                    Virginia           7.07%
                                                                                    Maryland           5.88%
                                                                                    New York           5.55%

o GROUP 4 MORTGAGE LOANS

Number of Loans:.................................................................                         87
Aggregate Scheduled Principal Balance:...........................................                $50,695,237
Range of Scheduled Principal Balances:...........................................     $333,773 to $1,235,457
Average Scheduled Principal Balance:.............................................                   $582,704
Range of Mortgage Interest Rates:................................................           5.000% to 5.625%
Weighted Average Mortgage Interest Rate:.........................................                     5.269%
Range of Remaining Scheduled Terms to Maturity:..................................   177 months to 180 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 179 months
Range of Original Loan-to-Value Ratios:..........................................           13.48% to 80.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     48.91%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California          100%



o GROUP 5 MORTGAGE LOANS

Number of Loans:.................................................................                        100
Aggregate Scheduled Principal Balance:...........................................                $45,199,234
Range of Scheduled Principal Balances:...........................................       $169,000 to $999,999
Average Scheduled Principal Balance:.............................................                   $451,992
Range of Mortgage Interest Rates:................................................           5.250% to 6.375%
Weighted Average Mortgage Interest Rate:.........................................                     5.716%
Range of Remaining Scheduled Terms to Maturity:..................................   226 months to 240 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 239 months
Range of Original Loan-to-Value Ratios:..........................................           32.35% to 90.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     64.00%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California        30.36%
                                                                                    New York          13.09%
                                                                                    Massachusetts     11.91%
                                                                                    New Jersey         5.81%
                                                                                    Maryland           5.70%

o GROUP 6 MORTGAGE LOANS

Number of Loans:.................................................................                         37
Aggregate Scheduled Principal Balance:...........................................                $16,552,579
Range of Scheduled Principal Balances:...........................................       $134,743 to $998,931
Average Scheduled Principal Balance:.............................................                   $447,367
Range of Mortgage Interest Rates:................................................           5.500% to 6.500%
Weighted Average Mortgage Interest Rate:.........................................                     6.005%
Range of Remaining Scheduled Terms to Maturity:..................................   356 months to 359 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 358 months
Range of Original Loan-to-Value Ratios:..........................................           35.50% to 87.27%
Weighted Average Original Loan-to-Value Ratio:...................................                     68.71%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California        39.74%
                                                                                    Massachusetts     19.77%
                                                                                    Florida           17.27%
                                                                                    Idaho              6.03%

o GROUP 7 MORTGAGE LOANS

Number of Loans:.................................................................                         57
Aggregate Scheduled Principal Balance:...........................................                $25,622,965
Range of Scheduled Principal Balances:...........................................        $25,402 to $910,335
Average Scheduled Principal Balance:.............................................                   $449,526
Range of Mortgage Interest Rates:................................................           5.125% to 5.875%
Weighted Average Mortgage Interest Rate:.........................................                     5.376%
Range of Remaining Scheduled Terms to Maturity:..................................   113 months to 120 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 118 months
Range of Original Loan-to-Value Ratios:..........................................           12.75% to 79.59%
Weighted Average Original Loan-to-Value Ratio:...................................                     50.35%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California        27.67%
                                                                                    Connecticut       10.08%
                                                                                    Texas              7.98%
                                                                                    New Jersey         7.06%
                                                                                    Arizona            7.02%
                                                                                    Maryland           6.45%
                                                                                    Florida            5.51%
                                                                                    Georgia            5.00%

o GROUP 8 MORTGAGE LOANS

Number of Loans:.................................................................                        336
Aggregate Scheduled Principal Balance:...........................................               $157,841,990
Range of Scheduled Principal Balances:...........................................     $322,219 to $1,198,500
Average Scheduled Principal Balance:.............................................                   $469,768
Range of Mortgage Interest Rates:................................................           5.125% to 6.375%
Weighted Average Mortgage Interest Rate:.........................................                     5.710%
Range of Remaining Scheduled Terms to Maturity:..................................   324 months to 360 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 359 months
Range of Original Loan-to-Value Ratios:..........................................           15.49% to 89.96%
Weighted Average Original Loan-to-Value Ratio:...................................                     65.60%
Geographic Concentration of Mortgaged Properties Securing Loans in Excess
   of 5% of the Aggregate Scheduled Principal Balance:...........................   California        47.96%
                                                                                    Illinois           9.40%

o MORTGAGE LOANS IN THE AGGREGATE

Number of Loans:.................................................................                      2,945
Aggregate Scheduled Principal Balance:...........................................             $1,426,097,120
Range of Scheduled Principal Balances:...........................................      $25,402 to $1,483,450
Average Scheduled Principal Balance:.............................................                   $484,244
Range of Mortgage Interest Rates:................................................           4.500% to 7.000%
Weighted Average Mortgage Interest Rate:.........................................                     5.620%
Range of Remaining Scheduled Terms to Maturity:..................................   113 months to 360 months
Weighted Average Remaining Scheduled Term to Maturity:...........................                 307 months
Range of Original Loan-to-Value Ratios:..........................................           12.75% to 95.00%
Weighted Average Original Loan-to-Value Ratio:...................................                     63.47%
Geographic Concentration of Mortgaged Properties Securing Loans in
   Excess of 5% of the Aggregate Scheduled Principal Balance:....................   California        64.79%


                                            See "Description of the Loans" in
                                            this prospectus supplement.

OPTIONAL TERMINATION......................  The master servicer may, at its option, repurchase all but not less
                                            than all of the loans in the trust
                                            on any distribution date on or after
                                            the first date on which the current
                                            aggregate scheduled
                                            principal balance of the loans, as
                                            of that date of determination, is
                                            less than 5% of the aggregate
                                            scheduled principal balance of the
                                            loans as of the cut-off date. See
                                            "The Pooling and Servicing
                                            Agreement--Termination" in this
                                            prospectus supplement.

CREDIT ENHANCEMENT........................  Credit enhancements may reduce the harm caused to holders of
                                            certificates by shortfalls in
                                            payments collected on the loans.
                                            Credit enhancements can reduce the
                                            effect of shortfalls on all classes
                                            of offered certificates, or they can
                                            allocate shortfalls so they affect
                                            some classes before others.

                                            Subordination. The group 1, group 2,
                                            group 3, group 4, group 5, group 6,
                                            group 7, group 8, Class 15-A-X,
                                            Class 30-A-X and Class 30-PO
                                            certificates will receive
                                            distributions of interest and
                                            principal, as applicable, before the
                                            subordinate certificates are
                                            entitled to receive distributions of
                                            interest or principal. In addition,
                                            each class of subordinate
                                            certificates will receive
                                            distributions of interest and
                                            principal prior to any other class
                                            of subordinate certificates with a
                                            higher alphanumerical class
                                            designation. The subordinate
                                            certificates, in reverse order of
                                            alphanumerical class designation,
                                            will absorb most losses on the
                                            related mortgage loans, other than
                                            certain excess losses, prior to
                                            other classes of certificates.

                                            Shifting of Interests. The group 1,
                                            group 2, group 3 (other than the
                                            related interest only certificates),
                                            group 4, group 5, group 6 (other
                                            than the Class PP-A-X certificates),
                                            group 7, group 8 and Class 30-PO
                                            certificates will receive 100% of
                                            the principal prepayments received
                                            on the loans in the related loan
                                            group or loan groups until the fifth
                                            anniversary of the first
                                            distribution date. During the next
                                            four years, these senior
                                            certificates in the aggregate will
                                            generally receive a
                                            disproportionately large, but
                                            decreasing, share of related
                                            principal prepayments. This will
                                            result in a quicker return of
                                            principal to these senior
                                            certificates and increases the
                                            likelihood that holders of the group
                                            1, group 2, group 3, group 4, group
                                            5, group 6, group 7, group 8 and
                                            Class 30-PO certificates will be
                                            paid the full amount of principal to
                                            which they are entitled.

                                            Cross-Collateralization. In certain
                                            limited circumstances, principal and
                                            interest collected from loans in any
                                            of loan group 1, loan group 2, loan
                                            group 3, loan group 4, loan group 5,
                                            loan group 6, loan group 7 or loan
                                            group 8 may be used to pay principal
                                            or interest, or both, to the group
                                            1, group 2, group 3, group 4, group
                                            5, group 6, group 7, group 8, Class
                                            15-A-X, Class 30-A-X or Class 30-PO
                                            certificates unrelated to that loan
                                            group or loan groups.

                                            Class 3-A-9 Certificates. After the
                                            date on which the aggregate
                                            principal balance of the subordinate
                                            certificates has been reduced to
                                            zero, certain losses allocated to
                                            the Class 3-A-8 certificates will be
                                            borne by the Class 3-A-9
                                            certificates (in addition to other
                                            losses allocated to the Class 3-A-9
                                            certificates) so long as the
                                            principal balance of the Class 3-A-9
                                            certificates is greater than zero.

                                            Class 3-A-13 Certificates. After the
                                            date on which the aggregate
                                            principal balance of the subordinate
                                            certificates has been reduced to
                                            zero, certain losses allocated to
                                            the Class 3-A-12 certificates will
                                            be borne by the Class 3-A-13
                                            certificates (in addition to other
                                            losses allocated to the Class 3-A-13
                                            certificates) so long as the
                                            principal balance of the Class
                                            3-A-13 certificates is greater than
                                            zero.

                                            Class 5-A-2 Certificates. After the
                                            date on which the aggregate
                                            principal balance of the subordinate
                                            certificates has been reduced to
                                            zero, certain losses allocated to
                                            the Class 5-A-1 certificates will be
                                            borne by the Class 5-A-2
                                            certificates (in addition to other
                                            losses allocated to the Class 5-A-2
                                            certificates) so long as the
                                            principal balance of the Class 5-A-2
                                            certificates is greater than zero.

                                            Class 3-A-5 Certificates. Additional
                                            credit enhancement for the Class
                                            3-A-5 certificates will exist in the
                                            form of (i) an irrevocable financial
                                            guaranty insurance policy issued by
                                            MBIA Insurance Corporation, which
                                            will cover current payments of
                                            interest on the Class 3-A-5
                                            certificates (other than interest
                                            shortfalls arising from the timing
                                            of principal prepayments on the
                                            loans in the third loan group or the
                                            application of the Soldier's and
                                            Sailor's Civil Relief Act of 1940,
                                            as amended, or comparable state
                                            legislation) and certain principal
                                            losses which would otherwise be
                                            allocated to the Class 3-A-5
                                            certificates and (ii) a reserve fund
                                            which will cover interest shortfalls
                                            arising from the timing of principal
                                            prepayments on the loans in the
                                            third loan group up to the amount
                                            described under "Description of the
                                            Offered Certificates--Interest." No
                                            other class of certificates will be
                                            entitled to payments from the
                                            reserve fund or under the policy.

                                            See "Description of the Offered
                                            Certificates" in this prospectus
                                            supplement.

REGISTRATION AND DENOMINATIONS OF
   THE CERTIFICATES.......................  The offered certificates, other than the Class A-R certificates,
                                            initially will be issued in
                                            book-entry form. The offered
                                            certificates will be issued in the
                                            minimum denominations set forth in
                                            "Description of the Offered
                                            Certificates--General" in this
                                            prospectus supplement. The Class A-R
                                            certificates are expected to be
                                            issued in fully registered,
                                            certificated form with a
                                            denomination of $100. No person
                                            acquiring an interest in the
                                            book-entry certificates will be
                                            entitled to receive a definitive
                                            certificate representing that
                                            person's interest in the trust fund,
                                            except under limited circumstances
                                            as described in this prospectus
                                            supplement. Beneficial owners may
                                            elect to hold their interests
                                            through The Depository Trust
                                            Company. Transfers within DTC, will
                                            be in accordance with the usual
                                            rules and operating procedures of
                                            DTC. See "Description of the Offered
                                            Certificates--General" in this
                                            prospectus supplement.

LAST SCHEDULED
   DISTRIBUTION DATE......................  The distribution date in September
                                            2013 will be the last scheduled
                                            distribution date for the group 7
                                            certificates. This date represents
                                            the distribution date occurring in
                                            the month following the maturity
                                            date of the latest maturing loan in
                                            loan group 7. It is possible that
                                            the principal balance of the group 7
                                            certificates may be fully paid prior
                                            to this date, or may not be fully
                                            paid by this date.

                                            The distribution date in September
                                            2018 will be the last scheduled
                                            distribution date for the group 2,
                                            group 4 and Class 15-A-X
                                            certificates. This date represents
                                            the distribution date occurring in
                                            the month following the maturity
                                            date of the latest maturing loan in
                                            loan group 2 and loan group 4. It is
                                            possible that the principal or
                                            notional balance of the group 2,
                                            group 4 and Class 15-A-X
                                            certificates may be fully paid or
                                            reduced to zero, as applicable,
                                            prior to this date, or may not be
                                            fully paid or reduced to zero, as
                                            applicable, by this date.

                                            The distribution date in September
                                            2023 will be the last scheduled
                                            distribution date for the group 5
                                            certificates. This date represents
                                            the distribution date occurring in
                                            the month following the maturity
                                            date of the latest maturing loan in
                                            loan group 5. It is possible that
                                            the principal balance of the group 5
                                            certificates may be fully paid prior
                                            to this date, or may not be fully
                                            paid by this date.

                                            The distribution date in September
                                            2033 will be the last scheduled
                                            distribution date for the group 1,
                                            group 3, group 6, group 8, Class
                                            30-A-X, Class 30-PO and the
                                            subordinate certificates. This date
                                            represents the distribution date
                                            occurring in the month following the
                                            maturity date of the latest maturing
                                            loan in any of loan group 1, loan
                                            group 3, loan group 6 and loan group
                                            8. It is possible that the principal
                                            or notional balance of the group 1,
                                            group 3, group 6, group 8, Class
                                            30-A-X, Class 30-PO and the
                                            subordinate certificates may be
                                            fully paid or reduced to zero, as
                                            applicable, prior to this date, or
                                            may not be fully paid or reduced to
                                            zero, as applicable, by this date.

TAX STATUS................................  The trustee, upon written direction, will elect to treat the assets of
                                            the trust as multiple separate real
                                            estate mortgage investment conduits
                                            or REMICs for federal income tax
                                            purposes.

                                            See "Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement and "Federal Income Tax
                                            Consequences" in the accompanying
                                            prospectus.

ERISA CONSIDERATIONS......................  The offered certificates, other than the Class A-R certificates, may be
                                            eligible for purchase by persons
                                            investing assets of employee benefit
                                            plans or individual retirement
                                            accounts that are subject to the
                                            Employee Retirement Income Security
                                            Act of 1974 or to Section 4975 of
                                            the Internal Revenue Code of 1986,
                                            subject to certain considerations
                                            described in this prospectus
                                            supplement. Sales of the Class A-R
                                            certificates to such plans or
                                            retirement accounts are prohibited,
                                            except as permitted under "ERISA
                                            Considerations" in this prospectus
                                            supplement. See "ERISA
                                            Considerations" in this prospectus
                                            supplement.

LEGAL INVESTMENT..........................  The offered certificates (other than the Class B-2 and Class B-3
                                            certificates) will constitute
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as
                                            amended, so long as they are rated
                                            in one of the two highest rating
                                            categories by Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc., Fitch
                                            Ratings or another nationally
                                            recognized statistical rating
                                            organization.

                                            The Class B-2 and Class B-3
                                            certificates will not constitute
                                            "mortgage related securities." See
                                            "Legal Investment" in this
                                            prospectus supplement.

CERTIFICATE RATINGS.......................  On the closing date, the offered certificates must have ratings not
                                            lower than those set forth in the
                                            table beginning on page S-5 by each
                                            of Standard & Poor's Ratings
                                            Services, a division of The
                                            McGraw-Hill Companies, Inc., and
                                            Fitch Ratings. The ratings on the
                                            Class 3-A-5 certificates are without
                                            regard to the Class 3-A-5
                                            certificate insurance policy.

                                            A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and the assigning rating
                                            organization may revise or withdraw
                                            a rating at any time. The ratings do
                                            not address the possibility that
                                            holders of the offered certificates
                                            may suffer a lower than anticipated
                                            yield.

                                            See "Ratings" in this prospectus
                                            supplement for a discussion of the
                                            primary factors on which the ratings
                                            are based.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans and, with respect to the Class 3-A-5 certificates only, certain payments made from the reserve fund or under the financial guaranty insurance policy. Therefore, you should carefully consider the following risk factors.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

     o The amounts you receive on your certificates will depend primarily on the amount of the payments borrowers make on the loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

     o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments on the loans in the trust.

     o Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

     The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the factors described below and under "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus before purchasing the certificates.

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

     Loan Delinquencies, Defaults and Losses. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

     As described in "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement, losses on a mortgage loan will be allocated first to the subordinate certificates in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of the subordinate certificates to zero. If this occurs, the related senior certificates will bear the losses thereafter as described in this prospectus supplement. Investors in the Class 3-A-9, Class 3-A-13 and Class 5-A-2 certificates must be aware that after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, certain losses allocated to the Class 3-A-8, Class 3-A-12 and Class 5-A-1 certificates will be borne by the Class 3-A-9, Class 3-A-13 and Class 5-A-2 certificates, respectively, in addition to other losses allocated to that class of certificates. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement.

     In addition, certain types of losses with respect to loans of a loan group, referred to in this prospectus supplement as "Excess Losses," will generally be borne by (i) the senior certificates of the related group and (ii) the subordinate certificates, after a specified amount of these losses are borne solely by the subordinate certificates. The method of allocating these losses is described in this prospectus supplement under "Description of the Offered Certificates--Allocation of Losses."

     If the protection afforded by the credit enhancement is insufficient, you could experience a loss on your investment.

SUBORDINATE CERTIFICATES PROVIDE SUBORDINATION FOR ALL THE SENIOR CERTIFICATES

     Because the subordinate certificates provide credit support for all the senior certificates, the protection provided to any such group of certificates by the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the loans in the loan group related to one or more of the other groups of senior certificates. Therefore, losses on the loans in one or more of the loan groups will reduce the subordination provided by the subordinate certificates to the senior certificates related to the other loan group or loan groups and increase the likelihood that losses may be allocated to these senior certificates. See "Description of the Offered Certificates--Allocation of Losses" herein.

     Losses on the loans in each loan group, up to a limited amount, resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the subordinate certificates. Since the subordinate certificates provide subordination for each certificate group, in the event loans in one or more of the loan groups suffer a high level of these losses, the available coverage for these losses for the senior certificates related to each loan group will be reduced. In the event loans in a loan group suffer these losses after the available coverage has been exhausted, those losses above the coverage will be allocated as described under "Description of the Offered Certificates-- Allocation of Losses" in this prospectus supplement.

     Under certain circumstances mortgage loan payments derived from one or more of the loan groups otherwise payable to the subordinate certificates will be paid to the senior certificates related to the other loan group or loan groups as described under "Description of the Offered

Certificates--Subordination--Cross-Collateralization" in this prospectus supplement. In addition, the Class 15-PO certificates will be entitled to reimbursement for certain losses on the loans in loan group 2 and the Class 30-PO certificates will be entitled to reimbursement for certain losses on the loans in loan group 1, loan group 3, loan group 5, loan group 6 and loan group 8 allocated to them from amounts otherwise distributable on the subordinate certificates regardless of the loan group from which such payments are derived.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

     Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Loans" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" in the prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND LIBOR RATES AND
  THE EFFECT OF PREPAYMENTS AND LIBOR RATES ON YIELDS

     Other than approximately 1.01% of the loans in the Group 2 loan group, approximately 1.44% of the loans in the Group 3 loan group and approximately 100% of the loans in the Group 6 loan group (in each case, by cut-off date pool balance for the related loan group), borrowers may generally prepay their loans in whole or in part at any time without penalty. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a loan generally will result in more rapid payments on the certificates.

     o If you purchase your certificates at a discount and principal payments on the related mortgage loans occur more slowly than you anticipate, if you purchase a Class 3-A-6 Certificate and principal payments on the loans in loan group 3 occur more slowly than you anticipate, if you purchase the Class 15-PO certificates and principal payments on the loans having net mortgage rates below 4.500%, in the case of loan group 2, occur more slowly than you anticipate, or if you purchase the Class 30-PO certificates and principal payments on the loans having net mortgage rates below 5.500%, in the case of loan group

         1, loan group 6 or loan group 8, or 5.250%, in the case of loan group 3 or loan group 5, occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate. See "Prepayment and Yield Considerations--Sensitivity of the Principal Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 15-PO or Class 30-PO certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

     o If you purchase your certificates at a premium and principal payments on the related mortgage loans occur faster than you anticipate, if you purchase a Class 3-A-3 certificate and principal payments on the loans in loan group 3 occur faster than you anticipate, if you purchase a Class PP-A-X certificate and principal payments on the non-discount mortgage loans in loan group 6 occur faster than you anticipate, if you purchase a Class 15-A-X certificate and principal payments on the non-discount mortgage loans in loan group 2, loan group 4 or loan group 7 occur faster than you anticipate or if you purchase a Class 30-A-X certificate and principal payments on the non-discount mortgage loans in loan group 1, loan group 3, loan group 5 or loan group 8 occur faster than you anticipate, then, in each case, your yield may be lower than you anticipate.

     o If you purchase Class PP-A-X certificates, you should consider the risk that a rapid rate of principal payments on the non-discount mortgage loans in loan group 6 could result in your failure to fully recover your initial investment. If you purchase Class 15-A-X certificates, you should consider the risk that a rapid rate of principal payments on the non-discount mortgage loans in loan group 2, loan group 4 or loan group 7 could result in your failure to fully recover your initial investment. If you purchase Class 30-A-X certificates, you should consider the risk that a rapid rate of principal payments on the non-discount mortgage loans in loan group 1, loan group 3, loan group 5 or loan group 8 could result in your failure to fully recover your initial investment. See "Prepayment and Yield Considerations-- Sensitivity of the Interest Only Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of such certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

     o The Class 3-A-2 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a certain minimum pass-through rate and maximum pass-through rate. Accordingly, if you purchase Class 3-A-2 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

     o The Class 3-A-3 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a certain minimum pass-through rate and maximum pass-through rate. If you purchase Class 3-A-3 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans in loan group 3 could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations-- Sensitivity of the Interest Only Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 3-A-3 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

     o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the interest rates on the loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

     o The effective interest rate on your certificates may be less than the interest rate stated in this prospectus supplement. Your certificates will be allocated any interest shortfalls that are not compensated for as described in this prospectus supplement. The circumstances under which interest shortfalls will occur are described in "Description of the Offered Certificates--Interest" and "--Allocation of Available Funds" in this prospectus supplement.

     o UBS Warburg Real Estate Securities Inc. (in its capacity as transferor) may be required to purchase loans from the trust in the event certain breaches of representations and warranties have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

     o Each of the loan sellers and the servicers may make general and targeted solicitations for refinancings. Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     o If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

     See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the loans.

THE TRANSFEROR MAY NOT BE ABLE TO REPURCHASE OR REPLACE DEFECTIVE LOANS

     UBS Warburg Real Estate Securities Inc. will make various representations and warranties related to the loans. Those representations are summarized in "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement.

     If the transferor fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it will be required to repurchase or replace the defective loan. See "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement. It is possible that the transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons. The inability of the transferor to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS IN HOLDING SUBORDINATE CERTIFICATES

     The protections afforded the senior certificates create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

     o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o If any servicer determines not to advance a delinquent payment on a loan because such servicer determines the amount is not recoverable from a borrower and the master servicer makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

     o The subordinate certificates are not entitled to a proportionate share of principal prepayments on the loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the loans in a loan group exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher alphanumerical class designations will be paid to the classes of subordinate certificates with lower alphanumerical designations.

     Losses resulting from the liquidation of defaulted loans in a loan group will generally be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

     See "Description of the Offered Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL TO THE CLASS 3-A-5 CERTIFICATES

     Although there can be no assurance as to the rate at which principal distributions will be made on any class of offered certificates, the Class 3-A-5 certificates, in particular, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. If you own a Class 3-A-5 certificate, funds available for distributions of principal to this class may not be sufficient to permit the distributions you request within any specific period of time after your request. During periods in which prevailing interest rates are generally higher than the pass-through rate for the Class 3-A-5 certificates, greater numbers of beneficial owners may request distributions of principal in respect of those certificates to take advantage of higher interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the loans in loan group 3, thus limiting the funds available for such distributions.

     In addition, because of the random lot procedure for distributing principal, you may receive a principal distribution on your Class 3-A-5 certificates on a distribution date (even if you have not requested such a distribution) if the amount available for distribution in respect of principal on that distribution date on those certificates exceeds the aggregate amount requested for distribution of principal by all holders of those certificates. It is more likely that amounts will be distributed by random lot during the periods of the relatively low interest rates and, correspondingly, higher prepayment rates. Under such circumstances you may have difficulty reinvesting these principal distributions at rates as high as the pass-through rate of your Class 3-A-5 certificates or your expected yield.

     See "Description of the Offered Certificates--Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE LOANS

     The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans. Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the pool of loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified. See "Description of the Loans" in this prospectus supplement.

FAILURE OF MASTER SERVICER OR SERVICERS TO PERFORM MAY ADVERSELY AFFECT
  DISTRIBUTIONS ON CERTIFICATES; POTENTIAL CONFLICT OF INTEREST

     The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement--Collection Account and Distribution Account" in this prospectus supplement. A potential conflict of interest exists because Wells Fargo Home Mortgage, Inc., an affiliate of the master servicer, will act as servicer of approximately 4.44% of the loans by scheduled principal balance of the loans as of the cut-off date. However, the master servicer is required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement, without regard to who is servicing the loans. If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable. That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

     A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

See "Risk Factors--Limited Liquidity of Securities May Adversely Affect Market Value of Securities" in the accompanying prospectus.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     Unless you are the purchaser of a Class A-R certificate, your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

     o result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

     o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

     o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Offered Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities-- Book-Entry Registration of Securities" in the prospectus.

RISKS RELATED TO THE RESIDUAL CERTIFICATES

     The holders of the Class A-R certificates (which are also called the residual certificates) must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual certificateholders will receive distributions from the trust. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     Under the provisions of the Code relating to REMICs, it is likely that the residual certificates will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI. See "Description of the Offered Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income," "--Tax-Related Restrictions on Transfer of Residual Securities" and "--Treatment of Certain Items of REMIC Income and Expense" in the prospectus.

     An individual, trust or estate that holds residual certificates (whether the residual certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences-- REMICS--Limitation on Deduction of Certain Expenses" in the prospectus.
In addition, some portion of a purchaser's basis, if any, in residual certificates may not be recovered until termination of the trust fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates are unclear. Any transferee of residual certificates receiving such consideration should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE LOANS

     As a result of the terrorist attacks on September 11, 2001 and the current situation in Iraq, President Bush has authorized the placement of certain military reservists and members of the National Guard on active duty status. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, the California Military and Veterans Code or other comparable state laws. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, the California Military and Veterans Code or other comparable state laws. The policy issued by MBIA will not cover any such interest shortfalls allocated to the Class 3-A-5 certificates. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and the California Military and Veterans Code" in the prospectus.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     (1)  economic conditions and industry competition;

     (2)  political and/or social conditions; and

     (3)  the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-123 in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" beginning on page 185 in the prospectus.

                            DESCRIPTION OF THE LOANS

GENERAL

     On or about August 28, 2003, Mortgage Asset Securitization Transactions, Inc., the depositor, will acquire eight groups of Loans, having an aggregate scheduled principal balance as of the Cut-Off Date of approximately $1,426,097,120 from UBS Warburg Real Estate Securities Inc., who will have previously acquired the Loans under certain purchase and sale agreements from the Loan Sellers. The depositor will then transfer the Loans to the trust pursuant to the Pooling and Servicing Agreement. The trust will be entitled to all scheduled payments of principal and interest in respect of the Loans due after August 1, 2003, or with respect to 12.34% of the Cut-off Date Pool Balance of the Group 3 Loans, September 1, 2003, in each case, the Cut-Off Date, and all unscheduled payments of principal and interest received after the Cut-Off Date. With respect to the Loans that have a Cut-off Date of September 1, 2003, the depositor will remit to the trust prior to the first distribution date 30 days of interest on the Scheduled Principal Balance of such Loans as of the Cut-off Date.

     Unless otherwise stated, the statistical information presented in this prospectus supplement relates to the Loans as of the Cut-Off Date, and information as to percentages of Loans are based on the scheduled principal balances of Loans in the applicable Loan Group as of the Cut-Off Date (after taking into account scheduled payments of principal on that date).

     Substantially all of the Group 7 Loans have original terms to maturity of approximately 10 years. Substantially all of the Group 2 Loans and Group 4 Loans have original terms to maturity of approximately 15 years. Substantially all of the Group 5 Loans have original terms to maturity of approximately 20 years. Substantially all of the Group 1 Loans, Group 3 Loans, Group 6 Loans and Group 8 Loans have original terms to maturity of approximately 30 years. As of the close of business on the Cut-Off Date, none of the Loans were 30 days past due in the payment of scheduled principal and interest.

     The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties. As of the Cut-Off Date, all of the Loans were secured by first liens on Mortgaged Properties.

     The scheduled monthly payment on each Loan generally includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term. All of the Loans provide for payments due as of the first day of each month. The latest scheduled maturity date of any Group 7 Loan is August 2013, the latest scheduled maturity date of any Group 2 Loan or Group 4 Loan is August 2018, the latest scheduled maturity date of any Group 5 Loan is August 2023 and the latest scheduled maturity date of any Group 1 Loan, Group 3 Loan, Group 6 Loan or Group 8 Loan is August 2033. However the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Other than approximately 1.01% of the Group 2 Loans, approximately 1.44% of the Group 3 Loans and approximately 100% of the Group 6 Loans (in each case, by cut-off date pool balance for the related loan group), the borrowers may generally prepay their Loans at any time without penalty. Each of the Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus.

     Each Loan with an LTV Ratio at origination of more than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae. Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the Loan, the accrued interest on the Loan and the related foreclosure expenses.

     Approximately 1.47% of the Loans, by Cut-Off Date Pool Balance for all of the Loan Groups, had LTV Ratios at origination of greater than 80% and the related borrowers were required to obtain primary mortgage guaranty insurance. No primary mortgage guaranty insurance policy will be required on any Loan (other than the Lender Paid Mortgage Insurance Loans):

     o after the date on which the LTV Ratio is 80% or less, or, based on a new appraisal, the principal balance of the Loan represents 80% or less of the new appraised value; or

     o   if maintaining the policy is prohibited by law.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values decline generally or in a particular geographic area decline, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

STATISTICAL INFORMATION

     Statistical information regarding characteristics of the Loans in the aggregate, as well as by Loan Group, as of the Cut-Off Date, is set forth in Annex A to this prospectus supplement.

     Before the closing date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans, by Cut-Off Date Pool Balance for each Loan Group. As a result, the statistical information presented in Annex A to this prospectus supplement regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the closing date. In addition, after the Cut-Off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Loans after the Cut-Off Date and the substitution or repurchase of Loans after the closing date.

                             UNDERWRITING STANDARDS

GENERAL

     The Loans have either been originated by a Loan Seller or purchased by a Loan Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Loan Seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section "--General," or one of the following sections pertaining to a particular Loan Seller and related Loans.

     All of the Loans are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veteran Affairs ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one- to four-family residential properties).

     The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV Ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, "lite" documentation, stated-income, low/limited documentation, no-stated income, no ratio, "NIV" or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the mortgagor provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a mortgagor's income and assets that have been previously documented are re-verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a mortgagor's stated income or stated assets, but not both, is undertaken by the originator. Under a "lite" documentation, "stated income" or "NIV" program, a mortgagor is required to state both their income and assets, but the originator only undertakes to verify such mortgagor's assets. Under a low/limited documentation program, the amount of documentation required to document a mortgagor's income and assets is limited. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, the mortgagor is not required to state either their income or assets, and accordingly no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV Ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

BANK OF AMERICA, N.A.

     The information set forth in this section with regard to the underwriting standards of Bank of America has been provided to the depositor or compiled from information provided to the depositor by Bank of America. None of the depositor, the trustee, the master servicer, the underwriter, MBIA or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     The underwriting guidelines applied by Bank of America in originating or acquiring mortgage loans (the "Bank of America Underwriting Guidelines") are intended to evaluate the applicants' repayment ability, credit standing and assets available for down payment, closing costs and cash reserves. Additionally, the Bank of America Underwriting Guidelines establish the adequacy of the property as collateral for the loan requested. The Bank of America

Underwriting Guidelines are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     The use by Bank of America of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with the Bank of America Underwriting Guidelines. Even if one or more specific criteria included in the Bank of America Underwriting Guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the Bank of America Underwriting Guidelines.

     The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, Bank of America generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's W-2 forms for the most recent two years and year to-date earnings statement or most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided.

     Bank of America may, as part of its overall evaluation of a prospective borrower's creditworthiness, use credit scores or a combination of credit scores and mortgage scores. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. A "mortgage score" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The mortgage score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no credit score or mortgage score or have a credit score that Bank of America believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, Bank of

America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (i) a higher credit score or (ii) a higher credit score and mortgage score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America's accelerated processing programs (the "Accelerated Processing Programs"). Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements but require income verification. On occasion, Bank of America may originate loans under its "All-Ready Home" refinance program. Under this program, a borrower whose loan is serviced by Bank of America may be eligible for a "streamlined documentation" refinancing if the borrower's mortgage loan has had no delinquent payments in the previous twelve months and the only change is the mortgage interest rate or term of the mortgage loan. Bank of America still requires a full application for this program and the satisfaction of all collateral requirements, including evaluation, title and insurance.

     Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     The Bank of America Underwriting Guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

     Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a loan-to-value ratio exceeding 80% and a combined loan-to-value ratio exceeding 90%. The Bank of America Underwriting Guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may exceed the Bank of America Underwriting Guidelines.

COUNTRYWIDE HOME LOANS, INC.

     The information set forth in this section with regard to the underwriting standards of Countrywide Home Loans, Inc. ("Countrywide Home Loans") has been provided to the depositor or compiled from information provided to the depositor by Countrywide Home Loans.

None of the depositor, the trustee, the master servicer, the underwriter, MBIA or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     All mortgage loans originated by the Countrywide Home Loans must meet credit, appraisal and underwriting standards acceptable to Countrywide Home Loans. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans where, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     Countrywide Home Loans' underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000, and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' underwriting guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000. For cash-out refinance mortgage loans, Countrywide Home Loans' underwriting guidelines permit Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances of up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount equal to the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

     Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     Under its underwriting guidelines, Countrywide Home Loans may originate mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The maximum Loan-to-Value Ratio for these loans is 90%.

NATIONAL CITY MORTGAGE CO.

     The information set forth in this section with regard to the underwriting standards of National City has been provided to the depositor or compiled from information provided to the depositor by National City. None of the depositor, the trustee, the master servicer, the underwriter, MBIA or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     All of the Loans for which National City is the Loan Seller (the "National City Loans") are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These Loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The

National City Loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described herein.

     The National City underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

     Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

     With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans secured by two family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans secured by three-to-four family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 70%. For cash out refinance loans, the maximum loan-to- value ratio generally is 80% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

     For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the National City Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     The National City Loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower's prior year's tax returns (if the borrower is self-employed). The borrower's assets are verified if greater than 1% of the new loan amount is necessary to close.

     Each mortgaged property related to a National City Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo, as master servicer and a custodian, U.S. Bank National Association, as a custodian, and Wachovia Bank, National Association, as trustee.

     Primary servicing of the Loans will be provided for by Alliance Mortgage Company, Bank One, N.A., Bank of America, N.A., Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage, Inc., Countrywide Home Loans, Inc., Downey Savings and Loan Association, F.A., GMAC Mortgage Corporation, GreenPoint Mortgage Funding, Inc., HSBC Mortgage Corporation (USA), National City Mortgage Co., Nexstar Financial Corporation, Provident Funding Associates, SunTrust Mortgage, Inc., Washington Mutual Bank, FA and Washington Mutual Mortgage Securities Corp. and Wells Fargo Home Mortgage, Inc., in accordance with the applicable Servicing Agreements. Each servicer will be responsible for the servicing of those Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer; provided, that Washington Mutual Mortgage Securities Corp. shall remit payments directly to the trustee, and provided, further that, with respect to Washington Mutual Mortgage Securities Corp., the master servicer's duties shall be limited as described in the Pooling and Servicing Agreement. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related Loans.

THE MASTER SERVICER

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among other things, Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is affiliated with Wells Fargo Home Mortgage, Inc.

THE SERVICERS

     The Loans will initially be serviced by the entities listed in the following table. The table shows, for each servicer, the percentage of Loans serviced by it, by Cut-Off Date Pool Balance for each Loan Group and for all of the Loan Groups, by aggregate Cut-Off Date Pool Balance.

                         PRIMARY SERVICING OF THE LOANS
      (BY PERCENTAGES OF THE CUT-OFF DATE POOL BALANCE FOR EACH LOAN GROUP)

                                                                                                                           ALL LOAN
             SERVICER                 GROUP 1   GROUP 2    GROUP 3   GROUP 4     GROUP 5   GROUP 6     GROUP 7    GROUP 8   GROUPS
------------------------------------- -------   -------    -------   -------     -------   -------     -------    -------  --------
Alliance Mortgage Company............   0.00%    1.04%      0.00%      0.00%       0.00%     0.00%       0.00%       0.00%    0.21%
Bank One, N.A........................   0.00      9.54      0.00       0.00        0.00      0.00        0.00       14.97     3.59
Bank of America, N.A. ............... 100.00     19.47      8.22     100.00        0.00      0.00        0.00       20.27    42.96
Cendant Mortgage Corporation.........   0.00      0.00      0.00       0.00       20.45      0.00        0.00        0.00     0.65
Chase Manhattan Mortgage
  Corporation........................   0.00      0.00      0.00       0.00       21.70      0.00       27.68        0.00     1.19
CitiMortgage, Inc. ..................   0.00      0.00      0.00       0.00        9.29      0.00       23.70        0.00     0.72
Countrywide Home Loans, Inc. ........   0.00      0.10     24.38       0.00        0.00     78.85        0.00        0.00     7.79
Downey Savings and Loan
  Association, F.A. .................   0.00      1.67      0.00       0.00        0.00      0.00        0.00        0.00     0.34
GMAC Mortgage Corporation............   0.00     24.72      1.88       0.00       25.98      0.00        0.00        2.11     6.59
GreenPoint Mortgage Funding, Inc. ...   0.00      2.14      0.00       0.00        0.00      0.00        0.00        0.00     0.43
HSBC Mortgage Corporation (USA) .....   0.00      0.13      0.00       0.00        0.00      0.00        0.00        0.00     0.03
National City Mortgage Co............   0.00     19.60      0.00       0.00       22.58      0.00       48.62        0.00     5.56
Nexstar Financial Corporation........   0.00      1.19      1.67       0.00        0.00      0.00        0.00        0.00     0.71
Provident Funding Associates.........   0.00      0.00      0.00       0.00        0.00      0.00        0.00       62.64     6.93
SunTrust Mortgage, Inc...............   0.00      0.12      0.00       0.00        0.00      0.00        0.00        0.00     0.02
Washington Mutual Bank, FA ..........   0.00      0.55      0.97       0.00        0.00      0.00        0.00        0.00     0.38
Washington Mutual Mortgage
  Securities Corp. ..................   0.00     14.94     50.56       0.00        0.00     21.15        0.00        0.00    17.48
Wells Fargo Home Mortgage, Inc. .....   0.00      4.81     12.34       0.00        0.00      0.00        0.00        0.00     4.44

     Information relating to the servicing activities of Bank of America, Countrywide Home Loans, GMACM, National City and WMMSC, which, in the aggregate will service approximately 80.37% of the Loans, by Cut-Off Date Pool Balance for all Loan Groups, is summarized below. The information set forth in this section has been provided by Bank of America, Countrywide Home Loans, GMACM, National City and WMMSC. None of the depositor, the master servicer, the trustee, the underwriter, MBIA or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

     Bank of America, N.A.

     Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

     Bank of America's headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 388-5000. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

     Foreclosure and Delinquency Experience of Bank of America

     The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

     The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to Freddie Mac's and Fannie Mae's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Loans. There can be no assurance that the delinquency and foreclosure experience set forth below will be similar to the results that may be experienced with respect to the Loans.

                                                             AT JUNE 30, 2003               AT DECEMBER 31, 2002
                                                     -------------------------------  ------------------------------
                                                                        OUTSTANDING                     OUTSTANDING
                                                                         PRINCIPAL                       PRINCIPAL
                                                       NUMBER/% OF        AMOUNT        NUMBER/% OF        AMOUNT
                                                      MORTGAGE LOANS   (IN MILLIONS)   MORTGAGE LOANS  (IN MILLIONS)
                                                      --------------   -------------   --------------  -------------
Total Portfolio..................................     1,194,788        $168,184.1      1,202,522        $168,063.2
Delinquencies*
   One Installment delinquent....................        22,864          $2,696.7         25,415          $2,971.5
   Percent Delinquent............................             1.9%            1.6%             2.1%            1.8%
   Two Installments delinquent...................         5,159            $561.3          5,952            $625.2
   Percent Delinquent............................             0.4%            0.3%             0.5%            0.4%
   Three or more Installments delinquent.........         6,475            $653.7          6,373            $649.5
   Percent Delinquent............................             0.5%            0.4%             0.5%            0.4%
In Foreclosure...................................         5,765            $588.5          5,855            $590.1
   Percent in Foreclosure........................             0.5%            0.3%             0.5%            0.4%
Delinquent and in Foreclosure....................        40,263          $4,500.2         43,595          $4,836.4
Percent Delinquent and in Foreclosure**..........             3.4%            2.7%             3.6%            2.9%

* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                                                           AT DECEMBER 31, 2001             AT DECEMBER 31, 2000
                                                     -------------------------------  ------------------------------
                                                                        OUTSTANDING                     OUTSTANDING
                                                                         PRINCIPAL                       PRINCIPAL
                                                       NUMBER/% OF        AMOUNT        NUMBER/% OF        AMOUNT
                                                      MORTGAGE LOANS   (IN MILLIONS)   MORTGAGE LOANS  (IN MILLIONS)
                                                      --------------   -------------   --------------  -------------
Total Portfolio..................................     1,273,067        $178,164.2      1,272,597        $179,461.5
Delinquencies*
   One Installment delinquent....................        28,120          $3,231.9         26,902          $3,010.8
   Percent Delinquent............................             2.2%            1.8%             2.1%            1.7%
   Two Installments delinquent...................         5,910            $619.1          4,937            $489.0
   Percent Delinquent............................             0.5%            0.3%             0.4%            0.3%
   Three or more Installments delinquent.........         5,874            $592.8          5,147            $492.7
   Percent Delinquent............................             0.5%            0.3%             0.4%            0.3%
In Foreclosure...................................         5,717            $578.3          4,216            $420.0
   Percent in Foreclosure........................             0.4%            0.3%             0.3%            0.2%
Delinquent and in Foreclosure....................        45,621          $5,022.0         41,202          $4,412.6
Percent Delinquent and in Foreclosure**..........             3.6%            2.8%             3.2%            2.5%

* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

     Countrywide Home Loans, Inc.

     Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide Home Loans' mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.


     The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries.


     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2003, Countrywide Home Loans provided servicing for approximately $559.124 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.


     Countrywide Home Loans' Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.


     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.


     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of non-conforming fixed-rate mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                           AT FEBRUARY 28(29),                    AT DECEMBER 31,               AT
                                ---------------------------------------    ---------------------------       JUNE 30,
                                    1999          2000           2001          2001            2002            2003
                                ------------  ------------   ----------    ------------   ------------    ------------
                                       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Jumbo Fixed Loans(1)
Number of loans                     127,627       160,293        190,858       211,526        242,536         273,647
Volume of loans                 $30,233,847.0 $34,751,894.0  $39,169,759.0 $42,965,348.0  $49,003,251.0   $57,839,741.0
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End
   30 - 59 days                        0.89%         1.06%          1.38%         1.79%          2.33%           2.21%
   60 - 89 days                        0.12          0.17           0.25          0.35           0.60            0.56
   90 days or more (excluding
   pending   foreclosures)             0.10          0.10           0.14          0.25           0.48            0.49
                                ------------  ------------    ----------   ------------   ------------    ------------
Total of delinquencies                 1.11%         1.33%          1.77%         2.39%          3.41%           3.25%
                                ============  ============    ==========   ============   ============    ============
Foreclosure pending                    0.11%         0.11%          0.24%         0.36%          0.50%           0.52%
                                ============  ============    ==========   ============   ============    ============
Total delinquencies and
   Foreclosures pending                1.22%         1.44%          2.01%         2.75%          3.91%           3.77%
                                ============  ============    ==========   ============   ============    ============
Losses on liquidated loans(2)   ($5,830,190)  ($2,939,740)    $1,209,270   ($2,410,726)   ($4,566,413)    ($5,004,348)

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 28, 1999, February 29, 2000 and February 28, 2001,
     (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month period ending on December 31, 2002, and (iv) the 6-month period ending on June 30, 2003, respectively.


     Delinquency Experience of GMAC Mortgage Corporation

     The following table summarizes the delinquency experience for all the mortgage loans originated and serviced under the GMACM 15 Year Non-Conforming Fixed Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the Loans included in the trust will be similar to that set forth below.

                           DELINQUENCY EXPERIENCE (1)

                                    AT JUNE 30, 2003              AT DECEMBER 31, 2002         AT DECEMBER 31, 2001
                                ---------------------------      -----------------------      -----------------------
                                    $ Loans          % by $       $ Loans         % by $        $ Loans        % by $
                                --------------       ------      --------------   ------      --------------   ------
Number of Loans.............             3,162        N/A                 3,275     N/A                4,890     N/A
Total Portfolio.............    $1,289,670,300        100%       $1,143,464,152     100%      $1,324,876,632     100%
Period of Delinquency
30-59 Days..................       $10,803,325        0.84%         $11,865,176    1.04%         $12,553,968    0.95%
60-89 Days..................        $1,360,401        0.11%          $1,090,242    0.10%            $779,285    0.06%
90 or more Days.............                $0        0.00%            $653,218    0.06%          $1,208,373    0.09%
Sub-Total...................       $12,163,726        0.94%         $13,608,636    1.19%         $14,541,627    1.10%
                                --------------       ------      --------------   ------      --------------   ------
Delinquency Status
   Bankruptcy...............                $0        0.00%            $214,845    0.02%            $622,426    0.05%
   Foreclosure..............        $2,615,579        0.20%            $232,727    0.02%            $952,538    0.07%
   Real Estate Owned........                $0        0.00%                  $0    0.00%                  $0    0.00%
Sub-Total...................        $2,615,579        0.20%            $447,572    0.04%          $1,574,963    0.12%
                                                     ------      --------------   ------      --------------   ------
Total Delinquent Loans......       $14,779,305        1.15%         $14,056,207    1.23%         $16,116,590    1.22%
                                ==============       ======      ==============   ======      ==============   ======

(1)  All percentages based on the total loan balance outstanding.

     National City Mortgage Co.

     National City Mortgage Co. will act as primary servicer with respect to all of the Loans originated by National City, which is approximately 5.56% of the Loans by Cut-Off Date Pool Balance for all Loan Groups. National City, a wholly owned subsidiary of National City Bank of Indiana (a subsidiary of National City Corporation), is a mortgage banking company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. National City originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by National City and also through its correspondent lending division. National City's executive offices are located at 3232 Newmark Drive, Miamisburg, Ohio, 45342.


     National City is an approved Fannie Mae, Freddie Mac and Ginnie Mae servicer.

                                  NATIONAL CITY
                         SERVICING PORTFOLIO INFORMATION

                                     AS OF DECEMBER 31, 2001                         AS OF DECEMBER 31, 2002
                          --------------------------------------------     --------------------------------------------
                            NO. OF                                          NO. OF
    TOTAL SERVICING         LOANS      PERCENT     BALANCE     PERCENT      LOANS      PERCENT      BALANCE     PERCENT
-----------------------   ---------    -------    -----------  -------     --------    -------   ------------   -------
Total Portfolio           800,450                 $88,386,490               964,741              $122,259,694
Period of Delinquency
   30-59 Days              27,122        3.39%     $2,598,563    2.94%       30,782      3.19%     $3,332,311     2.73%
   60-89 Days               6,987        0.87%        645,221    0.73%        6,606      0.68%        679,075     0.56%
   90 Days or more          5,523        0.69%        512,641    0.58%        5,212      0.54%        524,836     0.43%
Bankruptcies Delinquent
30 days or more             3,364        0.42%        282,837    0.32%        4,291      0.44%        406,116     0.33%
                           ------        ----      ----------    ----        ------      ----      ----------     ----
Subtotal                   42,996        5.37%     $4,039,262    4.57%       46,891      4.86%     $4,942,338     4.04%
                           ======        ====      ==========    ====        ======      ====      ==========     ====

Foreclosures Pending        6,461        0.81%       $583,351    0.66%        6,816      0.71%       $666,127     0.54%
                           ------        ----      ----------    ----        ------      ----      ----------     ----

Total Delinquencies        49,457        6.18%     $4,622,613    5.23%       53,707      5.57%     $5,608,464     4.59%
                           ======        ====      ==========    ====        ======      ====      ==========     ====

Percent FHA/VA                 25%                         22%                   25%                       18%

                                       AS OF JUNE 30, 2003
                          ------------------------------------------------
                            NO. OF
    TOTAL SERVICING         LOANS      PERCENT      BALANCE        PERCENT
-----------------------   ---------    -------    ------------     -------
Total Portfolio          1,045,881                $139,564,340
Period of Delinquency
   30-59 Days               28,391       2.71%      $3,163,471       2.27%
   60-89 Days                5,969       0.57%         645,527       0.46%
   90 Days or more           4,567       0.44%         481,835       0.35%
Bankruptcies Delinquent
30 days or more              4,661       0.45%        $445,012       0.32%
                          --------       ----      -----------       ----
Subtotal                    43,588       4.17%      $4,735,845       3.39%
                          ========       ====      ===========       ====
Foreclosures Pending         6,906       0.66%        $710,502       0.51%
                          --------       ----      -----------       ----
Total Delinquencies         50,494       4.83%      $5,446,348       3.90%
                          ========       ====      ===========       ====

Percent FHA/VA                  24%                         17%

         Washington Mutual Mortgage Securities Corp.

         WMMSC, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. WMMSC was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility, by purchasing mortgage loans from such institutions and issuing mortgage backed securities. WMMSC's principal executive offices are located at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 377-8555.

         WMMSC's Delinquency, Loss and Foreclosure Experience

         The following table sets forth certain information, as reported to WMMSC by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of WMMSC mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered.

         There can be no assurance that the delinquency, loss and foreclosure experience set forth in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans serviced by WMMSC. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WMMSC's mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.


                                                                                                   AT OR FOR THE QUARTER
                                             AT OR FOR THE YEAR ENDED  AT OR FOR THE YEAR ENDED            ENDED
                                                DECEMBER 31, 2001         DECEMBER 31, 2002            JUNE 30, 2003
                                             ------------------------  ------------------------    ---------------------
                                                          BY DOLLAR                 BY DOLLAR                  BY DOLLAR
                                                          AMOUNT OF                 AMOUNT OF                  AMOUNT OF
                                                BY          LOANS         BY          LOANS          BY          LOANS
                                              NO. OF         (IN        NO. OF         (IN         NO. OF         (IN
                                               LOANS      MILLIONS)      LOANS      MILLIONS)      LOANS       MILLIONS)
                                             --------     ---------     ------      ---------      -----       ---------
Total Rated Mortgage Pass-Through
Certificate Portfolio.................        110,236    $ 30,674.1     122,709     $47,538.8     117,074     $ 49,137.4
Average Balance (1) ..................        105,313      25,446.2     117,878      39,918.7     121,842       49,702.5
Period of Delinquency (2)
    31 to 59 days.....................          2,840    $    605.0       2,406         667.7       1,803          502.6
    60 to 89 days.....................            740         140.8         552         129.8         414           92.8
    90 days or more...................            885         167.0         406          88.4         376           86.4
                                             --------     ---------     ------      ---------      -----       ---------
Total Delinquent Loans................          4,465    $    912.8       3,364     $   885.9       2,593     $    681.7
Delinquency Rate......................           4.05%         2.98%       2.74%         1.86%       2.21%          1.39%
Foreclosures (3)......................            790    $    135.0       1,089     $   197.3       1,000     $    184.3
Foreclosures Ratio (4)................           0.72%         0.44%       0.89%         0.42%       0.85%          0.38%
Covered Losses (5)....................                   $      8.8                 $    17.3                 $     10.4
Applied Losses (6)....................                   $      8.5                 $    16.5                 $      9.5

--------------
Note:  Due to rounding, totals may not equal sum of line items.
(1) Average Balance for the period indicated is based on end-of-month balances divided by the number of months in the period indicated.
(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.
(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the date indicated.
(4) Foreclosures as a percentage of total mortgage loans at the end of each period.
(5) Covered Losses are Gross Losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross Losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.
(6) Applied Losses are Covered Losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

     The trust will issue twenty-eight classes of Senior Certificates and six classes of Subordinate Certificates. Of the Subordinate Certificates, only the Class B-1, Class B-2 and Class B-3 certificates are offered by this prospectus supplement.

     The offered certificates will have the respective initial Certificate Principal Balances or Notional Amounts specified in the table beginning on page S-5.

     The offered certificates, other than the Residual Certificates, will be issued in book-entry form as described below. The offered certificates will be issued in the minimum dollar denominations described in the table below.

                 FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES


                                                                    ORIGINAL           MINIMUM           INCREMENTAL
                            CLASS                               CERTIFICATE FORM    DENOMINATION         DENOMINATION
-----------------------------------------------------------     ----------------    ------------         ------------
Classes 1-A-1, 2-A-1, 3-A-1, 3-A-2, 3-A-6, 3-A-7, 3-A-8,
   3-A-9, 3-A-10, 3-A-12, 3-A-13, 4-A-1, 4-A-2, 5-A-1,
   5-A-2, 6-A-1, 7-A-1, 8-A-1, 15-PO, 30-PO, B-1, B-2
   and B-3.................................................        Book-Entry         $  25,000                 $1
Class 3-A-4 and 3-A-11.....................................        Book-Entry         $   1,000                 $1
Class 3-A-5................................................        Book-Entry         $   1,000             $1,000
Classes 3-A-3, PP-A-X, 15-A-X and 30-A-X...................        Book-Entry         $ 100,000                 $1
Class A-R..................................................         Physical          $     100                N/A

     Distributions on the offered certificates are required to be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day after the 25th day, commencing in September 2003, to the persons in whose names the certificates are registered at the close of business on the Record Date.

BOOK-ENTRY CERTIFICATES

     The offered certificates, other than the Residual Certificates, will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through DTC, or indirectly through organizations which are participants in that system. The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

     Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors--Regular Securities" and "--REMICs--Backup Withholding" in the prospectus.

     Transfers between participants of DTC will occur in accordance with DTC rules.

     In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports relating to the trust will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor is unable to locate a qualified successor;

          (2) the depositor notifies the trustee in writing to terminate this book-entry system through DTC;

          (3) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners; or

          (4) in the case of the Special Retail Certificates, the circumstances described under "--Distributions in Reduction of Special Retail Certificates" have occurred.

     Upon the trustee's receipt of notice of the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all participants of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration to the trustee, the trustee will issue Definitive Certificates. The trustee will then recognize the holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the depositor, the transferor, the master servicer, MBIA or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PHYSICAL CERTIFICATES

     The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable at the office of the trustee's agent located at 2001 Bryan Street, Floor 8, Dallas, TX 75201 Attn: ITS Transfer Dept-MASTR Asset Securitization Trust 2003-8. Under the Pooling and Servicing Agreement, the trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trustee. The Residual Certificates will be subject to certain restrictions on transfer. See "--Restrictions on Transfer of the Residual Certificates" below.

     Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date. Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trustee or by such other means of payment as such certificateholder and the trustee may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trustee specified in the notice to the holders thereof of such final distribution.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each class of Senior Certificates in Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 will be made on each Distribution Date from Available Funds related to such Certificate Group. Payments of premium to MBIA will be made on each Distribution Date from Available Funds for Loan Group 3. Distributions to holders of the Class 15-A-X certificates will be made on each Distribution Date from Available Funds related to Loan Group 2, Loan Group 4 and Loan Group 7. Distributions to holders of the Class 30-A-X certificates will be made on each Distribution Date from Available Funds related to Loan Group 1, Loan Group 3, Loan Group 5 and Loan Group 8. Distributions to holders of the Class 30-PO certificates will be made on each Distribution Date from Available Funds related to Loan Group 1, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 8. Distributions to the Senior Certificates in a Group and payments of premium to MBIA will also be made, to the extent of cross-collateralization payments described in this prospectus supplement, from Available Funds from the other Group or Groups remaining after payment of the Senior Certificates in the related Group or Groups. Distributions to holders of the Subordinate Certificates will be made on each Distribution Date from Available Funds for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 in the aggregate remaining after payment of amounts due to all Senior Certificates in Certificate Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8, the Class 15-A-X, Class 30-A-X and Class 30-PO certificates and MBIA.

     On each Distribution Date, the Available Funds will be distributed in the order of priority set forth below among the certificates to the extent available. However, (i) with respect to priorities first through third, the Available Funds for each Loan Group will be distributed among the Senior Certificates in the related Certificate Group and the Class 15-A-X, Class 30-A-X and Class 30-PO certificates, as applicable, and, with respect to Loan Group 3, to MBIA to the extent available and (ii) with respect to priorities fourth through ninth, the remaining Available Funds for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 in the aggregate will be distributed among the Subordinate Certificates, only after the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class 15-A-X, Class 30-A-X and Class 30-PO certificates and MBIA have received the amounts to which they are entitled on that Distribution Date pursuant to priorities first through third and payments under "--Subordination--Cross-Collateralization" below:

     first, concurrently,

     (A) from the Available Funds for Loan Group 1, to each class of Group 1 Certificates and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (A), the Accrued Certificate Interest for the Class 30-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates attributable to the Group 1 Loans;

     (B) from the Available Funds for Loan Group 2, to each class of Group 2 Certificates and the Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (B), the Accrued Certificate Interest for the Class 15-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 2 Loans;

     (C) from the Available Funds for Loan Group 3, concurrently, (i) to each class of Group 3 Certificates (other than the Class 3-A-6 certificates) and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (C), the Accrued Certificate Interest for the Class 30-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates attributable to the Group 3 Loans and (ii) to MBIA, the Premium Distribution Amount;

     (D) from the Available Funds for Loan Group 4, to each class of Group 4 Certificates and the Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (D), the Accrued Certificate Interest for the Class 15-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 4 Loans;

     (E) from the Available Funds for Loan Group 5, to each class of Group 5 Certificates and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (E), the Accrued Certificate Interest for the Class 30-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates attributable to the Group 5 Loans;

     (F) from the Available Funds for Loan Group 6, to each class of Group 6 Certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

     (G) from the Available Funds for Loan Group 7, to each class of Group 7 Certificates and the Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (G), the Accrued Certificate Interest for the Class 15-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 15-A-X certificates attributable to the Group 7 Loans; and

     (H) from the Available Funds for Loan Group 8, to each class of Group 8 Certificates and the Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; provided that for purposes of distributions pursuant to this clause (H), the Accrued Certificate Interest for the Class 30-A-X certificates shall be calculated solely on the basis of that portion of the Notional Amount of the Class 30-A-X certificates attributable to the Group 8 Loans;

     second, concurrently,

     (A) from the Available Funds for Loan Group 1, to the Group 1 Certificates and Class 30-PO certificates, concurrently, as follows:

          (1) to the Group 1 Certificates, the Senior Optimal Principal Amount for Group 1 for that Distribution Date, as follows:

               (a) first, to the Class A-R certificates, until its Certificate Principal Balance has been reduced to zero; and

               (b) second, to the Class 1-A-1 certificates, until its Certificate Principal Balance has been reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Loan Group 1 for that Distribution Date;

     (B) from the Available Funds for Loan Group 2, to the Class 2-A-1 and Class 15-PO Certificates, concurrently, as follows:

          (1) to the Class 2-A-1 Certificates, the Senior Optimal Principal Amount for Group 2 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

          (2) to the Class 15-PO certificates, the Group PO Principal Distribution Amount for Loan Group 2 for that Distribution Date;

     (C) from the Available Funds for Loan Group 3, to the Group 3 Certificates (other than the Class 3-A-3 certificates) and Class 30-PO certificates, concurrently, as follows:

          (1) to the Group 3 Certificates (other than the Class 3-A-3 certificates), the Senior Optimal Principal Amount for Group 3 for that Distribution Date, as follows:

               (a) first, to the Class 3-A-12 and Class 3-A-13 certificates, pro rata, based on Certificate Principal Balances, the Group 3 Priority Principal Distribution Amount for that Distribution Date, until their respective Certificate Principal Balances have been reduced to zero;

               (b) second, on each Distribution Date on or after the Distribution Date in September 2006, in an amount up to $20,266.67, to the Class 3-A-5 and Class 3-A-6 certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

               (c) third, concurrently, as follows:

                    (i) approximately 9.2341371881%, as follows:

                         (A) first, to the Class 3-A-8 and Class 3-A-9
                    certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

                         (B) second, to the Class 3-A-11 certificates, until its
                    Certificate Principal Balance has been reduced to zero;

                    (ii) approximately 18.3049551741%, sequentially, to the
               Class 3-A-10 and Class 3-A-11 certificates, in that order, until their respective Certificate Principal Balances are reduced to zero;

                    (iii) approximately 72.4609076378%, to the Class 3-A-1,
               Class 3-A-2 and Class 3-A-7 certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

               (d) to the Class 3-A-4 certificates, until its Certificate Principal Balance has been reduced to zero;

               (e) to the Class 3-A-5 and Class 3-A-6 certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

               (f) to the Class 3-A-12 and Class 3-A-13 certificates, pro rata, based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero.

          provided, however, that notwithstanding the priorities in this clause
     (C)(1), on each Distribution Date after the Cross-Over Date, distributions of principal on the Group 3 Certificates that are then outstanding will be made pro rata among all such certificates, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Loan Group 3 for that Distribution Date;

     (D) from the Available Funds for Loan Group 4, to the Class 4-A-1 and Class 4-A-2 certificates, pro rata, based on Certificate Principal Balances, the Senior Optimal Principal Amount for Group 4 for that Distribution Date, until their respective Certificate Principal Balances have been reduced to zero.

     (E) from the Available Funds for Loan Group 5, to the Group 5 Certificates and Class 30-PO certificates, concurrently, as follows:

          (1) to the Class 5-A-1 and Class 5-A-2 certificates, pro rata, based on Certificate Principal Balances, the Senior Optimal Principal Amount for Group 5 for that Distribution Date, until their respective Certificate Principal Balances have been reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Loan Group 5 for that Distribution Date;

     (F) from the Available Funds for Loan Group 6, to the Class 6-A-1 certificates and Class 30-PO certificates, concurrently, as follows:

          (1) to the Class 6-A-1 certificates, the Senior Optimal Principal Amount for Group 6 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Loan Group 6 for that Distribution Date;

     (G) from the Available Funds for Loan Group 7, to the Class 7-A-1 certificates, the Senior Optimal Principal Amount for Group 7 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

     (H) from the Available Funds for Loan Group 8, to the Group 8 Certificates and Class 30-PO certificates, concurrently, as follows:

          (1) to the Class 8-A-1 certificates, the Senior Optimal Principal Amount for Group 8 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

          (2) to the Class 30-PO certificates, the Group PO Principal Distribution Amount for Loan Group 8 for that Distribution Date;

     third, on any Distribution Date on or prior to the Cross-Over Date, (A) (i) first, from any PO Recoveries for that Distribution Date related to Loan Group 2, to the Class 15-PO Certificates, up to the Group 2 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Loan Group 2, to the Class 15-PO certificates, up to the remaining Group 2 PO Deferred Amount for that Distribution Date, and (B) (i) first, from any PO Recoveries for that Distribution Date related to Loan Group 1, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 8 in the aggregate, to the Class 30-PO Certificates, the Group 1 PO Deferred Amount, Group 3 PO Deferred Amount, Group 5 PO Deferred Amount, Group 6 PO Deferred Amount and Group 8 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Loan Group 1, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 8 in the aggregate, to the Class 30-PO certificates, up to the remaining Group 1 PO Deferred Amount, Group 3 PO Deferred Amount, Group 5 PO Deferred Amount, Group 6 PO Deferred Amount and Group 8 PO Deferred Amount for that Distribution Date; provided that, (1) on any Distribution Date, (a) the aggregate of the distributions pursuant to clauses (A)(ii) and (B)(ii) to this priority third of the Group PO Deferred Amounts will not exceed the aggregate Subordinate Principal Distribution Amount for the Subordinate Certificates for that Distribution Date, (2) such distributions will not reduce the Certificate Principal Balance of the Class 15-PO and Class 30-PO certificates and (3) no distribution will be made in respect of any such Group PO Deferred Amounts after the Cross-Over Date;

     fourth, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-1 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-1 certificates for that Distribution Date and (2) the Class B-1 certificates' Allocable Share for that Distribution Date;

     fifth, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-2 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-2 certificates for that Distribution Date and (2) the Class B-2 certificates' Allocable Share for that Distribution Date;

     sixth, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-3 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-3 certificates for that Distribution Date and (2) the Class B-3 certificates' Allocable Share for that Distribution Date;

     seventh, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-4 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-4 certificates for that Distribution Date and (2) the Class B-4 certificates' Allocable Share for that Distribution Date;

     eighth, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-5 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-5 certificates for that Distribution Date and (2) the Class B-5 certificates' Allocable Share for that Distribution Date;

     ninth, from the remaining Available Funds for each Loan Group in the aggregate, to the Class B-6 certificates in the following order: (1) the Accrued Certificate Interest on the Class B-6 certificates for that Distribution Date and (2) the Class B-6 certificates' Allocable Share for that Distribution Date; and

     tenth, to the Class A-R certificates, any remaining portion (which is expected to be zero) of the Available Funds in each Lower-Tier REMIC or the Upper-Tier REMIC for that Distribution Date.

INTEREST

     Interest will accrue on the certificates (other than the Class 3-A-6, Class 15-PO and Class 30-PO certificates) on their respective Certificate Principal Balances or Notional Amounts, as applicable, at the respective interest rates set forth in the table beginning on page S-5 during each Interest Accrual Period.

     The Class 3-A-6, Class 15-PO and Class 30-PO certificates are principal-only certificates and will not accrue interest.

     On each Distribution Date on which the Class 3-A-5 certificates are outstanding, to the extent of Available Funds with respect to the Group 3 Loans, MBIA will be entitled to receive the Premium Distribution Amount with respect to the Interest Accrual Period applicable to the Class 3-A-5 certificates. The "Premium Distribution Amount" for any Distribution Date will equal the sum of
(i) the product of 1/12th of 0.07% and the Class 3-A-5 Certificate Principal Balance immediately preceding such Distribution Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of the premium on such prior Distribution Dates and not subsequently distributed.

     The Accrued Certificate Interest for each class of certificates for each Distribution Date will be an amount equal to (1) the interest accrued at such class's pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such class of certificates, minus each class's pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the Cross-Over Date to the extent allocated to such class and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

     For any Distribution Date, the "Net Interest Shortfall" for any Loan Group will equal the sum of:

          (1) the aggregate amount of interest that would otherwise have been received for each Loan in that Loan Group that was the subject of a Relief Act Reduction (such amount, the "Interest Shortfall"); and

          (2) any related Net Prepayment Interest Shortfall.

     With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" for any Loan Group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that Loan Group. See "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each Loan Group, any Net Interest Shortfall and the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest (or, with respect to the Class 15-A-X, Class 30-A-X and Subordinate Certificates, the portion of its Accrued Certificate Interest derived from that Loan Group) that would have been allocated to the applicable certificate in the absence of the shortfall and losses. See "--Allocation of Losses" below and "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     Any Net Prepayment Interest Shortfalls allocated to the Class 3-A-5 certificates will be offset, to the extent funds are available therefore, from amounts on deposit in the Reserve Fund. Once the Reserve Fund has been reduced to zero, Net Prepayment Interest Shortfalls allocated to the Class 3-A-5 certificates will not be covered by the Policy.

     A reserve fund will be established by the trustee on the closing date for the benefit of the Class 3-A-5 certificates (the "Reserve Fund") with an initial deposit of approximately $30,000. No additional amounts will be deposited into the Reserve Fund after the initial deposit. The Reserve Fund will be beneficially owned by the underwriter and will not be an asset of any REMIC.

     A withdrawal will be made on each Distribution Date from the amount on deposit in the Reserve Fund, to the extent available, to cover any Net Prepayment Interest Shortfalls allocated to the Class 3-A-5 certificates. A withdrawal from the Reserve Fund may only be made, to the extent funds are available therein, to cover any Net Prepayment Interest Shortfall allocated to such class and may not be made to cover any Net Prepayment Interest Shortfall allocated to any other class. Once the Reserve Fund has been reduced to zero, the Policy will not cover any Net Prepayment Interest Shortfalls allocated to the Class 3-A-5 certificates.

     The balance of any amount remaining in the Reserve Fund on the Distribution Date on which the Certificate Principal Balance of the Class 3-A-5 certificates is reduced to zero will be distributed to the underwriter.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related Group on the related Distribution Date. As a result of the subordination of the Subordinate Certificates, such losses will be borne first by the outstanding Subordinate Certificates in inverse order of priority (e.g., first to Class B-6 then to Class B-5, and so forth).

     If Available Funds and available credit enhancement for any Group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of Senior Certificates (other than the Class 3-A-6, Class 15-PO and Class 30-PO certificates) related to such Group and in the case of Group 3, to make a full distribution of the Premium Distribution Amount, any shortfall in available amounts will be allocated among those classes, and with respect to Group 3, among the Senior Certificates in Group 3 and the Premium Distribution Amount, in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes (or, with respect to the Class 15-A-X and Class 30-A-X certificates, the portion of its Accrued Certificate Interest derived from that Loan Group) or the Premium Distribution Amount otherwise distributable to MBIA, as applicable. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest in this prospectus supplement, and the amount of any such undistributed Premium Distribution Amount will be added to the amount of the Premium Distribution Amount to be distributed to MBIA on subsequent distribution dates in accordance with the definition of Premium Distribution Amount in this prospectus supplement. No interest will accrue on any Accrued Certificate Interest or Premium Distribution Amount remaining undistributed from previous Distribution Dates.

     The Policy will not cover interest shortfalls on the Class 3-A-5 Certificates resulting from the Prepayment Interest Shortfalls or the application of the Relief Act.

PRINCIPAL

     Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date. The Interest Only Certificates do not have a Certificate Principal Balance and will not be entitled to distributions of principal.

     Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under "--Allocation of Available Funds" above in accordance with priority second. The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group (other than the Interest Only Certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such Group and the Group PO Principal Distribution Amount for such Group, if any, for the respective Distribution Date. If the applicable Available Funds are insufficient to make the full distribution as described in the second paragraph under "--Allocation of Available Funds" above in accordance with priority second (A), (B), (C), (E), (F) and (H), such Available Funds will be distributed to the Senior Certificates of such Group (other than the Class 15-PO certificates) and the Class 15-PO or Class 30-PO certificates, as applicable, pro rata, based on the Senior Optimal Principal Amount and the Group PO Principal Distribution Amount, respectively.

     Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made on each Distribution Date as described in the second paragraph under "--Allocation of Available Funds" above in accordance with priorities fourth through ninth, as adjusted for cross-collateralization as described under "--Subordination--Cross-Collateralization" below.

     If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the related Subordinate Certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding related Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis. On any Distribution Date, any reduction in funds available for distribution to the classes of Subordinate Certificates resulting from a distribution of any Group PO Deferred Amounts to the Class 15-PO or Class 30-PO certificates, or to cover any shortfalls in distributions of principal to the Senior Certificates of any Group due to a shortfall in Available Funds for such Group, will be allocated to the classes of Subordinate Certificates, in inverse order of priority.

     A Non-PO Recovery received during the calendar month prior to a Distribution Date with respect to a loss on a Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of certificates on the related Distribution Date. It is possible that such payment will not be made to the class that originally bore the loss. Further, even though a class may have previously had its Certificate Principal Balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction. Because a Non-PO Recovery results in a payment of principal to certain classes without a corresponding decrease in the aggregate Pool Balance of the Loans, the Certificate Principal Balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

          (a) first, up to the amount of the Non-PO Recovery, the Certificate Principal Balances of each class of Senior Certificates (other than the Class PO Certificates and the Interest-Only Certificates) of the Certificate Group corresponding to the Loan Group of the Loan from which the Non-PO Recovery was collected will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

          (b) second, up to the amount of the Non-PO Recovery remaining after allocation pursuant to clause (a), the Certificate Principal Balance of each class of Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses previously allocated to such class, if any.

     Commencing on the Cross-Over Date, the amount of any Recovery on a Loan received during a Prepayment Period will be distributed to the Senior Certificates, without a corresponding reduction in their Certificate Principal Balances, as follows: (i) the PO Percentage of the Recovery will be distributable to the outstanding class of Class PO Certificates related to the

Loan Group of that Loan, and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of Senior Certificates (other than the Class PO Certificates and Interest-Only Certificates) of the Certificate Group corresponding to that Loan Group, pro rata.

DISTRIBUTIONS IN REDUCTION OF THE SPECIAL RETAIL CERTIFICATES

     As to distributions of principal among holders of the Class 3-A-5 certificates (such certificate is referred to in this prospectus supplement as a "Special Retail Certificate"), unless MBIA fails to make an Insured Payment in respect of principal, Deceased Holders (as defined below) will be entitled to first priority (up to a limit of approximately $100,000 as described below) and beneficial owners other than Deceased Holders ("Living Holders") will be entitled to second priority (up to a limit of approximately $10,000, as described below). Beneficial owners of a class of Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each Distribution Date on which distributions of principal are made with respect to that class of Special Retail Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and to the limitations (i) that they be made only in lots equal to $1,000 of initial Certificate Principal Balance and (ii) that aggregate distributions on that class of Special Retail Certificates on a Distribution Date will not exceed the portion of the Senior Optimal Principal Amount for the related Loan Group allocated to that class on that Distribution Date (plus any amounts available from the Rounding Account, as described below). To the extent that amounts available for distributions of principal on a class of Special Retail Certificates on any Distribution Date exceed the aggregate requests by Deceased Holders and Living Holders of that class for principal distributions applicable to that Distribution Date, those excess amounts will be distributed to the beneficial owners of that class by random lot, as described below under "--Mandatory Distributions of Principal on Classes of Special Retail Certificates."

     On each Distribution Date, unless MBIA fails to make an Insured Payment under the Policy in respect of principal, on which amounts are available for distribution of principal on a class of Special Retail Certificates, the aggregate amount allocable to those distributions will be rounded upward, as necessary, to equal an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this discussion. For purposes of this discussion, payments under the Policy attributable to losses of principal allocated to the Class 3- A-5 certificates will be included in amounts available for distributions of principal to the Special Retail Certificates. Rounding will be accomplished on the first Distribution Date on which distributions of principal on a class of Special Retail Certificates are made, by withdrawing, from a non-interest bearing account to be established on the closing date for the Special Retail Certificates with a $999.99 deposit by the underwriter (the "Rounding Account"), the amount of funds, if any, needed to round the amounts otherwise available for distributions to such class upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on that class of Special Retail Certificates are to be made, the aggregate amount allocable to that class will be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed as principal on that class. This process will continue on succeeding Distribution Dates with respect to that class of Special Retail Certificates until its

Certificate Principal Balance has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of that class of Special Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on that Distribution Date. Under no circumstances will the sum of all distributions of principal on any class of Special Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

     A beneficial owner of a class of Special Retail Certificates who has submitted a request for a principal distribution may not receive a distribution at any particular time after its request, since there can be no assurance that funds will be available for making principal distributions on a class of Special Retail Certificates on any particular Distribution Date. Even if funds are available, those distributions with respect to a class Special Retail Certificates owned by any particular beneficial owner may not be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on a class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of that class of Special Retail Certificates, any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any class of Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of such class of Special Retail Certificates.

     Investors in the Class 3-A-5 certificates should note that, based on the modeling assumptions described under "Prepayment and Yield Considerations--Modeling Assumptions" in this prospectus supplement, and a prepayment rate of 300% PSA, no distributions of principal are expected to be made on the Class 3-A-5 certificates until the Distribution Date in September 2006.

     If MBIA fails to make an Insured Payment under the Policy in respect of principal, distributions of principal on the Class 3-A-5 certificates will be made pro rata among the holders of the Class 3-A-5 certificates and will not be made in integral multiples of $1,000 nor pursuant to requested distributions or mandatory distributions. If pro rata distributions cannot be made through the facilities of DTC, the Class 3-A-5 certificates will be withdrawn from the facilities of DTC and Definitive Certificates will be issued to the beneficial owners of those certificates.

     Priority of Requested Distributions

     Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requesting Distributions," beneficial owners of a class of Special Retail Certificates have the right to request that distributions of principal on that class of Special Retail Certificates be made. On each Distribution Date on which distributions of principal on a class of Special Retail Certificates are made, unless MBIA fails to make an Insured Payment under the Policy in respect of principal, priority of payment on that class will be given to beneficial owners for whom principal payment requests are in effect. For any class of Special Retail Certificates, DTC will honor requests in the following order of priority:

         first, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

         second, DTC will honor requests submitted on behalf of Living Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step first up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests for a class of Special Retail Certificates have been honored to the extent of amounts available in reduction of that class. In no event will distributions to any class of Special Retail Certificates exceed the amount of principal available for distribution to that class of Special Retail Certificates on such Distribution Date. See "--Principal" above. In no event will the beneficial owner of a Special Retail Certificate receive a distribution of principal in an amount greater than the Certificate Principal Balance of its Special Retail Certificate.

     If the amount of principal available for payment on any class of Special Retail Certificates on a given Distribution Date is insufficient to honor all requests with respect to such class, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Special Retail Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

     Procedure for Requesting Distributions

     A beneficial owner may request that distributions of principal on such beneficial owner's class of Special Retail Certificates be made on a Distribution Date by delivering a written request therefor to the participant or indirect participant that maintains such beneficial owner's account in that class of Special Retail Certificates so that the request for such distribution is received by the trustee on or before the Record Date for such Distribution Date. In the case of a request on behalf of a related Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the trustee under separate cover. Furthermore, such requests of related Deceased Holders that are incomplete may not be honored by the trustee and, if not honored, will lose their priority and must be re-requested. The participant will in turn make the request of DTC (or, in the case of an indirect participant, such indirect participant must notify the related participant of such request, and the participant will make the request of DTC) in the manner required under the rules and regulation of DTC's APUT System. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the depositor, nor the master servicer, nor the trustee will be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions to the trustee. Requests for distributions of principal forwarded to the trustee from DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a class of Special Retail Certificate submitted by a beneficial owner of that class of Special Retail Certificate will be held by the trustee until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related pass-through rate through the last calendar date of the month preceding the month of the Distribution Date.

     With respect to any class of Special Retail Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on that class of Special Retail Certificates are being made, the trustee will notify DTC and the participants prior to such Distribution Date whether, and the extent to which, such requests for distributions on that class of Special Retail Certificates have been accepted. Participants and indirect participants holding that class of Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Requested distributions on Special Retail Certificates entitled to such distributions will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar date of the month preceding the month of such Distribution Date.

     Any beneficial owner of a class of Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the participant or indirect participant that maintains such beneficial owner's account. The participant will forward the withdrawal, in the manner required under the rules and regulations of DTC's APUT System, to the trustee. In the event that such account is maintained by an indirect participant, such indirect participant must notify the related participant, which in turn must forward the withdrawal of such request in accordance with the APUT System to the trustee. If such notice of withdrawal of a request for distribution has not been received by the trustee on or before the Record Date for the Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on that class of Special Retail Certificates on the applicable Distribution Date.

     Mandatory Distributions of Principal on Classes of Special Retail Certificates

     If the amount available for principal distributions on a class of Special Retail Certificates on a Distribution Date exceeds the aggregate amount of distribution requests for the Special Retail Certificates which have been received by DTC on or before the applicable Record Date, additional Special Retail Certificates of such class of Special Retail Certificates in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the procedures of the participants and indirect participants, which may or may not be by random lot. Investors in a class of Special Retail Certificates should ask participants or indirect participants which allocation procedures they use. Participants and indirect participants holding a class of Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

     Deceased Holders

     A "Deceased Holder" is a beneficial owner of a class of Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the trustee and any tax waivers requested by the trustee. A class of Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the class of Special Retail Certificates so owned will be eligible for priority with respect to distributions of principal, subject to the limitations described in this prospectus supplement. A class of Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's interest in that class of Special Retail Certificates, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which the trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the class of Special Retail Certificates beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a class of Special Retail Certificate will be deemed to be the death of the beneficial owner of that class of Special Retail Certificate regardless of the registration of the ownership, if the beneficial ownership interest can be established to the satisfaction of the trustee. Expenses incurred by the trustee in an effort to determine the beneficial ownership interest, including attorney's fees, are required to be paid by the beneficial owner. Beneficial interests will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer, or otherwise dispose of a class of Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest payments and distributions in reduction of principal balance with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a class of Special Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount Mortgage Loan in Loan Group 2 will be allocated to the Class 15-PO certificates until the Certificate Principal Balance of the Class 15-PO certificates is reduced to zero and any Realized Loss (including any Excess Loss) on a Discount Mortgage Loan in Loan Group 1, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 8 will be allocated to the Class 30-PO certificates until the Certificate Principal Balance of the Class 30-PO certificates is reduced to zero.

     On each Distribution Date prior to the Cross-Over Date, distributions in respect of each Group PO Deferred Amount will be made on the Class 15-PO and Class 30-PO certificates, in each case, in accordance with priority third of the second paragraph under "--Allocation of Available Funds" to the extent of Available Funds remaining after distributions in accordance with priority second of that paragraph. Any distribution of such Available Funds in respect of a Group PO Deferred Amount will not reduce the Certificate Principal Balance of the Class 15-PO or Class 30-PO certificates. No interest will accrue on any Group PO Deferred Amount. On each Distribution Date prior to the Cross-Over Date, the Certificate Principal Balance of the most subordinate class of the Subordinate Certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class 15-PO and Class 30-PO certificates in respect of any Group PO Deferred Amount, in each case, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date no distributions will be made in respect of any related Group PO Deferred Amount and Realized Losses will be allocated to the Class 15-PO and Class 30-PO certificates without a right of reimbursement from any other class of certificates.

     Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Subordinate Certificates, in inverse order of priority of payment, until the Certificate Principal Balance of each class has been reduced to zero.

     Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the Interest Only Certificates) of the Certificate Group related to the Loan that incurred the Realized Loss; provided, however, that after the Cross-Over Date, (i) the Class 3-A-9 certificates will bear the principal portion of all Realized Losses allocable to the Class 3-A-8 certificates, other than Excess Losses, for so long as the Class 3-A-9 certificates are outstanding, (ii) the Class 3-A-13 certificates will bear the principal portion of all Realized Losses allocable to the Class 3-A-12 certificates, other than Excess Losses, for so long as the Class 3-A-13 certificates are outstanding and (iii) the Class 5-A-2 certificates will bear the principal portion of all Realized Losses allocable to the Class 5-A-1 certificates, other than Excess Losses, for so long as the Class 5-A-2 certificates are outstanding.



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


     With respect to any Loan Group, the applicable Non-PO Percentage of the principal portion of any Excess Loss in such Loan Group for any Distribution Date will be allocated pro rata among all outstanding classes of Senior Certificates entitled to principal distributions of the related Certificate Group (other than the Class 15-PO and Class 30-PO certificates) and all the outstanding Subordinate Certificates, in each case, based on their then-outstanding Certificate Principal Balances (or with respect to the Subordinate Certificates, based on its pro rata share of the related Group Subordinate Amount).

     On each Distribution Date, the Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of Subordinate Certificates then outstanding.

     A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

     All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date.

     The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates entitled to distributions of interest as described under "--Interest" above.

     No reduction of the Certificate Principal Balance of any class will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates as of that Distribution Date to an amount less than the Pool Balance of all of the Loan Groups as of the following Distribution Date minus any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable Group PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions related to that Group. Regardless of when they occur, Debt Service Reductions related to a Group may reduce the amount of Available Funds of that Group otherwise available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates, the reduction in Available Funds of any Group resulting from any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

SUBORDINATION

     Priority of Senior Certificates

 As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately 2.35% of the initial aggregate Pool Balance of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8. The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Subordinate Certificates is intended:

          (1) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates; and

          (2) to afford the holders of the Senior Certificates (to the extent of the subordination of the Subordinate Certificates) protection against Realized Losses, to the extent described above.

     If Realized Losses in a Loan Group exceed the credit support provided to the related Senior Certificates, or if Excess Losses in a Loan Group occur, all or a portion of such losses will be borne by those related Senior Certificates.

     The protection afforded to the holders of Senior Certificates of each Certificate Group by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, in accordance with the paydown rules specified under "--Allocation of Available Funds" above, the amounts due to the holders of the Senior Certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the Subordinate Certificates;

          (2) the allocation to the Subordinate Certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth in this prospectus supplement; and

          (3) the allocation to the Subordinate Certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a Discount Mortgage Loan to the extent set forth in this prospectus supplement through the operation of any Class PO Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses described in this prospectus supplement to the Subordinate Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those Subordinate Certificates then outstanding.

     In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be allocated to the Senior Certificates of the related Group then entitled to principal distributions (other than the Class 15-PO and Class 30-PO certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this prospectus supplement. This allocation has the effect of accelerating the amortization of the Senior Certificates as a group (other than the Class 15-PO and Class 30-PO certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the Subordinate Certificates.

     After the payment of amounts distributable in respect of the Senior Certificates of a Certificate Group on each Distribution Date, the Subordinate Certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds in an amount equal to the Accrued Certificate Interest on the Subordinate Certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of the classes of Subordinate Certificates. These amounts distributed to the holders of the Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.

     Priority Among Subordinate Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B-4, Class B-5 and Class B-6 certificates, all of which are subordinate in right of distribution to the Class B-1, Class B-2 and Class B-3 certificates offered under this prospectus supplement, will equal approximately 0.40% of the initial aggregate Pool Balance of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 and approximately 17.02% of the initial aggregate Certificate Principal Balance of all of the Subordinate Certificates. On each Distribution Date, the holders of any particular class of Subordinate Certificates, will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 in the aggregate, prior to any distribution being made on such date on each class of Subordinate Certificates ranking junior to such class.

     In addition, with respect to a Group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the Certificate Principal Balances of the Subordinate Certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates of the related Group.

     In order to maintain the relative levels of subordination among the Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of Subordinate Certificates on any Distribution Date for which the Class Prepayment Distribution Trigger is not satisfied. See "--Principal" above. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Subordinate Certificates, the amortization of more senior ranking classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case.

     As a result of the subordination of the Subordinate Certificates, these certificates in increasing order of priority of payment will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

     Cross-Collateralization

     On each Distribution Date, funds otherwise payable to the Subordinate Certificates are required to be applied to payment of Senior Certificates and MBIA as follows: (i) first, to cover any Accrued Certificate Interest on Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class 15-A-X and Class 30-A-X Certificates remaining unpaid and to cover any Premium Distribution Amount remaining unpaid, (ii) second, prior to the Cross-Over Date, in respect of Group PO Deferred Amounts for the Class 15-PO and Class 30-PO certificates then payable but not paid from Available Funds for the related Group or Groups, (iii) third, to pay principal of Senior Certificates of an Undercollateralized Group or Undercollateralized Groups, and (iv) fourth, to maintain subordination levels under limited circumstances where one or more classes of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates have been paid in full as described below.

     To the extent any Accrued Certificate Interest with respect to any class of one or more of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class 15-A-X or Class 30-A-X Certificates or any Premium Distribution Amount due to MBIA remains unpaid, Available Funds remaining from such other Group or Groups after payments on Senior Certificates in such Group or Groups and, with respect to Group 3, after payments to MBIA, will be applied to cover such unpaid Accrued Certificate Interest and any unpaid Premium Distribution Amount, and, to the extent payable to more than one Certificate Group or more than one class within a Certificate Group and to MBIA, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest and any unpaid Premium Distribution Amount to the extent there are insufficient funds to pay such amounts in full.

     To the extent any Group PO Deferred Amount for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 5, Loan Group 6 or Loan Group 8 related to the Class 15-PO and Class 30-PO certificates, then payable has not been paid from Available Funds for the related Group or Groups, then, following any payments to the related Senior Certificates and to MBIA pursuant to the preceding paragraph, amounts that would otherwise constitute the Subordinate Principal Distribution Amount will be applied to pay any such unpaid Group PO Deferred Amount.

     If on any Distribution Date one or more of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates is an Undercollateralized Group, then all amounts otherwise distributable as principal on the Subordinate Certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any related Group PO Deferred Amounts for the Class 15-PO and Class 30-PO certificates as described above) will be paid to the Senior Certificates related to each Undercollateralized Group as principal (other than the Class 15-PO and Class 30-PO certificates) in accordance with the priorities set forth above under "--Allocation of Available Funds" until the aggregate Certificate Principal Balance of the Senior Certificates related to each Undercollateralized Group (other than the Class 15-PO and Class 30-PO certificates) equals the Pool Balance of the related Loan Group (net of the PO Percentage of the Discount Mortgage Loans in such Group).

     On or after the date on which the Certificate Principal Balances of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates have been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount for the Subordinate Certificates attributable to Loans in the Group with respect to which the Senior Certificates have been paid in full), will be paid pro rata as principal to the remaining Senior Certificates, if applicable, related to the other Group or Groups (other than the Class 15-PO and Class 30-PO certificates) in accordance with the priorities set forth above for the applicable Group under "--Allocation of Available Funds," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 or Loan Group 8 delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

     Any application of the Subordinate Principal Distribution Amount pursuant to the preceding three paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in "--Allocation of Available Funds."

     RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trustee an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trustee that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trustee in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Noneconomic Residual Interests" in the prospectus.

     Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

     The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

     The Residual Certificates will contain a legend describing the foregoing restrictions.

REPORTS TO CERTIFICATEHOLDERS

     (8) On each Distribution Date, the master servicer will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement, MBIA and any other interested parties, a Distribution Date statement, based in part on information provided by each servicer, which generally will set forth, among other things:

          (1) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to principal;

          (2) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to interest;

          (3) any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

          (4) any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

          (5) the Certificate Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

          (6) the Pool Balance for each Loan Group for the Distribution Date;

          (7) the Senior Percentage and the Subordinate Percentage for each Group for the following Distribution Date;

          (8) the aggregate amount of Servicing Fees paid to or retained by each servicer with respect to the related Distribution Date;

          (9) the pass-through rate of interest on each class of certificates for that Distribution Date;

          (10) the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

          (11) (a) the number and aggregate unpaid principal balance of Loans (exclusive of Loans in foreclosure) delinquent:

                    (i) 1 to 30 days;

                    (ii) 31 to 60 days;

                    (iii) 61 to 90 days; and

                    (iv) 91 or more days.

               (b) the number and aggregate unpaid principal balance of Loans in foreclosure and delinquent;

          (12) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

          (13) the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date set forth in the related Servicing Agreement;

          (14) the Senior Prepayment Percentage for each Group for the Distribution Date;

          (15) the aggregate Realized Losses, by Loan Group, incurred during the prior calendar month; and

          (16) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the determination date as set forth in the related Servicing Agreement.

     The master servicer will make the Distribution Date statement available each month via its internet website. The master servicer's internet website will initially be located at "www.ctslink.com." Assistance in using the master servicer's website can be obtained by calling the master servicer's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the master servicer's customer service desk and indicating such. The master servicer shall have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the master servicer shall provide timely and adequate notification to the certificateholders, MBIA and the parties to the Pooling and Servicing Agreement regarding any such changes.

     The master servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

     As a condition to access the master servicer's internet website, the master servicer may require registration and the acceptance of a disclaimer. The master servicer will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The following information has been supplied by MBIA for inclusion in this prospectus supplement. MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the financial guaranty insurance policy (the "Policy") and MBIA set forth under the headings "--The Financial Guaranty Insurance Policy" and "--MBIA Insurance Corporation" in this prospectus supplement. Additionally, MBIA makes no representation regarding the certificates or the advisability of investing in the certificates.

     MBIA, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Class 3-A-5 certificateholder that an amount equal to each full and complete Insured Payment will be received from MBIA by the trustee or its successors, as trustee for the Class 3-A-5 certificateholders, on behalf of the Class 3-A-5 certificateholders, for distribution by the trustee, to each Class 3-A-5 certificateholder of that certificateholder's proportionate share of the Insured Payment.

     MBIA's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class 3-A-5 certificates, unless the acceleration is at the sole option of MBIA.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy does not provide credit enhancement for any class of certificates other than the Class 3-A-5 certificates.

     MBIA will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by MBIA's fiscal agent of the following:

     o a certified copy of the order requiring the return of a preference payment;

     o an opinion of counsel satisfactory to MBIA that the order is final and not subject to appeal;

     o an assignment in a form that is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Class 3-A-5 certificateholder relating to or arising under the Class 3-A-5 certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of MBIA as agent for the Class 3-A-5 certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to MBIA;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by MBIA will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class 3-A-5 certificateholder and not to any Class 3-A-5 certificateholder directly unless the Class 3-A-5 certificateholder has returned principal or interest paid on the Class 3-A-5 certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class 3-A-5 certificateholder.

     MBIA will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by MBIA's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by MBIA's fiscal agent for the purposes of this paragraph, and MBIA or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

     Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by MBIA's fiscal agent to the trustee, on behalf of the Class 3-A-5 certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of MBIA only and the fiscal agent will in no event be liable to Class 3-A-5 certificateholders for any acts of the fiscal agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

     Subject to the terms of the Pooling and Servicing Agreement, MBIA will be subrogated to the rights of each Class 3-A-5 certificateholder to receive payments under the Class 3-A-5 certificates to the extent of any payment by MBIA under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means as to any Distribution Date, the sum of (1) the excess, if any, of (a) the Accrued Certificate Interest for the Class 3-A-5 certificates (determined without regard to the deductions pursuant to clause (1) of the definition thereof), net of any Net Prepayment Interest Shortfalls allocated to the Class 3-A-5 certificates and net of any shortfalls resulting from the application of the Relief Act allocated to the Class 3-A-5 certificates over (b) the amount of the Available Funds for Group 3 available to be distributed in respect of the Class 3-A-5 certificates on such Distribution Date pursuant to priority first under "--Allocation of Available Funds" above plus any amounts available to be distributed in respect of the Class 3-A-5 Certificates on such Distribution Date as described above under "--Subordination--Cross-Collateralization" and (2) any amount allocated to the Class 3-A-5 certificates which reduces the Class 3-A-5 Certificate Principal Balance after the Cross Over Date with respect to such Distribution Date pursuant to clause (2) of the definition of Certificate Principal Balance of the Class 3-A-5 certificates.

     "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a Class 3-A-5 certificateholder on the Class 3-A-5 certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by MBIA.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class 3-A-5 certificates.

     The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

MBIA INSURANCE CORPORATION

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

     Financial Information about MBIA

     The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

     o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002; and

     o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

     Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2002, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2003 and for the six month period ended June 30, 2003 and June 30, 2002 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2003, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

     All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

     MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including:

     o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and

     o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003,

     are available

     o over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

     o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

     o    over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

     o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                        STATUTORY ACCOUNTING PRACTICES
                                        -------------------------------
                                        DECEMBER 31, 2002 JUNE 30, 2003
                                        ----------------- -------------
                                            (AUDITED)      (UNAUDITED)
                                                    (IN MILLIONS)
Admitted Assets.......................       $9,212           $9,536
Liabilities...........................        6,054            6,155
Capital and Surplus...................        3,158            3,381


                                         GENERALLY ACCEPTED ACCOUNTING
                                                  PRINCIPLES
                                        -------------------------------
                                        DECEMBER 31, 2002 JUNE 30, 2003
                                        ----------------- -------------
                                            (AUDITED)      (UNAUDITED)
                                                 (IN MILLIONS)
Assets................................      $10,588           $12,477
Liabilities...........................        4,679             6,110
Shareholder's Equity..................        5,909             6,367

     Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

     Fitch Ratings rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class 3-A-5 certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class 3-A-5 certificates. MBIA does not guaranty the market price of the Class 3-A-5 certificates nor does it guaranty that the ratings on the Class 3-A-5 certificates will not be revised or withdrawn.

                       PREPAYMENT AND YIELD CONSIDERATIONS


GENERAL

     The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the Loans in the related Loan Group or Loan

Groups. If significant principal distributions are made on your certificates (other than the Interest Only Certificates), you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of the Interest Only Certificates (because the Notional Amount of such certificates is based in part on the Scheduled Principal Balances of the related Loans), you may not fully recover your initial investment. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. The final distribution of principal on your certificates (other than the Interest Only Certificates) could occur significantly earlier than you anticipated. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the Loans.

PREPAYMENTS, DEFAULTS AND LIBOR

     The rate of principal distributions on each class of offered certificates (other than the Interest Only Certificates), the aggregate amount of each interest distribution on each class (other than the Class 15-PO and Class 30-PO certificates) and the yield to maturity on each class will be directly related to and affected by:

          (1) the amortization schedules of the Loans;

          (2) the prepayment experience of the Loans; and

          (3) under some circumstances, the rates of delinquencies, defaults or losses experienced on the Loans.

     Other than for approximately 1.01% of the Group 2 Loans, approximately 1.44% of the Group 3 Loans and all of the Group 6 Loans, in each case, by Cut-Off Date Pool Balance for the related Group, the borrowers may generally prepay their Loans at any time without penalty. Each of the Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus. Additionally, repurchases by UBS Warburg Real Estate Securities Inc. of any Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) or any optional repurchase of the Loans in connection with a termination of the trust will have the same effect as a prepayment and result in distributions on the offered certificates which would otherwise be distributed over the remaining terms of the Loans.

     The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among the Loans at any time because of specific factors relating to the Loans. These factors include:

          (1) the age of the Loans;

          (2) the geographic location of the related properties and the extent of the related borrowers' equity in those properties; and

          (3) changes in the borrowers' housing needs, job transfers and employment.

     Furthermore, because the characteristics of the Loans in each Loan Group differ, the Loans of each Loan Group as a whole may be expected to prepay at different rates.

     In general, if prevailing interest rates for loans similar to the Loans fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates for loans similar to the Loans remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates for loans similar to the Loans rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates for loans similar to the Loans remained at or below those existing at the time those Loans were originated. We cannot make assurances as to the prepayment rate of the Loans. In addition, we cannot make assurances that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

     In general, if an offered certificate is purchased at a premium over its face amount and payments of principal on the Loans, or in the case of the Class PP-A-X, Class 15-A-X or Class 30-A-X certificates, the Non-Discount Mortgage Loans, in the related Loan Group or Loan Groups occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase and, in the case of the Interest Only Certificates, the investor may not recover its initial investment. Conversely, if an offered certificate, particularly a Class 15-PO and Class 30-PO certificate, is purchased at a discount from its face amount and payments of principal on the Loans in the related Loan Group or Loan Groups, or in the case of the Class 15-PO and Class 30-PO certificates, Discount Mortgage Loans in the related Loan Group or Loan Groups occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

     As described under "Description of the Offered Certificates--Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments related to a Loan Group will be initially distributed to the classes of Senior Certificates of such Certificate Group (other than the Class 15-PO and Class 30-PO certificates and Interest Only Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such classes of Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and Interest Only Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class 3-A-2 certificates should understand that if LIBOR is greater than or equal to 7.600% per annum, the pass-through rate of such class will remain at its maximum rate of 8.000% per annum. Investors in the Class 3-A-2 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

     Conversely, investors in the Class 3-A-3 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields. Investors in the Class 3-A-3 certificates should understand that if LIBOR is greater than or equal to 7.600% per annum, such class will accrue interest at its minimum rate of 0.000% per annum. Further, based on the modeling assumptions set forth under "--Modeling Assumptions" below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans in the related Loan Group, are expected to produce a negative yield to investors in the Class 3-A-3 certificates. See "--Sensitivity of the Interest Only Certificates" below.

     Investors in the Inverse Floating Rate Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

     The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the offered certificates. We cannot make assurances as to the rate of losses or delinquencies on any of the Loans. To the extent that any losses are incurred on any of the Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The weighted average life of the offered certificates will be influenced by, among other factors, the rate of principal payments on the Loans.

     The last scheduled Distribution Date for the Group 7 Certificates is the Distribution Date in September 2013. This date represents the Distribution Date occurring in the month following the maturity dates of the latest maturing loan in Loan Group 7. It is possible that the Certificate Principal Balance of the Group 7 Certificates may be fully paid prior to these dates, or may not be fully paid by these dates.

     The last scheduled Distribution Date for the Group 2, Group 4 and Class 15-A-X Certificates is the distribution date in September 2018. This date represents the Distribution Date occurring in the month following the maturity dates of the latest maturing loan in Loan Group 2 and Loan Group 4. It is possible that the Certificate Principal Balance or Notional Amount of the Group 2, Group 4 and Class 15-A-X Certificates may be fully paid or reduced to zero, as applicable, prior to these dates, or may not be fully paid or reduced to zero, as applicable, by these dates.

     The last scheduled Distribution Date for the Group 5 Certificates is the Distribution Date in September 2023. This date represents the Distribution Date occurring in the month following the maturity dates of the latest maturing loan in Loan Group 5. It is possible that the Certificate Principal Balance of the Group 5 Certificates may be fully paid prior to these dates, or may not be fully paid by these dates.

     The last scheduled Distribution Date for the Group 1, Group 3, Group 6, Group 8, Class 30-PO and Class 30-A-X Certificates and the Subordinate Certificates is the distribution date in September 2033. This date represents the Distribution Date occurring in the month following the maturity dates of the latest maturing loan in Loan Group 1, Loan Group 3, Loan Group 6 and Loan Group
8. It is possible that the Certificate Principal Balance or Notional Amount of the Group 1, Group 3, Group 6, Group 8, Class 30-PO and Class 30-A-X Certificates and the Subordinate Certificates may be fully paid or reduced to zero, as applicable, prior to these dates, or may not be fully paid or reduced to zero, as applicable, by these dates.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under "Description of the Offered Certificates--

Reports to Certificateholders" in this prospectus supplement. These statements will include information as to the outstanding Certificate Principal Balance or Notional Amount of the certificates. We cannot assure that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

THE LOCKOUT CERTIFICATES

     Investors in the Class 3-A-12 or Class 3-A-13 certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the distribution date in September 2008, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other classes of Group 3 Certificates.

THE OFFERED SUBORDINATE CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the offered Subordinate Certificates will be affected by the rate of prepayments on the Loans, as well as the rate of borrower defaults on the Loans resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Offered Certificates--Allocation of Losses" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Subordinate Certificates with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted Loans than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Subordinate Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class B-1 certificates will be more sensitive to such losses than will the yields on the Senior Certificates and less sensitive than the yields on the other classes of Subordinate Certificates. The Subordinate Certificates will be more sensitive to losses due to liquidations of defaulted Loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount and the Subordinate Certificate Writedown Amount. To the extent not covered by a servicer's or the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the Loans may also have a relatively greater effect:

          (1) on the yields to investors in the Subordinate Certificates with higher alphanumerical designations than on the yields to investors in those Subordinate Certificates with lower alphanumerical designations; and

          (2) on the yields to investors in the Subordinate Certificates than on the yields to investors in the other classes of certificates.

     As described under "Description of the Offered Certificates--Interest," "--Principal," "--Allocation of Losses" and "--Subordination" in this prospectus supplement, amounts otherwise distributable to holders of any class of Subordinate Certificates will be made available to protect the holders of the more senior ranking classes of certificates against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

     To the extent that a Subordinate Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

MODELING ASSUMPTIONS

     For purposes of preparing the tables below, the following modeling assumptions have been made:

          (1) no delinquencies or losses occur on the Assumed Loans (as defined below) and all scheduled principal payments on the Assumed Loans are timely received on the due date of each month commencing in September 2003;

          (2) the scheduled payments on the Assumed Loans have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the mortgage interest rate, and the remaining amortization term to stated maturity such that the Assumed Loans will fully amortize by their remaining amortization term;

          (3) all Assumed Loans prepay monthly at the specified percentages of the Prepayment Assumption;

               (a) no optional or other early termination of the offered certificates occurs; and

               (b) no substitutions or repurchases of the Assumed Loans occur;

          (4) all prepayments in respect of the Assumed Loans include 30 days' accrued interest and are received on the last day of each month commencing in August 2003;

          (5) the closing date for the offered certificates is August 28, 2003;

          (6) each year will consist of twelve 30-day months;

          (7) cash distributions are received by the holders of the offered certificates on the 25th day of each month, commencing in September 2003; and

          (8) each Loan Group consists of the following loans ("Assumed Loans") with the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

     GROUP 1
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
 $138,777,988.39           5.5577220430%          5.3077220430%                359                      1
 $302,047,539.35           5.8789861750%          5.6289861750%                358                      1

     GROUP 2
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
   $2,417,812.52           4.6321200604%          4.3545672282%                179                      1
 $286,205,534.83           5.2702124700%          5.0124230031%                178                      2

     GROUP 3
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
  $93,150,316.31           5.4160824050%          5.1333536167%                359                      1
 $307,585,922.91           5.7837208979%          5.5091086555%                358                      1

     GROUP 4
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
  $50,695,237.49           5.2694058224%          5.0194058224%                179                      1

     GROUP 5
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
   $2,592,047.66           5.3313424791%          5.0813424791%                240                      0
  $42,607,186.62           5.7395801432%          5.4895801432%                239                      1

     GROUP 6
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
   $3,666,430.85           5.6114077455%          5.3413551877%                358                      2
  $12,886,147.67           6.1163529570%          5.8584726219%                358                      2

     GROUP 7
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
  $25,622,965.04           5.3759884706%          5.1259884706%                118                      2

     GROUP 8
-----------------
   CUT-OFF DATE              MORTGAGE                  NET              REMAINING TERM TO
PRINCIPAL BALANCE          INTEREST RATE          MORTGAGE RATE      STATED MATURITY (MONTHS)  SEASONING (MONTHS)
-----------------          -------------          -------------      ------------------------  ------------------
  $65,504,843.91           5.5214103990%          5.2714103990%                359                      1
  $92,337,146.52           5.8435486428%          5.5935486428%                358                      1

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this prospectus supplement (the "Standard Prepayment Assumption" or "SPA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related Loan Group or Loan Groups.

     With respect to any Loan Group, a 100% Standard Prepayment Assumption assumes (i) a per annum constant prepayment rate of 0.20% of the then outstanding principal balance of the related Loans in the first month of the life of those Loans, (ii) an additional 0.20% per annum in each month thereafter until the 30th month and (iii) a constant prepayment rate of 6% per annum each month thereafter.

     The SPA does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. None of the master servicer, the depositor, the trustee, MBIA or the underwriter makes any representations about the appropriateness of the Prepayment Assumption.

SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES

     THE CLASS 3-A-6, CLASS 15-PO AND CLASS 30-PO CERTIFICATES WILL BE "PRINCIPAL-ONLY" CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE GROUP 3 LOANS WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS 3-A-6 CERTIFICATES, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS OF LOAN GROUP 2 WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS 15-PO CERTIFICATES, AND A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING

PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS OF LOAN GROUP 1, LOAN GROUP 3, LOAN GROUP 5, LOAN GROUP 6 OR LOAN GROUP 8 WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS 30-PO CERTIFICATES.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 3-A-6, Class 15-PO and Class 30-PO certificates to various constant percentages of the Prepayment Assumption. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 3-A-6, Class 15-PO and Class 30-PO certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Class 3-A-6, Class 15-PO and Class 30-PO certificates, and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     As described under "Description of the Offered Certificates--Principal" in this prospectus supplement, each Group PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in the related Loan Group. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Interest Rates) than the other Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class 15-PO or Class 30-PO certificates.

     The information set forth in the following table has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase prices of the Class 3-A-6, Class 15-PO and Class 30-PO certificates (expressed as a percentage of the initial Certificate Principal Balance of such class) are 30.00%, 75.00% and 67.00%, respectively:

           SENSITIVITY OF THE CLASS 3-A-6 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class 3-A-6..........................................        5.168%      5.359%      8.257%      11.810%     18.213%

           SENSITIVITY OF THE CLASS 15-PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class 15-PO..........................................        3.622%      4.689%      7.074%       8.299%      9.506%

           SENSITIVITY OF THE CLASS 30-PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class 30-PO..........................................        2.223%      4.033%      8.239%      10.249%     12.150%

     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class 3-A-6, Class 15-PO and Class 30-PO certificates is likely to differ from those shown in the tables above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class 3-A-6, Class 15-PO and Class 30-PO certificates or as to the yield on the Class 3-A-6, Class 15-PO and Class 30-PO certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class 3-A-6, Class 15-PO and Class 30-PO certificates.

SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

     THE INTEREST ONLY CERTIFICATES WILL NOT BE ENTITLED TO DISTRIBUTIONS OF PRINCIPAL. AS INDICATED IN THE TABLES BELOW, A HIGHER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE RELATED LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE INTEREST ONLY CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Interest Only Certificates to various constant percentages of the Prepayment Assumption. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

     The Notional Amount of the Class PP-A-X certificates is based on the Scheduled Principal Balances of the Non-Discount Mortgage Loans in Loan Group 6, the Notional Amount of the Class 15-A-X certificates is based on the Scheduled Principal Balances of the Non-Discount Mortgage Loans in Loan Group 2, Loan Group 4 and Loan Group 7 and the Notional Amount of the Class 30-A-X certificates is based on the Scheduled Principal Balances of the Non-Discount Mortgage Loans Loan Group 1, Loan Group 3, Loan Group 5 and Loan Group 8. See "Description of the Offered Certificates--Interest" in this prospectus supplement. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Interest Rates) than the other Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the resulting yield of the Class PP-A-X, Class 15-A-X and Class 30-A-X certificates than would be the case if the Non-Discount Mortgage Loans prepaid at the same rate as the other Loans. An investor in the Class PP-A-X, Class 15-A-X or Class 30-A-X certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) on the Non-Discount Mortgage Loans could result in the failure of such investor to fully recover its initial investment.

     The information set forth in the following tables has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase prices of the Class PP-A-X, Class 15-A-X and Class 30-A-X certificates (expressed as a percentage of the initial Notional Amount of each such class) are 18.25%, 12.25% and 13.25%, respectively, plus accrued interest:

           SENSITIVITY OF THE CLASS PP-A-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class PP-A-X.........................................       29.619%     24.545%     14.126%       8.777%      3.332%

           SENSITIVITY OF THE CLASS 15-A-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class 15-A-X.........................................       33.314%     28.687%     19.195%      14.327%      9.376%

           SENSITIVITY OF THE CLASS 30-A-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION
-----------------------------------------------------     ------------------------------------------------------------
                          CLASS                                0%         100%        300%         400%        500%
-----------------------------------------------------     ------------------------------------------------------------
Class 30-A-X.........................................       39.868%     35.138%     25.492%      20.576%     15.600%

     It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class PP-A-X, Class 15-A-X and Class 30-A-X certificates are likely to differ from those shown in the tables above, even if all of the related Non-Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans for any period or over the life of such certificates or as to the yield on such certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PP-A-X, Class 15-A-X or Class 30-A-X certificates.

     THE YIELD TO INVESTORS IN THE CLASS 3-A-3 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR. INCREASES IN LIBOR MAY HAVE AN ADVERSE EFFECT ON YIELD TO SUCH INVESTORS. IN ADDITION, THE CLASS 3-A-3 CERTIFICATES WILL BE "INTEREST ONLY" CERTIFICATES AND WILL NOT BE ENTITLED TO DISTRIBUTIONS OF PRINCIPAL. AS INDICATED IN THE TABLES BELOW, A HIGHER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE LOANS IN THE RELATED LOAN GROUP COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS 3-A-3 CERTIFICATES, RESPECTIVELY, TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 3-A-3 certificates to various constant percentages of SPA and rates of LIBOR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 3-A-3 certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Class 3-A-3 certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in such class of certificate when such reinvestment rates are considered.

     The information set forth in the following tables has been prepared on the basis of the modeling assumptions set forth under "--Modeling Assumptions" above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be approximately 1.030% with respect to the Class 3-A-3 certificates, and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 3-A-3 certificates (expressed as a percentage of the initial Notional Amount of such class) is 8.75%, plus accrued interest:

 SENSITIVITY OF THE CLASS 3-A-3 CERTIFICATES TO PREPAYMENTS AND CHANGES IN LIBOR
                          (PRE TAX YIELDS TO MATURITY)

                                         -----------------------------------------------------------------------
                                                                   PERCENTAGES OF SPA
                                         -----------------------------------------------------------------------
             LIBOR                         0%             100%            300%            400%            500%
---------------------------------        -------         -------        --------        --------        --------
1.030%................                   85.255%         79.389%         66.405%         59.396%         52.380%
2.030%................                   70.876%         64.741%         50.810%         43.257%         35.786%
4.030%................                   43.229%         36.325%         19.224%         10.020%          1.278%
6.030%................                   16.580%          8.115%       (16.387)%       (28.721)%       (39.611)%
7.600% and above......                        **              **              **              **              **

------------------

** Less than (99.99)%.


     It is unlikely that the Group 3 Loans will have the precise characteristics described in this prospectus supplement or that the Group 3 Loans will all prepay at the same rate until maturity or that all of the Group 3 Loans will prepay at the same rate or time. As a result of these factors, the pre tax yield on the Class 3-A-3 certificates is likely to differ from those shown in the table above, even if all of the Group 3 Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Group 3 Loans or the actual rates of LIBOR for any period or over the life of the Class 3-A-3 certificates or as to the yield on the those certificates. You must make your own decision as to the appropriate prepayment assumptions and rates of LIBOR to be used in deciding whether to purchase the Class 3-A-3 certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The following tables indicate at the specified percentages of the Prepayment Assumption, the percentages of the original Certificate Principal Balances of the classes of offered certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of each class of certificates. The tables were prepared based on the modeling assumptions and all percentages are rounded to the nearest 1% (other than the ones indicated with an asterisk). As used in the following tables, the weighted average life of a class is determined by:

     (a) multiplying the amount of each distribution of principal or reduction of the notional amount, as the case may be, for that class by the number of years from the date of issuance to the related Distribution Date;

     (b) summing the results; and

     (c) dividing the sum by the aggregate distributions of principal or reductions of the notional amount referred to in clause (a) and rounding to two decimal places.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-R                                        CLASS 1-A-1
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............      0         0         0         0         0         99        97        94        93        91
August 25, 2005 .............      0         0         0         0         0         97        92        82        77        72
August 25, 2006 .............      0         0         0         0         0         96        85        66        57        49
August 25, 2007 .............      0         0         0         0         0         94        79        53        42        33
August 25, 2008 .............      0         0         0         0         0         93        73        42        31        22
August 25, 2009 .............      0         0         0         0         0         91        67        34        23        15
August 25, 2010 .............      0         0         0         0         0         89        61        27        17        10
August 25, 2011 .............      0         0         0         0         0         87        56        21        12         7
August 25, 2012 .............      0         0         0         0         0         85        52        17         9         4
August 25, 2013 .............      0         0         0         0         0         83        47        14         7         3
August 25, 2014 .............      0         0         0         0         0         81        43        11         5         2
August 25, 2015 .............      0         0         0         0         0         78        40         9         4         1
August 25, 2016 .............      0         0         0         0         0         76        36         7         3         1
August 25, 2017 .............      0         0         0         0         0         73        33         5         2         1
August 25, 2018 .............      0         0         0         0         0         70        29         4         1         *
August 25, 2019 .............      0         0         0         0         0         67        26         3         1         *
August 25, 2020 .............      0         0         0         0         0         64        24         3         1         *
August 25, 2021 .............      0         0         0         0         0         60        21         2         1         *
August 25, 2022 .............      0         0         0         0         0         57        19         2         *         *
August 25, 2023 .............      0         0         0         0         0         53        16         1         *         *
August 25, 2024 .............      0         0         0         0         0         49        14         1         *         *
August 25, 2025 .............      0         0         0         0         0         44        12         1         *         *
August 25, 2026 .............      0         0         0         0         0         40        10         *         *         *
August 25, 2027 .............      0         0         0         0         0         35         8         *         *         *
August 25, 2028 .............      0         0         0         0         0         30         7         *         *         *
August 25, 2029 .............      0         0         0         0         0         24         5         *         *         *
August 25, 2030 .............      0         0         0         0         0         19         4         *         *         *
August 25, 2031 .............      0         0         0         0         0         12         2         *         *         *
August 25, 2032 .............      0         0         0         0         0          6         1         *         *         *
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............      0.08      0.08      0.08      0.08      0.08      19.05     11.14      5.52      4.39      3.66

                                                 CLASS 2-A-1
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............     95        94        90        89        87
August 25, 2005 .............     91        85        75        70        65
August 25, 2006 .............     86        76        58        50        43
August 25, 2007 .............     80        67        44        35        28
August 25, 2008 .............     75        58        33        24        17
August 25, 2009 .............     69        50        25        17        11
August 25, 2010 .............     62        43        18        11         7
August 25, 2011 .............     56        36        13         8         4
August 25, 2012 .............     49        30        10         5         2
August 25, 2013 .............     41        24         7         3         1
August 25, 2014 .............     34        18         4         2         1
August 25, 2015 .............     26        13         3         1         *
August 25, 2016 .............     17         8         2         1         *
August 25, 2017 .............      8         4         1         *         *
August 25, 2018 .............      0         0         0         0         0
August 25, 2019 .............      0         0         0         0         0
August 25, 2020 .............      0         0         0         0         0
August 25, 2021 .............      0         0         0         0         0
August 25, 2022 .............      0         0         0         0         0
August 25, 2023 .............      0         0         0         0         0
August 25, 2024 .............      0         0         0         0         0
August 25, 2025 .............      0         0         0         0         0
August 25, 2026 .............      0         0         0         0         0
August 25, 2027 .............      0         0         0         0         0
August 25, 2028 .............      0         0         0         0         0
August 25, 2029 .............      0         0         0         0         0
August 25, 2030 .............      0         0         0         0         0
August 25, 2031 .............      0         0         0         0         0
August 25, 2032 .............      0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............      8.40      6.57      4.36      3.70      3.20

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class
                                                     3-A-7                                          CLASS 3-A-4
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial                          100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............     98        96        92        90        88        100       100       100       100       100
August 25, 2005 .............     96        89        75        68        62        100       100       100       100       100
August 25, 2006 .............     94        80        54        42        31        100       100       100       100       100
August 25, 2007 .............     92        71        36        22        10        100       100       100       100       100
August 25, 2008 .............     90        63        22         7         0        100       100       100       100        65
August 25, 2009 .............     88        56        12         0         0        100       100       100        80         7
August 25, 2010 .............     86        49         4         0         0        100       100       100        34         0
August 25, 2011 .............     84        43         0         0         0        100       100        85         6         0
August 25, 2012 .............     81        38         0         0         0        100       100        57         0         0
August 25, 2013 .............     79        33         0         0         0        100       100        37         0         0
August 25, 2014 .............     76        28         0         0         0        100       100        21         0         0
August 25, 2015 .............     73        24         0         0         0        100       100         8         0         0
August 25, 2016 .............     70        20         0         0         0        100       100         0         0         0
August 25, 2017 .............     67        16         0         0         0        100       100         0         0         0
August 25, 2018 .............     64        13         0         0         0        100       100         0         0         0
August 25, 2019 .............     60        10         0         0         0        100       100         0         0         0
August 25, 2020 .............     56         7         0         0         0        100       100         0         0         0
August 25, 2021 .............     52         4         0         0         0        100       100         0         0         0
August 25, 2022 .............     48         1         0         0         0        100       100         0         0         0
August 25, 2023 .............     43         0         0         0         0        100        89         0         0         0
August 25, 2024 .............     38         0         0         0         0        100        73         0         0         0
August 25, 2025 .............     33         0         0         0         0        100        57         0         0         0
August 25, 2026 .............     28         0         0         0         0        100        43         0         0         0
August 25, 2027 .............     22         0         0         0         0        100        29         0         0         0
August 25, 2028 .............     16         0         0         0         0        100        17         0         0         0
August 25, 2029 .............     10         0         0         0         0        100         5         0         0         0
August 25, 2030 .............      3         0         0         0         0        100         0         0         0         0
August 25, 2031 .............      0         0         0         0         0         68         0         0         0         0
August 25, 2032 .............      0         0         0         0         0         15         0         0         0         0
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............     17.02      7.95      3.47      2.82      2.43      28.37     22.67      9.62      6.76      5.31


                                         CLASS 3-A-5 AND CLASS 3-A-6
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial                          100%      100%      100%      100%      100%
August 25, 2004 .............    100       100       100       100       100
August 25, 2005 .............    100       100       100       100       100
August 25, 2006 .............    100       100       100       100       100
August 25, 2007 .............     99        99        99        99        99
August 25, 2008 .............     98        98        98        98        98
August 25, 2009 .............     96        96        96        96        96
August 25, 2010 .............     95        95        95        95        41
August 25, 2011 .............     94        94        94        94         9
August 25, 2012 .............     93        93        93        71         0
August 25, 2013 .............     92        92        92        53         0
August 25, 2014 .............     90        90        90        39         0
August 25, 2015 .............     89        89        89        29         0
August 25, 2016 .............     88        88        83        21         0
August 25, 2017 .............     87        87        66        15         0
August 25, 2018 .............     86        86        52        11         0
August 25, 2019 .............     84        84        41         8         0
August 25, 2020 .............     83        83        32         6         0
August 25, 2021 .............     82        82        25         4         0
August 25, 2022 .............     81        81        19         3         0
August 25, 2023 .............     80        80        14         2         0
August 25, 2024 .............     78        78        11         2         0
August 25, 2025 .............     77        77         8         1         0
August 25, 2026 .............     76        76         6         1         0
August 25, 2027 .............     75        75         4         *         0
August 25, 2028 .............     74        74         3         *         0
August 25, 2029 .............     72        72         2         *         0
August 25, 2030 .............     71        59         1         *         0
August 25, 2031 .............     70        37         1         *         0
August 25, 2032 .............     69        16         *         *         0
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     25.36     24.36     15.68     11.05      6.97

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS 3-A-8 AND CLASS 3-A-9                               CLASS 3-A-10
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............     98        96        91        89        87         97        94        88        85        82
August 25, 2005 .............     96        88        72        65        58         95        84        64        54        44
August 25, 2006 .............     94        78        49        36        24         92        71        33        16         0
August 25, 2007 .............     92        68        29        14         *         89        58         7         0         0
August 25, 2008 .............     89        59        13         0         0         86        46         0         0         0
August 25, 2009 .............     87        51         2         0         0         83        35         0         0         0
August 25, 2010 .............     85        44         0         0         0         80        26         0         0         0
August 25, 2011 .............     82        37         0         0         0         76        17         0         0         0
August 25, 2012 .............     79        31         0         0         0         73         9         0         0         0
August 25, 2013 .............     77        26         0         0         0         69         2         0         0         0
August 25, 2014 .............     74        21         0         0         0         65         0         0         0         0
August 25, 2015 .............     70        16         0         0         0         61         0         0         0         0
August 25, 2016 .............     67        12         0         0         0         56         0         0         0         0
August 25, 2017 .............     63         8         0         0         0         52         0         0         0         0
August 25, 2018 .............     60         4         0         0         0         47         0         0         0         0
August 25, 2019 .............     56         0         0         0         0         41         0         0         0         0
August 25, 2020 .............     51         0         0         0         0         36         0         0         0         0
August 25, 2021 .............     47         0         0         0         0         30         0         0         0         0
August 25, 2022 .............     42         0         0         0         0         24         0         0         0         0
August 25, 2023 .............     37         0         0         0         0         17         0         0         0         0
August 25, 2024 .............     32         0         0         0         0         10         0         0         0         0
August 25, 2025 .............     26         0         0         0         0          2         0         0         0         0
August 25, 2026 .............     20         0         0         0         0          0         0         0         0         0
August 25, 2027 .............     14         0         0         0         0          0         0         0         0         0
August 25, 2028 .............      7         0         0         0         0          0         0         0         0         0
August 25, 2029 .............      0         0         0         0         0          0         0         0         0         0
August 25, 2030 .............      0         0         0         0         0          0         0         0         0         0
August 25, 2031 .............      0         0         0         0         0          0         0         0         0         0
August 25, 2032 .............      0         0         0         0         0          0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............     15.98      6.91      3.11      2.57      2.23      13.32      4.95      2.44      2.06      1.82

                                                 CLASS 3-A-11
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............    100       100       100       100       100
August 25, 2005 .............    100       100       100       100       100
August 25, 2006 .............    100       100       100       100       100
August 25, 2007 .............    100       100       100        74        40
August 25, 2008 .............    100       100        73        28         0
August 25, 2009 .............    100       100        45         0         0
August 25, 2010 .............    100       100        15         0         0
August 25, 2011 .............    100       100         0         0         0
August 25, 2012 .............    100       100         0         0         0
August 25, 2013 .............    100       100         0         0         0
August 25, 2014 .............    100        91         0         0         0
August 25, 2015 .............    100        80         0         0         0
August 25, 2016 .............    100        69         0         0         0
August 25, 2017 .............    100        58         0         0         0
August 25, 2018 .............    100        49         0         0         0
August 25, 2019 .............    100        40         0         0         0
August 25, 2020 .............    100        27         0         0         0
August 25, 2021 .............    100        15         0         0         0
August 25, 2022 .............    100         4         0         0         0
August 25, 2023 .............    100         0         0         0         0
August 25, 2024 .............    100         0         0         0         0
August 25, 2025 .............    100         0         0         0         0
August 25, 2026 .............     90         0         0         0         0
August 25, 2027 .............     74         0         0         0         0
August 25, 2028 .............     57         0         0         0         0
August 25, 2029 .............     39         0         0         0         0
August 25, 2030 .............     11         0         0         0         0
August 25, 2031 .............      0         0         0         0         0
August 25, 2032 .............      0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     25.23     14.86      5.87      4.57      3.84

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS 3-A-12 AND CLASS 3-A-13                      CLASS 4-A-1 AND CLASS 4-A-2
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............    100       100       100       100       100         95        94        91        90        88
August 25, 2005 .............    100       100       100       100       100         91        86        76        71        67
August 25, 2006 .............    100       100       100       100       100         86        76        59        51        44
August 25, 2007 .............    100       100       100       100       100         80        67        45        36        28
August 25, 2008 .............    100       100       100       100       100         75        58        34        25        18
August 25, 2009 .............     98        96        92        90        88         69        50        25        17        11
August 25, 2010 .............     96        92        84        79        75         63        43        19        12         7
August 25, 2011 .............     94        87        73        66        59         56        36        14         8         4
August 25, 2012 .............     92        81        61        52        43         49        30        10         5         2
August 25, 2013 .............     89        74        48        38        29         42        24         7         3         1
August 25, 2014 .............     87        67        39        28        20         34        18         5         2         1
August 25, 2015 .............     84        61        31        21        14         26        13         3         1         *
August 25, 2016 .............     81        56        24        15         9         18         8         2         1         *
August 25, 2017 .............     79        51        19        11         6          9         4         1         *         *
August 25, 2018 .............     75        46        15         8         4          0         0         0         0         0
August 25, 2019 .............     72        41        12         6         3          0         0         0         0         0
August 25, 2020 .............     69        37         9         4         2          0         0         0         0         0
August 25, 2021 .............     65        33         7         3         1          0         0         0         0         0
August 25, 2022 .............     61        29         6         2         1          0         0         0         0         0
August 25, 2023 .............     57        25         4         2         1          0         0         0         0         0
August 25, 2024 .............     52        22         3         1         *          0         0         0         0         0
August 25, 2025 .............     48        19         2         1         *          0         0         0         0         0
August 25, 2026 .............     43        16         2         1         *          0         0         0         0         0
August 25, 2027 .............     37        13         1         *         *          0         0         0         0         0
August 25, 2028 .............     32        10         1         *         *          0         0         0         0         0
August 25, 2029 .............     26         8         1         *         *          0         0         0         0         0
August 25, 2030 .............     20         6         *         *         *          0         0         0         0         0
August 25, 2031 .............     13         4         *         *         *          0         0         0         0         0
August 25, 2032 .............      6         2         *         *         *          0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............     20.29     15.26     10.86      9.81      9.07       8.46      6.62      4.41      3.74      3.25

                                         CLASS 5-A-1 AND CLASS 5-A-2
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............     97        96        93        91        89
August 25, 2005 .............     94        89        79        73        69
August 25, 2006 .............     91        81        62        53        45
August 25, 2007 .............     88        73        48        37        29
August 25, 2008 .............     84        65        36        26        18
August 25, 2009 .............     81        58        28        18        11
August 25, 2010 .............     77        52        21        12         6
August 25, 2011 .............     73        46        16         9         4
August 25, 2012 .............     68        41        12         6         2
August 25, 2013 .............     64        36         9         4         2
August 25, 2014 .............     59        31         7         3         1
August 25, 2015 .............     54        27         5         2         1
August 25, 2016 .............     48        22         4         1         *
August 25, 2017 .............     42        18         3         1         *
August 25, 2018 .............     36        15         2         1         *
August 25, 2019 .............     30        11         1         *         *
August 25, 2020 .............     23         8         1         *         *
August 25, 2021 .............     15         5         *         *         *
August 25, 2022 .............      8         2         *         *         *
August 25, 2023 .............      0         0         0         0         0
August 25, 2024 .............      0         0         0         0         0
August 25, 2025 .............      0         0         0         0         0
August 25, 2026 .............      0         0         0         0         0
August 25, 2027 .............      0         0         0         0         0
August 25, 2028 .............      0         0         0         0         0
August 25, 2029 .............      0         0         0         0         0
August 25, 2030 .............      0         0         0         0         0
August 25, 2031 .............      0         0         0         0         0
August 25, 2032 .............      0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     11.84      8.30      4.81      3.92      3.29

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                  CLASS 6-A-1                                       CLASS 7-A-1
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............     99        97        94        92        90         92        90        87        86        84
August 25, 2005 .............     97        92        81        75        70         84        79        69        65        60
August 25, 2006 .............     96        85        65        56        48         75        66        51        44        37
August 25, 2007 .............     95        78        52        41        32         66        54        36        29        22
August 25, 2008 .............     93        72        42        30        22         56        43        25        18        13
August 25, 2009 .............     91        67        33        22        14         45        33        16        11         7
August 25, 2010 .............     90        61        26        16        10         34        24        10         6         4
August 25, 2011 .............     88        56        21        12         6         23        15         6         3         2
August 25, 2012 .............     86        52        17         9         4         11         6         2         1         1
August 25, 2013 .............     84        48        14         7         3          0         0         0         0         0
August 25, 2014 .............     81        43        11         5         2          0         0         0         0         0
August 25, 2015 .............     79        40         9         4         1          0         0         0         0         0
August 25, 2016 .............     76        36         7         3         1          0         0         0         0         0
August 25, 2017 .............     74        33         5         2         1          0         0         0         0         0
August 25, 2018 .............     71        30         4         1         *          0         0         0         0         0
August 25, 2019 .............     68        27         3         1         *          0         0         0         0         0
August 25, 2020 .............     64        24         3         1         *          0         0         0         0         0
August 25, 2021 .............     61        21         2         1         *          0         0         0         0         0
August 25, 2022 .............     57        19         2         *         *          0         0         0         0         0
August 25, 2023 .............     53        16         1         *         *          0         0         0         0         0
August 25, 2024 .............     49        14         1         *         *          0         0         0         0         0
August 25, 2025 .............     45        12         1         *         *          0         0         0         0         0
August 25, 2026 .............     40        10         *         *         *          0         0         0         0         0
August 25, 2027 .............     35         8         *         *         *          0         0         0         0         0
August 25, 2028 .............     30         7         *         *         *          0         0         0         0         0
August 25, 2029 .............     25         5         *         *         *          0         0         0         0         0
August 25, 2030 .............     19         4         *         *         *          0         0         0         0         0
August 25, 2031 .............     12         2         *         *         *          0         0         0         0         0
August 25, 2032 .............      6         1         *         *         *          0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............     19.17     11.14      5.47      4.33      3.59       5.38      4.64      3.55      3.15      2.83

                                                 CLASS 8-A-1
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............     99        97        94        93        91
August 25, 2005 .............     97        92        82        77        72
August 25, 2006 .............     96        85        66        58        50
August 25, 2007 .............     94        79        53        43        34
August 25, 2008 .............     93        73        43        32        23
August 25, 2009 .............     91        67        34        24        16
August 25, 2010 .............     89        62        27        17        11
August 25, 2011 .............     87        57        22        13         7
August 25, 2012 .............     85        52        18         9         5
August 25, 2013 .............     83        48        14         7         3
August 25, 2014 .............     81        44        11         5         2
August 25, 2015 .............     78        40         9         4         2
August 25, 2016 .............     76        36         7         3         1
August 25, 2017 .............     73        33         6         2         1
August 25, 2018 .............     70        29         4         2         *
August 25, 2019 .............     67        26         3         1         *
August 25, 2020 .............     64        24         3         1         *
August 25, 2021 .............     60        21         2         1         *
August 25, 2022 .............     56        19         2         *         *
August 25, 2023 .............     53        16         1         *         *
August 25, 2024 .............     49        14         1         *         *
August 25, 2025 .............     44        12         1         *         *
August 25, 2026 .............     40        10         1         *         *
August 25, 2027 .............     35         8         *         *         *
August 25, 2028 .............     30         7         *         *         *
August 25, 2029 .............     24         5         *         *         *
August 25, 2030 .............     18         4         *         *         *
August 25, 2031 .............     12         2         *         *         *
August 25, 2032 .............      6         1         *         *         *
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     19.01     11.16      5.57      4.44      3.71

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                 CLASS PP-A-X                                       CLASS 15-A-X
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............     99        97        94        92        90         95        94        90        89        87
August 25, 2005 .............     97        92        81        76        71         90        85        75        70        66
August 25, 2006 .............     96        85        66        57        49         85        75        58        51        44
August 25, 2007 .............     95        79        53        43        34         79        66        45        36        29
August 25, 2008 .............     93        73        43        32        23         74        58        34        25        19
August 25, 2009 .............     91        67        35        24        16         67        50        25        18        12
August 25, 2010 .............     90        62        28        18        11         61        42        19        12         8
August 25, 2011 .............     88        57        22        13         8         54        35        14         8         5
August 25, 2012 .............     86        53        18        10         5         47        29        10         5         3
August 25, 2013 .............     84        48        14         7         4         39        23         7         3         2
August 25, 2014 .............     82        44        11         5         2         32        17         4         2         1
August 25, 2015 .............     79        40         9         4         2         24        12         3         1         1
August 25, 2016 .............     77        37         7         3         1         16         8         2         1         *
August 25, 2017 .............     74        33         6         2         1          8         3         1         *         *
August 25, 2018 .............     71        30         4         2         1          0         0         0         0         0
August 25, 2019 .............     68        27         4         1         *          0         0         0         0         0
August 25, 2020 .............     65        24         3         1         *          0         0         0         0         0
August 25, 2021 .............     61        22         2         1         *          0         0         0         0         0
August 25, 2022 .............     58        19         2         *         *          0         0         0         0         0
August 25, 2023 .............     54        17         1         *         *          0         0         0         0         0
August 25, 2024 .............     50        14         1         *         *          0         0         0         0         0
August 25, 2025 .............     45        12         1         *         *          0         0         0         0         0
August 25, 2026 .............     41        10         1         *         *          0         0         0         0         0
August 25, 2027 .............     36         9         *         *         *          0         0         0         0         0
August 25, 2028 .............     30         7         *         *         *          0         0         0         0         0
August 25, 2029 .............     25         5         *         *         *          0         0         0         0         0
August 25, 2030 .............     19         4         *         *         *          0         0         0         0         0
August 25, 2031 .............     13         2         *         *         *          0         0         0         0         0
August 25, 2032 .............      6         1         *         *         *          0         0         0         0         0
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............     19.24     11.25      5.59      4.45      3.71       8.25      6.50      4.39      3.75      3.27

                                                 CLASS 30-A-X
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............     99        97        94        93        91
August 25, 2005 .............     97        92        82        77        72
August 25, 2006 .............     96        85        66        58        50
August 25, 2007 .............     94        79        54        43        35
August 25, 2008 .............     92        73        43        32        24
August 25, 2009 .............     90        67        35        24        16
August 25, 2010 .............     88        61        28        18        11
August 25, 2011 .............     86        56        22        13         8
August 25, 2012 .............     84        52        18        10         5
August 25, 2013 .............     82        47        14         7         4
August 25, 2014 .............     79        43        11         5         2
August 25, 2015 .............     77        39         9         4         2
August 25, 2016 .............     74        35         7         3         1
August 25, 2017 .............     71        32         6         2         1
August 25, 2018 .............     68        29         4         2         *
August 25, 2019 .............     64        26         3         1         *
August 25, 2020 .............     61        23         3         1         *
August 25, 2021 .............     57        20         2         1         *
August 25, 2022 .............     53        18         2         *         *
August 25, 2023 .............     49        15         1         *         *
August 25, 2024 .............     45        13         1         *         *
August 25, 2025 .............     41        11         1         *         *
August 25, 2026 .............     37        10         *         *         *
August 25, 2027 .............     32         8         *         *         *
August 25, 2028 .............     28         6         *         *         *
August 25, 2029 .............     22         5         *         *         *
August 25, 2030 .............     17         3         *         *         *
August 25, 2031 .............     11         2         *         *         *
August 25, 2032 .............      5         1         *         *         *
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     18.52     11.01      5.59      4.48      3.76

-------------------------
* Less than 0.5%, but greater than zero.

     PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                  CLASS 15-PO                                       CLASS 30-PO
                                ----------------------------------------------     ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION               PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------     ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%        0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------     ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%       100%      100%      100%      100%      100%
August 25, 2004 .............     95        94        91        89        88         99        97        94        93        91
August 25, 2005 .............     90        85        76        72        67         97        92        82        77        72
August 25, 2006 .............     85        76        59        52        45         96        85        67        58        50
August 25, 2007 .............     80        67        45        37        29         94        79        54        43        35
August 25, 2008 .............     74        58        35        26        19         92        73        43        32        24
August 25, 2009 .............     68        50        26        18        12         91        67        35        24        16
August 25, 2010 .............     62        43        19        12         8         89        62        28        18        11
August 25, 2011 .............     55        36        14         8         5         87        57        22        13         8
August 25, 2012 .............     48        30        10         6         3         85        52        18        10         5
August 25, 2013 .............     41        24         7         4         2         82        48        14         7         4
August 25, 2014 .............     33        18         5         2         1         80        43        11         5         2
August 25, 2015 .............     25        13         3         1         1         77        40         9         4         2
August 25, 2016 .............     17         8         2         1         *         75        36         7         3         1
August 25, 2017 .............      8         4         1         *         *         72        33         6         2         1
August 25, 2018 .............      0         0         0         0         0         69        29         4         2         1
August 25, 2019 .............      0         0         0         0         0         66        26         3         1         *
August 25, 2020 .............      0         0         0         0         0         63        23         3         1         *
August 25, 2021 .............      0         0         0         0         0         59        21         2         1         *
August 25, 2022 .............      0         0         0         0         0         56        18         2         *         *
August 25, 2023 .............      0         0         0         0         0         52        16         1         *         *
August 25, 2024 .............      0         0         0         0         0         48        14         1         *         *
August 25, 2025 .............      0         0         0         0         0         43        12         1         *         *
August 25, 2026 .............      0         0         0         0         0         39        10         1         *         *
August 25, 2027 .............      0         0         0         0         0         34         8         *         *         *
August 25, 2028 .............      0         0         0         0         0         29         7         *         *         *
August 25, 2029 .............      0         0         0         0         0         24         5         *         *         *
August 25, 2030 .............      0         0         0         0         0         18         4         *         *         *
August 25, 2031 .............      0         0         0         0         0         12         2         *         *         *
August 25, 2032 .............      0         0         0         0         0          6         1         *         *         *
August 25, 2033 .............      0         0         0         0         0          0         0         0         0         0
Weighted Average Life
   (in years) ...............      8.34      6.58      4.45      3.81      3.33      18.86     11.13      5.61      4.49      3.77

                                      CLASS B-1, CLASS B-2 AND CLASS B-3
                                ----------------------------------------------
                                     PERCENTAGES OF PREPAYMENT ASSUMPTION
                                ----------------------------------------------
      DISTRIBUTION DATE           0%       100%      300%      400%      500%
-----------------------------   ------    ------    ------    ------    ------
Initial .....................    100%      100%      100%      100%      100%
August 25, 2004 .............     98        98        98        98        98
August 25, 2005 .............     95        95        95        95        95
August 25, 2006 .............     93        93        93        93        93
August 25, 2007 .............     90        90        90        90        90
August 25, 2008 .............     87        87        87        87        87
August 25, 2009 .............     84        82        79        77        76
August 25, 2010 .............     81        77        70        67        63
August 25, 2011 .............     77        71        60        54        49
August 25, 2012 .............     74        65        49        42        35
August 25, 2013 .............     70        58        38        30        23
August 25, 2014 .............     66        51        29        22        15
August 25, 2015 .............     62        45        23        15        10
August 25, 2016 .............     58        40        17        11         7
August 25, 2017 .............     54        34        13         8         4
August 25, 2018 .............     49        30        10         5         3
August 25, 2019 .............     47        27         8         4         2
August 25, 2020 .............     44        23         6         3         1
August 25, 2021 .............     41        21         5         2         1
August 25, 2022 .............     38        18         3         1         1
August 25, 2023 .............     35        15         3         1         *
August 25, 2024 .............     32        13         2         1         *
August 25, 2025 .............     29        11         1         *         *
August 25, 2026 .............     26        10         1         *         *
August 25, 2027 .............     23         8         1         *         *
August 25, 2028 .............     20         6         1         *         *
August 25, 2029 .............     16         5         *         *         *
August 25, 2030 .............     12         3         *         *         *
August 25, 2031 .............      8         2         *         *         *
August 25, 2032 .............      4         1         *         *         *
August 25, 2033 .............      0         0         0         0         0
Weighted Average Life
   (in years) ...............     15.64     12.34      9.33      8.57      8.04

-------------------------
* Less than 0.5%, but greater than zero.

     The above tables have been prepared based on the enumerated modeling assumptions and should be read in conjunction with these modeling assumptions. The modeling assumptions include the characteristics and performance of the assumed loans which may differ from the actual characteristics and performance of the Loans.

YIELD ON THE RESIDUAL CERTIFICATES

     The after-tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates. If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. ACCORDINGLY, THE AFTER-TAX RATE OF RETURN ON THE RESIDUAL CERTIFICATES MAY BE NEGATIVE OR MAY BE OTHERWISE SIGNIFICANTLY ADVERSELY AFFECTED. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Loans. If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement, among the depositor, the transferor, the master servicer, the custodians and the trustee. The Pooling and Servicing Agreement requires the master servicer to enforce the servicers' obligations to service the Loans pursuant to the related Servicing Agreements. The trust created under the Pooling and Servicing Agreement will consist generally of:

          (1) all of the depositor's right, title and interest in the Loans, the related Mortgage Notes, mortgages and other related documents;

          (2) all payments on or collections in respect of the Loans due after the Cut-Off Date, together with any proceeds thereof;

          (3) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from those properties; and

          (4) the Policy with respect to the Class 3-A-5 certificates only.

     The certificates will be transferable and exchangeable at the corporate trust office of the trustee.

ASSIGNMENT OF THE LOANS

     On the closing date the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related Mortgage Notes, mortgages and other related documents, including all scheduled payments with respect to each Loan due after the Cut-Off Date and all unscheduled payments with respect to each Loan received after the Cut-Off Date. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-Off Date, its Mortgage Interest Rate as well as other information.

     The Pooling and Servicing Agreement will require that, on or prior to the closing date, the depositor will deliver or cause to be delivered to the applicable custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank (or in the case of permanently lost or destroyed Mortgage Notes, lost note affidavits), the mortgages and other related documents.

     Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee's interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under "Ratings" in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trust to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date.

     (A) the information set forth in the mortgage loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the mortgage loan schedule;

     (B) immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

     (C) the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended;

     (D) the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (E) each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including without limitation, all applicable predatory and abusive lending laws;

     (F) none of the mortgage loans are "High Cost" as such term is defined in the Home Ownership and Equity Protection Act of 1994 or a reasonably equivalent provision as defined by other applicable predatory and abusive lending laws;

     (G) no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and

     (H) the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

     Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents (determined without regard to the Policy), the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price. The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trustee for deposit into the Distribution Account in the month after the purchase obligation arises. The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

     In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy. Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

     If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon. Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the prospectus.

     As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a "Servicing Account") into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements. Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies. Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer, or the trustee, in the case of Washington Mutual Mortgage Securities Corp., on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at or at any time after the termination of the applicable Servicing Agreements.

     The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

     Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below). Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause typically provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and
(ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account. The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED LOANS

     Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

     Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

SERVICING AND MASTER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account and the Distribution Account and, with respect to 4.44% of the Loans (by Cut-Off Date Pool Balance for all of the Loan Groups), an additional fee (the "Master Servicing Fee") equal to 0.03% per annum (the "Master Servicing Fee Rate" for such Loans), in each case multiplied by the Scheduled Principal Balance of those Loans as of the due date in the month preceding the month in which the related Distribution Date occurs. Each of the servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs. The "Servicing Fee Rate" for each Loan will be between 0.250% and 0.300% and the weighted average servicing fee rate will be approximately 0.258%. However, Prepayment Interest Shortfalls on the Loans for any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

     In addition to the primary compensation described above, the applicable servicer will generally retain all prepayment charges and penalties, if any (and to the extent not retained by the applicable servicer, prepayment charges and penalties will be retained by the transferor), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

     The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

PROTECTED ACCOUNTS

     Each servicer will be required to establish and maintain one or more accounts (the "Protected Accounts") into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer's own funds (less the applicable Servicing
Fee). All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies. The Protected Account established and maintained by Washington Mutual Mortgage Securities Corp. may be commingled with similar investment accounts maintained by such servicer.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

 The master servicer will be required to establish and maintain an account
(the "Collection Account") into which it will deposit amounts received from each servicer (other than Washington Mutual Mortgage Securities Corp.) and advances (to the extent required to make advances) made from the master servicer's own funds. The Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies. The master servicer will be required to deposit in the Collection Account, as received, the following amounts:

     (A) With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

          (1) all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

          (2) all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

          (3) all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer's normal servicing procedures;

          (4) any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

          (5) any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

          (6) all proceeds of a primary mortgage guaranty insurance policy;

          (7) the net monthly rental income from the REO Properties; plus

     (B) Advance amounts;

     (C) any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

     (D) Compensating Interest payments.

     On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trustee for deposit in the Distribution Account the Available Funds for such Distribution Date.

     The trustee will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders and MBIA, an account (the "Distribution Account"), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account and amounts remitted to the trustee by Washington Mutual Mortgage Securities Corp., for distribution to certificateholders and MBIA on a Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement. The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement. Amounts on deposit in the Distribution Account may be invested for the benefit and in accordance with the written direction of the master servicer in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates (such determination to be made without regard to the Policy) or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement. The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

     The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or by reason of reckless disregard of the master servicer's obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

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     The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

     The Pooling and Servicing Agreement will provide that the master servicer, the depositor, the transferor and any director, officer, employee or agent of the master servicer, the depositor or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense that is an "unanticipated expense" within the meaning of the REMIC provisions of the Code, incurred by the master servicer, the depositor or the transferor in connection with the performance of their respective duties and obligations and exercise of rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement. The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

EVENTS OF SERVICING TERMINATION

     An Event of Servicing Termination with respect to the master servicer under the Pooling and Servicing Agreement will consist of (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders (without regard to the Policy), and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

     In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, and (i) at the written

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direction of the holders of certificates aggregating ownership of not less than
25% of the voting rights described below under "--Voting Rights" or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies and MBIA, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof. Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

     Upon the receipt by the master servicer of a notice of termination or an opinion of counsel delivered to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer. As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

     Under each Servicing Agreement, an event of default by a servicer will generally occur if: (a) the servicer fails to remit to the master servicer or the trustee, as applicable, any payment

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required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

     In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

ADVANCES

     If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer (or to the trustee in the case of Washington Mutual Mortgage Securities Corp.) on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the days specified in the Servicing Agreement, would constitute an event of default under the related Servicing Agreement. Such event of default will then obligate the master servicer to advance, subject to a recoverability determination, such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under "--Events of Servicing Termination" above. The trustee, as successor master servicer, will be required to make an advance which the master servicer was required to make but failed to so make.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the earlier to occur of:

          (1) the later of (a) the final payment or other liquidation of the last Loan included in the trust and (b) the distribution of all amounts required to be distributed to certificateholders and MBIA under the Pooling and Servicing Agreement; and

          (2) the exercise by the master servicer of its right to terminate the trust as described below.

     Written notice of termination will be given to holders of certificates and MBIA, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the trustee designated in the notice.

     The master servicer will have the right to purchase all of the Loans and REO Properties in the trust and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate scheduled principal balance of the Loans and REO Properties is less than 5% of the aggregate scheduled principal balance of the Loans as of the Cut-Off Date. In the event that the option is exercised, the purchase will be made at a price equal to the sum of (i) 100% of the unpaid principal balance of each Loan (other than Loans for which the related Mortgaged Property is an REO Property) plus accrued and unpaid interest for that Loan at the applicable Net Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property selected by the master servicer at the expense of the master servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate. Proceeds from the purchase will be included in Available Funds and will be distributed to the holders of the certificates and MBIA in accordance with the Pooling and Servicing Agreement. Any purchase of Loans and REO Properties will result in the early retirement of the certificates.

VOTING RIGHTS

     With respect to any date of determination, the percentage of all the voting rights allocated among holders of the offered certificates (other than the Interest Only Certificates) will be 99% and will be allocated among the classes of those offered certificates in the proportion that the aggregate Certificate Principal Balance of a class then outstanding bears to the aggregate Certificate Principal Balance of all certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding certificate balances, or percentage interest, of those certificates.

     Pursuant to the Pooling and Servicing Agreement, so long as an event of default has not occurred and is not continuing under the Policy, MBIA will be entitled to exercise the voting, consent, directing and other control rights of the holders of the Class 3-A-5 certificates without consent of such holders, and the holders of the Class 3-A-5 Certificates may exercise such voting, consent, directing and other control rights only with the prior written consent of MBIA.

AMENDMENT

 The Pooling and Servicing Agreement may be amended by all of the parties to it (and with respect to any amendments affecting the rights or obligations of MBIA, with the consent of MBIA) without the consent of the holders of the certificates, for any of the following purposes:

     (1) to cure any ambiguity or mistake;

     (2) to correct or supplement any provisions which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement;

     (3) to add to the duties of the depositor, the transferor, the trustee, or the master servicer;

     (4) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

     (5) to modify, alter, amend or add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement.

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     However, any of the actions listed in clauses (4) and (5) above may not adversely affect in any material respect the interests of any certificateholder (determined without regard to the Policy), as evidenced by:

          (1) notice from the Rating Agencies that the action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates (determined without regard to the Policy); or

          (2) an opinion of counsel delivered to the trustee.

     In addition, the Pooling and Servicing Agreement may be amended by all of the parties to it with the consent of the holders of a majority in interest of each class of certificates affected by the amendment and of MBIA for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates. However, no amendment of this type may:

          (1) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of those certificates;

          (2) adversely affect in any material respect the interests of the holders of any class of certificates (determined without regard to the Policy) in a manner other than as described in clause (1) above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

          (3) reduce the percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to an amendment, without the consent of the holders of all certificates then outstanding.

THE TRUSTEE

     Wachovia Bank, National Association, a national banking association, will act as trustee for the certificates pursuant to the Pooling and Servicing Agreement. The trustee's offices for notices under the Pooling and Servicing Agreement are located at 401 South Tryon Street, 12th Floor, NC 1179, Charlotte, North Carolina 28288-1179, and its telephone number is (704) 715-3827. The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense: (i) that is an "unanticipated expense" within the meaning of the REMIC provisions of the Code,
(ii) that is incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the Pooling and Servicing Agreement, (iii) that is incurred by reason of any action of the trustee taken at the direction of the holders of the certificates or (iv) that results from any error in any tax or information return prepared by the master servicer. The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, special counsel to the depositor.

     Elections will be made to treat the trust as multiple separate REMICs (the "Upper-Tier REMIC" and one or more "Lower-Tier REMICs") for federal income tax purposes. The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement. The Regular Certificates will be designated as "regular interests" in the Upper-Tier REMIC. The Class A-R certificates will represent ownership of the sole class of "residual interest" issued by the Upper-Tier REMIC and by each Lower-Tier REMIC.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. The Class 3-A-6, Class 15-PO and Class 30-PO certificates will be issued with original issue discount in an amount equal to the excess of their initial Certificate Principal Balance over their issue price. Although the tax treatment is not entirely certain with respect to each class of Interest Only Certificates, each class of Interest Only Certificates will be treated as having original issue discount equal to the excess of all expected payments of principal and interest on such class over the issue price of such class. A holder of a class of Interest Only Certificates may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the holders of such class would be entitled if there were no further prepayments of the Loans, but such treatment is unclear. Certain other classes of Regular Certificates may, be issued with original issue discount in an amount equal to the excess of their initial respective Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the closing date) depending on their issue price. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 300% SPA. No representation is made as to the actual rate at which the Loans will prepay. See "Federal Income Tax Consequences--REMICs--General-- Characterization of Investments in REMIC Securities" in the accompanying prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Subordinate Certificate, accrued income may exceed cash distributions as a result of

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the preferential right of classes of related Senior Certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of Subordinate Certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities" in the accompanying prospectus.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE RESIDUAL CERTIFICATES' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trustee with an affidavit as described in this prospectus supplement under "Description of the Offered Certificates-- Restrictions on Transfer of the Residual Certificates." See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income," and "--Tax-Related Restrictions on Transfer of Residual Securities" and "--Noneconomic Residual Interests" in the accompanying prospectus.

     An individual, trust or estate that holds a Residual Certificate (whether certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class A-R certificates in respect of the residual interest in the Lower-Tier REMIC that holds the Loans. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in this prospectus supplement under "Description of the Offered Certificates--Restrictions on Transfer of the Residual Certificates" and under "Federal Income Tax Consequences--REMICs-Taxation of Owners of Residual Securities--Noneconomic Residual Interests" in

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the prospectus, are unclear. Any transferee receiving consideration with respect to a Residual Certificates should consult its tax advisors.

     DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE RESIDUAL CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE RESIDUAL CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

     Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities" in the prospectus.

REMIC TAXES AND REPORTING

 It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the trust, such tax will be borne:

          (1) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

          (2) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

          (3) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the master servicer. See "Federal Income Tax Consequences--REMICs--Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

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                              ERISA CONSIDERATIONS

     Any plan fiduciary that proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

     Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans in the trust, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

     For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Class A-R certificates, and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such plan. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     The rating of a security may change. If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Class A-R certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Class A-R certificates by a plan or by individual retirement accounts or other plans subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R certificates and any certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the trustee unless the trustee receives the following:

     o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of a plan or arrangement or using the assets of a plan or arrangement to effect the transfer;

     o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

     o an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or
          Section 4975 of the Code and will not subject the trustee, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by S&P, Fitch Ratings or another nationally recognized statistical rating organization.

     The Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


     Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and standards of these agencies before purchasing any of the offered certificates:

          (1) the Office of the Comptroller of the Currency;

          (2) the Board of Governors of the Federal Reserve System;

          (3) the Federal Deposit Insurance Corporation;

          (4) the Office of Thrift Supervision;

          (5) the National Credit Union Administration; or

          (6) state banking, insurance or other regulatory authorities.

     The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and standards and certain restrictions may apply to those investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates.

     The depositor has been advised by the underwriter that it proposes to offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. The underwriter has advised the depositor that Edward D. Jones

& Co., L.P., as dealer, proposes to offer the Class 3-A-5 certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale.

     There is currently no secondary market for the offered certificates. We cannot assure you that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Warburg Real Estate Securities Inc.

     Each of Mortgage Asset Securitization Transactions, Inc. and UBS Warburg Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

                                     RATINGS

     It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth on the table beginning on page S-5 of this prospectus supplement.

     The ratings will be the views only of the rating agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

     A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The ratings on the Class 3-A-5 certificates are without regard to the Policy.

     The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on mortgage loans by certificateholders under the agreements pursuant to which the certificates are issued. The ratings of the rating agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by the rating agencies to the Interest Only Certificates do not address whether investors will recoup their initial investment. The ratings assigned by the rating agencies to the principal only certificates only addresses the return of their class certificate balance. The rating assigned by S&P and Fitch Ratings to the Class A-R certificates only addresses the return of its class certificate balance and interest thereon at its pass-through rate.

     The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Fitch Ratings, there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by S&P and Fitch Ratings.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

                                     EXPERTS

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

     "ACCRUED CERTIFICATE INTEREST" means, for each class of certificates (other than the Class 3-A-6, Class 15-PO and Class 30-PO certificates) for each Distribution Date, the "Accrued Certificate Interest" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "ADJUSTMENT AMOUNT" means, for the Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-Off Date, the amount, if any, by which such Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of
(x) the product of 1% and the outstanding principal balance of all the Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     "ADVANCE" means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee and the Master Servicing Fee, if applicable, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

     "AGGREGATE SUBORDINATE PERCENTAGE" means, with respect to the Subordinate Certificates and any Distribution Date, the sum of the Certificate Principal Balances of the Subordinate Certificates divided by the aggregate Scheduled Principal Balances of the Loans (net of the PO Percentage of the principal balance of each Discount Mortgage Loan).

     "ALLOCABLE SHARE" means, with respect to any Distribution Date and any class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount related to Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 in the aggregate on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates; provided, that no class of Subordinate Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (5) and (6) of the definition of Subordinate Optimal Principal Amount with respect to Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Subordinate Certificates, those amounts will be distributable to the remaining classes of Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

     "APPORTIONED SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to the Subordinate Certificates and any Distribution Date, the product of (i) the aggregate Subordinate Principal Distribution Amount for the Subordinate Certificates net of amounts applied from the Subordinate Principal Distribution Amount to pay any Group PO Deferred Amount and (ii) the applicable Apportionment Fraction.

     "APPORTIONMENT FRACTION" means, with respect to the Subordinate Certificates, and in the event that the Certificate Principal Balances of any Certificate Group have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for the Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the sum of the Subordinate Optimal Principal Amounts with respect to each Group.

     "AVAILABLE FUNDS" means, with respect to any Group and any Distribution Date, an amount equal to the amounts on deposit in the Collection Account on the business day immediately preceding that Distribution Date with respect to that Loan Group less:

          (a) amounts withdrawn from the Collection Account on or prior to the business day immediately preceding that Distribution Date with respect to that Loan Group, including (without duplication) all amounts reimbursed or paid to the master servicer, each servicer, the trustee, the transferor or the depositor on or prior to that date;

          (b) all unscheduled principal prepayments, all net insurance proceeds and all net liquidation proceeds from the liquidation of the Loans in such Group, including related condemnation proceeds, in each case received after the related Prepayment Period;

          (c) all scheduled principal payments on the Loans in such Group due after the related due date;

          (d) any amount deposited in the Collection Account on account of the Loans in such Group and not required to be deposited therein; and

          (e) Non-PO Recoveries received prior to the Cross-Over Date and any PO Recoveries, which, in each case, will be distributed to certain classes of Senior Certificates, as described under "Description of the Offered Certificates--Principal" in this prospectus supplement.

     "BANK OF AMERICA" means Bank of America, N.A.

     "BANKRUPTCY LOSS COVERAGE AMOUNT" means an amount equal to approximately $238,221 (approximately 0.02% of the aggregate Cut-Off Date Pool Balance for all of the Loan Groups), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the Rating Agencies. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

     "CERTIFICATE GROUP" means any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates.

     "CERTIFICATE PRINCIPAL BALANCE" means, with respect to any class of certificates (other than the Interest Only Certificates) and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

          (1) all amounts distributed on previous Distribution Dates on that class on account of principal;

          (2) a principal portion of all Realized Losses allocated to that class on previous Distribution Dates; and

          (3) in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount and any Class PO Deferred Payment Writedown Amount allocated to that class for previous Distribution Dates.

provided, however, that the Certificate Principal Balance of a class of certificates may be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Recovery on a related Loan, as described under "Description of the Certificates--Principal" in this prospectus supplement.

     "CLASS A CERTIFICATES" means the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class 15-A-X, Class 30-PO and Class 30-A-X certificates.

     "CLASS PO DEFERRED PAYMENT WRITEDOWN AMOUNT" means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any Group PO Deferred Amounts pursuant to priority third of the second paragraph under "Description of the Offered Certificates--Allocation of Available Funds" in this prospectus supplement.

     "CLASS PREPAYMENT DISTRIBUTION TRIGGER" is satisfied, with respect to a class of Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Subordinate Certificates is the only class of Subordinate Certificates then outstanding.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" means the account established and maintained by the master servicer for the benefit of the certificateholders.

     "COMPENSATING INTEREST" for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date. The amount of such Compensating Interest Payments is generally limited to the aggregate Servicing Fees due to the applicable servicer for such Distribution Date. If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

     "COUNTRYWIDE HOME LOANS" means Countrywide Home Loans, Inc.

     "CROSS-OVER DATE" means the Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

     "CUT-OFF DATE" means August 1, 2003, or with respect to 12.34% of the Cut-off Date Pool Balance of the Group 3 Loans, September 1, 2003.

     "CUT-OFF DATE POOL BALANCE" means the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date.

     "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower.

     "DECEASED HOLDERS" means "Deceased Holders" as defined in "Description of the Offered Certificates--Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement.

     "DEFICIENT VALUATION" means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related borrower.

     "DEFINITIVE CERTIFICATE" means any certificate represented by a physical certificate and not a book-entry certificate.

     "DISCOUNT MORTGAGE LOAN" means any of the Group 1 Discount Mortgage Loans, Group 2 Discount Mortgage Loans, Group 3 Discount Mortgage Loans, Group 5 Discount Mortgage Loans, Group 6 Discount Mortgage Loans or Group 8 Discount Mortgage Loans, as applicable.

     "DISTRIBUTION ACCOUNT" means the account established and maintained by the trustee for benefit of the certificateholders and MBIA.

     "DISTRIBUTION DATE" means the 25th day of each month, or if that day is not a business day, the first business day after that 25th day, commencing in September 2003.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCESS LOSS" means a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

     "FITCH RATINGS" means Fitch, Inc.

     "FRACTIONAL INTEREST" means, with respect to any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Certificate Principal Balance of such class and each class of Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans.

     "FRAUD LOSS" means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

     "FRAUD LOSS COVERAGE AMOUNT" means the approximate amount set forth in the following table for the indicated period:


                    PERIOD                                           FRAUD LOSS COVERAGE AMOUNT
----------------------------------------------  -----------------------------------------------------------------
August 28, 2003 through July 31, 2006.........  $14,260,971 (1) minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date

August 1, 2006 through July 31, 2008..........  $7,130,486 (2) minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date
After the earlier to occur of August 1, 2008
   and the Cross-Over Date....................  $0


-----------------
(1) Represents approximately 1.00% of the aggregate Cut-Off Date Pool Balance of the Loans.

(2) Represents approximately 0.50% of the aggregate Cut-Off Date Pool Balance of the Loans.


     "GMACM" means GMAC Mortgage Corporation.

     "GROUP" means either a Certificate Group or Loan Group as the context requires.

     "GROUP 1 CERTIFICATES" means the Class 1-A-1 and Class A-R certificates.

     "GROUP 1 DISCOUNT MORTGAGE LOAN" means any Group 1 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 5.500%.

     "GROUP 1 LOANS" means those Loans designated as "Group 1 Loans."

     "GROUP 1 NON-DISCOUNT MORTGAGE LOAN" means any Group 1 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 5.500%.

     "GROUP 1 PO DEFERRED AMOUNT" means, with respect to Loan Group 1 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 1 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "GROUP 2 CERTIFICATES" means the Class 2-A-1 and Class 15-PO certificates.

     "GROUP 2 DISCOUNT MORTGAGE LOAN" means any Group 2 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 4.500%.

     "GROUP 2 LOANS" means those Loans designated as "Group 2 Loans."

     "GROUP 2 NON-DISCOUNT MORTGAGE LOAN" means any Group 2 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 4.500%.

     "GROUP 2 PO DEFERRED AMOUNT" means, with respect to Loan Group 2 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 2 allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

     "GROUP 3 CERTIFICATES" means the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9, Class 3-A-10, Class 3-A-11, Class 3-A-12 and Class 3-A-13 certificates.

     "GROUP 3 DISCOUNT MORTGAGE LOAN" means any Group 3 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 5.250%.

     "GROUP 3 LOANS" means those Loans designated as "Group 3 Loans."

     "GROUP 3 NON-DISCOUNT MORTGAGE LOAN" means any Group 3 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 5.250%.

     "GROUP 3 PO DEFERRED AMOUNT" means, with respect to Loan Group 3 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 3 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "GROUP 3 PRIORITY PERCENTAGE" means, with respect to any Distribution Date, the percentage (not to exceed 100%) obtained by dividing:

          (1) the sum of the Certificate Principal Balances of the Class 3-A-12 and Class 3-A-13 certificates immediately preceding such Distribution Date by

          (2) the sum of (i) the aggregate Certificate Principal Balance of the Group 3 Certificates (other than the related Interest Only Certificates) immediately preceding such Distribution Date and (ii) the Group Subordinate Amount for the Group 3 Loans.

     "GROUP 3 PRIORITY PREPAYMENT DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, the Group 3 Priority Percentage multiplied by the Stepdown Percentage for such Distribution Date.

     "GROUP 3 PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means for any Distribution Date, the sum of:

          (1) the aggregate of the Group 3 Priority Scheduled Distribution Percentage multiplied by each of the amounts referred to in clauses (1) through (5) of the definition "Senior Optimal Principal Amount" related to the Group 3 Certificates without giving effect to the "Senior Percentage" or "Senior Prepayment Percentage" calculations referred to in each such clause; and


          (2) the Group 3 Priority Prepayment Distribution Percentage multiplied by the amount referred to in clause (6) of the definition "Senior Optimal Principal Amount" related to the Group 3 Certificates without giving effect to the "Senior Prepayment Percentage" calculation referred to in such clause;

provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a Group 3 Loan that is not a Liquidated Loan, the Group 3 Priority Principal Distribution Amount will be reduced on the related Distribution Date by the Group 3 Priority Scheduled Distribution Percentage multiplied by the Senior Percentage relating to the Group 3 Certificates multiplied by the applicable Non-PO Percentage relating to the Group 3 Loans of the principal portion of the Deficient Valuation or Debt Service Reduction.

     "GROUP 3 PRIORITY SCHEDULED DISTRIBUTION PERCENTAGE" means with respect to:

          (1) any Distribution Date prior to the Distribution Date in September 2008, 0%; and

          (2) any Distribution Date on or after the Distribution Date in September 2008, the Group 3 Priority Percentage for that Distribution Date.

     "GROUP 4 CERTIFICATES" means the Class 4-A-1 and Class 4-A-2 certificates.

     "GROUP 4 LOANS" means those Loans designated as "Group 4 Loans."

     "GROUP 4 NON-DISCOUNT MORTGAGE LOAN" means any Group 4 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 4.625%.

     "GROUP 5 CERTIFICATES" means the Class 5-A-1 and Class 5-A-2 certificates.

     "GROUP 5 DISCOUNT MORTGAGE LOAN" means any Group 5 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 5.250%.

     "GROUP 5 LOANS" means those Loans designated as "Group 5 Loans."

     "GROUP 5 NON-DISCOUNT MORTGAGE LOAN" means any Group 5 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 5.250%.

     "GROUP 5 PO DEFERRED AMOUNT" means, with respect to Loan Group 5 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 5 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "GROUP 6 CERTIFICATES" means the Class 6-A-1 and Class PP-A-X certificates.

     "GROUP 6 DISCOUNT MORTGAGE LOAN" means any Group 6 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 5.500%.

     "GROUP 6 LOANS" means those Loans designated as "Group 6 Loans."

     "GROUP 6 NON-DISCOUNT MORTGAGE LOAN" means any Group 6 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 5.500%.

     "GROUP 6 PO DEFERRED AMOUNT" means, with respect to Loan Group 6 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 6 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "GROUP 7 CERTIFICATES" means the Class 7-A-1 certificates.

     "GROUP 7 LOANS" means those Loans designated as "Group 7 Loans."

     "GROUP 7 NON-DISCOUNT MORTGAGE LOAN" means any Group 7 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 4.750%.

     "GROUP 8 CERTIFICATES" means the Class 8-A-1 certificates.

     "GROUP 8 DISCOUNT MORTGAGE LOAN" means any Group 8 Loan having a Net Mortgage Rate as of the Cut-Off Date less than 5.500%.

     "GROUP 8 LOANS" means those Loans designated as "Group 8 Loans."

     "GROUP 8 NON-DISCOUNT MORTGAGE LOAN" means any Group 8 Loan having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of 5.500%.

     "GROUP 8 PO DEFERRED AMOUNT" means, with respect to Loan Group 8 and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Mortgage Loan in Loan Group 8 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

     "GROUP PO DEFERRED AMOUNT" means any of the Group 1 PO Deferred Amount, Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 5 PO Deferred Amount, Group 6 PO Deferred Amount and Group 8 PO Deferred Amount, as applicable.

     "GROUP PO PRINCIPAL DISTRIBUTION AsMOUNT" means, for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 5, Loan Group 6 and Loan Group 8 and any Distribution Date, the sum of:

     (1) the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan in such Loan Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

     (2) the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan in such Loan Group that was repurchased by the transferor or another person with respect to that Distribution Date;

     (3) the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans in such Loan Group and with respect to that Distribution Date;

     (4) the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans in such Loan Group in the prior calendar month with respect to a Loan in such Loan Group that is not a Liquidated Loan;

     (5) with respect to each Loan in such Loan Group that became a Liquidated Loan during the prior calendar month, the lesser of:

          (a) the applicable PO Percentage of the Scheduled Principal Balance of that Loan; and

          (b) the applicable PO Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

     (6) the applicable PO Percentage of:

          (a) principal prepayments in full received in respect of Loans in such Loan Group during the related Prepayment Period; and

          (b) partial principal prepayments in respect of Loans in such Loan Group applied during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Mortgage Loan in such Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the applicable Group PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in such Loan Group.

     "GROUP SUBORDINATE AMOUNT" means, as to any Distribution Date, with respect to any Loan Group, the amount equal to the excess of the aggregate Scheduled Principal Balance of the Loans in such Loan Group (net of the PO Percentage of each Loan in such Loan Group) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the related Interest Only Certificates) of the related Certificate Group.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date and each class of offered certificates (other than the Class 3-A-2 and Class 3-A-3 certificates), the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs, commencing August 1, 2003, to and including the last day of that month, on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Distribution Date and the Class 3-A-2 and Class 3-A-3 certificates, the period from and including the 25th day of the month preceding the month in which such Distribution Date occurs to and including the 24th day of the month in which such Distribution Date occurs, on the basis of a 360 day year consisting of twelve 30-day months.

     "INTEREST ONLY CERTIFICATES" means the Class 3-A-3, Class PP-A-X, Class 15-A-X and Class 30-A-X certificates.

     "INTEREST SHORTFALL" means, with respect to a Loan and any Distribution Date, "Interest Shortfall" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "INVERSE FLOATING RATE CERTIFICATES" means the Class 3-A-3 certificates.

     "LENDER PAID MORTGAGE INSURANCE LOAN" means each Loan for which the Lender Paid Mortgage Insurance Rate applies.

     "LENDER PAID MORTGAGE INSURANCE RATE" means, with respect to 1 Loan, representing 0.03% of the Cut-Off Date Pool Balance, the per annum rate set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement, which represents the portion of the interest payment due from the related borrower that will be used by the related servicer to pay the premium for the required primary mortgage guaranty insurance policy.

     "LIBOR" means on each LIBOR Determination Date, the interest rate determined by the master servicer for the succeeding Interest Accrual Period on the basis of the British Bankers' Association "Interest Settlement Rate" for one month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 British Bankers' Association designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

     If on any LIBOR Determination Date the master servicer is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the master servicer determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one month U.S. Dollar lending rate that New York City banks selected by the master servicer are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the master servicer can determine no such arithmetic mean, the lowest one month U.S. Dollar lending rate that the New York City banks selected by the master servicer are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the master servicer is required, but is unable, to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, approximately 1.03% with respect to the Class 3-A-2 and Class 3-A-3 certificates.

     The establishment of LIBOR on each LIBOR Determination Date by the master servicer and the master servicer's calculation of the rate of interest applicable to the Class 3-A-2 and 3-A-3 certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the master servicer at
(301) 815-6600.

     "LIBOR DETERMINATION DATE" means for each Interest Accrual Period the second London business day prior to the day on which such Interest Accrual Period commences.

     "LIQUIDATED LOAN" means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

     "LIVING HOLDERS" means "Living Holders" as defined in "Description of the Offered Certificates--Distributions in Reduction of the Special Retail Certificates" in this prospectus supplement.

     "LOAN" means any of the mortgage loans included in the trust.

     "LOAN GROUP" means any of the Group 1 Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans, Group 5 Loans, Group 6 Loans, Group 7 Loans or Group 8 Loans, as applicable.

     "LOAN-TO-VALUE OR LTV RATIO" means, with respect to a Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property or its appraised value at the time of sale, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance.

     "LOAN SELLER" means each of Alliance Mortgage Company, American Home Mortgage Corp., Bank One, N.A., Bank of America, N.A., Cendant Mortgage Corporation, Chevy Chase Bank, F.S.B., Chase Manhattan Mortgage Corporation, CitiMortgage, Inc., Countrywide Home Loans, Inc., Downey Savings and Loan Association, F.A., E*Trade Bank, First Financial Equities, Inc., First Magnus Financial Corp., GMAC Mortgage Corporation, GreenPoint Mortgage Funding, Inc., HSBC Mortgage Corporation (USA), MortgageIT, Inc., National City Mortgage Co., Nexstar Financial Corporation, Provident Funding Associates, Wachovia Mortgage Corporation, National Association, Washington Mutual Bank, Washington Mutual Bank, FA, Washington Mutual Mortgage Securities Corp. and Mortgage Access Corp d/b/a Weichert Financial Services.

     "LOSS ALLOCATION LIMITATION" means the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 certificates as of that Distribution Date to an amount less than the aggregate of the Pool Balances for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 as of the following Distribution Date, less any Deficient Valuations applicable to each such Loan Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     "MASTER SERVICING FEE RATE" means, with respect to certain Loans, 0.03% per annum.

     "MBIA" means MBIA Insurance Corporation.

     "MORTGAGE INTEREST RATE" means, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

     "MORTGAGE NOTE" is a document which evidences an interest in a mortgage loan secured by a mortgage or deed of trust.

     "MORTGAGED PROPERTY" means, with respect to any Loan, the property securing the Loan.

     "NATIONAL CITY" means National City Mortgage Co.

     "NET INTEREST SHORTFALL" means, with respect to any Distribution Date, "Net Interest Shortfall" as defined in "Description of the Offered
Certificates--Interest" in this prospectus supplement.

     "NET PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, "Net Prepayment Interest Shortfall" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "NET MORTGAGE RATE" for each Loan is the applicable Mortgage Interest Rate less (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate, if applicable and (iii) the Lender Paid Mortgage Insurance Rate, if applicable.

     "NON-DISCOUNT MORTGAGE LOAN" means any of the Group 1 Non-Discount Mortgage Loans, Group 2 Non-Discount Mortgage Loans, Group 3 Non-Discount Mortgage Loans, Group 4 Non-Discount Mortgage Loans, Group 5 Non-Discount Mortgage Loans, Group 6 Non-Discount Mortgage Loans, Group 7 Non-Discount Mortgage Loans and Group 8 Non-Discount Mortgage Loans.

     "NON-EXCESS REALIZED LOSS" means any Realized Loss other than an Excess
Loss.

     "NON-PO PERCENTAGE" means, with respect to any Loan Group and:

          (1) any Discount Mortgage Loan of such Group, the fraction, expressed as a percentage, equal to Net Mortgage Rate divided by (a) 5.500% for a Group 1 Discount Mortgage Loan, Group 6 Discount Mortgage Loan or Group 8 Discount Mortgage Loan, (b) 4.500% for a Group 2 Discount Mortgage Loan and
     (c) 5.250% for a Group 3 Discount Mortgage Loan or Group 5 Discount Mortgage Loan; and

          (2) any Non-Discount Mortgage Loan of such Group, 100%.

 "NON-PO RECOVERY" means, with respect to any Recovery and any Distribution Date, and amount equal to the excess if any, of (i) the amount of that Recovery over (ii) the amount of the PO Recovery related to such Recovery, if any.

     "NOTIONAL AMOUNT" means:

          (a) with respect to any Distribution Date and the Class PP-A-X certificates, an amount equal to the product of (i) the aggregate Scheduled Principal Balance of the outstanding Non-Discount Mortgage Loans in Loan Group 6 and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Non-Discount Mortgage Loans in Loan Group 6 and (b) the denominator of which is equal to 5.500%. The Notional Amount of the Class PP-A-X certificates for the first Interest Accrual Period is expected to be approximately $839,878;

          (b) with respect to any Distribution Date and the Class 15-A-X certificates, an amount equal to the product of (i) the aggregate Scheduled Principal Balance of the outstanding Non-Discount Mortgage Loans in Loan Group 2, Loan Group 4 and Loan Group 7 and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Non-Discount Mortgage Loans in Loan Group 2, Loan Group 4 and Loan Group 7 and (b) the denominator of which is equal to 4.750%. The Notional Amount of the Class 15-A-X certificates for the first Interest Accrual Period is expected to be approximately $37,112,997;

          (c) with respect to any Distribution Date and the Class 30-A-X certificates, an amount equal to the product of (i) the aggregate Scheduled Principal Balance of the outstanding Non-Discount Mortgage Loans in Loan Group 1, Loan Group 3, Loan Group 5 and Loan Group 8 and (ii) a fraction,
     (a) the numerator of which is equal to the weighted average of the Stripped Interest Rates for the Non-Discount Mortgage Loans in Loan Group 1, Loan Group 3, Loan Group 5 and Loan Group 8, and (b) the denominator of which is equal to 5.250%. The Notional Amount of the Class 30-A-X certificates for the first Interest Accrual Period is expected to be approximately $26,191,234; and

          (d) with respect to any Distribution Date and the Class 3-A-3 certificates, an amount equal to the Certificate Principal Balance of the Class 3-A-2 certificates immediately prior to such Distribution Date. The Notional Amount of the Class 3-A-3 certificates for the first Interest Accrual Period is expected to be approximately $15,135,666.

     "ORIGINAL SUBORDINATE PRINCIPAL BALANCE" means, with respect to the Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the date of issuance of the certificates.

     "PLAN" is any:

          (1) employee benefit plan as defined in Section 3(3) of ERISA;

          (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; or

          (3) entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above.

     "POLICY" means "Policy" as defined in "Description of the Offered Certificates--The Financial Guaranty Insurance Policy" in this prospectus supplement.

     "PO PERCENTAGE" means, with respect to:

          (1) any Discount Mortgage Loan, 100% minus the Non-PO Percentage for that Discount Mortgage Loan; and

          (2) any Non-Discount Mortgage Loan, 0%.

     "PO RECOVERY" means, with respect to any Recovery of a Discount Mortgage Loan and any Distribution Date, an amount equal to the lesser of (a) the PO Percentage of that Recovery and (b)(i) with respect to Class 15-PO certificates, the Group 2 PO Deferred Amount for that Distribution Date and (ii) with respect to the Class 30-PO certificates, the aggregate of the Group 1 PO Deferred Amount, Group 3 PO Deferred Amount, Group 5 PO Deferred Amount, Group 6 PO Deferred Amount and Group 8 PO Deferred Amount for that Distribution Date.

     "POOL BALANCE" means, with respect to any Loan Group and any Distribution Date, the aggregate Scheduled Principal Balance of the Loans in such Group.

     "POOLING AND SERVICING AGREEMENT" is the pooling and servicing agreement dated as of August 1, 2003 among the depositor, the transferor, the master servicer, the custodians and the trustee.

     "PREMIUM DISTRIBUTION AMOUNT" means "Premium Distribution Amount" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "PREPAYMENT ASSUMPTION" means "Prepayment Assumption" as defined in "Prepayment and Yield Considerations--Modeling Assumptions" in this prospectus supplement.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month's interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan or partial payment, as applicable, and
(b) the amount of interest at the Net Mortgage Rate actually received with respect to the Loan and principal prepayment.

     "PREPAYMENT PERIOD" means, (A) with respect to any prepayment of a Loan serviced by any servicer, other than Washington Mutual Mortgage Securities Corp., and any partial prepayment of a loan serviced by Washington Mutual Mortgage Securities Corp., and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, and (B) with respect to any prepayment of a Loan in full serviced by Washington Mutual Mortgage Securities Corp. and any Distribution Date, the period beginning on the 15th day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the 14th day of the calendar month in which such Distribution Date occurs.

     "PURCHASE PRICE" means, with respect to each Loan required to be purchased by the transferor, an amount equal to the sum of (a) 100% of the unpaid principal balance of that Loan on the date of purchase, (b) accrued and unpaid interest on that Loan at the applicable Mortgage Interest Rate from the date through which interest was last paid by the related borrower, or the date on which the applicable servicer or the master servicer, as the case may be, made an advance in respect of such interest (which was not reimbursed), to the due date in the month in which the purchase price is to be distributed to certificateholders and (c) in the event that such Loan is repurchased by the transferor due to a breach of the representations and warranties listed in clause (E) or (F) under "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement, any costs and damages incurred by the trust in connection with a violation of a predatory or abusive lending law with respect to such Loan, less (d) any amounts received in respect of such Loan which are being held for future distribution.

     "RATING AGENCY" means either of S&P and Fitch Ratings.

     "REALIZED LOSS" means:


          (1) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Loan and the related Mortgaged Property; and

          (2) as to any Loan, a Deficient Valuation.

     "RECORD DATE" means, (i) with respect to any Distribution Date and the offered certificates (other than the Class 3-A-2 and Class 3-A-3 certificates), the last business day of the month immediately preceding the month in which the related Distribution Date occurs or (ii) with respect to any Distribution Date and the Class 3-A-2 and Class 3-A-3 certificates, the business day immediately preceding such Distribution Date.

     "RECOVERY" means an amount received in respect of principal which has previously been allocated as a Realized Loss to a class of certificates.

     "REGULAR CERTIFICATES" means the certificates, other than the Residual Certificates.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940 or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

     "RELIEF ACT REDUCTION" means any reduction in the interest rate on a Loan due to the application of the Relief Act. See "Certain Legal Aspects of Residential Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and the California Military and Veterans Code" in the prospectus.

     "REO PROPERTY" is a property acquired on behalf of the certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

     "RESERVE FUND" means "Reserve Fund" as defined in "Description of the Offered Certificates--Interest" in this prospectus supplement.

     "RESIDUAL CERTIFICATES" means the Class A-R certificates.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SCHEDULED PRINCIPAL BALANCE" means, as to any Loan and any Distribution Date, the unpaid principal balance of such Loan as of that due date in the month preceding the month in which that Distribution Date occurs, as specified in the amortization schedule at the time relating to that Loan (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial principal prepayments, liquidation proceeds and insurance proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

     "SENIOR CERTIFICATES" means any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Class 15-A-X, Class 30-A-X and Class 30-PO certificates.

     "SENIOR FINAL DISTRIBUTION DATE" means as to any Certificate Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class 30-PO certificates and Interest Only Certificates) have each been reduced to zero.

     "SENIOR OPTIMAL PRINCIPAL AMOUNT" means, for a Group and any Distribution Date, the sum of:

          (1) the Senior Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan of such Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

          (2) the Senior Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan of such Group that was repurchased by the transferor or another person with respect to that Distribution Date;

          (3) the Senior Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan of such Group received with respect to that Distribution Date;

          (4) the Senior Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of the amount of net insurance proceeds
                                     S-137
     or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan of such Group that is not a Liquidated Loan;

          (5) with respect to each Loan of such Group that became a Liquidated Loan during the prior calendar month, the lesser of:

               (a) the Senior Percentage related to such Group of the applicable Non-PO Percentage of the Scheduled Principal Balance of that Loan of such Group; and

               (b) either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan of such Group during the preceding calendar month, the Senior Percentage related to such Group, of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

          (6) the Senior Prepayment Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of:

               (a) principal prepayments in full in respect of a Loan of such Group received during the related Prepayment Period; and

               (b) partial principal prepayments in respect of a Loan of such Group applied during the related Prepayment Period;

          (7) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such Group of the Non-PO Recoveries for such Group received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan of such Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for such Group will be reduced on the related Distribution Date by the Senior Percentage related to such Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "SENIOR PERCENTAGE" means, with respect to any Certificate Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates and the Interest Only Certificates) of such Certificate Group immediately preceding that Distribution Date by the Non-PO Percentage multiplied by the principal balance of the Loans in such Group immediately preceding that Distribution Date.

     "SENIOR PREPAYMENT PERCENTAGE" means, with respect to any Certificate Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:

   DISTRIBUTION DATE OCCURRING                     SENIOR PREPAYMENT PERCENTAGE
----------------------------------     ----------------------------------------------------
September 2003 through August 2008     100%

September 2008 through August 2009     Senior Percentage of such Certificate Group plus
                                       70% of the related Subordinate Percentage

   DISTRIBUTION DATE OCCURRING                     SENIOR PREPAYMENT PERCENTAGE
----------------------------------     ----------------------------------------------------
September 2009 through August 2010     Senior Percentage of such Certificate Group plus
                                       60% of the related Subordinate Percentage

September 2010 through August 2011     Senior Percentage of such Certificate Group plus
                                       40% of the related Subordinate Percentage

September 2011 through August 2012     Senior Percentage of such Certificate Group plus
                                       20% of the related Subordinate Percentage

After August 2012                      Senior Percentage of such Certificate Group



provided, however, that on any of the foregoing Distribution Dates if the Senior Percentage for any Group exceeds the initial Senior Percentage for such Certificate Group, the Senior Prepayment Percentage for each Certificate Group will once again equal 100%. The reductions in the Senior Prepayment Percentages for each Certificate Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date, both:

          (1) the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Subordinate Certificates as of that date; and

          (2) cumulative Realized Losses with respect to the Loans do not exceed:

               (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009;

               (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010;

               (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including September 2010 and August 2011;

               (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including September 2011 and August 2012; and

               (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs after August 2012.


     Upon the reduction of a Senior Prepayment Percentage during one of the periods described above, such reduction will remain in effect for the remainder of that period.

     "SERVICER REMITTANCE DATE" means the day of each month that a servicer is required to remit funds to the master servicer (or the trustee in the case of Washington Mutual Mortgage Securities Corp.) pursuant to the related Servicing Agreement. For each servicer the Servicer Remittance Date is the 18th day (or, in the case of Washington Mutual Mortgage Securities Corp., the 24th day) of each month (or, if such day is not a business day, either the immediately preceding business day, or the immediately following business day, as the case may be).

     "SERVICING AGREEMENTS" means those certain servicing agreements relating to the servicing of the Loans by the Servicers.

     "SERVICING FEE" for any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

     "SERVICING FEE RATE" means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     "SIMILAR LAW" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SPECIAL HAZARD LOSS" means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

     "SPECIAL HAZARD LOSS COVERAGE AMOUNT" means approximately $14,260,971 (approximately 1.00% of the aggregate Cut-Off Date Pool Balance of the Loans) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

     "SPECIAL RETAIL CERTIFICATES" means the Class 3-A-5 certificates.

     "STANDARD PREPAYMENT ASSUMPTION" or "SPA" means "Standard Prepayment Assumption" or "SPA" as defined in "Prepayment and Yield
Considerations--Modeling Assumptions" in this prospectus supplement.

     "STEPDOWN PERCENTAGE" means, with respect to any Distribution Date, the percentage indicated below:

                  DISTRIBUTION DATE OCCURRING                           %
--------------------------------------------------------------      --------
September 2003 through August 2008............................          0%
September 2008 through August 2009............................         30%
September 2009 through August 2010............................         40%
September 2010 through August 2011............................         60%
September 2011 through August 2012............................         80%
After August 2012.............................................        100%

     "STRIPPED INTEREST RATE" means, (i) for each Group 1 Non-Discount Mortgage Loan, Group 6 Non-Discount Mortgage Loan and Group 8 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 5.500% per annum, (ii) for each Group 2 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 4.500% per annum, (iii) for each Group 3 Non-Discount Mortgage Loan and Group 5 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 5.250% per annum, (iv) for each Group 4 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 4.625% per annum and (v) for each Group 7 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for that Loan over 4.750% per annum.

     "SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT" means, as of any Distribution Date, with respect to the Subordinate Certificates, the amount by which:

          (a) the sum of the Certificate Principal Balances of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8 and Subordinate Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the certificates on that Distribution Date, exceeds

          (b) the aggregate Pool Balance of the Loans as of the following Distribution Date, less any Deficient Valuations related to each such Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any Discount Mortgage Loan in each such Loan Group.

     "SUBORDINATE CERTIFICATES" means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates. (35) "SUBORDINATE OPTIMAL PRINCIPAL AMOUNT" means, for each Group and any Distribution Date in the aggregate, the sum of:

          (1) the Subordinate Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan of such Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

          (2) the Subordinate Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan of such Group that was repurchased by the transferor or another person with respect to that Distribution Date;

          (3) the Subordinate Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of any Substitution Adjustment

     Amounts in respect of a Loan of such Group received with respect to that Distribution Date;

          (4) the Subordinate Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan of such Group that is not a Liquidated Loan;

          (5) with respect to each Loan that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (5) of the definition of "Senior Optional Principal Amount" for such Distribution Date; and

          (6) the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in such Group of the applicable Non-PO Percentage of:

               (a) principal prepayments in full in respect of a Loan of such Group received during the related Prepayment Period; and

               (b) partial principal prepayments in respect of a Loan of such Group applied during the related Prepayment Period;

          (7) with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such Group of the Non-PO Recoveries for such Group received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan of such Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for such Group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

     "SUBORDINATE PERCENTAGE" means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Percentage for such Certificate Group.

     "SUBORDINATE PREPAYMENT PERCENTAGE" means, with respect to any Certificate Group and any Distribution Date, 100% minus the related Senior Prepayment Percentage, except that, on any Distribution Date after the Senior Final Distribution Date, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

     "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means the aggregate amount payable as principal on the Subordinate Certificates from Available Funds for each Loan Group in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds," after application of Available Funds for each such Loan Group to make payments on the Senior Certificates as described under "Description of the Offered Certificates--Allocation of Available Funds" (including amounts required to be paid as described under "Subordination--Cross-Collateralization") and giving effect to distributions of Accrued Certificate Interest to the Subordinate Certificates in accordance with the priorities set forth under "Description of the Offered Certificates--Allocation of Available Funds."

     "SUBSTITUTION ADJUSTMENT AMOUNT" means in connection with a substitution of a defective Loan for a substitute mortgage loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute mortgage loans.

     "UNDERCOLLATERALIZED GROUP" means, with respect to one or more Certificate Groups, each particular Certificate Group on any Distribution Date for which the Certificate Principal Balances of the Senior Certificates (other than the Class 15-PO and Class 30-PO certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Pool Balance of the related Loan Group (net of the PO Percentage of any Discount Mortgage Loans in such Loan Group) as of the following Distribution Date.

     "WELLS FARGO" means Wells Fargo Bank Minnesota, N.A.

     "WMMSC" means Washington Mutual Mortgage Securities Corp.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                 ANNEX A - MORTGAGE LOAN STATISTICAL INFORMATION

         The information set forth in this Annex A has been based on information provided by each of the originators and tabulated by the depositor. None of the depositor, the master servicer, the underwriter, MBIA or the trustee make any representation as to the accuracy or completeness of that information. Due to rounding, the totals in the tables below may not reflect the sum of the line items.

                                  GROUP 1 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,001 - $250,000............................               1            $    236,564               0.05%
$300,001 - $350,000............................              45              15,312,175               3.47
$350,001 - $400,000............................             196              74,081,021              16.81
$400,001 - $450,000............................             163              69,368,603              15.74
$450,001 - $500,000............................             135              64,308,060              14.59
$500,001 - $550,000............................              78              40,891,000               9.28
$550,001 - $600,000............................              69              39,864,660               9.04
$600,001 - $650,000............................              53              33,360,861               7.57
$650,001 - $700,000............................              25              16,830,991               3.82
$700,001 - $750,000............................              43              31,497,547               7.15
$750,001 - $800,000............................              10               7,777,898               1.76
$800,001 - $850,000............................               6               4,978,867               1.13
$850,001 - $900,000............................              11               9,784,017               2.22
$900,001 - $950,000............................              13              12,069,844               2.74
$950,001 - $1,000,000..........................              16              15,820,411               3.59
$1,000,001 or more.............................               4               4,643,010               1.05
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         The average original principal balance of the Group 1 Loans was approximately $508,664.

                                  GROUP 1 LOANS

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
5.126% - 5.250%................................               5            $  2,968,191               0.67%
5.251% - 5.375%................................              18               8,613,233               1.95
5.376% - 5.500%................................              92              48,562,555              11.02
5.501% - 5.625%................................             156              78,634,008              17.84
5.626% - 5.750%................................             223             114,513,290              25.98
5.751% - 5.875%................................             224             114,171,653              25.90
5.876% - 6.000%................................              84              40,102,087               9.10
6.001% - 6.125%................................              45              22,124,171               5.02
6.126% - 6.250%................................              12               6,093,418               1.38
6.251% - 6.375%................................               7               4,143,097               0.94
6.376% - 6.500%................................               1                 456,609               0.10
6.501% - 6.625%................................               1                 443,214               0.10
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 5.778% per annum.

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................             138            $ 77,945,837              17.68%
50.01% - 55.00%................................              47              26,115,830               5.92
55.01% - 60.00%................................              62              31,053,967               7.04
60.01% - 65.00%................................              98              50,633,978              11.49
65.01% - 70.00%................................             128              63,656,187              14.44
70.01% - 75.00%................................             116              59,556,010              13.51
75.01% - 80.00%................................             275             130,224,958              29.54
85.01% - 90.00%................................               2                 878,030               0.20
90.01% - 95.00%................................               2                 760,730               0.17
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         The weighted average original LTV Ratio of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 64.80%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................             621            $316,431,687              71.78%
Planned Unit Development.......................             187              94,803,960              21.51
Condominium....................................              37              16,483,218               3.74
Two to Four-Family.............................              23              13,106,663               2.97
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

                                  GROUP 1 LOANS

                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................             569            $295,058,723              66.93%
Purchase.......................................             166              81,980,587              18.60
Cash Out Refinance.............................             133              63,786,218              14.47
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................             832            $422,255,815              95.79%
Secondary......................................              31              16,624,909               3.77
Investor.......................................               5               1,944,804               0.44
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======


                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
240 - 299......................................                4           $  1,976,324               0.45%
300 - 359......................................              857            434,952,303              98.67
360............................................                7              3,896,900               0.88
                                                             ---           ------------             ------
     TOTAL:....................................              868           $440,825,528             100.00%
                                                             ===           ============             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 358 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................             868            $440,825,528             100.00%
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         No more than approximately 1.50% of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, will be secured by properties located in any one zip code.

                                  GROUP 1 LOANS

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Reduced........................................             678            $345,590,868              78.40%
Full...........................................             176              87,746,621              19.91
Streamlined....................................              14               7,488,039               1.70
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 1 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................              12            $  6,018,782               1.37%
651 - 700......................................             107              53,157,617              12.06
701 - 750......................................             283             143,787,078              32.62
751 - 800......................................             447             228,776,919              51.90
801 - 850......................................              19               9,085,131               2.06
                                                            ---            ------------             ------
     TOTAL:....................................             868            $440,825,528             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 745.

                                  GROUP 2 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................              25            $  3,043,113               1.05%
$200,001 - $250,000............................               5               1,180,745               0.41
$250,001 - $300,000............................               5               1,374,647               0.48
$300,001 - $350,000............................              29               9,823,310               3.40
$350,001 - $400,000............................             118              44,755,595              15.51
$400,001 - $450,000............................             109              45,960,891              15.92
$450,001 - $500,000............................             107              50,813,867              17.61
$500,001 - $550,000............................              51              26,723,030               9.26
$550,001 - $600,000............................              38              21,877,259               7.58
$600,001 - $650,000............................              46              29,018,176              10.05
$650,001 - $700,000............................               7               4,662,780               1.62
$700,001 - $750,000............................              11               8,019,894               2.78
$750,001 - $800,000............................               5               3,946,657               1.37
$800,001 - $850,000............................               9               7,466,013               2.59
$850,001 - $900,000............................               3               2,647,228               0.92
$900,001 - $950,000............................               2               1,839,804               0.64
$950,001 - $1,000,000..........................              20              19,522,917               6.76
$1,000,001 or more.............................               5               5,947,420               2.06
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         The average original principal balance of the Group 2 Loans was approximately $488,496.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
4.376% - 4.500%................................               2            $    895,494               0.31%
4.501% - 4.625%................................               2                 489,105               0.17
4.626% - 4.750%................................              13               6,315,143               2.19
4.751% - 4.875%................................              44              20,303,653               7.03
4.876% - 5.000%................................              53              25,926,867               8.98
5.001% - 5.125%................................              89              47,249,888              16.37
5.126% - 5.250%................................             149              67,559,438              23.41
5.251% - 5.375%................................             124              63,512,108              22.01
5.376% - 5.500%................................              63              30,710,640              10.64
5.501% - 5.625%................................              23              12,088,245               4.19
5.626% - 5.750%................................              14               6,071,270               2.10
5.751% - 5.875%................................              14               5,386,742               1.87
5.876% - 6.000%................................               3                 809,440               0.28
6.001% - 6.125%................................               1                 968,349               0.34
6.376% - 6.500%................................               1                 336,967               0.12
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 5.265% per annum.

                                  GROUP 2 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................             186            $ 96,076,276              33.29%
50.01% - 55.00%................................              49              25,630,800               8.88
55.01% - 60.00%................................              71              34,936,220              12.10
60.01% - 65.00%................................              58              29,224,276              10.13
65.01% - 70.00%................................              83              40,217,551              13.93
70.01% - 75.00%................................              44              19,086,068               6.61
75.01% - 80.00%................................              97              40,835,819              14.15
80.01% - 85.00%................................               3               1,119,904               0.39
85.01% - 90.00%................................               3               1,132,023               0.39
90.01% - 95.00%................................               1                 364,410               0.13
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         The weighted average original LTV Ratio of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 57.35%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................             465            $224,505,131              77.78%
Planned Unit Development.......................              99              51,026,291              17.68
Condominium....................................              23               9,791,588               3.39
Two to Four-Family.............................               6               2,216,276               0.77
Townhouse......................................               2               1,084,062               0.38
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................             413            $207,654,166               71.95%
Cash Out Refinance.............................             138              60,009,559               20.79
Purchase.......................................              44              20,959,622                7.26
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................             577            $280,204,508              97.08%
Secondary......................................              16               7,619,116               2.64
Investor.......................................               2                 799,724               0.28
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

                                  GROUP 2 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
120 - 179......................................              583            281,656,948              97.59%
180 - 239......................................               12              6,966,399               2.41
                                                             ---           ------------             ------
     TOTAL:....................................              595           $288,623,347             100.00%
                                                             ===           ============             ======


         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 178 months.

                                  GROUP 2 LOANS

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................             254            $129,226,827              44.77%
Illinois.......................................              38              18,585,462               6.44
Michigan.......................................              26              12,948,817               4.49
Virginia.......................................              26              12,183,524               4.22
New York.......................................              28              11,303,861               3.92
Texas..........................................              24              10,711,991               3.71
New Jersey.....................................              24              10,433,124               3.61
Maryland.......................................              21              10,237,169               3.55
Massachusetts..................................              20              10,094,768               3.50
Florida........................................              17               8,402,154               2.91
Colorado.......................................              12               5,646,831               1.96
Connecticut....................................              10               5,140,073               1.78
Ohio...........................................               9               4,849,483               1.68
North Carolina.................................               9               4,390,644               1.52
Indiana........................................               8               3,782,120               1.31
Washington.....................................               7               3,721,925               1.29
Wisconsin......................................               5               3,015,689               1.04
Georgia........................................               8               2,967,447               1.03
Nevada.........................................               4               2,407,713               0.83
Louisiana......................................               5               2,161,219               0.75
Pennsylvania...................................               7               2,157,860               0.75
Oklahoma.......................................               3               1,462,548               0.51
Minnesota......................................               3               1,295,723               0.45
Oregon.........................................               3               1,247,646               0.43
Tennessee......................................               3               1,219,767               0.42
Montana........................................               3               1,197,554               0.41
South Carolina.................................               3               1,149,597               0.40
District of Columbia...........................               2               1,084,062               0.38
Utah...........................................               2               1,046,008               0.36
Kentucky.......................................               2                 821,391               0.28
Kansas.........................................               1                 637,704               0.22
Rhode Island...................................               2                 552,172               0.19
Alabama........................................               1                 530,205               0.18
Nebraska.......................................               1                 448,351               0.16
Iowa...........................................               1                 414,498               0.14
Missouri.......................................               1                 405,397               0.14
Arizona........................................               1                 399,017               0.14
Delaware.......................................               1                 343,007               0.12
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         No more than approximately 0.99% of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, will be secured by properties located in any one zip code.

                                  GROUP 2 LOANS

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................             348            $174,235,935              60.37%
Reduced........................................             157              72,916,377              25.26
Alternate......................................              45              21,331,768               7.39
Streamlined....................................              29              13,244,924               4.59
Limited........................................               8               2,994,954               1.04
Stated Doc.....................................               4               2,325,087               0.81
No Doc.........................................               3               1,165,788               0.40
No Ratio.......................................               1                 408,514               0.14
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 2 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................               9            $  4,033,629               1.40%
651 - 700......................................             102              47,444,259              16.44
701 - 750......................................             204              98,729,596              34.21
751 - 800......................................             269             134,147,316              46.48
801 - 850......................................              11               4,268,548               1.48
                                                            ---            ------------             ------
     TOTAL:....................................             595            $288,623,347             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 739.

                                  GROUP 3 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................              36            $  4,510,477               1.13%
$200,001 - $250,000............................              10               2,238,167               0.56
$250,001 - $300,000............................               9               2,522,870               0.63
$300,001 - $350,000............................              70              23,665,308               5.91
$350,001 - $400,000............................             210              79,369,323              19.81
$400,001 - $450,000............................             163              69,584,128              17.36
$450,001 - $500,000............................             119              56,575,331              14.12
$500,001 - $550,000............................              69              36,242,373               9.04
$550,001 - $600,000............................              46              26,505,476               6.61
$600,001 - $650,000............................              62              39,266,599               9.80
$650,001 - $700,000............................              13               8,807,079               2.20
$700,001 - $750,000............................              11               8,065,222               2.01
$750,001 - $800,000............................              11               8,564,885               2.14
$800,001 - $850,000............................               8               6,555,608               1.64
$850,001 - $900,000............................               4               3,540,251               0.88
$900,001 - $950,000............................               3               2,800,987               0.70
$950,001 - $1,000,000..........................              16              15,843,641               3.95
$1,000,001 or more.............................               5               6,078,514               1.52
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         The average original principal balance of the Group 3 Loans was approximately $464,079.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
4.626% - 4.750%................................               1            $    474,402               0.12%
4.876% - 5.000%................................               2                 882,218               0.22
5.001% - 5.125%................................               5               2,171,329               0.54
5.126% - 5.250%................................              20              10,891,666               2.72
5.251% - 5.375%................................              57              27,862,998               6.95
5.376% - 5.500%................................             150              67,479,475              16.84
5.501% - 5.625%................................             171              84,847,514              21.17
5.626% - 5.750%................................             228             107,483,331              26.82
5.751% - 5.875%................................             124              55,070,380              13.74
5.876% - 6.000%................................              41              16,900,614               4.22
6.001% - 6.125%................................              31              11,975,842               2.99
6.126% - 6.250%................................              20               8,291,167               2.07
6.251% - 6.375%................................               3               1,720,415               0.43
6.376% - 6.500%................................               7               2,424,336               0.60
6.501% - 6.625%................................               1                 401,093               0.10
6.751% - 6.875%................................               3               1,466,466               0.37
6.876% - 7.000%................................               1                 392,991               0.10
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 5.698% per annum.

                                  GROUP 3 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................              98            $ 47,102,415              11.75%
50.01% - 55.00%................................              47              22,929,274               5.72
55.01% - 60.00%................................              63              31,265,117               7.80
60.01% - 65.00%................................              77              34,470,818               8.60
65.01% - 70.00%................................             112              49,734,876              12.41
70.01% - 75.00%................................             135              62,741,027              15.66
75.01% - 80.00%................................             298             138,635,197              34.60
80.01% - 85.00%................................               5               1,783,864               0.45
85.01% - 90.00%................................              20               8,438,540               2.11
90.01% - 95.00%................................              10               3,635,112               0.91
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         The weighted average original LTV Ratio of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 67.97%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................            653             $307,186,018              76.66%
Planned Unit Development.......................            177               79,997,228              19.96
Condominium....................................             23                8,053,320               2.01
Two to Four-Family.............................              7                3,427,345               0.86
Townhouse......................................              5                2,072,328               0.52
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................             447            $211,843,535              52.86%
Purchase.......................................             253             117,844,422              29.41
Cash Out Refinance.............................             164              70,538,986              17.60
Construction to Perm...........................               1                 509,297               0.13
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

                                  GROUP 3 LOANS

                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................             852            $394,885,066              98.54%
Secondary......................................              12               5,412,631               1.35
Investor.......................................               1                 438,542               0.11
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======


                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
240 - 299......................................                3           $  1,238,368               0.31%
300 - 359......................................              823            380,269,851              94.89
360............................................               39             19,228,021               4.80
                                                             ---           ------------             ------
     TOTAL:....................................              865           $400,736,239             100.00%
                                                             ===           ============             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 358 months.

                                  GROUP 3 LOANS

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................             418            $200,166,605              49.95%
Virginia.......................................              66              28,324,359               7.07
Maryland.......................................              50              23,572,218               5.88
New York.......................................              52              22,221,724               5.55
New Jersey.....................................              31              15,580,692               3.89
Washington.....................................              26              11,663,061               2.91
Illinois.......................................              19               9,005,069               2.25
Massachusetts..................................              20               8,760,109               2.19
Connecticut....................................              16               7,956,378               1.99
Pennsylvania...................................              17               6,626,251               1.65
Colorado.......................................              14               5,429,311               1.35
Oregon.........................................              10               5,257,601               1.31
Georgia........................................              10               4,610,221               1.15
District of Columbia...........................               9               4,325,386               1.08
Texas..........................................               9               4,262,939               1.06
Missouri.......................................               8               4,044,602               1.01
Michigan.......................................               9               3,927,434               0.98
Minnesota......................................               8               3,576,230               0.89
Nevada.........................................               7               3,428,458               0.86
Florida........................................              11               3,169,200               0.79
North Carolina.................................               6               3,057,481               0.76
Nebraska.......................................               5               2,625,164               0.66
Kentucky.......................................               4               2,055,102               0.51
Wisconsin......................................               5               2,033,031               0.51
Arizona........................................               6               1,874,374               0.47
Tennessee......................................               5               1,836,543               0.46
Iowa...........................................               4               1,743,278               0.44
Ohio...........................................               3               1,543,358               0.39
Idaho..........................................               2               1,148,754               0.29
Montana........................................               2               1,077,558               0.27
Kansas.........................................               2                 999,414               0.25
Wyoming........................................               2                 707,710               0.18
New Mexico.....................................               1                 637,318               0.16
New Hampshire..................................               2                 588,989               0.15
Delaware.......................................               1                 548,793               0.14
Indiana........................................               1                 530,860               0.13
Alabama........................................               1                 530,446               0.13
Maine..........................................               1                 478,971               0.12
Utah...........................................               1                 461,882               0.12
Arkansas.......................................               1                 349,367               0.09
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         No more than approximately 0.95% of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, will be secured by properties located in any one zip code.

                                  GROUP 3 LOANS

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................             498            $238,497,154              59.51%
Streamlined....................................             181              85,565,043              21.35
Reduced........................................             148              59,343,130              14.81
Alternate......................................              24              11,632,167               2.90
Stated Doc.....................................               7               2,972,418               0.74
Limited........................................               6               2,244,179               0.56
No Ratio.......................................               1                 482,149               0.12
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 3 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................              24            $ 11,890,156               2.97%
651 - 700......................................             170              76,327,706              19.05
701 - 750......................................             275             126,594,794              31.59
751 - 800......................................             383             179,505,089              44.79
801 - 850......................................              13               6,418,495               1.60
                                                            ---            ------------             ------
     TOTAL:....................................             865            $400,736,239             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 737.

                                  GROUP 4 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$300,001 - $350,000............................               4            $  1,378,314               2.72%
$350,001 - $400,000............................              10               3,848,826               7.59
$400,001 - $450,000............................              24              10,245,057              20.21
$450,001 - $500,000............................               7               3,315,339               6.54
$500,001 - $550,000............................               4               2,114,225               4.17
$550,001 - $600,000............................               5               2,853,005               5.63
$600,001 - $650,000............................               9               5,651,187              11.15
$650,001 - $700,000............................               3               1,998,492               3.94
$700,001 - $750,000............................               3               2,196,683               4.33
$750,001 - $800,000............................               1                 792,057               1.56
$800,001 - $850,000............................               5               4,108,616               8.10
$850,001 - $900,000............................               2               1,735,873               3.42
$900,001 - $950,000............................               2               1,874,607               3.70
$950,001 - $1,000,000..........................               5               4,938,434               9.74
$1,000,001 or more.............................               3               3,644,523               7.19
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         The average original principal balance of the Group 4 Loans was approximately $585,071.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
4.876% - 5.000%................................              10             $ 5,193,555              10.24%
5.001% - 5.125%................................              14               7,914,311              15.61
5.126% - 5.250%................................              36              20,673,571              40.78
5.251% - 5.375%................................              15               9,945,224              19.62
5.376% - 5.500%................................               8               4,679,274               9.23
5.501% - 5.625%................................               4               2,289,304               4.52
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 5.269% per annum.

                                  GROUP 4 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................              45             $26,900,529              53.06%
50.01% - 55.00%................................               9               5,554,530              10.96
55.01% - 60.00%................................              10               5,572,915              10.99
60.01% - 65.00%................................               6               2,813,181               5.55
65.01% - 70.00%................................               7               5,109,786              10.08
70.01% - 75.00%................................               6               2,920,026               5.76
75.01% - 80.00%................................               4               1,824,271               3.60
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         The weighted average original LTV Ratio of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 48.91%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................              62             $36,117,391              71.24%
Planned Unit Development.......................              22              12,439,477              24.54
Condominium....................................               3               2,138,370               4.22
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................              77             $44,865,728              88.50%
Cash Out Refinance.............................               7               4,216,576               8.32
Purchase.......................................               3               1,612,934               3.18
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................              81             $47,872,140              94.43%
Secondary......................................               4               2,076,416               4.10
Investor.......................................               2                 746,681               1.47
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

                                  GROUP 4 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
120 - 179......................................               85            $49,892,866              98.42%
180 - 239......................................                2                802,371               1.58
                                                              --            -----------             ------
     TOTAL:....................................               87            $50,695,237             100.00%
                                                              ==            ===========             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 179 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................              87             $50,695,237             100.00%
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         No more than approximately 4.98% of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Reduced........................................              61             $34,201,635              67.47%
Full...........................................              23              14,881,240              29.35
Streamlined....................................               3               1,612,362               3.18
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  GROUP 4 LOANS

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 4 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................               3             $ 1,466,880               2.89%
651 - 700......................................              13               9,363,643              18.47
701 - 750......................................              21              11,397,068              22.48
751 - 800......................................              47              27,051,482              53.36
801 - 850......................................               3               1,416,165               2.79
                                                             --             -----------             ------
     TOTAL:....................................              87             $50,695,237             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 742.

                                  GROUP 5 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................               2             $   348,593               0.77%
$300,001 - $350,000............................              20               6,724,144              14.88
$350,001 - $400,000............................              25               9,459,649              20.93
$400,001 - $450,000............................              15               6,333,570              14.01
$450,001 - $500,000............................              11               5,175,531              11.45
$500,001 - $550,000............................               9               4,736,976              10.48
$550,001 - $600,000............................               4               2,296,565               5.08
$600,001 - $650,000............................               9               5,622,326              12.44
$700,001 - $750,000............................               1                 750,000               1.66
$750,001 - $800,000............................               1                 798,217               1.77
$950,001 - $1,000,000..........................               3               2,953,664               6.53
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         The average original principal balance of the Group 5 Loans was approximately $453,348.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
5.126% - 5.250%................................               1             $   999,999               2.21%
5.251% - 5.375%................................               3               1,118,549               2.47
5.376% - 5.500%................................              18               8,852,992              19.59
5.501% - 5.625%................................              20               8,592,265              19.01
5.626% - 5.750%................................              30              13,196,361              29.20
5.751% - 5.875%................................              16               7,961,404              17.61
5.876% - 6.000%................................               5               1,782,445               3.94
6.001% - 6.125%................................               3               1,063,321               2.35
6.126% - 6.250%................................               2                 690,079               1.53
6.251% - 6.375%................................               2                 941,821               2.08
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 5.716% per annum.

                                  GROUP 5 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................              16             $ 6,931,164              15.33%
50.01% - 55.00%................................              11               5,374,581              11.89
55.01% - 60.00%................................              12               5,965,884              13.20
60.01% - 65.00%................................               8               3,422,776               7.57
65.01% - 70.00%................................               8               3,565,265               7.89
70.01% - 75.00%................................              16               7,058,658              15.62
75.01% - 80.00%................................              27              12,130,462              26.84
85.01% - 90.00%................................               2                 750,444               1.66
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         The weighted average original LTV Ratio of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 64.00%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................              76             $34,287,455              75.86%
Planned Unit Development.......................              18               7,800,447              17.26
Condominium....................................               5               2,716,203               6.01
Coop...........................................               1                 395,130               0.87
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................              66             $28,979,959              64.12%
Cash Out Refinance.............................              28              12,623,152              27.93
Purchase.......................................               6               3,596,123               7.96
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................             100             $45,199,234             100.00%
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

                                  GROUP 5 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
181 - 239......................................               82            $36,834,252              81.49%
240 - 299......................................               18              8,364,982              18.51
                                                             ---            -----------             ------
     TOTAL:....................................              100            $45,199,234             100.00%
                                                             ===            ===========             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 239 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................              33             $13,723,198              30.36%
New York.......................................              10               5,916,825              13.09
Massachusetts..................................              11               5,384,104              11.91
New Jersey.....................................               6               2,624,461               5.81
Maryland.......................................               6               2,577,002               5.70
Virginia.......................................               5               2,256,283               4.99
Illinois.......................................               4               1,679,143               3.71
Texas..........................................               3               1,475,534               3.26
Pennsylvania...................................               3               1,319,734               2.92
District Of Columbia...........................               2               1,009,302               2.23
Mississippi....................................               1                 968,025               2.14
Ohio...........................................               2                 827,683               1.83
Indiana........................................               2                 793,738               1.76
Connecticut....................................               2                 748,000               1.65
Michigan.......................................               2                 720,081               1.59
Missouri.......................................               1                 532,792               1.18
Maine..........................................               1                 429,055               0.95
Wisconsin......................................               1                 409,086               0.91
Arkansas.......................................               1                 393,235               0.87
Georgia........................................               1                 380,961               0.84
Kansas.........................................               1                 348,610               0.77
Arizona........................................               1                 342,586               0.76
Colorado.......................................               1                 339,800               0.75
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         No more than approximately 2.21% of the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, will be secured by properties located in any one zip code.

                                  GROUP 5 LOANS

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................              63             $28,912,961              63.97%
Streamlined....................................              18               8,592,105              19.01
Alternate......................................               8               3,629,353               8.03
Reduced........................................               6               1,949,360               4.31
Limited........................................               4               1,601,386               3.54
Stated Doc.....................................               1                 514,068               1.14
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 5 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................               3             $ 1,115,241               2.47%
651 - 700......................................              21               8,807,464              19.49
701 - 750......................................              38              18,345,769              40.59
751 - 800......................................              38              16,930,760              37.46
                                                            ---             -----------             ------
     TOTAL:....................................             100             $45,199,234             100.00%
                                                            ===             ===========             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 5 Loans, by Cut-Off Date Pool Balance of the Group 5 Loans, was approximately 733.

                                  GROUP 6 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................               2             $   334,171               2.02%
$200,001 - $250,000............................               2                 442,368               2.67
$250,001 - $300,000............................               4               1,136,111               6.86
$300,001 - $350,000............................               2                 669,461               4.04
$350,001 - $400,000............................               8               3,069,954              18.55
$400,001 - $450,000............................               5               2,171,576              13.12
$450,001 - $500,000............................               4               1,912,680              11.56
$550,001 - $600,000............................               2               1,123,001               6.78
$600,001 - $650,000............................               5               3,170,080              19.15
$700,001 - $750,000............................               1                 726,648               4.39
$750,001 - $800,000............................               1                 797,599               4.82
$950,001 - $1,000,000..........................               1                 998,931               6.03
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         The average original principal balance of the Group 6 Loans was approximately $448,363.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
5.376% - 5.500%................................               1             $   398,680               2.41%
5.501% - 5.625%................................               6               3,267,750              19.74
5.626% - 5.750%................................               4               1,397,881               8.45
5.751% - 5.875%................................               6               2,608,986              15.76
5.876% - 6.000%................................               5               2,615,392              15.80
6.001% - 6.125%................................               3               1,011,656               6.11
6.126% - 6.250%................................               4               1,129,081               6.82
6.251% - 6.375%................................               5               2,362,949              14.28
6.376% - 6.500%................................               3               1,760,203              10.63
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 6.005% per annum.

                                  GROUP 6 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................               5             $ 1,798,762              10.87%
50.01% - 55.00%................................               1                 379,242               2.29
55.01% - 60.00%................................               4               2,108,967              12.74
60.01% - 65.00%................................               3               1,595,084               9.64
65.01% - 70.00%................................               2               1,606,800               9.71
70.01% - 75.00%................................               7               3,046,406              18.40
75.01% - 80.00%................................              14               5,682,004              34.33
85.01% - 90.00%................................               1                 335,313               2.03
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         The weighted average original LTV Ratio of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 68.71%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................              27             $12,547,781              75.81%
Planned Unit Development.......................               4               1,593,314               9.63
Two to Four-Family.............................               4               1,380,734               8.34
Condominium....................................               2               1,030,751               6.23
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................              16            $  7,135,643              43.11%
Cash Out Refinance.............................              15               6,946,784              41.97
Purchase.......................................               6               2,470,152              14.92
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................              32             $14,540,040              87.84%
Investor.......................................               5               2,012,539              12.16
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

                                  GROUP 6 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
300 - 359......................................               37            $16,552,579             100.00%
                                                              --            -----------             ------
     TOTAL:....................................               37            $16,552,579             100.00%
                                                              ==            ===========             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 358 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................              16             $ 6,577,788              39.74%
Massachusetts..................................               6               3,273,077              19.77
Florida........................................               7               2,859,016              17.27
Idaho..........................................               1                 998,931               6.03
Virginia.......................................               2                 776,816               4.69
Arizona........................................               2                 680,675               4.11
Pennsylvania...................................               1                 494,103               2.99
Illinois.......................................               1                 492,990               2.98
Delaware.......................................               1                 399,182               2.41
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         No more than approximately 6.03% of the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................              24             $11,621,071              70.21%
Stated Doc.....................................              11               4,224,817              25.52
Reduced........................................               1                 445,177               2.69
No Doc.........................................               1                 261,513               1.58
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  GROUP 6 LOANS

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 6 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................               2             $ 1,206,525               7.29%
651 - 700......................................              17               8,040,913              48.58
701 - 750......................................              13               4,804,345              29.02
751 - 800......................................               5               2,500,796              15.11
                                                             --             -----------             ------
     TOTAL:....................................              37             $16,552,579             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 6 Loans, by Cut-Off Date Pool Balance of the Group 6 Loans, was approximately 704.

                                  GROUP 7 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................               3             $   242,235               0.95%
$200,001 - $250,000............................               1                 208,657               0.81
$250,001 - $300,000............................               1                 276,434               1.08
$300,001 - $350,000............................               7               2,310,588               9.02
$350,001 - $400,000............................              16               5,975,483              23.32
$400,001 - $450,000............................               7               2,971,652              11.60
$450,001 - $500,000............................               3               1,382,242               5.39
$500,001 - $550,000............................               4               2,029,646               7.92
$550,001 - $600,000............................               3               1,707,677               6.66
$600,001 - $650,000............................               3               1,843,206               7.19
$650,001 - $700,000............................               4               2,700,910              10.54
$700,001 - $750,000............................               2               1,397,886               5.46
$800,001 - $850,000............................               1                 813,015               3.17
$850,001 - $900,000............................               1                 853,000               3.33
$900,001 - $950,000............................               1                 910,335               3.55
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         The average original principal balance of the Group 7 Loans was approximately $456,431.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
5.001% - 5.125%................................               8             $ 4,690,814              18.31%
5.126% - 5.250%................................              14               6,474,216              25.27
5.251% - 5.375%................................              11               5,456,514              21.30
5.376% - 5.500%................................               9               3,468,892              13.54
5.501% - 5.625%................................              10               4,097,334              15.99
5.626% - 5.750%................................               3               1,345,878               5.25
5.751% - 5.875%................................               2                  89,317               0.35
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 5.376% per annum.

                                  GROUP 7 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................              26             $11,728,569              45.77%
50.01% - 55.00%................................               7               3,004,959              11.73
55.01% - 60.00%................................               5               2,860,770              11.16
60.01% - 65.00%................................               4               2,031,270               7.93
65.01% - 70.00%................................               6               2,319,182               9.05
70.01% - 75.00%................................               5               1,878,693               7.33
75.01% - 80.00%................................               4               1,799,522               7.02
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         The weighted average original LTV Ratio of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 50.35%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................              48             $21,517,869              83.98%
Planned Unit Development.......................               7               3,362,373              13.12
Coop...........................................               1                 384,574               1.50
Condominium....................................               1                 358,149               1.40
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................              41             $19,879,031              77.58%
Cash Out Refinance.............................              16               5,743,934              22.42
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................              51             $23,642,245              92.27%
Investor.......................................               6               1,980,720               7.73
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

                                  GROUP 7 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
60 - 119.......................................               55            $24,374,965              95.13%
120 - 179......................................                2              1,248,000               4.87
                                                              --            -----------             ------
     TOTAL:....................................               57            $25,622,965             100.00%
                                                              ==            ===========             ======


         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 118 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................              16             $ 7,089,744              27.67%
Connecticut....................................               5               2,583,711              10.08
Texas..........................................               4               2,045,141               7.98
New Jersey.....................................               4               1,808,924               7.06
Arizona........................................               4               1,797,839               7.02
Maryland.......................................               3               1,652,761               6.45
Florida........................................               3               1,411,273               5.51
Georgia........................................               3               1,281,961               5.00
New York.......................................               4               1,131,599               4.42
Virginia.......................................               3               1,055,169               4.12
Illinois.......................................               1                 853,000               3.33
Massachusetts..................................               2                 661,500               2.58
Washington.....................................               1                 632,244               2.47
Indiana........................................               1                 560,766               2.19
Ohio...........................................               1                 482,949               1.88
Louisiana......................................               1                 365,728               1.43
New Mexico.....................................               1                 208,657               0.81
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         No more than approximately 3.55% of the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................              19             $ 9,518,927              37.15%
Streamlined....................................              16               6,895,684              26.91
Reduced........................................              11               3,971,181              15.50
Alternate......................................               6               2,932,969              11.45
Stated Doc.....................................               2               1,030,938               4.02
Limited........................................               2                 942,741               3.68
No Doc.........................................               1                 330,525               1.29
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  GROUP 7 LOANS

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 7 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
651 - 700......................................               6             $ 2,219,219               8.66%
701 - 750......................................              22              10,445,311              40.77
751 - 800......................................              28              12,573,369              49.07
801 - 850......................................               1                 385,066               1.50
                                                             --             -----------             ------
     TOTAL:....................................              57             $25,622,965             100.00%
                                                             ==             ===========             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 7 Loans, by Cut-Off Date Pool Balance of the Group 7 Loans, was approximately 744.

                                  GROUP 8 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$300,001 - $350,000............................              20            $  6,759,866               4.28%
$350,001 - $400,000............................              99              37,288,054              23.62
$400,001 - $450,000............................              61              25,928,959              16.43
$450,001 - $500,000............................              56              26,630,045              16.87
$500,001 - $550,000............................              33              17,278,483              10.95
$550,001 - $600,000............................              30              17,210,312              10.90
$600,001 - $650,000............................              22              14,010,829               8.88
$650,001 - $700,000............................               3               2,040,285               1.29
$700,001 - $750,000............................               2               1,461,006               0.93
$750,001 - $800,000............................               2               1,578,389               1.00
$800,001 - $850,000............................               1                 819,081               0.52
$850,001 - $900,000............................               3               2,645,235               1.68
$950,001 - $1,000,000..........................               2               1,968,918               1.25
$1,000,001 or more.............................               2               2,222,527               1.41
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         The average original principal balance of the Group 8 Loans was approximately $470,459.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
5.001% - 5.125%................................               1            $    500,000               0.32%
5.126% - 5.250%................................               6               2,422,718               1.53
5.251% - 5.375%................................              26              11,928,668               7.56
5.376% - 5.500%................................              44              21,159,476              13.41
5.501% - 5.625%................................              61              29,493,982              18.69
5.626% - 5.750%................................             100              46,136,833              29.23
5.751% - 5.875%................................              70              32,425,243              20.54
5.876% - 6.000%................................              18               8,243,553               5.22
6.001% - 6.125%................................               4               2,287,974               1.45
6.126% - 6.250%................................               5               2,889,872               1.83
6.251% - 6.375%................................               1                 353,672               0.22
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average interest rate of the Group 8 Loans, by Cut-Off Date Pool Balance of the Group 8 Loans, was approximately 5.710% per annum.

                                  GROUP 8 LOANS

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................              46            $ 22,803,085              14.45%
50.01% - 55.00%................................              15               6,690,847               4.24
55.01% - 60.00%................................              28              13,847,974               8.77
60.01% - 65.00%................................              39              18,144,103              11.50
65.01% - 70.00%................................              56              26,332,690              16.68
70.01% - 75.00%................................              50              23,318,457              14.77
75.01% - 80.00%................................              97              44,918,502              28.46
80.01% - 85.00%................................               3               1,079,367               0.68
85.01% - 90.00%................................               2                 706,966               0.45
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         The weighted average original LTV Ratio of the Group 8 Loans, by Cut-Off Date Pool Balance of the Group 8 Loans, was approximately 65.60%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................             257            $120,913,811              76.60%
Planned Unit Development.......................              75              34,671,030              21.97
Condominium....................................               3               1,233,122               0.78
Two to Four-Family.............................               1               1,024,027               0.65
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS

-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................             236            $110,944,489              70.29%
Purchase.......................................              61              28,733,586              18.20
Cash Out Refinance.............................              39              18,163,915              11.51
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======


                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................             336            $157,841,990             100.00%
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

                                  GROUP 8 LOANS

                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
300 - 359......................................              318           $148,814,490              94.28%
360............................................               18              9,027,500               5.72
                                                             ---           ------------             ------
     TOTAL:....................................              336           $157,841,990             100.00%
                                                             ===           ============             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 8 Loans, by Cut-Off Date Pool Balance of the Group 8 Loans, was approximately 359 months.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................             155            $ 75,706,583              47.96%
Illinois.......................................              32              14,844,917               9.40
Arizona........................................              15               6,623,175               4.20
Washington.....................................              14               6,510,655               4.12
Texas..........................................              14               6,014,685               3.81
Colorado.......................................              14               5,932,389               3.76
Massachusetts..................................              11               5,449,011               3.45
Michigan.......................................               9               3,904,369               2.47
New Jersey.....................................               9               3,697,551               2.34
Connecticut....................................               7               3,273,551               2.07
Florida........................................               5               2,647,596               1.68
Ohio...........................................               5               2,190,966               1.39
North Carolina.................................               5               2,166,798               1.37
Georgia........................................               4               2,145,720               1.36
Indiana........................................               5               2,105,633               1.33
Utah...........................................               5               2,050,981               1.30
New York.......................................               3               1,859,933               1.18
Pennsylvania...................................               4               1,820,090               1.15
Kentucky.......................................               3               1,487,448               0.94
Oregon.........................................               3               1,397,522               0.89
Maryland.......................................               2                 976,434               0.62
Virginia.......................................               2                 894,117               0.57
West Virginia..................................               2                 871,702               0.55
Wisconsin......................................               2                 786,830               0.50
Louisiana......................................               2                 708,661               0.45
Kansas.........................................               1                 607,319               0.38
Nevada.........................................               1                 419,141               0.27
Minnesota......................................               1                 390,000               0.25
Missouri.......................................               1                 358,212               0.23
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         No more than approximately 1.19% of the Group 8 Loans, by Cut-Off Date Pool Balance of the Group 8 Loans, will be secured by properties located in any one zip code.

                                  GROUP 8 LOANS

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               DOCUMENTATION TYPE                    NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................             284            $131,080,668              83.05%
Reduced........................................              49              25,558,040              16.19
Streamlined....................................               2                 837,647               0.53
No Doc.........................................               1                 365,636               0.23
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE     THE GROUP 8 LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................               6            $  3,841,972               2.43%
651 - 700......................................              51              23,329,664              14.78
701 - 750......................................             113              54,366,895              34.44
751 - 800......................................             162              74,227,962              47.03
801 - 850......................................               4               2,075,499               1.31
                                                            ---            ------------             ------
     TOTAL:....................................             336            $157,841,990             100.00%
                                                            ===            ============             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Group 8 Loans, by Cut-Off Date Pool Balance of the Group 8 Loans, was approximately 742.

                             LOANS IN THE AGGREGATE

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                % OF CUT-OFF
                    RANGE OF                                             AGGREGATE UNPAID   DATE POOL BALANCE OF
           ORIGINAL PRINCIPAL BALANCES               NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
$200,000 or less...............................              68         $     8,478,589               0.59%
$200,001 - $250,000............................              19               4,306,501               0.30
$250,001 - $300,000............................              19               5,310,061               0.37
$300,001 - $350,000............................             197              66,643,166               4.67
$350,001 - $400,000............................             682             257,847,905              18.08
$400,001 - $450,000............................             547             232,564,436              16.31
$450,001 - $500,000............................             442             210,113,094              14.73
$500,001 - $550,000............................             248             130,015,734               9.12
$550,001 - $600,000............................             197             113,437,955               7.95
$600,001 - $650,000............................             209             131,943,264               9.25
$650,001 - $700,000............................              55              37,040,538               2.60
$700,001 - $750,000............................              74              54,114,885               3.79
$750,001 - $800,000............................              31              24,255,700               1.70
$800,001 - $850,000............................              30              24,741,200               1.73
$850,001 - $900,000............................              24              21,205,605               1.49
$900,001 - $950,000............................              21              19,495,576               1.37
$950,001 - $1,000,000..........................              63              62,046,916               4.35
$1,000,001 or more.............................              19              22,535,995               1.58
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======

         The average original principal balance of the Loans was approximately $485,745.

                               LOAN INTEREST RATES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF LOAN INTEREST RATES               NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
4.376% - 4.500%................................               2          $      895,494               0.06%
4.501% - 4.625%................................               2                 489,105               0.03
4.626% - 4.750%................................              14               6,789,545               0.48
4.751% - 4.875%................................              44              20,303,653               1.42
4.876% - 5.000%................................              65              32,002,640               2.24
5.001% - 5.125%................................             117              62,526,342               4.38
5.126% - 5.250%................................             231             111,989,799               7.85
5.251% - 5.375%................................             254             128,437,293               9.01
5.376% - 5.500%................................             385             185,311,984              12.99
5.501% - 5.625%................................             451             223,310,403              15.66
5.626% - 5.750%................................             602             290,144,843              20.35
5.751% - 5.875%................................             456             217,713,725              15.27
5.876% - 6.000%................................             156              70,453,531               4.94
6.001% - 6.125%................................              87              39,431,312               2.76
6.126% - 6.250%................................              43              19,093,618               1.34
6.251% - 6.375%................................              18               9,521,953               0.67
6.376% - 6.500%................................              12               4,978,116               0.35
6.501% - 6.625%................................               2                 844,307               0.06
6.751% - 6.875%................................               3               1,466,466               0.10
6.876% - 7.000%................................               1                 392,991               0.03
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======

         As of the Cut-Off Date, the weighted average interest rate of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 5.620% per annum.

                             LOANS IN THE AGGREGATE

                               ORIGINAL LTV RATIOS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
          RANGE OF ORIGINAL LTV RATIOS               NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
50.00% or less.................................             560          $  291,286,636              20.43%
50.01% - 55.00%................................             186              95,680,063               6.71
55.01% - 60.00%................................             255             127,611,813               8.95
60.01% - 65.00%................................             293             142,335,488               9.98
65.01% - 70.00%................................             402             192,542,337              13.50
70.01% - 75.00%................................             379             179,605,346              12.59
75.01% - 80.00%................................             816             376,050,734              26.37
80.01% - 85.00%................................              11               3,983,135               0.28
85.01% - 90.00%................................              30              12,241,315               0.86
90.01% - 95.00%................................              13               4,760,253               0.33
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======

         The weighted average original LTV Ratio of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 63.47%.

                                 PROPERTY TYPES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  PROPERTY TYPE                      NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Single Family..................................            2,209         $1,073,507,143              75.28%
Planned Unit Development.......................              589            285,694,120              20.03
Condominium....................................               97             41,804,720               2.93
Two to Four-Family.............................               41             21,155,045               1.48
Town House.....................................                7              3,156,389               0.22
Coop...........................................                2                779,704               0.05
                                                           -----         --------------             ------
     TOTAL:....................................            2,945         $1,426,097,120             100.00%
                                                           =====         ==============             ======


                                  LOAN PURPOSE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                  LOAN PURPOSE                       NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Rate/Term Refinance............................           1,865          $  926,361,275              64.96%
Purchase.......................................             539             257,197,425              18.04
Cash Out Refinance.............................             540             242,029,123              16.97
Construction to Permanent......................               1                 509,297               0.04
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======

                             LOANS IN THE AGGREGATE

                                OCCUPANCY STATUS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                OCCUPANCY STATUS                     NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Primary........................................           2,861          $1,386,441,039              97.22%
Secondary......................................              63              31,733,072               2.23
Investor.......................................              21               7,923,009               0.56
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======


                           REMAINING TERMS TO MATURITY

                                                                                                % OF CUT-OFF
                 REMAINING TERMS                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
               TO MATURITY (MONTHS)                  NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
60 - 119.......................................               55         $   24,374,965               1.71%
120 - 179......................................              670            332,797,815              23.34
180 - 239......................................               96             44,603,022               3.13
240 - 299......................................               25             11,579,674               0.81
300 - 359......................................            2,035            980,589,223              68.76
360............................................               64             32,152,421               2.25
                                                           -----         --------------             ------
     TOTAL:....................................            2,945         $1,426,097,120             100.00%
                                                           =====         ==============             ======

         As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 307 months.

                             LOANS IN THE AGGREGATE

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             GEOGRAPHIC DISTRIBUTION                 NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
California.....................................            1,847         $  924,011,511              64.79%
Virginia.......................................              104             45,490,269               3.19
Illinois.......................................               95             45,460,581               3.19
New York.......................................               97             42,433,941               2.98
Maryland.......................................               82             39,015,584               2.74
New Jersey.....................................               74             34,144,752               2.39
Massachusetts..................................               70             33,622,568               2.36
Texas..........................................               54             24,510,290               1.72
Washington.....................................               48             22,527,886               1.58
Michigan.......................................               46             21,500,701               1.51
Connecticut....................................               40             19,701,713               1.38
Florida........................................               43             18,489,239               1.30
Colorado.......................................               41             17,348,330               1.22
Pennsylvania...................................               32             12,418,038               0.87
Arizona........................................               29             11,717,666               0.82
Georgia........................................               26             11,386,309               0.80
Ohio...........................................               20              9,894,439               0.69
North Carolina.................................               20              9,614,923               0.67
Oregon.........................................               16              7,902,769               0.55
Indiana........................................               17              7,773,116               0.55
District Of Columbia...........................               13              6,418,750               0.45
Nevada.........................................               12              6,255,313               0.44
Wisconsin......................................               13              6,244,635               0.44
Missouri.......................................               11              5,341,003               0.37
Minnesota......................................               12              5,261,953               0.37
Kentucky.......................................                9              4,363,941               0.31
Utah...........................................                8              3,558,871               0.25
Louisiana......................................                8              3,235,607               0.23
Nebraska.......................................                6              3,073,515               0.22
Tennessee......................................                8              3,056,309               0.21
Kansas.........................................                5              2,593,046               0.18
Montana........................................                5              2,275,112               0.16
Iowa...........................................                5              2,157,775               0.15
Idaho..........................................                3              2,147,685               0.15
Oklahoma.......................................                3              1,462,548               0.10
Delaware.......................................                3              1,290,983               0.09
South Carolina.................................                3              1,149,597               0.08
Alabama........................................                2              1,060,650               0.07
Mississippi....................................                1                968,025               0.07
Maine..........................................                2                908,027               0.06
West Virginia..................................                2                871,702               0.06
New Mexico.....................................                2                845,975               0.06
Arkansas.......................................                2                742,602               0.05
Wyoming........................................                2                707,710               0.05
New Hampshire..................................                2                588,989               0.04
Rhode Island...................................                2                552,172               0.04
                                                           -----         --------------             ------
     TOTAL:....................................            2,945         $1,426,097,120             100.00%
                                                           =====         ==============             ======

         No more than approximately 0.86% of the Loans, by Cut-Off Date Pool Balance of the Loans, will be secured by properties located in any one zip code.

                             LOANS IN THE AGGREGATE

                               DOCUMENTATION TYPE

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
                DOCUMENTATION TYPE                   NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
Full...........................................            1,435         $  696,494,577              48.84%
Reduced........................................            1,111            543,975,768              38.14
Streamlined....................................              263            124,235,805               8.71
Alternate......................................               83             39,526,258               2.77
Stated Doc.....................................               25             11,067,328               0.78
Limited........................................               20              7,783,259               0.55
No Doc.........................................                6              2,123,463               0.15
No Ratio.......................................                2                890,662               0.06
                                                           -----         --------------             ------
     TOTAL:....................................            2,945         $1,426,097,120             100.00%
                                                           =====         ==============             ======

         For a description of the documentation types, see "Underwriting Standards--General" in this prospectus supplement.

                                  CREDIT SCORES

                                                                                                % OF CUT-OFF
                                                                         AGGREGATE UNPAID   DATE POOL BALANCE OF
             RANGE OF CREDIT SCORES                  NUMBER OF LOANS    PRINCIPAL BALANCE         THE LOANS
-----------------------------------------------      ---------------    -----------------   --------------------
601 - 650......................................              59          $    29,573,184              2.07%
651 - 700......................................             487             228,690,486              16.04
701 - 750......................................             969             468,470,855              32.85
751 - 800......................................           1,379             675,713,692              47.38
801 - 850......................................              51              23,648,905               1.66
                                                          -----          --------------             ------
     TOTAL:....................................           2,945          $1,426,097,120             100.00%
                                                          =====          ==============             ======

         As of the Cut-Off Date, the weighted average Credit Score of the borrowers with a Credit Score for the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 740.

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                                -----------------

                    TABLE OF CONTENTS
                  PROSPECTUS SUPPLEMENTS
                                                        PAGE
                                                       ------
Summary ............................................      S-7
Risk Factors .......................................     S-21
Forward-Looking Statements .........................     S-30
Defined Terms ......................................     S-30
Description of the Loans ...........................     S-31
Underwriting Standards .............................     S-32
The Master Servicer and the Servicers ..............     S-42
Description of the Offered Certificates ............     S-51
Prepayment and Yield Considerations ................     S-82
The Pooling and Servicing Agreement ................    S-102
Federal Income Tax Consequences ....................    S-115
State Taxes ........................................    S-117
ERISA Considerations ...............................    S-118
Legal Investment ...................................    S-120
Use of Proceeds ....................................    S-120
Underwriting .......................................    S-120
Ratings ............................................    S-121
Legal Matters ......................................    S-122
Glossary of Terms ..................................    S-123
Annex A: Mortgage Loan Statistical Information......      A-1

                        PROSPECTUS

                                                        PAGE
                                                        -----
Summary of Terms ...................................        6
Risk Factors .......................................       17
Defined Terms ......................................       27
The Trust Funds ....................................       27
Use of Proceeds ....................................       43
Yield Considerations ...............................       43
Maturity and Prepayment Considerations .............       45
The Depositor ......................................       48
Residential Loans ..................................       49
Description of the Securities ......................       51
Description of Primary Insurance Coverage ..........       86
Description of Credit Support ......................       92
Certain Legal Aspects of Residential Loans .........      100
Federal Income Tax Consequences ....................      126
State and Other Tax Consequences ...................      172
ERISA Considerations ...............................      172
Legal Investment ...................................      177
Plans of Distribution ..............................      180
Incorporation of Certain Information by
  Reference ........................................      182
Legal Matters ......................................      182
Financial Information ..............................      182
Rating .............................................      183
Glossary of Terms ..................................      185

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS FOLLOWING THE CLOSING DATE.

================================================================================

                          $1,420,392,036 (Approximate)

                                  [MASTR LOGO]

                           MASTR Asset Securitization
                                  Trust 2003-8
                                    (Issuer)

                         Mortgage Asset Securitization
                               Transactions, Inc.
                                  (Depositor)

                            UBS Warburg Real Estate
                                Securities Inc.
                                  (Transferor)

                        Wells Fargo Bank Minnesota, N.A.
                               (Master Servicer)

                      Mortgage Pass-Through Certificates,
                                 Series 2003-8

                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------

                           [UBS INVESTMENT BANK LOGO]

                           Edward D. Jones & Co., L.P.

                                AUGUST 26, 2003

================================================================================

PROSPECTUS
May 26, 2004

                Mortgage Asset Securitization Transactions, Inc.
                                   Depositor

                            Asset-Backed Certificates

                               Asset-Backed Notes
                              (Issuable in Series)

     Mortgage Asset Securitization Transactions, Inc. from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
     You should consider carefully the risk factors beginning on page 17 in this prospectus and in the related prospectus supplement.

     The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates. No governmental agency will insure the certificates or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                               UBS Investment Bank

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
Summary of Terms ............................................................................................6
Risk Factors ...............................................................................................17
   Limited Liquidity of Securities May Adversely Affect Market Value of Securities .........................17
   Assets of Trust Fund Are Limited ........................................................................17
   Credit Enhancement Is Limited in Amount and Coverage ....................................................18
   Yield Is Sensitive to Rate of Principal Prepayment ......................................................18
   Borrower May Be Unable to Make Balloon Payment ..........................................................19
   Nature of Mortgages Could Adversely Affect Value of Properties ..........................................19
   Violations of Environmental Laws May Reduce Recoveries on Properties ....................................21
   Violations of Federal Laws May Adversely Affect Ability to Collect on Loans .............................22
   Rating of the Securities Are Limited and May be Withdrawn or Lowered ....................................23
   Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values ....24
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........................25
   Unsecured Home Improvement Contracts May Experience Relatively Higher Losses ............................25
   Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses ...........26
   Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans ....................26
   Changes in the Market Value of Properties May Adversely Affect Payments on the Securities ...............27
Defined Terms ..............................................................................................27
The Trust Funds ............................................................................................27
   Residential Loans .......................................................................................27
   Agency Securities .......................................................................................35
   Stripped Agency Securities ..............................................................................40
   Additional Information Concerning the Trust Funds .......................................................41
Use of Proceeds ............................................................................................43
Yield Considerations .......................................................................................43
Maturity and Prepayment Considerations .....................................................................45
The Depositor ..............................................................................................48
Residential Loans ..........................................................................................49
   Underwriting Standards ..................................................................................49
   Representations by Unaffiliated Sellers; Repurchases ....................................................49
   Sub-Servicing ...........................................................................................50
Description of the Securities ..............................................................................51
   General .................................................................................................51
   Assignment of Assets of the Trust Fund ..................................................................53
   Deposits to the Trust Account ...........................................................................56
   Pre-Funding Account .....................................................................................57
   Payments on Residential Loans ...........................................................................57
   Payments on Agency Securities ...........................................................................58
   Distributions ...........................................................................................58
   Principal and Interest on the Securities ................................................................60
   Available Distribution Amount ...........................................................................62
   Subordination ...........................................................................................62
   Advances ................................................................................................65
   Statements to Holders of Securities .....................................................................65
   Book-Entry Registration of Securities ...................................................................67
   Collection and Other Servicing Procedures ...............................................................71
   Realization on Defaulted Residential Loans ..............................................................72
   Retained Interest, Administration Compensation and Payment of Expenses ..................................74
   Evidence as to Compliance ...............................................................................75
   Certain Matters Regarding the Master Servicer, the Depositor and the Trustee ............................76
   Deficiency Events .......................................................................................80
   Events of Default .......................................................................................81
   Amendment ...............................................................................................85
   Termination .............................................................................................86
   Voting Rights ...........................................................................................87
Description of Primary Insurance Coverage ..................................................................87
   Primary Credit Insurance Policies .......................................................................87
   FHA Insurance and VA Guarantees .........................................................................88
   Primary Hazard Insurance Policies .......................................................................90
Description of Credit Support ..............................................................................93
   Pool Insurance Policies .................................................................................93
   Special Hazard Insurance Policies .......................................................................96
   Bankruptcy Bonds ........................................................................................99
   Reserve Funds ...........................................................................................99
   Cross-Support Provisions ................................................................................99
   Letter of Credit .......................................................................................100
   Insurance Policies and Surety Bonds ....................................................................100
   Excess Spread ..........................................................................................100
   Overcollateralization ..................................................................................100
Certain Legal Aspects of Residential Loans ................................................................101
   General ................................................................................................101
   Mortgage Loans .........................................................................................102
   Cooperative Loans ......................................................................................103
   Tax Aspects of Cooperative Ownership ...................................................................104
   Manufactured Housing Contracts Other Than Land Contracts ...............................................104

   Foreclosure on Mortgages ...............................................................................107
   Foreclosure on Cooperative Shares ......................................................................110
   Repossession with respect to Manufactured Housing Contracts that are not Land Contracts ................111
   Rights of Redemption with respect to Residential Properties ............................................112
   Notice of Sale; Redemption Rights with respect to Manufactured Homes ...................................113
   Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders ..........................113
   Consumer Compliance Laws and Regulations ...............................................................116
   Homeownership Act and Similar State Laws ...............................................................116
   Junior Mortgages .......................................................................................118
   Consumer Protection Laws ...............................................................................118
   Enforceability of Certain Provisions ...................................................................120
   Prepayment Charges and Prepayments .....................................................................121
   Subordinate Financing ..................................................................................122
   Applicability of Usury Laws ............................................................................123
   Alternative Mortgage Instruments .......................................................................123
   Environmental Legislation ..............................................................................124
   Servicemembers Civil Relief Act and the California Military and Veterans Code ..........................125
   Forfeiture for Drug, RICO and Money Laundering Violations ..............................................126
Federal Income Tax Consequences ...........................................................................127
   General ................................................................................................127
   REMICs .................................................................................................128
   General ................................................................................................128
   Taxation of Owners of Regular Securities ...............................................................132
   Taxation of Owners of Residual Securities ..............................................................141
   Taxes That May Be Imposed on the REMIC Pool ............................................................152
   Liquidation of the REMIC Pool ..........................................................................153
   Administrative Matters .................................................................................153
   Limitations on Deduction of Certain Expenses ...........................................................154
   Taxation of Certain Foreign Investors ..................................................................155
   Backup Withholding .....................................................................................156
   Reporting Requirements .................................................................................156
   Grantor Trust Funds ....................................................................................157
   Classification of Grantor Trust Funds ..................................................................157
   Standard Securities ....................................................................................158
   Stripped Securities ....................................................................................162
   Reporting Requirements and Backup Withholding ..........................................................166
   Partnership Trust Funds ................................................................................166
   Classification of Partnership Trust Funds ..............................................................166
   Characterization of Investments in Partnership Securities and Debt Securities ..........................167
   Taxation of Holder of Debt Securities ..................................................................167
   Taxation of Owners of Partnership Securities ...........................................................168
State and Other Tax Consequences ..........................................................................173
ERISA Considerations ......................................................................................174
Legal Investment ..........................................................................................178
Plans of Distribution .....................................................................................181
Incorporation of Certain Information by Reference .........................................................183
Legal Matters .............................................................................................183
Financial Information .....................................................................................183
Rating ....................................................................................................184
Glossary of Terms .........................................................................................186
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              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285
Avenue of the Americas, New York, NY 10019 and the telephone number is (212)
713-2000.


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                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Depositor.......................   Mortgage Asset Securitization
                                      Transactions, Inc., the depositor, is a
                                      corporation organized under the laws of
                                      the State of Delaware. The depositor is a
                                      wholly owned limited purpose finance
                                      subsidiary of UBS Americas Inc.

   Master Servicer.................   The entity or entities named as master
                                      servicer in the related prospectus
                                      supplement.

   Trustees........................   The trustee or indenture trustee named as
                                      trustee in the related prospectus
                                      supplement. The owner trustee named as
                                      owner trustee in the related prospectus
                                      supplement.

   Issuer of Notes.................   The depositor or an owner trust
                                      established for the purpose of issuing the
                                      series of notes will issue each series of
                                      notes through a separate trust. The
                                      depositor, and the owner trustee will
                                      enter into a separate trust agreement to
                                      form each owner trust.

Securities

   Description of Securities.......   The depositor will offer asset-backed
                                      pass-through certificates or asset-backed
                                      notes from time to time. The depositor
                                      will offer these securities in one or more
                                      series. Each series of securities will
                                      include one or more classes representing
                                      either a beneficial ownership interest in,
                                      or indebtedness secured by, a trust fund.
                                      The trust fund will consist of a
                                      segregated pool of residential loans or
                                      agency securities, or beneficial interests
                                      in them, and certain other assets
                                      described below.

                                      A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                      o    principal distributions, with
                                           disproportionate nominal or no
                                           interest distributions;
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                                      o    interest distributions, with
                                           disproportionate, nominal or no
                                           principal distributions;

                                      o    distributions only of prepayments of
                                           principal throughout the lives of the
                                           securities or during specified
                                           periods;

                                      o    subordinated distributions of
                                           scheduled payments of principal,
                                           prepayments of principal, interest or
                                           any combination of these payments;

                                      o    distributions only after the
                                           occurrence of events specified in the
                                           related prospectus supplement;

                                      o    distributions in accordance with a
                                           schedule or formula or on the basis
                                           of collections from designated
                                           portions of the assets in the related
                                           trust fund;

                                      o    interest at a fixed rate or a rate
                                           that is subject to change from time
                                           to time;

                                      o    distributions allocable to interest
                                           only after the occurrence of events
                                           specified in the related prospectus
                                           supplement and may accrue interest
                                           until these events occur.

                                      The related prospectus supplement will
                                      specify these entitlements.

                                      The timing and amounts of these
                                      distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                                      The related prospectus supplement will
                                      specify if each class of securities

                                      o    has a stated principal amount; and

                                      o    is entitled to distributions of
                                           interest on the security principal
                                           balance based on a specified security
                                           interest rate.

   Interest........................   Interest on each class of securities for a
                                      series:

                                      o    will accrue at the applicable
                                           security interest rate on its
                                           outstanding security principal
                                           balance;
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                                      o    will be distributed to holders of the
                                           securities as provided in the related
                                           prospectus supplement on the related
                                           distribution date; and

                                      o    may be reduced to the extent of
                                           certain delinquencies or other
                                           contingencies described in the
                                           related prospectus supplement.

                                      Distributions with respect to accrued
                                      interest on accrual securities will be
                                      identified in the related prospectus
                                      supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                                      Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                      See "Yield Considerations," "Maturity and
                                      Prepayment Considerations" and
                                      "Description of the Securities" in this
                                      prospectus.

   Principal.......................   The security principal balance of a
                                      security represents the maximum dollar
                                      amount, exclusive of interest, which you
                                      are entitled to receive as principal from
                                      future cash flow on the assets in the
                                      related trust fund. The related prospectus
                                      supplement will set forth the initial
                                      security principal balance of each class
                                      of securities.

                                      Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                      If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See
                                      "The Trust Funds," "Maturity and
                                      Prepayment Considerations" and
                                      "Description of the Securities" in this
                                      prospectus.
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
Assets

   The Trust Funds.................   Each trust fund will consist of:

                                      o    a segregated pool of residential
                                           loans, agency securities and/or
                                           mortgage securities; and

                                      o    certain other assets as described in
                                           this prospectus and in the related
                                           prospectus supplement.

                                      The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers.
                                      The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued.
                                      See "Description of the
                                      Securities-Pre-Funding Account" in this
                                      prospectus.

      A. Residential Loans.........   The residential loans will consist of any
                                      combination of:

                                      o    mortgage loans secured by first or
                                           junior liens on one- to four-family
                                           residential properties;

                                      o    mortgage loans secured by first or
                                           junior liens on multifamily
                                           residential properties consisting of
                                           five or more dwelling units;

                                      o    home improvement installment sales
                                           contracts and installment loan
                                           agreements which may be unsecured or
                                           secured by a lien on the related
                                           mortgaged property;

                                      o    a manufactured home, which may have a
                                           subordinate lien on the related
                                           mortgaged property, as described in
                                           the related prospectus supplement;

                                      o    one- to four-family first or junior
                                           lien closed end home equity loans for
                                           property improvement, debt
                                           consolidation or home equity
                                           purposes;

                                      o    cooperative loans secured primarily
                                           by shares in a private cooperative
                                           housing corporation. The shares,
                                           together with the related proprietary
                                           lease or occupancy agreement give the
                                           owner of the shares the right to
                                           occupy a particular dwelling unit in
                                           the cooperative housing corporation;
                                           or
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
                                      o    manufactured housing conditional
                                           sales contracts and installment loan
                                           agreements which may be secured by
                                           either liens on:

                                           o    new or used manufactured homes;
                                                or

                                           o    the real property and any
                                                improvements on it which may
                                                include the related manufactured
                                                home if deemed to be part of the
                                                real property under applicable
                                                state law relating to a
                                                manufactured housing contract;
                                                and

                                           o    in certain cases, new or used
                                                manufactured homes which are not
                                                deemed to be a part of the
                                                related real property under
                                                applicable state law.

                                      The mortgage properties, cooperative
                                      shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United
                                      States Virgin Islands.

                                      Each trust fund may contain any
                                      combination of the following types of
                                      residential loans:

                                      o    fully amortizing loans

                                      o    with a fixed rate of interest and

                                           o    level monthly payments to
                                                maturity;

                                      o    fully amortizing loans with

                                           o    a fixed interest rate providing
                                                for level monthly payments, or

                                           o    for payments of interest that
                                                increase annually at a
                                                predetermined rate until the
                                                loan is repaid or for a
                                                specified number of years,

                                           o    after which level monthly
                                                payments resume;

                                      o    fully amortizing loans

                                           o    with a fixed interest rate
                                                providing for monthly payments
                                                during the early years of the
                                                term that are
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
                                                calculated on the basis of an
                                                interest rate below the interest
                                                rate,

                                           o    followed by monthly payments of
                                                principal and interest that
                                                increase annually by a
                                                predetermined percentage over
                                                the monthly payments payable in
                                                the previous year until the loan
                                                is repaid or for a specified
                                                number of years,

                                           o    followed by level monthly
                                                payments;

                                      o    fixed interest rate loans providing
                                           for

                                           o    level payments of principal and
                                                interest on the basis of an
                                                assumed amortization schedule
                                                and

                                           o    a balloon payment of principal
                                                at the end of a specified term;

                                      o    fully amortizing loans with

                                           o    an interest rate adjusted
                                                periodically, and

                                           o    corresponding adjustments in the
                                                amount of monthly payments, to
                                                equal the sum, which may be
                                                rounded, of a fixed margin and
                                                an index as described in the
                                                related prospectus supplement.

                                                These loans may provide for an
                                                election, at the borrower's
                                                option during a specified period
                                                after origination of the loan,
                                                to convert the adjustable
                                                interest rate to a fixed
                                                interest rate, as described in
                                                the related prospectus
                                                supplement;

                                      o    fully amortizing loans with an
                                           adjustable interest rate providing
                                           for monthly payments less than the
                                           amount of interest accruing on the
                                           loan and for the amount of interest
                                           accrued but not paid currently to be
                                           added to the principal balance of the
                                           loan;

                                      o    adjustable interest rate loans
                                           providing for an election at the
                                           borrower's option to extend the term
                                           to maturity for a period that will
                                           result in level monthly payments to
                                           maturity if an adjustment to the
                                           interest rate occurs resulting in a
                                           higher interest rate than at
                                           origination; or
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
                                      o    other types of residential loans as
                                           may be described in the related
                                           prospectus supplement.

                                      The related prospectus supplement may
                                      specify that the residential loans are
                                      covered by:

                                      o    primary mortgage insurance policies;

                                      o    insurance issued by the Federal
                                           Housing Administration; or

                                      o    partial guarantees of the Veterans
                                           Administration.

                                      See "Description of Primary Insurance
                                      Coverage" in this prospectus.

      B. Agency Securities.........   The agency securities may consist of any
                                      combination of:

                                      o    "fully modified pass-through"
                                           mortgage-backed certificates
                                           guaranteed by the Government National
                                           Mortgage Association;

                                      o    guaranteed mortgage pass-through
                                           securities issued by the Federal
                                           National Mortgage Association; and

                                      o    mortgage participation certificates
                                           issued by the Federal Home Loan
                                           Mortgage Corporation.

      C. Mortgage Securities.......   A trust fund may include previously issued:

                                      o    asset-backed certificates;

                                      o    collateralized mortgage obligations;
                                           or

                                      o    participation certificates evidencing
                                           interests in, or collateralized by,
                                           residential loans or agency
                                           securities.

      D. Trust Account.............   Each trust fund will include one or more
                                      trust accounts established and maintained
                                      on behalf of the holders of securities. To
                                      the extent described in this prospectus
                                      and in the related prospectus supplement,
                                      the master servicer or the trustee will
                                      deposit into the trust account all
                                      payments and collections received or
                                      advanced with respect to assets of the
                                      related trust fund. A trust account may be
                                      maintained as an interest bearing or a
                                      non-interest bearing account.
                                      Alternatively, funds held in the trust
                                      account may be invested in certain
                                      short-term high-quality obligations. See
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
                                      "Description of the Securities -- Deposits
                                      to the Trust Account" in this prospectus.

      E. Credit Support............   One or more classes of securities within
                                      any series may be covered by any
                                      combination of:

                                      o    a surety bond;

                                      o    a guarantee;

                                      o    letter of credit;

                                      o    an insurance policy;

                                      o    a bankruptcy bond;

                                      o    a reserve fund;

                                      o    a cash account;

                                      o    reinvestment income;

                                      o    overcollateralization;

                                      o    subordination of one or more classes
                                           of securities in a series or, with
                                           respect to any series of notes, the
                                           related equity certificates, to the
                                           extent provided in the related
                                           prospectus supplement;

                                      o    cross-support between securities
                                           backed by different asset groups
                                           within the same trust fund; or

                                      o    another type of credit support to
                                           provide partial or full coverage for
                                           certain defaults and losses relating
                                           to the residential loans.

                                      The related prospectus supplement may
                                      provide that the coverage provided by one
                                      or more forms of credit support may apply
                                      concurrently to two or more separate trust
                                      funds. If applicable, the related
                                      prospectus supplement will identify the
                                      trust funds to which this credit support
                                      relates. The related prospectus supplement
                                      will also specify the manner of
                                      determining the amount of the coverage
                                      provided by the credit support and the
                                      application of this coverage to the
                                      identified trust funds. See "Description
                                      of Credit Support" and "Description of the
                                      Securities -- Subordination" in this
                                      prospectus.
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
Pre-Funding Account................   The related prospectus supplement may
                                      specify that funds on deposit in a
                                      pre-funding account will be used to
                                      purchase additional residential loans
                                      during the period specified in the related
                                      prospectus supplement.

Servicing And Advances.............   The master servicer, directly or through
                                      sub-servicers:

                                      o    will service and administer the
                                           residential loans included in a trust
                                           fund; and

                                      o    if and to the extent the related
                                           prospectus supplement so provides,
                                           will be obligated to make certain
                                           cash advances with respect to
                                           delinquent scheduled payments on the
                                           residential loans. This advancing
                                           obligation will be limited to the
                                           extent that the master servicer
                                           determines that the advances will be
                                           recoverable.

                                      Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See
                                      "Description of the Securities --
                                      Advances." in this prospectus.

Optional Termination...............   The related prospectus supplement may
                                      specify that the assets in the related
                                      trust fund may be sold, causing an early
                                      termination of a series of securities in
                                      the manner set forth in the related
                                      prospectus supplement. See "Description of
                                      the Securities-- Termination" in this
                                      prospectus and the related section in the
                                      related prospectus supplement.

Tax Status.........................   The treatment of the securities for
                                      federal income tax purposes will depend
                                      on:

                                      o    whether a REMIC election is made with
                                           respect to a series of certificates;
                                           and

                                      o    if a REMIC election is made, whether
                                           the certificates are "regular"
                                           interest securities or "residual"
                                           interest securities.
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                                      Unless otherwise indicated in the related
                                      prospectus supplement, notes will
                                      represent indebtedness of the related
                                      trust fund. You are advised to consult
                                      your tax advisors.

                                      See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations...............   If you are a fiduciary of any employee
                                      benefit plan subject to the fiduciary
                                      responsibility provisions of the Employee
                                      Retirement Income Security Act of 1974, as
                                      amended, you should carefully review with
                                      your own legal advisors whether the
                                      purchase or holding of securities could
                                      give rise to a transaction prohibited or
                                      otherwise impermissible under ERISA or the
                                      Internal Revenue Code.

                                      See "ERISA Considerations" in this
                                      prospectus and in the related prospectus supplement.

Legal Investment...................   The applicable prospectus supplement will
                                      specify whether the securities offered
                                      will constitute "mortgage related
                                      securities" for purposes of the Secondary
                                      Mortgage Market Enhancement Act of 1984,
                                      as amended. If your investment activities
                                      are subject to legal investment laws and
                                      regulations, regulatory capital
                                      requirements, or review by regulatory
                                      authorities, then you may be subject to
                                      restrictions on investment in the
                                      securities. You should consult your own
                                      legal advisors for assistance in
                                      determining the suitability of and
                                      consequences to you of the purchase,
                                      ownership, and sale of the securities.

                                      See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use Of Proceeds....................   The depositor will use the net proceeds
                                      from the sale of each series for one or
                                      more of the following purposes:

                                      o    to purchase the related assets of the
                                           trust fund;

                                      o    to repay indebtedness which was
                                           incurred to obtain funds to acquire
                                           the assets of the trust fund;

                                      o    to establish any reserve funds
                                           described in the related prospectus
                                           supplement; and

                                      o    to pay costs of structuring,
                                           guaranteeing and issuing the
                                           securities.
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                                      See "Use of Proceeds" in this prospectus
                                      and in the related prospectus supplement.

Ratings............................   Prior to offering securities pursuant to
                                      this prospectus and the related prospectus
                                      supplement, each offered class must be
                                      rated upon issuance in one of the four
                                      highest applicable rating categories of at
                                      least one nationally recognized
                                      statistical rating organization. The
                                      rating or ratings applicable to the
                                      securities of each series offered by this
                                      prospectus and by the related prospectus
                                      supplement will be set forth in the
                                      related prospectus supplement.

                                      o    A security rating is not a
                                           recommendation to buy, sell or hold
                                           the securities of any series.

                                      o    A security rating is subject to
                                           revision or withdrawal at any time by
                                           the assigning rating agency.

                                      o    A security rating does not address
                                           the effect of prepayments on the
                                           yield you may anticipate when you
                                           purchase your securities.
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                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans.
Therefore, you should carefully consider the risk factors relating to the loans and the properties.

Limited Liquidity of Securities May Adversely Affect Market Value of Securities

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

Assets of Trust Fund Are Limited

     The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

     o    payments with respect to the assets of the trust fund; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o    all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o    any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.


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Credit Enhancement Is Limited in Amount and Coverage

     Credit enhancement reduces your risk of delinquent payments or losses.
However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit
Support" in this prospectus.

Yield Is Sensitive to Rate of Principal Prepayment

     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o    the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o    prevailing mortgage market interest rates;

     o    local and national interest rates;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be


                                      -18-




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less than the indicated coupon rate. See "Description of the Securities --
Distributions" and "-- Principal Interest on the Securities" in this prospectus.

Borrower May Be Unable to Make Balloon Payment

     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e. balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o    timely refinance the loan; or

     o    timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o the borrower's equity in the related residential property; o the financial condition of the borrower; and

     o    the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies,


                                      -19-





foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o    incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o    regulate interest rates and other charges;

     o    require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

Violations of Environmental Laws May Reduce Recoveries on Properties

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o    affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o    the adequacy of the value of the assets of the trust fund;

     o    any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

     The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a
  Decline in Property Values

     The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results:

     o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

     o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company, participating organizations, financial intermediaries and certain banks.
Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Financial Intermediaries.

     See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively
  Higher Losses

     The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

     The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     See "The Trust Funds-- Residential Loans" in this prospectus.

Changes in the Market Value of Properties May Adversely Affect Payments on the
  Securities

     We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. These terms are defined under the section "Glossary of Terms" in this prospectus on page 186.

                                 THE TRUST FUNDS

     The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

     o    Multifamily Loans;

     o    Home Improvement Contracts;

     o    Home Equity Loans;

     o    Cooperative Loans; or

     o    Manufactured Housing Contracts

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of

Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

     (8) Any other types of residential loans as may be described in the related prospectus supplement.

     The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o    have been issued previously by:

          o    the depositor or an affiliate of the depositor;

          o    a financial institution; or

          o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

     If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

          (1) offered and distributed to the public pursuant to an effective registration statement, or

          (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities that the Trust Fund includes mortgage securities, the related prospectus supplement will include a description of:

     o    the mortgage securities;

     o    any related credit enhancement;

     o    the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

     Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o    detached and attached dwellings;

     o    townhouses;

     o    rowhouses;

     o    individual condominium units;

     o    individual units in planned-unit developments; and

     o    individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes; and

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

     o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

          o In order for the debt related to the mortgage loan included in the Trust Fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

          o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien. As a result, holders of one or more classes of the securities bear:

               o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

               o the risk of loss if the deficiency judgment is not realized on; and

               o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

     o    contain a Lockout Period;

     o    prohibit prepayments entirely; or

     o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA

Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account; and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

     FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years


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


          old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

          (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

          (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.


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     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

     o    the GNMA guaranty program;

     o    the characteristics of the pool underlying the GNMA Certificates;


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     o    the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o    maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o    must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o    is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

     o    the Fannie Mae program;

     o    the characteristics of the pool underlying the Fannie Mae
          Certificates;

     o    the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

     o    the Freddie Mac guaranty program;

     o    the characteristics of the pool underlying the Freddie Mac
          Certificate;

     o    the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

     o    foreclosure sale;

     o    payment of the claim by any mortgage insurer; and

     o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related Prospectus Supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o    other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trust Funds

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

     o    the types of related residential properties--e.g.,

          o    one- to four-family dwellings,

          o    multifamily residential properties,

          o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

          o    condominiums and planned-unit development units,

          o    vacation and second homes, and

          o    new or used manufactured homes;

     o    the original terms to maturity;

     o    the outstanding principal balances;

     o    the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

     o information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

     The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

     o    any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee, and

     o    as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o    in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose

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on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o    payments to senior lienholders,

     o    legal fees and costs of legal action,

     o    real estate taxes, and

     o    maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o    entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets of the trust fund in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment

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experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o    homeowner mobility;

     o    economic conditions;

     o    enforceability of due-on-sale clauses;

     o    market interest rates and the availability of funds;

     o    the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

     o    the relative tax benefits associated with the ownership of property;
          and

     o in the case of Multifamily Loans, the quality of management of the property.


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


The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o    the amounts of the underlying senior mortgage loans;

     o    the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

          o    home improvement;

          o    education expenses; and

          o    purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.


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


     With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

     Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

Underwriting Standards

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o    that each residential loan was current as to all required payments;
          and

     o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o    the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for

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the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

     The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

     o residential loans, including any mortgage securities, or agency securities, exclusive of

          o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("retained interest") and

          o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o with respect to trust funds that include residential loans:

          o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

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          o    any Primary Credit Insurance Policies and Primary Hazard
               Insurance;

          o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

          o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

     o    if specified in the related prospectus supplement, the reserve fund;
          and

     o    any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement.

     o    one or more classes of securities which will be entitled to:

          o principal distributions, with disproportionate, nominal or no interest distributions; or

          o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this Prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

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Assignment of Assets of the Trust Fund

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

     o    the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

          o    information respecting its interest rate;

          o    its current scheduled payment of principal and interest;

          o    its Loan-to-Value Ratio; and

          o    certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With respect to mortgage loans registered through the MERS'r' System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the Mortgage is held for the trustee through the MERS'r' System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that Mortgage submitted for recording; and

     o    an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for Mortgages held under the MERS'r' System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states

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to give notice of the trustee's ownership of or security interest in the Home
Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o    the related cooperative note;

     o    the original security agreement;

     o    the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities to the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

     Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

     Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

     The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will specify who is entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

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Pre-Funding Account

     The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3) all proceeds of

          o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

          o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession

     (5) any advances made as described under "--Advances" in this prospectus;


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     (6) all amounts required to be transferred to the Trust Account from a
Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

     (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

     The agency securities included in a trust fund will be registered in the name of the trustee so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

     o    substantial payments of principal on the assets of the trust fund,

     o low rates then available for reinvestment of payments on assets of the trust fund,

     o    substantial Realized Losses or

     o    some combination of the foregoing, and

     o    based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

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     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

     As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

     On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

     (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

     (2) the amount of the distribution, if any, allocable to interest;

     (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

     (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

     (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

     (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

     (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

     (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

     (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

     (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

     (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

     (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the Internal Revenue Service and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe, if they are Participants of these systems, or indirectly through organizations which are Participants in these systems.

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Financial Intermediaries' records. The Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security

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Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.


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     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Financial Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Collection and Other Servicing Procedures

     Residential Loans. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan, or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

     With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess

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recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

     The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each pooling and servicing agreement or servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

     o the master servicer shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

     o the resignation of the master servicer will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected:

     o against any liability for any breach of warranties or representations made in the servicing agreement;

     o    against any specific liability imposed on the master servicer;

     o    by the terms of the servicing agreement;

     o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

     o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o    entitled to indemnification by the trust fund and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

          o any loss, liability, or expense related to any specific residential loan or residential loans,

          o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

          o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o    the agreement or the securities;

     o    any representation or warranty regarding the mortgage loans;

     o    any Pool Insurance Policy;

     o    any special hazard insurance policy and the Bankruptcy Bond; or

     o    any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and


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duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance,


                                      -79-




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bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of


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any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

     Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.


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     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

     o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement, or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;


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     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o    any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

     o any other event of default provided with respect to notes of that series.


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


     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.


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


     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

     o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

          o have made written request to the trustee to institute the proceeding in its own name as trustee; and

          o    have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o    exercise any of the trusts or powers vested in it by the indenture, or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

     With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1) to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment will be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies will be required to address the effect of any such amendment on any such consenting Certificateholder. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

          (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities).

Termination

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o    advance or discharge:

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust

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Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin, rodents, insects or domestic animals,

     o    theft, and

     o    in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.


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     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1) the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

     The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.


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


                          DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities may include credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o    a Pool Insurance Policy;

     o    a special hazard insurance policy;

     o    a Bankruptcy Bond;

     o    a reserve fund;

     o    or a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

     o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance

Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

     (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

     o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o    normal wear and tear,

     o    war,

     o    civil insurrection,

     o    certain governmental actions,

     o    errors in design,

     o    faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o    certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1) the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

          (a) accrued interest at the interest rate to the date of claim settlement and

          (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

          (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

          (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o    Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o    real estate property taxes, if applicable,

     o    property protection and preservation expenses, and

     o    foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted Instruments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

Letter of Credit

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

     The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

     (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (3) Manufactured Housing Contracts evidencing both

          o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

          o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

     Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o    the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.


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


Cooperative Loans

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees, or

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title, and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.


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     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.


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     o    Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the


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original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been


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unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Consumer Compliance Laws and Regulations

     In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

Homeownership Act and Similar State Laws

     Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior


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to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Some of the mortgage loans in a mortgage pool that were originated between October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or Georgia Act. The Georgia Act applies to any mortgage loan that is secured by a property located in the State of Georgia that is the mortgagor's principal residence and has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans," have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans and further prohibitions apply to Georgia high-cost home loans. Except in the case of a transaction in which the mortgage loans are provided by an unaffiliated seller or unless otherwise specified in the accompanying prospectus supplement, the Depositor will represent and warrant that all of the mortgage loans in the mortgage pool complied in all materials respects with all applicable local, state and federal laws at the time of origination.

     Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to foreclosure or an action to collect or to counterclaims by a mortgagor if the loan is in violation of the Georgia Act. Remedies available to a mortgagor include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other, unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

     With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act. Although the Depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to the Georgia Act.

     The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named


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defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     For Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

     Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include

     o    the federal Truth-in-Lending Act and Regulation Z,

     o    Real Estate Settlement Procedures Act and Regulation X,

     o    Equal Credit Opportunity Act and Regulation B,

     o    Fair Credit Billing Act,


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     o    Fair Credit Reporting Act,

     o    Fair Housing Act, Housing and Community Development Act,

     o    Home Mortgage Disclosure Act,

     o    Federal Trade Commission Act,

     o    Fair Debt Collection Practices Act,

     o    Uniform Consumer Credit Code,

     o    Consumer Credit Protection Act,

     o    Riegle Act, and

     o    related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o    the disclosures required to be made to borrowers,

     o    licensing of originators of residential loans,

     o    debt collection practices,

     o    origination practices, and

     o    servicing practices.

     These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o    subject the trust to an administrative enforcement action,

     o    provide the borrower with the right to rescind the loan, and

     o    provide the borrower with set-off rights against the trust.


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     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

Enforceability of Certain Provisions

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St. Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St. Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings and loan associations and


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federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St. Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including:

     o    prohibiting prepayment for a specified period after origination,

     o    prohibiting partial prepayments entirely, or


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     o    requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may:

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

     o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower - as junior loans often do - and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to


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the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII of the Garn-St. Germain Act which provides that, regardless of any state law to the contrary,

     (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and


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     (3) all other non-federally chartered housing creditors, including without limitation

          o    state-chartered savings and loan associations,

          o    savings banks and mutual savings banks and

          o    mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure


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provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

          (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Mortgage Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In


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addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


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                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Holders of securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1) REMIC Securities,

     (2) Grantor Trust Securities,

     (3) Partnership Securities, and

     (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.


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                                     REMICs

General

     Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Thacher Proffitt & Wood or such other counsel to the depositor, specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and

     (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either


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          (i) in exchange for any qualified mortgage within a three-month period after that date; or

          (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

          (i) a mortgage in default or as to which default is reasonably foreseeable;

          (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (iii) a mortgage that was fraudulently procured by the borrower; and

          (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1) one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.


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A regular interest is an interest in a REMIC Pool that is

     o    issued on the Startup Day with fixed terms,

     o    designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

     o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or


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more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC, and will be "permitted assets" within the meaning of Section 860L(c) for a financial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those


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securities is interest described in Section 856(c)(3)(B) of the Code, the tiered
REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

     General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on them. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security,


                                      -133-




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including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of

     (1) the sum of:

          (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

          (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3) the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular


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Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of Security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount and


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     (2) the interest compounds or is payable at least annually at current values of:

          (a) one or more "qualified floating rates,"

          (b) a single fixed rate and one or more qualified floating rates,

          (c) a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

     (1) within the control of the issuer or a related party or

     (2) unique to the circumstances of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1) (a) a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate, or


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          (b) the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions, or

          (c) a positive or negative multiple of that rate, plus or minus a specified number of basis points, or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or

     (2) one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

     Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.


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     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1) on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular


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Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the conference committee report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

     (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. You should consult your own tax advisors regarding the advisability of making this type of an election.

     Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a

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Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal

     (1) the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3) to the extent that the gain does not exceed the excess, if any, of

          (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

          (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Taxation of Owners of Residual Securities

     Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2) all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2) reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4) plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool's deductions include:

     (1) interest and original issue discount expense on the Regular Securities,

     (2) servicing fees on the mortgage loans,

     (3) other administrative expenses of the REMIC Pool, and

     (4) realized losses on the mortgage loans.

The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Holder's after-tax rate of return.

     Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased, but not below zero,

     (1) first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom a loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Holder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium or the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue

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Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the Internal Revenue Service may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.


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     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of that Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors-- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

     (1) could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the


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Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.
This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.
This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity," as defined in the second succeeding paragraph, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership," as defined in the immediately succeeding paragraph, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1) "Disqualified Organization" means:

          (a) the United States,

          (b) any state or political subdivision of the United States or any state,

          (c) any foreign government,


                                      -147-




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          (d) any international organization,

          (e) any agency or instrumentality of any of the foregoing,

          (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
     Section 1381(a)(2)(C), and

          (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

However, the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity.

     (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Holder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.


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     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Holder, other than a Residual Holder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1) the transferor

          (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

          (b) found that the transferee historically paid its debts as they came due, and

          (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and


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     (4) one of the following two tests is satisfied: either

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be make upon transfer thereof.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and


                                      -150-




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     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Holder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security. As a result, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The conference committee report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires, or enters into any other transaction that results in the application of Code Section 1091,


                                      -151-




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any residual interest in any REMIC or any interest in a "taxable mortgage pool,"
such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1) the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

          (b) foreclosure, default, or imminent default of a qualified mortgage,

          (c) bankruptcy or insolvency of the REMIC Pool, or

          (d) a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3) the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by

     (1) a default or reasonably foreseeable default,

     (2) an assumption of the mortgage loan,

     (3) the waiver of a due-on-sale or due-on-encumbrance clause, or


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     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1) during the three months following the Startup Day,

     (2) made to a qualified Reserve Fund by a Residual Holder,

     (3) in the nature of a guarantee,

     (4) made to facilitate a qualified liquidation or clean-up call, and

     (5) as otherwise permitted in Treasury regulations yet to be issued. We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of Regular Securities and Residual Holders within the 90-day period.

Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit REMIC Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss,

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deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Holder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are

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issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

     Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury Regulations require that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Regulations.

     Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1) the mortgage loans were issued after July 18, 1984 and

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     (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Holder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including


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     o    corporations,

     o    non-calendar year taxpayers,

     o    securities or commodities dealers,

     o    real estate investment trusts,

     o    investment companies,

     o    common trust funds,

     o    thrift institutions and

     o    charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

                               Grantor Trust Funds

Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.


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Standard Securities

     General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," the holder of each security in the series, referred to in this Prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

     (1) interest at the coupon rate on the mortgage loans,

     (2) original issue discount, if any,

     (3) prepayment fees,

     (4) assumption fees, and

     (5) late payment charges received by the servicer.

     A holder of securities generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to


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significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     Tax Status. Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     (4) A Standard Security owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(a) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

     Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is


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currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

     Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

     Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped


                                      -160-




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bonds." Subject to the de minimis rule discussed below under "--Stripped
Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of securities will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as


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to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Securities

     General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the Depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and


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     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

     (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1) "real estate assets" within the meaning of Code Section 856(c)(4)(A),

     (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

     (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).


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Interest including original issue discount income attributable to Stripped
Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

     Taxation of Stripped Securities. Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the


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extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of securities are urged to consult


                                      -165-




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their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the Internal Revenue Service. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

                             Partnership Trust Funds

Classification of Partnership Trust Funds

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of


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the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes:

     (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

     Treatment of the Debt Securities as Indebtedness. The Depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

     (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and


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     (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the Depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the Partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership or

     (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:


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     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

     Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

     Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the

Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2)  as to each beneficial owner:

          (x) the name, address and identification number of the beneficial owner,

          (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, for taxable years of a Partnership Trust Fund commencing on or after January 1, 1998, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.


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


                              ERISA CONSIDERATIONS

     Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. 'SS' 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors." "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

     In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

     Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued an individual exemption, Prohibited Transaction Exemption 91-22, referred to as the "Exemption," on April 18, 1991 to UBS Securities LLC. The Exemption, together with similar exemptions issued to other underwriters, has been amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and
(b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

     (1) UBS Securities LLC,

     (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and

     (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

     (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

     (3) the trustee cannot be an affiliate of any other member of the "restricted group" other than an underwriter. The "restricted group" consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

     (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

          (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

          (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

     (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

     (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

     A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the "Excluded Plan." For purposes of the certificates, an Excluded Plan is an ERISA Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

     (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between UBS Securities LLC or another underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

          (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

          (b) an affiliate of that person,

     (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

     (3) the holding of certificates by an ERISA Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the certificates, although prospective investors should consult the relevant prospectus supplement in this regard. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

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     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

     (1) that the certificates constitute "certificates" for purposes of the Exemption and

     (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

     In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95-60, Labor Department Regulation 29 CFR 'SS' 2550.401c-1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.

     Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA. Generally, any class of securities offered by this prospectus and by the related prospectus supplement that is not initially rated in one of the two highest rating categories by at


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least one nationally recognized statistical rating organization, or that represents an interest in a trust fund that includes junior real estate loans or loans originated by originators not qualifying under SMMEA, will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those securities not qualifying as "mortgage related securities", which we refer to as non-SMMEA securities, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

     Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

     (1) depository institutions,

     (2) insurance companies, and

     (3) trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by these "mortgage related securities,"

     (2) federal credit unions may invest in "mortgage related securities," and

     (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 'SS' 24 (Seventh),


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subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. 'SS' 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. 'SS' 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. 'SS'
703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" -- the "1998 Policy Statement" -- of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal and state authorities before purchasing any securities because certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

     (1) "prudent investor" provisions,

     (2) percentage-of-assets limits,

     (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and


                                      -180-




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     (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining:

     (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

     (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLANS OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the


                                      -181-




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sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.


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


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if written or oral request of any person is made, a copy of any or all reports incorporated in this prospectus by reference. The depositor will be required to provide these reports only to the extent reports relate to one or more of classes of the related series of securities, other than the exhibits to these documents, unless these exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

     The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

     (3) the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss


                                      -184-




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experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.


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


                                GLOSSARY OF TERMS

     "1986 Act" is the Tax Reform Act of 1986.

     "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

     "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "Available Subordination Amount" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "Bankruptcy Bond" is a bond insuring residential loans which covers

     (1) certain losses resulting from

          (a) an extension of the maturity of a residential loan, or

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          (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

     (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "Buydown Funds" are funds paid on the related Buydown Loans.

     "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "California Military Code" is the California Military and Veterans Code, as amended.

     "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

     (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable Assumed Reinvestment Rate; or

     (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Code" is the Internal Revenue Code of 1986, as amended.

     "Collateral Value" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

          (b) the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

            "Conservation Act" is the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

     "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "Due Period" is the period of time specified in the related prospectus supplement.

     "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

     "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

     "Financial Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

     "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

     "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

     "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1) new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

     "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

     "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

     "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

     "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

     "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

     "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" is the Servicemembers Civil Relief Act.

     "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

     "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "Residual Securities" are Securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

     "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the Depositor, any of it affiliates or its predecessor in interest, are calculated.

     "Security Owner" is a person who has beneficial ownership interests in a security.

     "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

     "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

     "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Startup Day" is the date the REMIC securities are issued.

     "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations

     "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. Person" is

     (1) A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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

================================================================================
YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                              -------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
Summary........................................    S-7
Risk Factors...................................   S-22
Forward-Looking Statements.....................   S-33
Defined Terms..................................   S-33
Description of the Mortgage Assets.............   S-34
Underwriting Standards.........................   S-37
The Master Servicer and the Servicers..........   S-42
Description of the Offered Certificates........   S-53
Prepayment and Yield Considerations............   S-78
Assumed Asset Group Loan Characteristics.......   S-85
Assumed Underlying Loan Characteristics........   S-86
The Pooling and Servicing Agreement............   S-99
Federal Income Tax Consequences................  S-115
State Taxes....................................  S-118
ERISA Considerations...........................  S-118
Legal Investment...............................  S-120
Use of Proceeds................................  S-121
Underwriting...................................  S-121
Ratings........................................  S-121
Legal Matters..................................  S-122
Glossary of Terms..............................  S-123
Annex A: Mortgage Loan Statistical
  Information..................................    A-1
Annex B: Underlying Mortgage Loan Statistical
  Information..................................    B-1
Annex C: MASTR 2003-8 Prospectus Supplement....    C-1

                      PROSPECTUS
                                                  PAGE
                                                  ----
Summary of Terms...............................      6
Risk Factors...................................     17
Defined Terms..................................     27
The Trust Funds................................     27
Use of Proceeds................................     43
Yield Considerations...........................     43
Maturity and Prepayment Considerations.........     45
The Depositor..................................     48
Residential Loans..............................     49
Description of the Securities..................     51
Description of Primary Insurance Coverage......     87
Description of Credit Support..................     93
Certain Legal Aspects of Residential Loans.....    101
Federal Income Tax Consequences................    127
State and Other Tax Consequences...............    173
ERISA Considerations...........................    174
Legal Investment...............................    178
Plans of Distribution..........................    181
Incorporation of Certain Information by
  Reference....................................    183
Legal Matters..................................    183
Financial Information..........................    183
Rating.........................................    184
Glossary of Terms..............................    186

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS FOLLOWING THE CLOSING DATE.

                           $801,333,018 (Approximate)

                                  [MASTR LOGO]

                           MASTR Asset Securitization
                                  Trust 2004-6
                                    (Issuer)

                         Mortgage Asset Securitization
                               Transactions, Inc.
                                  (Depositor)

                        UBS Real Estate Securities Inc.
                                  (Transferor)

                             Wells Fargo Bank, N.A.
                               (Master Servicer)

                      Mortgage Pass Through Certificates,
                                 Series 2004-6

                        --------------------------------
                             PROSPECTUS SUPPLEMENT
                        --------------------------------

                            [UBS INVESTMENT BANK LOGO]

                                 JUNE 29, 2004

===============================================================================

                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as....................    'r'
The section symbol shall be expressed as.................................   'SS'